Filed Pursuant to Rule 424(b)(5)
Registration Statement No.: 333-132123-04

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 2, 2007

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated July 26, 2006)
$1,051,609,200 (Approximate)
SEQUOIA MORTGAGE TRUST 2007-2
Mortgage Pass-Through Certificates, Series 2007-2
RWT Holdings, Inc., Sponsor and Seller
Sequoia Residential Funding, Inc., Depositor
Sequoia Mortgage Trust 2007-2, Issuing Entity

Consider carefully the risk factors beginning on page S-20 of this prospectus supplement and on page 1 of the prospectus.
For a list of capitalized terms used in this prospectus supplement, see the index of certain definitions on page I-1 of this prospectus supplement.
The certificates are redeemable only under circumstances described in this prospectus supplement.
The certificates will represent interests in the issuing entity only and will not represent interests in, or obligations of the sponsor, the depositor or any of their affiliates or any other party.
This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
Sequoia Mortgage Trust 2007-2 will issue:
•	Eleven classes of senior certificates, including two classes of interest only certificates and four classes of residual interest certificates; and
•	Twelve classes of subordinate certificates.
     The certificates represent ownership interests in the assets of the issuing entity, consisting primarily of three pools: (1) one pool of adjustable rate, fully amortizing mortgage loans secured by first liens on one-to- four family residential properties, (2) one pool of hybrid, fully amortizing mortgage loans secured by first liens on one-to-four family residential properties and bearing interest at a fixed rate for an initial 5-year period and at an adjustable rate thereafter and (3) one pool of hybrid, fully amortizing mortgage loans secured by first liens on one-to-four family residential properties and bearing interest at a fixed rate for an initial 10-year period and at an adjustable rate thereafter. Substantially all of the mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of three, five or ten years following their origination.
     The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and class notional amounts and interest rates under “The Offered Certificates” beginning on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-1 and not to the other classes of certificates that will be issued by the issuing entity, as described in this prospectus supplement.
     Principal and interest on the offered certificates will be payable monthly, as described in this prospectus supplement. The first expected distribution date is June 20, 2007. Credit enhancement for the offered certificates includes subordination and loss allocation features.
     The certificates offered by this prospectus supplement will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, as underwriters, from Sequoia Residential Funding, Inc., as depositor, and are being offered by the underwriters from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to Sequoia Residential Funding, Inc. from the sale of these certificates will be approximately [ ]% of their initial principal balance, before deducting expenses.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
     On or about May 25, 2007, delivery of the certificates offered by this prospectus supplement (other than the Class 1-AR and Class 2-AR Certificates, which will be delivered in physical, fully registered form) will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

MERRILL LYNCH & CO.	Banc of America Securities LLC
May     , 2007

Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus
     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.
     The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.
     We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.
     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under “Index of Certain Definitions” in this prospectus supplement.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement
     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors” and “Yield and Prepayment Considerations” in the prospectus. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

S-ii

For European Investors Only
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:
(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)	to any legal entity which has two or more of (1) an average of at least 250 employees, during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

S-iii

Prospectus Supplement

S-iv

S-v

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE OFFERED CERTIFICATES
     The certificates consist of the classes of certificates listed in the tables below, together with the Class 1-B4, Class 1-B5, Class 1-B6, Class 2-B4, Class 2-B5, Class 2-B6, Class 1-LTR and Class 2-LTR Certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Initial Certificate Ratings(5)
		Initial Class
	Related	Principal or	Initial		Interest Rate Formula	Interest Rate Formula
	Mortgage	Notional	Interest		(on or prior to Group 1	(after Group 1
Class	Pool(s)	Amount(1)	Rate(2)		Step-Up Date)(3)	Step-Up Date)(4)	Principal Type	Fitch	Moody’s	S&P

1-A1	1	$120,000,000	[___]	%	LIBOR plus [___]%(7)	LIBOR plus [___]%(7)	Senior	AAA	Aaa	AAA
1-A2	1	$493,735,000	[___]	%	LIBOR plus [___]%(7)	LIBOR plus [___]%(7)	Super Senior(9)	AAA	Aaa	AAA
1-A3	1	$23,265,000	[___]	%	LIBOR plus [___]%(7)	LIBOR plus [___]%(7)	Senior Support(9)	AAA	N/R	AAA
1-AR	1	$100	[___]	%	Net WAC(8)	Net WAC(8)	Residual/Senior	AAA	N/R	AAA
1-XA	1	$637,000,000 (6)	[___]	%	(6)	(6)	Notional/Senior	AAA	Aaa	AAA
1-XB	1	$4,225,000 (6)	[___]	%	(6)	(6)	Notional/Senior	N/R	A2	AAA
1-B1	1	$2,275,000	[___]	%	LIBOR plus [___]%(7)	LIBOR plus [___]%(7)	Subordinate	N/R	Aa2	AA+
1-B2	1	$1,950,000	[___]	%	LIBOR plus [___]%(7)	LIBOR plus [___]%(7)	Subordinate	N/R	A2	AA
1-B3	1	$6,175,000	[___]	%	Net WAC(8)	Net WAC(8)	Subordinate	N/R	N/R	BBB
2A-A1	2A	$221,040,000	[___]	%	Net WAC(8)	Net WAC(8)	Senior	AAA	N/R	AAA
2B-A1	2B	$170,921,000	[___]	%	Net WAC(8)	Net WAC(8)	Senior	AAA	N/R	AAA
2-AR	2A	$100	[___]	%	Net WAC(8)	Net WAC(8)	Residual/Senior	AAA	N/R	AAA
2-B1	2A, 2B	$7,145,000	[___]	%	Net WAC(8)	Net WAC(8)	Subordinate	N/R	N/R	AA
2-B2	2A, 2B	$3,062,000	[___]	%	Net WAC(8)	Net WAC(8)	Subordinate	N/R	N/R	A
2-B3	2A, 2B	$$2,041,000	[___]	%	Net WAC(8)	Net WAC(8)	Subordinate	N/R	N/R	BBB

(1)	These balances and notional amounts are approximate and are subject to an increase or decrease of up to 10%, as described in this prospectus supplement.

(2)	Reflects the interest rate as of the closing date.

(3)	Reflects the interest rate formula up to and including the distribution date on which the aggregate outstanding principal balance of the pool 1 mortgage loans is equal to or less than 10% of the aggregate principal balance of the pool 1 mortgage loans as of the cut-off date (the “group 1 step-up date”).

(4)	Reflects the interest rate formula if the holder of the Class 1-LTR Certificate has not redeemed the group 1 certificates on or prior to the group 1 step-up date.

(5)	The designation “N/R” means that the specified rating agency will not rate the certificates of that class.

(6)	The Class 1-XA and Class 1-XB Certificates are interest only certificates; they will not be entitled to distributions of principal. As described in this prospectus supplement, the Class 1-XA Certificates will accrue interest at a variable rate based on a notional amount equal to the aggregate of the class principal amounts of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates and the Class 1-XB Certificates will accrue interest at a variable rate based on a notional amount equal to the aggregate of the class principal amounts of the Class 1-B1 and Class 1-B2 Certificates.

(7)	“LIBOR” means one-month LIBOR determined as described in this prospectus supplement. Subject to a limitation based on the weighted average of the net mortgage rates of the pool 1 mortgage loans during the applicable due period (the “pool 1 Net WAC”), as described in this prospectus supplement under “Description of the Certificates—Distributions of Interest.” In no event will the certificate interest rate of these certificates exceed 11.50% on any distribution date.

(8)	A per annum rate equal to the weighted average of the net mortgage rates of the mortgage loans in the related mortgage pool or mortgage pools during the applicable due period, as described in this prospectus supplement under “Description of the Certificates—Distributions of Interest.”

(9)	The Class 1-A2 Certificates will be super senior with regard to losses to the Class 1-A3 Certificates, as described in this prospectus supplement.

     The offered certificates will also have the following characteristics:

						Minimum
		Delay/	Interest	Final Scheduled	Expected Final	Denomination
	Record	Accrual	Accrual	Distribution	Distribution	or Percentage		Incremental	CUSIP
Class	Date(1)	Period(2)	Convention	Date(3)	Date(4)	Interest(5)		Denomination	Number
1-A1	DD	0 Day	30/360	June 2036	March 2017	$25,000		$1	81744L AA2
1-A2	DD	0 Day	30/360	June 2036	March 2017	$25,000		$1	81744L AZ7
1-A3	DD	0 Day	30/360	June 2036	March 2017	$25,000		$1	81744L BA1
1-AR	CM	19 Day	30/360	June 2036	June 2007	100	%(6)	—	81744L AB0
1-XA	CM	19 Day	30/360	June 2036	N/A	100%		—	81744L AC8
1-XB	CM	19 Day	30/360	June 2036	N/A	100%		—	81744L AD6
1-B1	DD	0 Day	30/360	June 2036	March 2017	$100,000		$1	81744L AE4
1-B2	DD	0 Day	30/360	June 2036	March 2017	$100,000		$1	81744L AF1
1-B3	CM	19 Day	30/360	June 2036	March 2017	$100,000		$1	81744L AG9
2A-A1	CM	19 Day	30/360	June 2037	April 2012	$25,000		$1	81744L AL8
2B-A1	CM	19 Day	30/360	June 2037	March 2017	$25,000		$1	81744L AN4
2-AR	CM	19 Day	30/360	June 2037	June 2007	100	%(6)	—	81744L AQ7
2-B1	CM	19 Day	30/360	June 2037	November 2014	$100,000		$1	81744L AR5
2-B2	CM	19 Day	30/360	June 2037	November 2014	$100,000		$1	81744L AS3
2-B3	CM	19 Day	30/360	June 2037	November 2014	$100,000		$1	81744L AT1

(1)	DD = For any distribution date, the close of business on the business day immediately before that distribution date. CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.

(2)	0 Day = For any distribution date, the interest accrual period will be period beginning on the immediately preceding distribution date (or on the closing date, for the first interest accrual period) and ending on the day immediately preceding the related distribution date. The first accrual period for the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-B1 and Class 1-B2 Certificates will be calculated and payable on the basis of a 25-day accrual period and a year assumed to consist of 360 days. 19 Day = For any distribution date, the interest accrual period will be the calendar month immediately preceding that distribution date.

(3)	Determined by adding one month to the month of scheduled maturity of the latest maturing mortgage loan in the related mortgage pool, in the case of the senior certificates and the Class 1-B1, Class 1-B2 and Class 1-B3 Certificates, or in pool 2A and pool 2B in the aggregate, in the case of the Class 2-B1, Class 2-B2 and Class 2-B3 Certificates.

(4)	The expected final distribution date, based upon (1)(a) in the case of the group 1 certificates, a constant prepayment rate (“CPR”) of 20% per annum, (b) in the case of the Class 2A-A1 and Class 2-AR Certificates, a constant prepayment rate on the balloon or reset date (“CPB”) of 25% per annum for the mortgage loans in pool 2A and pool 2B, (c) in the case of the Class 2B-A1 Certificates, a CPR of 25% for the mortgage loans in pool 2A and a CPB of 25% for the mortgage loans in pool 2B and (d) in the case of the Class 2-B1, Class 2-B2 and Class 2-B3 Certificates, a CPB of 25% for the mortgage loans in pool 2A and pool 2B (in the aggregate), and, in each case, the modeling assumptions used in this prospectus supplement, as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life” and (2) the assumption that the holder of the Class 1-LTR Certificate will exercise the option to redeem the group 1 certificates on the group 1 step-up date and the holder of the Class 2-LTR Certificate will exercise the option to redeem the group 2 certificates on the earliest possible distribution date on which it is entitled to do so, as described in this prospectus supplement under “The Agreements – Optional Redemption of the Certificates.” The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(5)	With respect to the initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

(6)	The Class 1-AR and Class 2-AR Certificates will be issued in definitive, fully registered form, representing the entire percentage interest of each class.

SUMMARY OF TERMS
•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.
•	While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.
•	Whenever we refer to a percentage of some or all of the mortgage loans held by the issuing entity or included in a mortgage pool, that percentage has been calculated on the basis of the total stated principal balance of those respective mortgage loans as of April 1, 2007 (the “statistical calculation date”), unless we specify otherwise. We explain in this prospectus supplement under “Description of the Certificates — Distributions of Interest” how the stated principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section to the total stated principal balance of any mortgage loans, we mean the total of their stated principal balances determined by that method, unless we specify otherwise.
Sponsor and Seller
     RWT Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Redwood Trust, Inc., has previously acquired the mortgage loans, directly or indirectly, from the originators. On the closing date, RWT Holdings, Inc., as seller, will sell all of its interest in the mortgage loans to the depositor.
Depositor
     Sequoia Residential Funding, Inc. is a Delaware special purpose corporation and indirect wholly-owned subsidiary of Redwood Trust, Inc. On the closing date, Sequoia Residential Funding, Inc. will assign all of its interest in the mortgage loans to the issuing entity. The depositor’s address is One Belvedere Place, Suite 330, Mill Valley, California 94941, and its telephone number is (415) 389-7373.
Issuing Entity
     Sequoia Mortgage Trust 2007-2, a common law trust formed under the laws of the State of New York.
The Trustee
     HSBC Bank USA, National Association, a national banking association, will act as trustee of the issuing entity under the pooling and servicing agreement.
The Securities Administrator
     Wells Fargo Bank, N.A., will perform certain administrative duties with respect to the certificates, on behalf of the trustee including acting as authentication agent, calculation agent, paying agent, certificate registrar and the party responsible for preparing distribution statements and tax information for certificateholders and preparing tax filings for the issuing entity.
The Master Servicer
     Wells Fargo Bank, N.A. will act as master servicer for the mortgage loans but will not be responsible for overseeing the activities of any subservicer.
The Servicers
     First Republic Bank, GMAC Mortgage LLC, Morgan Stanley Credit Corporation, PHH Mortgage Corporation, Wells Fargo Bank, N.A. and various other servicers will initially service the mortgage loans. Cenlar FSB will act as subservicer of certain of the mortgage loans serviced by Morgan Stanley Credit Corporation (representing approximately 14.94% of the pool 1 mortgage loans). In addition, servicing may subsequently be transferred to servicers other than the initial servicers, in accordance with the pooling and servicing agreement and the servicing agreements, as described in this prospectus supplement.
     The servicers will service the mortgage loans, directly or through subservicers, pursuant to existing servicing agreements between each such servicer and the seller. The rights of the seller under each such servicing agreement will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.
     We refer you to “The Agreements — Mortgage Loan Servicing” in this prospectus supplement for more information.
The Originators
     As of the statistical calculation date (as described in this prospectus supplement), approximately 37.14%, 23.76%, 18.97% and 17.85% of the pool 1 mortgage loans were originated by Merrill Lynch Credit Corporation, Morgan Stanley Credit Corporation, GreenPoint Mortgage Funding and First Republic Bank, respectively. As of the statistical calculation date, approximately 65.64% and 21.93% of the pool 2A mortgage loans were originated by Wells Fargo Bank, N.A. and American Mortgage Network, Inc., respectively, and approximately 87.20% of the pool 2B mortgage loans were originated by Wells Fargo Bank, N.A. The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 10% of the mortgage loans in any specified pool.
     We refer you to “The Originators” in this prospectus supplement for more information.
The Custodian
     Wells Fargo Bank, N.A. will maintain custody of the mortgage files relating to the mortgage loans on behalf of the issuing entity.
Cut-off Date
     May 1, 2007 or the “cut-off date” is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.
Closing Date
     May 25, 2007.
     The Certificates
     The classes of Sequoia Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-2, issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-1.
     The certificates offered by this prospectus supplement, except for the Class
     1-AR and Class 2-AR Certificates, will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth under “The Offered Certificates” in the table on page S-2. The Class 1-AR and Class 2-AR Certificates will be issued in fully registered definitive form.
     The mortgage loans included in the assets of the issuing entity will be separated into three pools: (1) “pool 1,” consisting of adjustable rate, fully amortizing mortgage loans secured by first liens on one-to- four family residential properties, (2) “pool 2A,” consisting of hybrid, fully amortizing mortgage loans secured by first liens on one-to-four family residential properties and bearing interest at a fixed rate for an initial 5-year period and at an adjustable rate thereafter and (3) “pool 2B” consisting of hybrid, fully amortizing mortgage loans secured by first liens on one-to-four family residential properties and bearing interest at a fixed rate for an initial 10-year period and at an adjustable rate thereafter.

     Each class of certificates will have different characteristics, some of which are reflected in the following general designations.
senior certificates: Class 1-A1, Class 1-A2, Class 1-A3, Class 1-AR, Class 1-LTR, Class 1-XA, Class 1-XB, Class 2A-A1, Class 2B-A1, Class 2-AR and Class 2-LTR.
subordinate certificates: Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 2-B1, Class 2B-2, Class 2B-3, Class 2B-4, Class 2B-5 and Class 2B-6.
residual certificates: Class 1-AR, Class 2-AR, Class 1-LTR and Class 2-LTR.
group 1 certificates: Class 1-A1, Class 1-A2, Class 1-A3, Class 1-AR, Class 1-LTR, Class 1-XA, Class 1-XB, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6.
group 1 senior certificates: Class 1-A1, Class 1-A2, Class 1-A3, Class 1-AR, Class 1-LTR, Class 1-XA and Class 1-XB.
group 1 subordinate certificates: Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6.
LIBOR certificates: Class 1-A1, Class 1-A2, Class 1-A3, Class 1-B1 and Class 1-B2.
interest only certificates: Class 1-XA and Class 1-XB.
group 2 certificates: Class 2A-A1, Class 2B-A1, Class 2-AR, Class 2-LTR, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6.
group 2A senior certificates: Class 2A-A1, Class 2-AR and Class 2-LTR.
group 2B senior certificates: Class 2B-A1.
group 2 subordinate certificates: Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6.
     Payments of principal and/or interest on the group 1 certificates will be based solely on collections from the mortgage loans in pool 1. Payments of principal and interest on the group 2A senior certificates will be based primarily on collections from the mortgage loans in pool 2A. Payments of principal and interest on the group 2B senior certificates will be based primarily on collections from the mortgage loans in pool 2B. Payments of principal and interest on the group 2 subordinate certificates will be based on collections from mortgage loans in pool 2A and pool 2B (in the aggregate).
     The rights of holders of the group 1 subordinate certificates to receive payments of principal and interest will be subordinate to the rights of holders of the group 1 senior certificates and those other classes of the group 1 subordinate certificates having a senior priority of payment.
     The rights of holders of the group 2 subordinate certificates to receive payments of principal and interest will be subordinate to the rights of holders of the group 2A senior certificates, the group 2B senior certificates and those other classes of the group 2 subordinate certificates having a senior priority of payment.
     The Class 1-B4, Class 1-B5, Class 1-B6, Class 2-B4, Class 2-B5, Class 2-B6, Class 1-LTR and Class 2-LTR Certificates are not offered by this prospectus supplement. The offered certificates will have an approximate total initial principal amount of $1,051,609,200. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 10%.
     Distributions to the certificates will be paid on the 20th day of each month, beginning in June 2007. However, if the 20th day is not a business day, payments will be made on the next business day after the 20th day of the month. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.
Distributions of Interest
     On each distribution date, to the extent of available funds from the related mortgage pool (or mortgage pools, in the case of the group 2 subordinate certificates) each class of certificates will, subject to the limitations described herein, be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount (or class notional amount in the case of the interest only certificates) of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.
     Interest will accrue on each class of offered certificates, other than the LIBOR certificates and the interest only certificates, on each distribution date at an annual rate equal to the weighted average of the net mortgage rates of the mortgage loans in the related mortgage pool (or mortgage pools, in the case of the group 2 subordinate certificates) as of the due date of the calendar month immediately preceding the calendar month of such distribution date, weighted on the basis of their stated principal balances.
     Interest will accrue on the LIBOR certificates at an annual rate equal to the least of (1) the applicable annual rate calculated using the formula described in the table on page S-1, (2) the weighted average of the net mortgage rates of the pool 1 mortgage loans during the applicable due period and (3) 11.50%.
     Interest will accrue on the Class 1-XA certificates on each distribution date at an annual rate equal to the excess, if any, of the weighted average of the net mortgage rates of the pool 1 mortgage loans, as of the due date of the calendar month immediately preceding the calendar month of such distribution date, weighted on the basis of their stated principal balances, over the weighted average of the certificate interest rates of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates (for the first distribution date only, adjusted to reflect the actual number of days in the accrual period) for that distribution date.
     Interest will accrue on the Class 1-XB certificates on each distribution date at an annual rate equal to the excess, if any, of the weighted average of the net mortgage rates of the pool 1 mortgage loans, as of the due date of the calendar month immediately preceding the calendar month of such distribution date, weighted on the basis of their stated principal balances, over the weighted average of the certificate interest rates of the Class 1-B1 and Class 1-B2 Certificates (for the first distribution date only, adjusted to reflect the actual number of days in the accrual period) for that distribution date.
     On each distribution date, to the extent of any accrued and unpaid interest shortfalls attributable solely to basis risk on the LIBOR certificates, as described herein (referred to herein as “Net WAC Shortfalls”) (1) interest otherwise distributable to the Class 1-XA Certificates will instead be deposited into a reserve fund and distributed pro rata to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, on the basis of the amount of Net WAC Shortfalls experienced by each such class and the aggregate amount of Net WAC Shortfalls experienced by all of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates (as a group) and (2) interest otherwise distributable to the Class 1-XB Certificates will instead be deposited in a reserve fund and distributed sequentially to the Class 1-B1 and Class 1-B2 Certificates, in that order. The Class 1-XA Certificates will not be reimbursed for any shortfalls resulting from the payments to the Class 1-A1, Class 1-A2 or Class 1-A3 Certificates, and the Class 1-XB Certificates will not be reimbursed for any shortfalls resulting from the payments to the Class 1-B1 or Class 1-B2 Certificates described in this paragraph.
     We refer you to “Description of the Certificates — Distributions of Interest” and “— Priority of Distributions” in this prospectus supplement for more information.

Distributions of Principal
     The amount of principal distributable on the certificates (other than the interest only certificates) on any distribution date will be determined by (1) priorities and formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from principal prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.
     Generally, each group of senior certificates (other than the interest only certificates) will receive principal payments on each distribution date in an amount equal to the related “Senior Principal Distribution Amount” based on principal collections from the related mortgage pool for the related due period.
     The group 1 subordinate certificates will generally receive their pro rata share of scheduled principal collections on the pool 1 mortgage loans for the related due period, as part of the “Subordinate Principal Distribution Amounts” for pool 1. However, with respect to unscheduled principal collections, except under the limited circumstances described in this prospectus supplement, the group 1 subordinate classes will not receive principal prepayments from collections on the related mortgage loans until the distribution date in June 2017. From and after that distribution date, provided that certain tests are met, the group 1 subordinate certificates will receive unscheduled principal collections in an amount equal to their allocable share of the “Subordinate Principal Distribution Amount” for pool 1 based on collections of principal on the pool 1 mortgage loans for the related due period.
     The group 2 subordinate certificates will generally receive their pro rata share of scheduled principal collections on the mortgage loans in pool 2A and pool 2B (in the aggregate), for the related due period, as part of each the aggregate of the “Subordinate Principal Distribution Amounts” for pool 2A and pool 2B. However, with respect to unscheduled principal collections, except under the limited circumstances described in this prospectus supplement, the group 2 subordinate classes will not receive principal prepayments from collections on the related mortgage loans until the distribution date in June 2014. From and after that distribution date, provided that certain tests are met, the group 2 subordinate certificates will receive unscheduled principal collections in an amount equal to their allocable share of the aggregate of the “Subordinate Principal Distribution Amounts” for pool 2A and pool 2B, based on collections of principal from the pool 2A mortgage loans and the pool 2B mortgage loans (in the aggregate) for the related due period.
     The manner of allocating payments of principal on the mortgage loans in each mortgage pool will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:
•	whether cumulative losses on the related mortgage loans are higher than certain levels specified in this prospectus supplement;

•	whether the delinquency performance of the related mortgage loans over any six-month period is worse than certain levels set forth in this prospectus supplement; and

•	whether the related “senior percentage,” which is equal to the ratio of (a) the total class principal balance of the senior certificates related to such mortgage pool to (b) the total principal balance of the mortgage loans in such mortgage pool is greater than the percentage specified in this prospectus supplement.

          We refer you to “Description of the Certificates — Distributions of Principal” in this prospectus supplement and “Description of the Securities — Distributions on Securities” in the prospectus for more information.
Priority of Distributions
          On each distribution date, except as otherwise provided in this prospectus supplement, available funds in respect of the mortgage loans in each mortgage pool will be distributed in the following order of priority:
Payment Priorities for Pool 1.
•	first, from available funds for pool 1, to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-XA, Class 1-XB and Class 1-AR Certificates, pro rata, accrued and unpaid interest, as described under “Description of the Certificates — Priority of Distributions” in this prospectus supplement; provided, however, that to the extent of any Net WAC Shortfalls on the LIBOR certificates, (1) interest otherwise distributable to the Class 1-XA Certificates will instead be deposited into a reserve fund and distributed pro rata to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, on the basis of the amount of Net WAC Shortfalls experienced by each such class and the aggregate amount of Net WAC Shortfalls experienced by all of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates (as a group) and (2) interest otherwise distributable to the Class 1-XB Certificates will instead be deposited in a reserve fund and distributed sequentially to the Class 1-B1 and Class 1-B2 Certificates, in that order. The Class 1-XA Certificates will not be reimbursed for any shortfalls resulting from the payments to the Class 1-A1, Class 1-A2 or Class 1-A3 Certificates, and the Class 1-XB Certificates will not be reimbursed for any shortfalls resulting from the payments to the Class 1-B1 or Class 1-B2 Certificates described in this paragraph.

•	second, from available funds for pool 1, (1) to the Class 1-AR Certificate, the senior principal distribution amount for pool 1, until the class principal amount of such class has been reduced to zero and (2) pro rata, to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, the remaining senior principal distribution amount for pool 1, until the respective class principal amounts of such classes have been reduced to zero; and

•	third, from remaining available funds from pool 1, sequentially, to the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates, in that order, interest and then principal, with both interest and principal being paid to one class before any payments are made to the next class.
Payment Priorities for Pool 2A and Pool 2B.
•	first, concurrently,
(a) from available funds for pool 2A, to the Class 2A-A1 and Class 2-AR Certificates, pro rata, accrued and unpaid interest, as described under “Description of the Certificates — Priority of Distributions” in this prospectus supplement; and
(b) from available funds for pool 2B, to the Class 2B-A1 Certificates, accrued and unpaid interest, as described under “Description of the Certificates — Priority of Distributions” in this prospectus supplement;

•	second, concurrently,
(a) from available funds for pool 2A, sequentially, to the Class 2-AR and the Class 2A-A1 Certificates, in that order, the senior principal distribution amount for pool 2A, until their respective class principal amounts have been reduced to zero;
(b) from available funds for pool 2B, to the Class 2B-A1 Certificates, the senior principal distribution amount for pool 2B, until the class principal amount of such class has been reduced to zero; and
•	third, from remaining available funds from pool 2A and pool 2B (in the aggregate), sequentially, to the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, in that order, interest and then principal, with both interest and principal being paid to one class before any payments are made to the next class.
          We refer you to “Description of the Certificates — Priority of Distributions” in this prospectus supplement for more information.
Limited Recourse
          The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries on the mortgage loans, through insurance or otherwise, or amounts on deposit in the trust accounts. No other entity will be required or expected to make any payments on the certificates.
Credit Enhancement
          The payment structure of this securitization includes subordination and loss allocation features to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal.
          Subordination. The subordinate certificates will provide credit enhancement for the senior certificates. Certificates with an “A” in their class designation will have a payment priority as a group over the related subordinate certificates. The Class 1-B1 Certificates will have a payment priority over the Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates; the Class 1-B2 Certificates will have a payment priority over the Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates and the Class 1-B3 Certificates will have a payment priority over the Class 1-B4, Class 1-B5 and Class 1-B6 Certificates. In addition, the Class 2-B1 Certificates will have a payment priority over the Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates; the Class 2-B2 Certificates will have a payment priority over the Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates and the Class 2-B3 Certificates will have a payment priority over the Class 2-B4, Class 2-B5 and Class 2-B6 Certificates.
          Loss Allocation. As described in this prospectus supplement, amounts representing losses on the mortgage loans will be applied to reduce the class principal amount of the related class of subordinate certificates that is still outstanding and has the lowest payment priority, until the class principal amount of that class has been reduced to zero. Losses on the pool 1 mortgage loans will first be allocated in reduction of the class principal amount of the Class 1-B6 Certificates, until it is reduced to zero; then in reduction of the class principal amount of the Class 1-B5 Certificates, until it is reduced to zero; then in reduction of the class principal amount of the Class 1-B4 Certificates, until it is reduced to zero; then in reduction of the class principal amount of the Class 1-B3 Certificates, until it is reduced to zero; then in reduction of the class principal amount of the Class 1-B2 Certificates, until it is reduced to zero; and then in reduction of the class principal amount of the Class 1-B1 Certificates, until it is reduced to zero. In addition, losses on the pool 2A and pool 2B mortgage loans (in the aggregate) will first be allocated in reduction of the class principal amount of the Class 2-B6 Certificates, until it is reduced to zero; then in reduction of the class principal amount of the Class 2-B5 Certificates, until it is reduced to zero; then in reduction of the class principal amount of the Class 2-B4 Certificates, until it is reduced to zero; then in reduction of the class principal amount of the Class 2-B3 Certificates, until it is reduced to zero; then in reduction of the class principal amount of the Class 2-B2 Certificates, until it is reduced to zero; and then in reduction of the class principal amount of the Class 2-B1 Certificates, until it is reduced to zero.
          If the subordination provided by the subordinate certificates is insufficient to absorb losses, then losses realized by the applicable mortgage pool will be allocated in reduction of the class principal amount of the related group of senior certificates; provided, however, that the portion of any realized losses that would otherwise reduce the class principal amount of the Class 1-A2 Certificates will first reduce the class principal amount of the Class 1-A3 Certificates, until the class principal amount of the Class 1-A3 Certificates has been reduced to zero.
          If a loss has been allocated to reduce the principal amount of your certificate, it is unlikely that you will receive any payment in respect of that reduction.
          If the subordination of the related subordinate certificates is insufficient to absorb losses, then, to the extent described in this prospectus supplement, the senior certificates relating to the mortgage pool incurring the realized losses will be allocated such losses and will never recover all of their principal.
          With respect to pool 2A and pool 2B, in certain limited circumstances relating to a pool’s experiencing rapid prepayments or disproportionately high realized losses, principal and interest collected from the other pool may be applied to pay principal or interest, or both, to the senior certificates, as applicable, related to the pool experiencing such conditions.
          No such cross-collateralization will exist between pool 1 and the other mortgage pools.
          We refer you to “Risk Factors — Risks Related to Potential Inadequacy of Credit Enhancement,” “Description of the Certificates — Priority of Distributions,” “— Limited or No Cross-Collateralization” and “— Allocation of Realized Losses” in this prospectus supplement for more information.
Fees and Expenses
          Before distributions are made on the certificates, each servicer will be paid from interest collections on the related mortgage loans, prior to deposit into the collection account, a monthly fee, calculated as provided in the related servicing agreement, and, except as otherwise described herein, not in excess of approximately 0.375% annually with respect to pool 1, pool 2A and pool 2B, in each case, on the principal balance of each mortgage loan serviced by that servicer. As of the statistical calculation date, the weighted average servicing fee rate is approximately 0.315% annually with respect to pool 1 and 0.281% with respect to pool 2A and pool 2B (in the aggregate). Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a collection account pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers and, in certain cases, REO management fees.
          Before distributions are made on the certificates, the master servicer will be paid from interest collections on the mortgage loans, prior to deposit into the certificate distribution account, a monthly fee for each mortgage loan calculated as 0.005% annually on the total principal balance of the mortgage loans.
          The securities administrator will be paid by the master servicer from the master servicing fee, and as additional compensation, the securities administrator will retain investment income on funds in the certificate distribution account.

          As compensation for its services, the trustee will receive a fee of $3,500 per annum, which will be paid by the master servicer pursuant to a separate agreement between the trustee and the master servicer.
          The fees and expenses of the custodian will be paid by the master servicer from the master servicing fee. Expenses of the servicers, the master servicer, the trustee, the securities administrator and the custodian that are permitted to be reimbursed under the servicing agreements, the pooling and servicing agreement and the custodial agreement will be paid prior to any distributions to certificateholders.
          See “The Agreements — Fees and Expenses of the Issuing Entity” in this prospectus supplement.
Final Scheduled Distribution Date
          The final scheduled distribution date for the offered certificates is the distribution date specified in the table on page S-2 and is determined by adding one month to the month of scheduled maturity of the related mortgage loan with the latest maturity. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the final scheduled distribution date.
The Mortgage Loans
          Statistical Information. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of April 1, 2007 (the “statistical calculation date”). Such information does not take into account defaults, delinquencies, prepayments and any amortization that may have occurred with respect to the mortgage loans after the date that such information was prepared. As a result, the statistical distribution of the characteristics in the final mortgage pools as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.
          General. On the closing date, the assets of the issuing entity will consist of 1,564 mortgage loans in pool 1 with an aggregate principal balance as of the statistical calculation date of approximately $653,799,565 and 745 mortgage loans in pool 2A and pool 2B with an aggregate principal balance as of the statistical calculation date of approximately $408,293,619. As described above, the mortgage loans on the closing date may vary from the mortgage loans described in this prospectus supplement, although it is not anticipated that those variances will be material.
          The mortgage loans have interest rates that adjust at the intervals and based on the indices described in this prospectus supplement. All of the mortgage loans in pool 1 have original terms to maturity of 25 or 30 years, and all of the mortgage loans in pool 2A and pool 2B have original terms to maturity of 30 years.
          Approximately 99.67% of the mortgage loans in pool 1 are interest only loans that provide for payments of interest at the related mortgage rate, but no payments of principal, for a period of three years (in the case of approximately 0.70% of the pool 1 mortgage loans), five years (in the case of approximately 18.80% of the pool 1 mortgage loans) and ten years (in the case of approximately 80.17% of the pool 1 mortgage loans), in each case following origination of such mortgage loan. Approximately 91.22% of the mortgage loans in pool 2A and pool 2B (in the aggregate) are interest only loans that provide for payments of interest at the related mortgage rate, but no payments of principal, for a period of five years (in the case of approximately 18.53% of such mortgage loans) and ten years (in the case of approximately 72.69 % of such mortgage loans), in each case following origination of such mortgage loan. Following such three-, five- or ten-year period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage rate.

          The mortgage loans will not be insured or guaranteed by any government agency.
          Additional Collateral Loans. Approximately 7.58% of the mortgage loans in pool 1, and none of the mortgage loans in pool 2A and pool 2B, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related servicer.
          We refer you to “Description of the Mortgage Pools — The Additional Collateral Loans” in this prospectus supplement.
          The depositor expects that the mortgage loans will have the following approximate characteristics as of the statistical calculation date:

Pool 1 Mortgage Loan Summary

	Range or	Weighted		Total
	Total	Average		Percentage
Number of Mortgage Loans	1,564	—		—
Total Principal Balance	$653,799,565	—		—
Principal Balances	$622 to $7,000,000	$418,030	*	—
Mortgage Rates	5.375% to 8.000%	6.875%		—
Original Terms to Maturity (in months)	300 to 360	323		—
Remaining Terms to Maturity (in months)	142 to 348	288		—
Original Loan-to Value Ratios	5.65% to 100.00%	62.42%		—
Number of One-Month LIBOR Mortgage Loans	765	—		64.49%
Number of Six-Month LIBOR Mortgage Loans	797	—		35.49%
Number of One-Year Treasury Mortgage Loans	1	—		0.02%
Number of Six-Month Treasury Mortgage Loans	1	—		0.01%
Number of Interest Only Mortgage Loans	1,560	—		99.67%
Geographic Concentration in Excess of 10.00% of the Total Scheduled
Principal Balance:
• California	226	—		23.13%
Maximum Single Zip Code Concentration	—	—		1.50%
Credit Scores**	449 to 828	735		—
Number of Mortgage Loans with Prepayment Penalties at Origination	269	—		22.92%
Gross Margins	0.000% to 3.125%	1.498%		—
Maximum Mortgage Rates	7.250% to 14.688%	12.009%		—
Minimum Mortgage Rates	0.000% to 3.125%	1.496%		—
Months to Next Mortgage Rate Adjustment	1 to 6	2		—
Periodic Caps	1.000% to 1.000%	1.000	%***	—

*	Represents the average of the principal balances of the mortgage loans.

**	The credit score information is as of April 1, 2007. The weighted average is based only on the mortgage loans in pool 1 having credit scores.

***	The weighted average is based only on the mortgage loans in pool 1 having periodic caps.

Pool 2A and Pool 2B (Aggregate) Mortgage Loan Summary

	Range or	Weighted	Total
	Total	Average	Percentage
Number of Mortgage Loans	745	—	—
Total Principal Balance	$408,293,619	—	—
Principal Balances	$38,700 to $5,000,000	$548,045 *	—
Mortgage Rates	4.500% to 7.250%	6.203%	—
Original Terms to Maturity (in months)	360 to 360	360	—
Remaining Terms to Maturity (in months)	314 to 360	358	—
Original Loan-to Value Ratios	14.06% to 95.00%	71.70%	—
Number of One-Year LIBOR Mortgage Loans	390	—	48.26%
Number of Six-Month LIBOR Mortgage Loans	1	—	0.33%
Number of One-Year Treasury Mortgage Loans	354	—	51.40%
Number of Interest Only Mortgage Loans	681	—	91.22%
Geographic Concentration in Excess of 10.00% of the Total Scheduled
Principal Balance:
• California	257	—	38.48%
Maximum Single Zip Code Concentration	—	—	1.22%
Credit Scores	632 to 818	740 **	—
Number of Mortgage Loans with Prepayment Penalties at Origination	0	—	0.00%
Gross Margins	1.875% to 2.750%	2.507%	—
Maximum Mortgage Rates	9.500% to 12.250%	11.203%	—
Minimum Mortgage Rates	1.875% to 2.750%	2.505%	—
Months to Next Mortgage Rate Adjustment	14 to 120	84	—
Initial Caps	5.000% to 5.000%	5.000%	—
Periodic Caps	1.000% to 2.000%	1.997%	—

*	Represents the average of the principal balances of the mortgage loans.

**	The weighted average is based only on the mortgage loans in all mortgage pools having credit scores.

Pool 2A Mortgage Loan Summary

	Range or	Weighted	Total
	Total	Average	Percentage
Number of Mortgage Loans	434	—	—
Total Principal Balance	$230,250,759	—	—
Principal Balances	$38,700 to$2,000,000	$530,532 *	—
Mortgage Rates	4.500% to 7.250%	6.114%	—
Original Terms to Maturity (in months)	360 to 360	360	—
Remaining Terms to Maturity (in months)	314 to 360	358	—
Original Loan-to Value Ratios	14.06% to 95.00%	72.16%	—
Number of One-Year LIBOR Mortgage Loans	300	—	64.67%
Number of One-Year Treasury Mortgage Loans	134	—	35.33%
Number of Interest Only Mortgage Loans	393	—	90.92%
Geographic Concentration in Excess of 10.00% of the Total Scheduled
Principal Balance:
• California	149	—	36.90%
Maximum Single Zip Code Concentration	—	—	1.46%
Credit Scores	634 to 813	737 **	—
Number of Mortgage Loans with Prepayment Penalties at Origination	0	—	0.00%
Gross Margins	1.875% to 2.750%	2.427%	—
Maximum Mortgage Rates	9.500% to 12.250%	11.114%	—
Minimum Mortgage Rates	1.875% to 2.750%	2.427%	—
Months to Next Mortgage Rate Adjustment	14 to 60	58	—
Initial Caps	5.000% to 5.000%	5.000%	—
Periodic Caps	2.000% to 2.000%	2.000%	—

*	Represents the average of the principal balances of the mortgage loans.

**	The weighted average is based only on the mortgage loans in pool 2A having credit scores.

Pool 2B Mortgage Loan Summary

	Range or	Weighted	Total
	Total	Average	Percentage
Number of Mortgage Loans	311	—	—
Total Principal Balance	$178,042,860	—	—
Principal Balances	$73,600 to $5,000,000	$572,485 *	—
Mortgage Rates	5.125% to 7.250%	6.317%	—
Original Terms to Maturity (in months)	360 to 360	360	—
Remaining Terms to Maturity (in months)	338 to 360	358	—
Original Loan-to Value Ratios	15.65% to 95.00%	71.11%	—
Number of One-Year LIBOR Mortgage Loans	90	—	27.05%
Number of Six-Month LIBOR Mortgage Loans	1	—	0.77%
Number of One-Year Treasury Mortgage Loans	220	—	72.18%
Number of Interest Only Mortgage Loans	288	—	91.60%
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
• California	108	—	40.53%
Maximum Single Zip Code Concentration	—	—	2.81%
Credit Scores	632 to 818	745	—
Number of Mortgage Loans with Prepayment Penalties at Origination	0	—	0.00%
Gross Margins	1.875% to 2.750%	2.609%	—
Maximum Mortgage Rates	10.125% to 12.250%	11.318%	—
Minimum Mortgage Rates	1.875% to 2.750%	2.605%	—
Months to Next Mortgage Rate Adjustment	98 to 120	118	—
Initial Caps	5.000% to 5.000%	5.000%	—
Periodic Caps	1.000% to 2.000%	1.992%	—

*	Represents the average of the principal balances of the mortgage loans.

Mortgage Loan Representations and Warranties
     Each originator of mortgage loans has made certain representations and warranties concerning the mortgage loans. The seller’s rights to these representations and warranties will be assigned to the depositor under a mortgage loan purchase and sale agreement and, in turn, will be assigned by the depositor to the trustee under the pooling and servicing agreement for the benefit of certificateholders. In addition, the seller will make representations under the mortgage loan purchase and sale agreement, including that none of the mortgage loans held by the issuing entity will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.
     Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the applicable originator or the seller will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan for the breaching mortgage loan.
     In order to substitute a new mortgage loan for a mortgage loan that has been removed from the assets of the issuing entity because of a breach of a representation or warranty, (a) substitution must take place within two years after the closing date and (b) a mortgage loan that is materially similar to the defective mortgage loan must be available for substitution.
See “The Agreements — Representations and Warranties” in this prospectus supplement.
Mortgage Loan Servicing
     The master servicer will supervise the performance of each servicer under the related servicing agreement.
     Under the servicing agreements, the servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans on the immediately preceding determination date. The master servicer will be obligated to make any required advance, in its capacity as successor servicer, if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement. The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the mortgage loans. However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.
     The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a borrower prepaying a mortgage loan in whole. However, the amount of such payments will generally not exceed the servicing fees payable to the servicers for the related due period. If a servicer fails to make a required payment in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfall.
     We refer you to “The Agreements —Mortgage Loan Servicing” in this prospectus supplement for more detail.
Optional Redemption of the Certificates
     Group 1 Certificates. The holder of the Class 1-LTR Certificate will have the option to redeem all, but not less than all, of the group 1 certificates on any distribution date on or after which the aggregate outstanding principal balance of the pool 1 mortgage loans is equal to or less than 20% of the aggregate principal balance of the pool 1 mortgage loans as of the cut-off date. The optional redemption price of the group 1 certificates must equal 100% of the unpaid principal balance of the group 1 certificates plus accrued and unpaid interest thereon (excluding the amount of any unpaid Net WAC Shortfalls).
     If the holder of the Class 1-LTR Certificate has not redeemed the group 1 certificates prior to the distribution date on which the aggregate outstanding principal balance of the pool 1 mortgage loans is equal to or less than 10% of the aggregate principal balance of the pool 1 mortgage loans as of the cut-off date (the “group 1 step-up date”) as described under “The Agreements — Optional Redemption of the Certificates,” then on the immediately succeeding distribution date, the formula for calculating the certificate interest rate of the LIBOR certificates will change, as described in the table on page S-1 and at “Description of the Certificates — Distributions of Interest,” and the increased margin will remain in effect on all subsequent distribution dates.
     Group 2 Certificates. The holder of the Class 2-LTR Certificate will have the option to redeem all, but not less than all, of the group 2 certificates on any distribution date on or after which the aggregate outstanding principal balance of the pool 2A and pool 2B mortgage loans is equal to or less than 5% of the aggregate principal balance of the pool 2A and pool 2B mortgage loans as of the cut-off date. The optional redemption price of the group 2 certificates must equal 100% of the unpaid principal balance of the group 2 certificates plus accrued and unpaid interest thereon.
     The method of calculating the certificate interest rates for the group 2 certificates will not change if the holder of the Class 2-LTR Certificate does not elect to redeem the group 2 certificates.
     We refer you to “The Agreements — Optional Redemption of the Certificates” in this prospectus supplement for more information.
Tax Status
     The securities administrator, on behalf of the trustee, will elect to treat all or a portion of the assets of the issuing entity as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. Each of the offered certificates, other than the Class 1-AR and Class 2-AR Certificates, will represent ownership of “regular interests” in a REMIC. Each of the Class 1-AR and Class 2-AR Certificates will be designated as the sole class of “residual interest” in a REMIC.
     There are restrictions on the types of investors that are permitted to purchase the Class 1-AR and Class 2-AR Certificates.
     We refer you to “Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.
ERISA Matters
     Subject to important considerations described under “ERISA Matters” in this prospectus supplement and in the accompanying prospectus, the offered certificates, other than the Class 1-AR and Class 2-AR Certificates, will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The Class 1-AR and Class 2-AR Certificates will not be eligible for purchase by any such plan or account.
     We refer you to “ERISA Matters” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus for more information.
Legal Investment
     Generally all of the certificates offered by this prospectus supplement (except the Class 1-AR, Class 1-B3, Class 2-AR, Class 2-B2 and Class 2-B3 Certificates) will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     There may be other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.
     We refer you to “Legal Investment” in the prospectus for more information.
Rating of the Certificates
     It is a condition of the issuance of the offered certificates that they receive ratings from Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. specified in the table on page S-1. It is a condition of the issuance of the offered certificates that they receive ratings from the rating agencies not lower than the ratings set forth in the table on beginning on page S-1.
     The ratings are not recommendations to buy, sell or hold the offered certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.
     The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.
     The ratings do not address the possibility that, as a result of Net WAC Shortfalls (as described in this prospectus supplement), current interest otherwise payable to the Class 1-XA or Class 1-XB Certificates will instead be used to pay such amounts to other classes of certificates.
     The ratings do not address the likelihood that any Net WAC Shortfalls will be repaid to holders of the LIBOR certificates.
     We refer you to “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

RISK FACTORS
     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also consider the risk factors described in the accompanying prospectus. All statistical information referred to in this section is based on the mortgage pools as constituted on the statistical calculation date, unless otherwise specified. As a result, the characteristics of the mortgage loans in the final mortgage pools as of the closing date will differ from those described in this prospectus supplement, although such variance is not expected to be material.
Mortgage Loans with Interest-Only Payments
     Approximately 99.67% of the mortgage loans in pool 1 provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of three, five or ten years following the origination of the related mortgage loan. Approximately 90.92% of the mortgage loans in pool 2A provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five or ten years following the origination of the related mortgage loan. Approximately 91.60% of the mortgage loans in pool 2B provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of ten years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to each mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate. The required payment of principal will increase the burden on the borrower and may increase the risk of default under the related mortgage loan. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which could result in higher prepayments.
     Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans without interest-only periods. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first three, five or ten years of the term of the mortgage loan as a disincentive to prepayment.
     If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.
See “Description of the Mortgage Pools” in this prospectus supplement.
Default Risk on High Balance Loans
     As of the statistical calculation date, the principal balances of approximately 111 of the mortgage loans in pool 1, representing approximately 28.69% of the aggregate principal balance of the pool 1 mortgage loans as of the statistical calculation date, were in excess of $1,000,000, approximately 10 of the mortgage loans in pool 2A, representing approximately 6.43% of the aggregate principal balance of the pool 2A mortgage loans as of the statistical calculation date, were in excess of $1,000,000 and approximately 20 of the mortgage loans in pool 2B, representing approximately 23.67% of the aggregate principal balance of the pool 2B mortgage loans as of the statistical calculation date, were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related mortgage pool.

     See “Description of the Mortgage Pools” in this prospectus supplement.
Risks Related to Mortgage Loans Originated Under Reduced or Limited Documentation Programs
     Approximately 43.11%, 63.87% and 58.85% of the Mortgage Loans in Pool 1, Pool 2A and Pool 2B, respectively, were originated under “no documentation,” “no ratio documentation,” “limited documentation” or “stated documentation” programs, pursuant to which some underwriting documentation concerning borrowers’ income, employment and asset verification is waived, and certain non-standard documentation is permitted for income and employment verification. Investors should consider that the rate of default on mortgage loans originated under such documentation programs may be higher than for other types of loans.
     See “Risk Factors—Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies—Stated Income Underwriting Guidelines” in the accompanying prospectus.
Risks Related to Simultaneous Second Liens and Other Borrower Debt
     Approximately 3.14%, 45.95% and 49.81% of the Mortgage Loans in Pool 1, Pool 2A and Pool 2B, respectively, are known to be secured by mortgaged properties that are subject to a second lien created at the time of origination of the first lien mortgage loan that is included in the assets of the issuing entity, or in connection with secondary mortgage financing obtained by the borrowers following origination of the first lien mortgage loan. Investors should consider that borrowers who have less equity in their homes may be more likely to default and may be more likely to submit to foreclosure proceedings.
     See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” in the accompanying prospectus.
Geographic Concentration of Mortgage Loans
     Approximately 23.13%, 36.90% and 40.53% of the mortgage loans included in pool 1, pool 2A and pool 2B, respectively, are secured by mortgaged properties located in California. Consequently, losses and prepayments on the mortgage loans in a particular pool and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in areas in these states and by the occurrence of natural disasters, such as earthquakes, tornadoes, tidal waves, mud slides, fires and floods in areas in these states.
     See “Description of the Mortgage Pools — Certain Characteristics of the Mortgage Loans” in this prospectus supplement.
Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates
     No prediction can be made as to future levels of one-month LIBOR (the applicable index in determining the certificate interest rate for the LIBOR certificates and the mortgage rate for approximately 64.49% of the mortgage loans in pool 1), six-month LIBOR (the applicable index in determining the mortgage rates for approximately 35.49% of the mortgage loans in pool 1), or as to the timing of any changes therein, each of which will directly affect the yields of the related certificates.
     In addition, although the interest rate on each pool 1 mortgage loan adjusts in accordance with fluctuations in the value of either one-month LIBOR or six-month LIBOR, the mortgage loans may also have periodic and maximum limitations on adjustments to their mortgage rates. As a result of such limitations, increases in the value of the related index will not necessarily be reflected in corresponding increases in the value of the weighted average net mortgage rates of the related mortgage loans.
     As described in this prospectus supplement, the interest rates of the LIBOR certificates on each distribution date are capped. If the weighted average net mortgage rate of the mortgage loans in pool 1 is less than both (i) one-month LIBOR plus the related margin for such distribution date and (ii) 11.50%, then the interest rate of the LIBOR certificates will be the weighted average net mortgage rate of the mortgage loans in pool 1 for such date. In no event will the interest rates of the LIBOR certificates exceed 11.50%.
     The prepayment of mortgage loans with relatively higher net mortgage rates may also result in a lower weighted average net mortgage rate and will reduce the certificate interest rate of the Class 1-XA and Class 1-XB Certificates. In addition, if on any distribution date the interest rate of the LIBOR certificates is limited by the application of the related weighted average net mortgage rate cap during the related interest accrual period, the value of those certificates may be temporarily or permanently reduced.
     Investors in the group 1 certificates should be aware that the mortgage rates on approximately 64.49%, 35.49%, 0.01% and 0.02% of the mortgage loans in pool 1 are generally adjustable monthly, semi-annually or annually, as applicable, based on the one-month LIBOR index, six-month LIBOR index, six-month CMT index or one-year CMT index, respectively, which may respond to economic and market factors that differ from those that affect the one-month LIBOR index. Consequently, the pool 1 Net WAC limitation on the interest rates on the LIBOR certificates (which will be reset monthly before the beginning of each accrual period) may prevent increases in the certificate interest rates of those certificates for extended periods in a rising interest rate environment.
     To the extent that the related weighted average net mortgage rate of the related mortgage loans limits the amount of interest paid on the LIBOR certificates, the difference between the related weighted average net mortgage rate and the interest rate of those classes of certificates, calculated without giving effect to such limitation, will create a shortfall that will carry forward with interest thereon, as described herein. However, any such resulting shortfall will only be paid to the extent there are amounts on deposit in the reserve fund funded from (i) in the case of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, amounts otherwise payable to the Class 1-XA Certificates and (ii) in the case of the Class 1-B1 and Class 1-B2 Certificates, amounts otherwise payable on the Class 1-XB Certificates. Accordingly, these shortfalls may remain unpaid on any optional redemption of the group 1 certificates or on the final distribution date.
     As described in this prospectus supplement, the certificate interest rates of the group 2A senior certificates and group 2B senior certificates on each distribution date will be based on the weighted average net mortgage rate of the related mortgage loans, and the certificate interest rates of the group 2 subordinate certificates on each distribution date will be based on the weighed average net mortgage rates of all the mortgage loans in pool 2A and pool 2B (in the aggregate). The mortgage rate on each mortgage loan in pool 2A is fixed for an initial five-year period from the respective date of origination. The mortgage rate on each mortgage loan in pool 2B is fixed for an initial ten-year period from the respective date of origination. Thereafter, the mortgage rate on substantially all of the pool 2A and pool 2B mortgage loans will be adjusted to equal the sum of one-year LIBOR, six-month LIBOR or one-year CMT and a margin. Increases and decreases in mortgage rates may be limited for any adjustment date due to application of an initial or periodic cap. In addition, the mortgage rates may be subject to overall maximum and minimum mortgage rates. As a result of such limitations, increases in the value of the related index will not necessarily be reflected in corresponding increases in the value of the weighted average net mortgage rates of the mortgage loans.

     No prediction can be made as to future levels of one-month LIBOR, six-month LIBOR, one-year LIBOR, six-month CMT or one-year CMT or as to the timing of any changes therein, each of which will directly affect the yields of the certificates.
     See “Description of the Certificates — Distributions of Interest” in this prospectus supplement.
Special Risks for the Class 1-XA and Class 1-XB Certificates
     The Class 1-XA and Class 1-XB Certificates are interest only certificates. These certificates have yields to maturity (or early termination)—the yield that you will receive if you hold a certificate until it has been paid in full—that are highly sensitive to prepayments on the pool 1 mortgage loans. In addition, the interest rate of the Class 1-XA Certificates will be reduced if the weighted average of the certificate interest rates of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates approaches the pool 1 net WAC or will be reduced to zero if the weighted average of the certificate interest rates of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates equals or exceeds the pool 1 net WAC.
     The interest rate of the Class 1-XB Certificates will be reduced if the weighed average certificate interest rate of the Class 1-B1 and Class 1-B2 Certificates approaches the pool 1 net WAC or will be reduced to zero if the weighted average of the certificate interest rates of the Class 1-B1 and Class 1-B2 Certificates equals or exceeds the pool 1 net WAC.
     In addition, as described in this prospectus supplement, the amount of interest that would otherwise be distributable to the holders of the Class 1-XA and Class 1-XB Certificates, based on the applicable interest rate may be reduced by the amount, if any, that is necessary to fund payment of any Net WAC Shortfalls to the holders of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, in the case of the Class 1-XA Certificates, and to the holders of the Class 1-B1 and Class 1-B2 Certificates, in the case of the Class 1-XB Certificates. The holders of the Class 1-XA and Class 1-XB Certificates will not be reimbursed for any such amounts.
     Interest will accrue on the Class 1-XA Certificates on their class notional amount, which will decline as principal is distributed to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates; and interest will accrue on the Class 1-XB Certificates on their class notional amount, which will decline as principal is distributed to the Class 1-B1 and Class 1-B2 Certificates. Prospective purchasers of the Class 1-XA and Class 1-XB Certificates should carefully consider the risk that a rapid rate of principal payments on the pool 1 mortgage loans could result in the failure of such purchasers to recover their initial investments.
     See “Yield, Prepayment and Weighted Average Life — Sensitivity of the Class 1-XA and Class 1-XB Certificates” in this prospectus supplement.
Risks Related to Potential Inadequacy of Credit Enhancement
     The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.
     The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the related class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur losses and may never receive all of their principal payments.
     Pool 1. You should consider the following if you invest in a group 1 certificate:
•	if you buy a Class 1-B3 Certificate and losses on the pool 1 mortgage loans exceed the total principal amount of the Class 1-B4, Class 1-B5 and Class 1-B6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class 1-B3 Certificates by the amount of that excess;

•	if you buy a Class 1-B2 Certificate and losses on the pool 1 mortgage loans exceed the total principal amount of the Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class 1-B2 Certificates by the amount of that excess;

•	if you buy a Class 1-B1 Certificate and losses on the pool 1 mortgage loans exceed the total principal amount of the Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class 1-B1 Certificates by the amount of that excess; and

•	after the total class principal amount of the group 1 subordinate certificates has been reduced to zero, losses on the mortgage loans in pool 1 will reduce the class principal amount of the group 1 senior certificates; provided, however, that losses that would otherwise reduce the class principal amount of the Class 1-A2 Certificates will first reduce the class principal amount of the Class 1-A3 Certificates until the class principal amount of the Class 1-A3 Certificates has been reduced to zero.
     Prospective investors in the Class 1-XA or Class 1-XB certificates should consider the risks described under “— Special Risks for the Class 1-XA and Class 1-XB Certificates” above.
     Pool 2A and Pool 2B. You should consider the following if you invest in a group 2 certificate:
•	if you buy a Class 2-B3 Certificate and losses on the mortgage loans in pool 2A and pool 2B (in the aggregate) exceed the total principal amount of the Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class 2-B3 Certificates by the amount of that excess;

•	if you buy a Class 2-B2 Certificate and losses on the mortgage loans in pool 2A and pool 2B (in the aggregate) exceed the total principal amount of the Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class 2-B2 Certificates by the amount of that excess;

•	if you buy a Class 2-B1 Certificate and losses on the mortgage loans in pool 2A and pool 2B (in the aggregate) exceed the total principal amount of the Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class 2-B1 Certificates by the amount of that excess; and

•	after the total class principal amount of the group 2 subordinate certificates has been reduced to zero, losses on the mortgage loans in pool 2A and pool 2B will reduce the class principal amounts of the group 2A senior certificates and the group 2B senior certificates, respectively.
     The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield. If a loss has been allocated to reduce the principal amount of your certificate, you will receive no payment in respect of that reduction, except to the extent of any subsequent recoveries allocable to your certificate. It is generally not anticipated that any such amounts will be recovered, or that any distributions in respect of subsequent recoveries will be made to the group 1 subordinate certificates prior to the distribution date in June 2017 and to the group 2 subordinate certificates prior to the distribution date in June 2014. No interest will be paid to certificateholders on the amount by which the principal amount of their certificates was reduced due to application of realized losses.
     Losses on the mortgage loans in pool 1 will reduce the loss protection provided by the group 1 subordinate certificates to the group 1 senior certificates and will increase the likelihood that the group 1 senior certificates will not receive all of their expected principal payments. Losses on the mortgage loans in pool 2A and pool 2B (in the aggregate) will reduce the loss protection provided by the group 2 subordinate certificates to the group 2A senior certificates and group 2B senior certificates and will increase the likelihood that the group 2A senior certificates and group 2B senior certificates will not receive all of their expected principal payments.
     See “Description of the Certificates — Priority of Distributions” and “— Allocation of Realized Losses” in this prospectus supplement.
Limited Cross-Support Between Pool 2A and Pool 2B; No Cross-Collateralization Between Pool 1 and Any Other Pool.
     Under certain limited circumstances described in this prospectus supplement, principal payments on the mortgage loans in pool 2A may be distributed to holders of the group 2B senior certificates, and payments on the mortgage loans in pool 2B may be distributed to holders of the group 2A senior certificates. If the group 2A senior certificates or group 2B senior certificates have been retired, then principal payments will be distributed to the remaining senior certificates of the other mortgage pool, before being distributed to the group 2 subordinate certificates.
     However, no such limited cross-collateralization will exist between pool 1 and any other mortgage pool. Interest and/or principal on the group 1 certificates will be payable solely from amounts collected on the pool 1 mortgage loans. Interest and principal received on mortgage loans from pool 1 will not be available for distribution to the group 2 certificates under any circumstances. As a result, (a) a disproportionately high rate of delinquencies or defaults in pool 1 may result in shortfalls or losses affecting the group 1 subordinate certificates at the same time amounts from pool 2A and pool 2B are being distributed in respect of group 2 subordinate certificates with lower seniority and (b) a disproportionately high rate of delinquencies or defaults in pool 2A or pool 2B may result in shortfalls or losses affecting the group 2 subordinate certificates at the same time amounts from pool 1 are being distributed in respect of group 1 subordinate certificates with lower seniority, For example, on any distribution date, the class principal amount of the Class 1-B1 Certificates may be reduced because of excessive losses on the pool 1 mortgage loans, even though the Class 2-B3 Certificates are still outstanding and continue to receive distributions from pool 2A and/or pool 2B. Moreover, (a) in the case of extremely high losses experienced by pool 1, it is possible that the related senior certificates may not be receiving distributions and may be allocated losses even though the group 2 subordinate certificates are still outstanding and receiving distributions and (b) in the case of extremely high losses experienced by pool 2A and/or pool 2B, it is possible that the group 2 senior certificates may not be receiving distributions and may be allocated losses even though the group 1 subordinate certificates are still outstanding and receiving distributions.
Limited Recourse
     The group 1 subordinate certificates represent interests in the mortgage loans in pool 1. The class principal amounts of the group 1 subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in pool 1 only. The group 2 subordinate certificates represent interests in the mortgage loans in pool 2A and pool 2B (in the aggregate). Because the group 2 subordinate certificates represent interests in pool 2A and pool 2B (in the aggregate), the class principal amounts of the group 2 subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in one or both of pool 2A and pool 2B. Therefore, the allocation of realized losses on the mortgage loans in any of pool 2A or pool 2B to the group 2 subordinate certificates will reduce the subordination provided by the group 2 subordinate certificates to the group 2A senior certificates and the group 2B senior certificates. The subordination provided to the group 2A senior certificates by the group 2 subordinate certificates may be reduced even if the mortgage loans in pool 2A did not suffer any losses. In addition, the subordination provided to the group 2B senior certificates by the group 2 subordinate certificates may be reduced even if the mortgage loans in pool 2B did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the group 2A senior certificates or the group 2B senior certificates even if the pool 2A or pool 2B, respectively, did not suffer those previous losses. That means that, even if the rate of losses on mortgage loans in pool 2A is low, if you hold a group 2A senior certificate, losses in pool 2B may reduce the loss protection for your certificates, and even if the rate of losses on mortgage loans in pool 2B is low, if you hold a group 2B senior certificate, losses in pool 2A may reduce the loss protection for your certificates.
     Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.
Unpredictability and Effect of Prepayments
     The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans. The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.
     The mortgage loans in pool 2A and pool 2B are hybrid adjustable-rate mortgage loans with an initial fixed-rate period of five years, in the case of mortgage loans in pool 2A and ten years, in the case of the mortgage loans in pool 2B. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage rates fall significantly, adjustable-rate mortgage loans with an initial fixed-rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage borrowers to refinance their mortgage loans to “lock-in” lower fixed interest rates. The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.
     Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be held by the issuing entity may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in this prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period. Prepayment premiums will be paid to the Servicers as additional servicing compensation and accordingly, will not be available to make distributions on the Offered Certificates.
     Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicers and the master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.
     The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, the Sponsor, as the Seller of the mortgage loans to the depositor may be required to purchase mortgage loans from the issuing entity in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.
     The rate of principal distributions on the certificates and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans of the related mortgage pool, in the case of the group 1 certificates, the group 2A senior certificates and the group 2B senior certificates, or to mortgage loans in pool 2A and pool 2B (in the aggregate) in the case of the group 2 subordinate certificates.
     The prepayment experience of the mortgage loans to be held by the issuing entity may differ significantly from that of other residential mortgage loans.
     The yield to maturity of the group 1 certificates may also be significantly affected by the exercise of the optional redemption right by the holder of the Class 1-LTR Certificate, and the yield to maturity of the group 2 certificates may also be significantly affected by the exercise of the optional redemption right by the holder of the Class 2-LTR Certificate.
     As of the statistical calculation date, approximately 77.08% of the mortgage loans in pool 1 and all of the mortgage loans in pool 2A and pool 2B may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:
•	if you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected

•	if you are purchasing any interest only certificate or any other offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

•	if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

•	the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

•	the priorities governing payments of unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates.
     The prepayment of mortgage loans with relatively higher net mortgage rates may also result in a lower weighted average net mortgage rate and will reduce the certificate interest rate of the certificates.
     See “Yield, Prepayment and Weighted Average Life” and “Description of the Certificates — Distributions of Principal” in this prospectus supplement and “Yield and Prepayment Considerations” in the accompanying prospectus for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.
     See also “ — Special Risks for the Class 1-XA and Class 1-XB Certificates” in this prospectus supplement.
Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Balance
     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to certificateholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.
Delinquencies Due to Servicing Transfer
     Mortgage loans serviced by the initial servicers may be transferred in the future to new servicers in accordance with the provisions of the pooling and servicing agreement and the applicable servicing agreements.
     Mortgage loans subject to servicing transfers may experience increased delays in payment until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all other relevant data has been obtained by the new servicer.

     See “The Master Servicer and the Servicers” and “The Agreements —Mortgage Loan Servicing” in this prospectus supplement.
Military Action and Terrorist Attacks
     The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws, and neither the master servicer nor the servicers will be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws. Interest payable to senior and subordinate certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws.
Ability to Resell Certificates May Be Limited
     There is currently no market for any of the certificates and the underwriters are not required to assist investors in resales of the offered certificates, although they may do so. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.
     The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.
Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans
     Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.
     Mortgage loans are also subject to various federal laws, including:
•	the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.
     Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement.
     The seller of the mortgage loans represents in the mortgage loan sale agreement described in this prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, the seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement and under “The Agreements—Assignment of the Mortgage Loans” in this prospectus supplement.
Predatory Lending Laws/High Cost Loans
     Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.
     In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.
     Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the issuing entity, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.
     The seller will represent that the assets of the issuing entity do not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans held by the issuing entity that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the assets of the issuing entity include loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the issuing entity due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Certificates
     Each transfer of a mortgage loan to the sponsor, from the seller to the depositor and from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the certificates. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the certificates in full.
Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields on the Offered Certificates
     In recent months the residential mortgage market in the United States has been affected by a variety of circumstances that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased recently, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. Declining or stagnant home values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values. In response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria for loans, particularly for subprime loans. This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their mortgage loans. The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies and losses on the mortgage loans, particularly mortgagors with adjustable rate mortgage loans or interest only mortgage loans that experience significant increases in their monthly payments following the adjustment date or the end of the interest only period, respectively.
     Another factor that may contribute to higher delinquency rates is the increase in monthly payments, after an initial fixed period, on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans, such as the Pool 2A mortgage loans (which bear interest at a fixed rate for an initial five-year period and at an adjustable rate thereafter) and the Pool 2B mortgage loans (which bear interest at a fixed rate for an initial ten-year period and at an adjustable rate thereafter) are being exposed to increased monthly payments when the related mortgage interest rates adjust upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.
     Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, many mortgage loans have prepayment premiums that inhibit refinancing. Further, borrowers who intend to sell their homes before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.
     See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” in the prospectus.
     In addition, numerous residential mortgage loan originators that originate mortgage loans, and in particular subprime mortgage loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.
     The mortgage loans in the trust fund do not include subprime mortgage loans; however, you should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.
DESCRIPTION OF THE MORTGAGE POOLS
     Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage (unless otherwise specified) is determined on the basis of the total scheduled Principal Balance of such Mortgage Loans (or the specified pool of Mortgage Loans) as of April 1, 2007 (the “Statistical Calculation Date”).
     Prior to the Closing Date, Mortgage Loans may be removed from the assets of the Issuing Entity (as a result of prepayments or otherwise) and other mortgage loans may be substituted therefor. As a result of this potential variation in Mortgage Loans to be transferred to the Issuing Entity and any defaults, delinquencies, prepayments or amortization of the Mortgage Loans between the Statistical Calculation Date and May 1, 2007 (the “Cut-off Date”), the characteristics of the Mortgage Loans in each Mortgage Pool as of the Closing Date may differ from the characteristics presented in this prospectus supplement as of the Statistical Calculation Date. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the weighted average characteristics of the Mortgage Pools as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 10%.
General
     On May 25, 2007 (the “Closing Date”), the assets of the Issuing Entity are expected to include three pools of mortgage loans (collectively, the “Mortgage Loans”): (1) “Pool 1” or “Pool 1 Mortgage Loans” consisting of adjustable rate, fully amortizing Mortgage Loans secured by first liens on one-to- four family residential properties (each, a “Mortgaged Property,”) (2) “Pool 2A or “Pool 2A Mortgage Loans”,” consisting of hybrid, fully amortizing Mortgage Loans secured by first liens on one-to-four family residential properties and bearing interest at a fixed rate for an initial 5-year period after origination and at an adjustable rate thereafter and (3) “Pool 2B” or “Pool 2B Mortgage Loans” (each of Pool 1, Pool 2A and Pool 2B, a “Mortgage Pool”), consisting of hybrid, fully amortizing mortgage loans secured by first liens on one-to-four family residential properties and bearing interest at a fixed rate for an initial 10-year period after origination and at an adjustable rate thereafter. The Mortgage Loans have an aggregate Principal Balance as of the Statistical Calculation Date of approximately $1,062,093,184. The Pool 1 Mortgage Loans have an aggregate Principal Balance as of the Statistical Calculation Date of approximately $635,799,565. The Pool 2A and Pool 2B Mortgage Loans have an aggregate Principal Balance as of the Statistical Calculation Date of approximately $408,293,619. As described herein at “Description of the Certificates — General,” the Mortgage Loans have been segregated into Pool 1, Pool 2A and Pool 2B for the purpose of allocating distributions among the Senior Certificates. Each Mortgage Pool has the characteristics described below. All of the Mortgage Loans have original terms to maturity from the due date of the first monthly payment of 25 or 30 years.
     Merrill Lynch Credit Corporation (“MLCC”), Morgan Stanley Credit Corporation (“MSCC”), GreenPoint Mortgage Funding (“GreenPoint”) and First Republic Bank (“First Republic”) originated approximately 37.14%, 23.76%, 18.97% and 17.85% of the Pool 1 Mortgage Loans, respectively. Wells Fargo Bank, N.A. (“Wells Fargo Bank”) originated approximately 65.64% and 87.20% of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans, respectively. American Mortgage Network, Inc. (“AmNet”) originated approximately 21.93% of the Pool 2A Mortgage Loans. The remaining Mortgage Loans were originated by various mortgage lending institutions, each of which originated less than 10% of the Mortgage Loans in the aggregate and in any Mortgage Pool (collectively, with AmNet, First Republic, GreenPoint, MLCC, MSCC and Wells Fargo Bank, the “Originators”).
     The underwriting guidelines generally applied by each Originator in originating the Mortgage Loans are described under “The Originators” in this prospectus supplement. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey the Mortgage Loans to the Issuing Entity. We refer you to “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Sale of the Mortgage Loans” in this prospectus supplement.
     Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the related Mortgaged Loan. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.
     Approximately 99.67%, 90.92% and 91.60% of the Mortgage Loans in Pool 1, Pool 2A and Pool 2B, respectively, (the “Interest-Only Mortgage Loans”) provide for monthly payments of interest, but not principal, for a period of up to three, five or ten years following origination, after which the monthly payments will be increased to amounts sufficient to pay interest and to amortize the principal balances over the remaining terms. If the monthly payment at the end of the interest only period is substantially higher than the interest only payment, that loan may be subject to an increased risk of default.
     Approximately 23.13%, 36.90% and 40.53% of the Mortgage Loans in Pool 1, Pool 2A and Pool 2B, respectively, are secured by Mortgaged Properties located in the state of California.
     Approximately 43.11%, 63.87% and 58.85% of the Mortgage Loans in Pool 1, Pool 2A and Pool 2B, respectively, were originated under “no documentation,” “no ratio documentation,” “limited documentation” or “stated documentation” programs, pursuant to which some underwriting documentation concerning borrowers’ income, employment and asset verification is waived, and certain non-standard documentation is permitted for income and employment verification. In addition, certain documentation with respect to some Mortgage Loans, including, in some cases, the related Mortgage Note, Mortgage or title insurance policy, is unavailable.

     None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will have been assigned to the Issuing Entity by the Depositor, which, in turn, will have acquired them from the Seller pursuant to an agreement (the “Mortgage Loan Purchase Agreement”) between the Depositor and the Seller. The Mortgage Loans have been acquired by the Seller, directly or indirectly, from the Originators in the ordinary course of its business. All of the Mortgage Loans were underwritten by the Originators substantially in accordance with the underwriting criteria specified herein. See “The Originators” below. The Servicers will service the Mortgage Loans, directly or through subservicers, pursuant to existing Servicing Agreements with the Seller, which agreements have been assigned to the Issuing Entity.
     The Mortgage Loans generally provide for payments due on the first day of each month (the “Due Date”). Due to the provisions for Monthly Advances by the applicable Servicer, Scheduled Payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Approximately 22.92% of the Mortgage Loans in Pool 1 and none of the Mortgage Loans in Pool 2A and Pool 2B (by aggregate Principal Balance as of the Statistical Calculation Date) include prepayment penalties for early voluntary prepayments in full or in part. Prepayment premiums will be paid to the Servicers as additional servicing compensation and accordingly, will not be available to make distributions on the Offered Certificates.
     The delinquency status of a mortgage loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on April 1 by April 30, that mortgage loan would be considered to be 30 days delinquent. As of April 30, 2007, all of the Mortgage Loans will be less than 30 days delinquent in payment.
     The Mortgage Loans in Pool 1 were originated from February 1994 through October 2006. The Mortgage Loans in Pool 2A and Pool 2B were originated from June 2003 through April 2007. No more than approximately 1.50% of the Mortgage Loans in Pool 1 and 1.22% of the Mortgage Loans in Pool 2A and Pool 2B are secured by Mortgaged Properties located in any one zip code area. The latest stated maturity date of any Mortgage Loan in Pool 1 is May 2036, and the latest stated maturity date of any Mortgage Loan in Pool 2A and Pool 2B is May 2037.
     As of the Statistical Calculation Date, the weighted average Mortgage Rate of the Mortgage Loans in Pool 1 is approximately 6.875% per annum, the weighted average Servicing Fee Rate is approximately 0.315% per annum, the weighted average margin is approximately 1.498% per annum, the weighted average remaining term to maturity is approximately 288 months, and the non-zero weighted average remaining interest only term is approximately 76 months.
     As of the Statistical Calculation Date, the weighted average Mortgage Rate of the Mortgage Loans in Pool 2A and Pool 2B is approximately 6.203% per annum, the weighted average Servicing Fee Rate is approximately 0.281% per annum, the weighted average margin is approximately 2.507% per annum, the weighted average remaining term to maturity is approximately 358 months, and the non-zero weighted average remaining interest only term is approximately 106 months.
     No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100%. Approximately 8.33% of the Mortgage Loans in Pool 1 had a Loan-to-Value Ratio at origination of greater than 80%, and approximately 1.93% of the Mortgage Loans in Pool 2A and Pool 2B had a Loan-to-Value Ratio at origination of greater than 80%. Approximately 15.67% of the Mortgage Loans in Pool 1 with a Loan-to-Value Ratio at origination of greater than 80% are covered by a primary mortgage insurance policy, and all of the Mortgage Loans in Pool 2A and Pool 2B with a Loan-to-Value Ratio at origination of greater than 80% are covered by a primary mortgage insurance policy.
     The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans. The “Effective Loan-to-Value Ratio” means a fraction, expressed as a percentage, the numerator of which is the original Principal Balance of the related Mortgage Loan, less the amount secured by the related Additional Collateral required at the time of origination, if any, and the denominator of which is the appraised value of the related Mortgaged Property at such time, or in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the sales price of the Mortgaged Property if such sales price is less than such appraised value.
The Additional Collateral Loans
     Approximately 7.58% of the Mortgage Loans in Pool 1 and none of the Mortgage Loans in Pool 2A and Pool 2B are “Additional Collateral Loans” as described below. Those Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% originated under the MSCC FlexSourceTM Loans program or under MLCC’s Mortgage 100SM or Parent Power® programs are, in general, in addition to being secured by real property, also either (i) secured by a security interest in additional collateral (generally securities) owned by the borrower (referred to as Mortgage 100 SM Loans in the MLCC program) or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn was secured by a security interest in collateral (normally securities) or by a lien on residential real estate of the guarantor (and/or supported by the right to draw on a home equity line of credit extended by MLCC to the guarantor), such loans in clause (ii) being referred to as “Parent Power® Loans” in the case of the MLCC program and such loans in clauses (i) and (ii) being referred to as “FlexSourceTM Loans” in the case of the MSCC program. Such Mortgage Loans secured by collateral described in clauses (i) and (ii) are also collectively referred to as “Additional Collateral Loans” and the collateral referred to in clauses (i) and (ii) is referred to herein as “Additional Collateral.” The amount of Additional Collateral generally does not exceed 30% of the loan amount, although the amount of Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, either MSCC or MLCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of an Additional Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the Loan-to-Value Ratio is reduced to the originator’s applicable Loan-to-Value Ratio limit for that loan by virtue of an increase in the appraised value of the related Mortgaged Property as determined by the applicable originator. The pledge agreement and the guaranty agreement, as applicable, and the security interest in the Additional Collateral, if any, provided in the case of an Additional Collateral Loan will be assigned to the Trustee as part of the assets of the Issuing Entity. To the extent Mortgage Loans include any Additional Collateral Loans that are supported by a guarantee that is secured by a lien on residential real estate, the lien will not be transferred to the Depositor or the Trustee; however, MSCC or MLCC, as applicable, will be obligated to make all reasonable efforts to realize on any such lien if the related Mortgage Loan defaults and is accelerated or is liquidated upon default as permitted by the related pledge agreement and applicable state law.

     On or prior to the Closing Date, the Depositor will have assigned to the Issuing Entity its rights under limited purpose surety bonds issued to MLCC and MSCC, respectively, by AMBAC Assurance Corporation (the “Limited Purpose Surety Bonds”), each of which is intended to guarantee the receipt by the Issuing Entity of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent that any such shortfall results in a loss of principal as an Additional Collateral Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the applicable Limited Purpose Surety Bond. The Limited Purpose Surety Bonds will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.
     No assurance can be given as to the amount of proceeds, if any, that might be realized from Additional Collateral. Proceeds from the liquidation of any Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.
Adjustable Mortgage Rates
     As of the Statistical Calculation Date, (i) approximately 64.49% of the Pool 1 Mortgage Loans will provide for monthly adjustment of the related Mortgage Rate (with corresponding adjustments to the related monthly payment) based on the one-month LIBOR index, (ii) approximately 35.49% of the Pool 1 Mortgage Loans will provide for semi-annual adjustment of the related Mortgage Rate (with corresponding adjustments to the related monthly payment) based on the six-month LIBOR index, (iii) approximately 0.02% of the Pool 1 Mortgage Loans will provide for annual adjustment of the related Mortgage Rate (with corresponding adjustments to the related monthly payment) based on the one-year CMT index and (iv) approximately 0.01% of the Pool 1 Mortgage Loans will provide for semi-annual adjustment of the related Mortgage Rate (with corresponding adjustments to the related monthly payment) based on the six-month CMT index, each as described under “—The Indices” below. As of the Statistical Calculation Date (and after their initial fixed rate period with respect to the Mortgage Loans in Pool 2A and Pool 2B), (i) approximately 51.40% of the Pool 2A and Pool 2B Mortgage Loans in the aggregate will provide for annual adjustment of the related Mortgage Rate (with corresponding adjustments to the related monthly payment) based on the one-year CMT index, (ii) approximately 48.26% of the Pool 2A and Pool 2B Mortgage Loans in the aggregate will provide for annual adjustment of the related Mortgage Rate (with corresponding adjustments to the related monthly payment) based on the one-year LIBOR index and (iii) approximately 0.33% of the Pool 2A and Pool 2B Mortgage Loans in the aggregate will provide for semi-annual adjustment of the related Mortgage Rate (with corresponding adjustments to the related monthly payment) based on the six-month LIBOR index, each as described under “—The Indices” below. The first such adjustments for the Mortgage Loans in Pool 2A and Pool 2B will occur, in the case of approximately 56.39% of such Mortgage Loans, after an initial period of approximately five years following origination and in the case of approximately 43.61% of such Mortgage Loans, after an initial period of approximately ten years following origination. The Mortgage Loans in Pool 1 will not have an initial fixed rate period. On each adjustment date for a Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the related Index and the related Gross Margin, provided that the Mortgage Rate with respect to 0.22% of the Mortgage Loans may not increase or decrease on any interest rate adjustment date by more than a 1.000% annum (the “Periodic Cap”), as specified in the related Mortgage Note on any related adjustment date and will not exceed the related Maximum Rate over the life of such Mortgage Loan or be less than the Minimum Rate. Effective with the first monthly payment due on each Mortgage Loan after each related adjustment date after the interest-only period, if any, has concluded, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Caps and Maximum Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related adjustment date, may be less than the sum of the related Index and the related Gross Margin, rounded as described herein. We refer you to “—The Indices” below.
     The Mortgage Loans do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.
The Indices
     As indicated above, the index applicable to the determination of the Mortgage Rates for the Pool 1 Mortgage Loans will be (1) the London interbank offered rate for one-month U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 15, 25 or 45 days or the first Business Day of the preceding month, as applicable, prior to the related adjustment date (“One-Month LIBOR”), (2) the London interbank offered rate for six-month U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 25 or 45 days or the first Business Day of the preceding month, as applicable, prior to the related adjustment date (“Six-Month LIBOR”), (3) the weekly average yield on the actively traded U.S. Treasury securities adjusted to a constant maturity of one year, as reported by the Federal Reserve Board in statistical release H.15(519) and as most recently available as of the first Business Day of the preceding month prior to the related adjustment date (“One-Year CMT”) or (4) the weekly average yield on the actively traded U.S. Treasury securities adjusted to a constant maturity of six months, as reported by the Federal Reserve Board in statistical release H.15(519) and as most recently available as of 45 days prior to the related adjustment date (“Six-Month CMT”). Also as indicated above, the index applicable to the determination of the Mortgage Rates for the Mortgage Loans in Pool 2A and Pool 2B will be (1) the London interbank offered rate for one-year U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 45 days prior to the related adjustment date (“One-Year LIBOR”), (2) Six-Month LIBOR or (3) One-Year CMT. In the event that the One-Month LIBOR index, the Six-Month LIBOR index, the One-Year LIBOR index, the Six-Month CMT index or the One-Year CMT index becomes unavailable or otherwise unpublished, the applicable Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.
Certain Characteristics of the Mortgage Loans
     The tables set forth in Annex B to this prospectus supplement contain approximate statistical information regarding the Mortgage Loans, as of the Statistical Calculation Date, unless otherwise specified. The sum of the aggregate Principal Balances and the percentage columns in the tables in Annex B may not equal 100% due to rounding.
     Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.
DESCRIPTION OF THE CERTIFICATES
General
     On the Closing Date the Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement with respect to the Certificates. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.
     The Certificates will consist of:
•	the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-XA, Class 1-XB, Class 1-AR, Class 1-LTR Certificates (the “Group 1 Senior Certificates”);

•	the Class 2A-A1, Class 2-AR and Class 2-LTR Certificates (the “Group 2A Senior Certificates”);

•	the Class 2B-A1 Certificates (the “Group 2B Senior Certificates”), and together with the Group 1 Senior Certificates and the Group 2A Senior Certificates, the “Senior Certificates”);

•	the Class 1-AR, Class 2-AR, Class 1-LTR and Class 2-LTR Certificates (the “Residual Certificates”);

•	the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 (the “Group 1 Subordinate Certificates”); and

•	the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates (the “Group 2 Subordinate Certificates” and together with the Group 1 Subordinate Certificates, the “Subordinate Certificates” or the “Subordinate Classes”).
     The Group 1 Senior Certificates and the Group 1 Subordinate Certificates are collectively referred to herein as the “Group 1 Certificates.” The Group 2A Senior Certificates, the Group 2B Senior Certificates and the Group 2 Subordinate Certificates are collectively referred to herein as the “Group 2 Certificates.” The Senior Certificates (other than the Class 1-LTR and Class 2-LTR Certificates), the Class 1-B1, Class 1-B2, Class 1-B3, Class 2-B1, Class 2-B2 and Class 2-B3 Certificates are collectively referred to herein as the “Offered Certificates.” Only the Offered Certificates are offered under this prospectus supplement. The Class 1-LTR, Class 2-LTR, Class 1-B4, Class 1-B5, Class 1-B6, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates are collectively referred to as the “Privately-Offered Certificates.” The Class 1-XA and Class 1-XB Certificates are collectively referred to herein as the “Interest Only Certificates.” The Class 1-A1, Class 1-A2, Class 1-A3, Class 1-B1 and Class 1-B2 Certificates are collectively referred to herein as the “LIBOR Certificates.” The Privately-Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately-Offered Certificates provided in this prospectus supplement is solely for informational purposes.
     The Offered Certificates will be issued in the initial amounts set forth in the table under “The Offered Certificates.” The Class 1-B4, Class 1-B5 and Class 1-B6 Certificates will be issued in the approximate initial Class Principal Amounts of $975,000, $975,000 and $649,900, respectively. The Class 2-B4, Class 2-B5 and Class 2-B6 Certificates will be issued in the approximate initial Class Principal Amounts of $1,633,000, $1,429,000 and $1,022,519, respectively. The Class 1-LTR and Class 2-LTR Certificates will not have a Class Principal Amount. The initial issued amount of each class may be increased or decreased by up to 10% to the extent that the Principal Balance of the Mortgage Loans is increased or decreased as described at “Description of the Mortgage Pools.”
     An affiliate of the Sponsor and the Depositor will hold the Class 1-LTR and Class 2-LTR Certificates.

     The minimum denominations and incremental denominations of the Offered Certificates are set forth in the table on page S-2.
     The Certificates represent beneficial ownership interests in the Issuing Entity. On the Closing Date, the assets of the Issuing Entity will consist primarily of (1) the Pool 1 Mortgage Loans, the Pool 2A Mortgage Loans and the Pool 2B Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Accounts and the Certificate Distribution Account (see “— Payments on Mortgage Loans; Accounts” below); (3) funds on deposit in the Reserve Fund maintained for the benefit of the LIBOR Certificates; (4) the Issuing Entity’s rights under various assignment, assumption and recognition agreements pursuant to which the Seller and the Depositor assigned their respective interests in the various underlying mortgage loan purchase agreements and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the Originators; (5) the Issuing Entity’s rights under the Mortgage Loan Purchase Agreement, as described above under “Description of the Mortgage Pools — Assignment of the Mortgage Loans,” (6) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (7) any applicable insurance policies and (8) the proceeds of all of the foregoing. In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bonds with respect to the Additional Collateral Loans will be assigned to the Trustee for the benefit of the Certificateholders. See “Description of the Mortgage Pools — The Additional Collateral Loans.” The rights in the Additional Collateral will not be part of any REMIC.
     Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates have been divided into three separate payment groups: the Group 1 Senior Certificates, the Group 2A Senior Certificates and the Group 2B Senior Certificates (each a “Certificate Group”). Distributions of interest and principal on the Group 1 Senior Certificates will be based solely on interest and principal received on, or advanced with respect to, the Pool 1 Mortgage Loans. There will exist no cross collateralization between the Group 1 Senior Certificates and the other Certificate Groups. With the limited exceptions described at “— Limited or No Cross-Collateralization,” (a) distributions of interest and principal on the Group 2A Senior Certificates will be based solely on interest and principal received on, or advanced with respect to, the Pool 2A Mortgage Loans and (b) distributions of interest and principal on the Group 2B Senior Certificates will be based solely on interest and principal received on, or advanced with respect to, the Pool 2B Mortgage Loans.
     Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on the 20th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing in June 2007 (each, a “Distribution Date”), to the persons in whose names such Certificates are registered on the applicable Record Date. For this purpose, a “Business Day” is any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the states of Maryland or Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or Executive Order to be closed. A “Record Date” with respect to the LIBOR Certificates and any Distribution Date is the last Business Day preceding the Distribution Date (or the Closing Date in the case of the first Distribution Date) or, in the case of all other classes of Offered Certificates is the last Business Day of the month preceding the month of that Distribution Date.
     Payments on each Distribution Date will be made by check mailed to the address of the holder of the certificate (the “Certificateholder”) entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of the Class 1-AR or Class 2-AR Certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator. See “— Book Entry Certificates” below for the method of payment to Beneficial Owners of Book-Entry Certificates.
Book-Entry Certificates
     General. The Offered Certificates (other than the Class 1-AR or Class 2-AR Certificates) will be book-entry certificates (each, a class of “Book-Entry Certificates”) issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants.
     Each class of Book-Entry Certificates will be represented by one or more global certificates which equal the initial principal balance of such class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a physical certificate instrument evidencing such person’s interest (a “Definitive Certificates”), except as set forth in the prospectus under “Description of the Securities — Book-Entry Registration of Securities.” Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described in the prospectus, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. Beneficial Owners are only entitled to exercise their rights indirectly through Participants in the DTC.
     Registration. Beneficial Owners will hold their interests in their Offered Certificates through DTC in the United States, or, upon request, through Clearstream Banking Luxembourg (hereafter, “Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively, the “European Depositaries”).
     The Beneficial Owner’s ownership interest in a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a “Participant”) that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).
     Beneficial Owners will receive all payments of principal of, and interest on, the Offered Certificates from the Securities Administrator, on behalf of the Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.
     Beneficial Owners will not receive or be entitled to receive Definitive Certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.
     Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.
     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.
     Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.
     Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
     Payments on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator, on behalf of the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be made by the Securities Administrator to Cede & Co. Payments with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences — Withholding with Respect to Certain Foreign Investors” and “— Backup Withholding” in the accompanying prospectus.
     Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.
     Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.
     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Certificates.
     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
     None of the Seller, the Depositor, the Securities Administrator, the Master Servicer, the Servicers or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.
     Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the accompanying prospectus under “Description of the Securities — Book-Entry Registration of Securities.” Upon the occurrence of an event described in the penultimate paragraph thereunder, the Securities Administrator, on behalf of the Trustee, is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for the Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates, and upon receipt of instruction from DTC for re-registration, the Securities Administrator, on behalf of the Trustee, will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal balances owned by the individual Beneficial Owner and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.
     For information relating to tax documentation procedures relating to the Certificates, see “Material Federal Income Tax Consequences — Withholding with Respect to Certain Foreign Investors” and “— Backup Withholding” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex A hereto , which Annex A is attached to this prospectus supplement and is incorporated by reference herein.
Payments on Mortgage Loans; Accounts
     On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer’s other assets (each, a “Collection Account”). On or prior to the Closing Date, the Securities Administrator will establish an account (the “Certificate Distribution Account”), which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders. On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day) (each, a “Servicer Remittance Date”), each Servicer will remit all amounts on deposit in the related Collection Account to the Certificate Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Certificate Distribution Account, the Securities Administrator, on behalf of the Trustee, will withdraw the Certificate Distribution Amount to pay the Certificateholders. The “Certificate Distribution Amount” for any Distribution Date will equal the sum of the (i) respective Interest Distribution Amounts with respect to each class of Certificates, (ii) the Senior Principal Distribution Amount for each Mortgage Pool and (iii) the aggregate of the Subordinate Principal Distribution Amounts for each Mortgage Pool (as each such term is defined herein).
     As further compensation, funds credited to the Collection Account established by each Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments, as described in the related Servicing Agreement.
Available Distribution Amount
     Distributions of interest and principal on the Certificates will be made on each Distribution Date from the “Available Distribution Amount” of Pool 1 in the case of the Group 1 Certificates, from the Available Distribution Amount of Pool 2A in the case of the Group 2A Senior Certificates, from the Available Distribution Amount of Pool 2B in the case of the Group 2B Senior Certificates and from the Available Distribution Amount of Pool 2A and Pool 2B (in the aggregate) in the case of the Group 2 Subordinate Certificates in the order of priority set forth below at “— Priority of Distributions.” The “Available Distribution Amount” with respect to each Mortgage Pool and any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will generally equal the following amounts:
     (1) all scheduled installments of interest (net of the Master Servicing Fee and the Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

     (2) all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the related Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the Servicer’s normal servicing procedures (collectively, “Insurance Proceeds”);
     (3) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the related Mortgage Loans during the calendar month immediately preceding the Distribution Date (the “Prepayment Period”), plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls (as defined at “ — Distributions of Interest”) on such Mortgage Loans;
     (4) all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Mortgage Pool, by foreclosure or otherwise (“Liquidation Proceeds”) during the Prepayment Period, including any Subsequent Recoveries and, with respect to any Additional Collateral Loans in such Mortgage Pool, all proceeds of the related Additional Collateral, to the extent payable; and
     (5) amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Mortgage Pool purchased or replaced by the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;
minus:
•	an amount equal to the product of (a) the applicable Pool Percentage and (b) the sum of (i) all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively, whether from collections from Pool 1, Pool 2A or Pool 2B) and (ii) all charges and other amounts payable to the Servicers under the Servicing Agreements;

•	in the case of paragraphs (2) through (5) above with respect to the related Mortgage Loans, any unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

•	with respect to the related Mortgage Loans, any unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and

•	in the case of paragraphs (1) through (4) above with respect to the related Mortgage Loans, any amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.
     The “Pool Percentage” for each Mortgage Pool and any Distribution Date will be a fraction, expressed as a percentage, the numerator of which is the aggregate Principal Balance of the Mortgage Loans in such Mortgage Pool as of such date and the denominator of which is the sum of the aggregate Principal Balance of all of the Mortgage Loans (in the aggregate) as of such date.

Distributions of Interest
     General. The “Interest Distribution Amount” on each Distribution Date with respect to each class of Certificates will equal the Current Interest for that class on that Distribution Date as reduced by such class’ share of Net Interest Shortfalls (as described below).
•	“Current Interest” for each class of Certificates on any Distribution Date will equal the amount of interest accrued during the related Accrual Period on the related Class Principal Amount immediately prior to that Distribution Date (or in the case of the Interest Only Certificates, the related Class Notional Amount for that Distribution Date) at the applicable Certificate Interest Rate.

•	The “Accrual Period” applicable to the LIBOR Certificates with respect to any Distribution Date, will be the period commencing on the 20th day of the month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning on the Closing Date) and ending on the 19th day of the month in which such Distribution Date occurs. The “Accrual Period applicable to all other classes of Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs. For each Distribution Date and each related Accrual Period, interest on all classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, except that for the first Accrual Period only, interest on each class of LIBOR Certificates will be calculated and payable on the basis of a 25-day Accrual Period and a year assumed to consist of 360 days.

•	The “Class Principal Amount” of each class of Certificates with respect to any Distribution Date will be equal to the aggregate Certificate Principal Amounts of the Certificates of that class immediately prior to such Distribution Date.

•	The “Certificate Principal Amount” of any Offered Certificate (other than the Interest Only Certificates) will equal its Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (as defined at “ — Allocation of Realized Losses”) previously allocated to that Certificate; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) any Subsequent Recovery allocable to such Certificate and (ii) the Realized Loss amount previously allocated to that Certificate, after application to more senior classes of Certificates. The Certificate Principal Amount of a class of Subordinate Certificates may be additionally reduced by allocation of any Subordinate Certificate Writedown Amount (as defined at “ — Allocation of Realized Losses”).

•	The “Class Notional Amount” of the Class 1-XA Certificates with respect to any Distribution Date will equal the aggregate of the Class Principal Amounts of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates immediately prior to such Distribution Date. The initial Class Notional Amount of the Class 1-XA Certificates is $637,000,000. The “Class Notional Amount” of the Class 1-XB Certificates with respect to any Distribution Date will equal the aggregate of the Class Principal Amounts of the Class 1- B1 and Class 1-B2 Certificates immediately prior to such Distribution Date. The initial Class Notional Amount of the Class 1-XB Certificates is $4,225,000.

•	The “Due Date” of a Mortgage Loan is the date specified in the related Mortgage Note on which the monthly Scheduled Payment of interest and principal (or interest only during the applicable interest-only period following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

•	The “Mortgage Rate” with respect to any Mortgage Loan is the annual rate of interest borne by the related Mortgage Note from time to time, as of the related due date.

•	The “Net Mortgage Rate” as to any Mortgage Loan and any Distribution Date will equal the Mortgage Rate, reduced by the related Expense Rate.

•	The “Net WAC” for each Pool as of any Distribution Date will equal the weighted average of the Net Mortgage Rates of the Mortgage Loans in such Mortgage Pool as of the Due Date of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Principal Balances.

•	The “Expense Rate” as to each Mortgage Loan is equal to the sum of the Master Servicing Fee Rate, the applicable Servicing Fee Rate and the rate of premium on any lender-paid mortgage insurance policies.

•	The “Principal Balance” of a Mortgage Loan at any Due Date is equal to the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related borrower.
     Net Interest Shortfalls. As described above, Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Mortgage Pool (or Pool 2A and Pool 2B in the aggregate, in the case of the Group 2 Subordinate Certificates). With respect to any Distribution Date and any Mortgage Pool, the “Net Interest Shortfall” is equal to the sum of:
•	any Net Prepayment Interest Shortfalls for that Mortgage Pool and Distribution Date; and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act, as amended (the “Relief Act”) or similar state or local law (any such reduction, a “Relief Act Reduction”) (see “Certain Legal Aspects of the Loans — Servicemembers Civil Relief Act” in the accompanying prospectus).

•	“Net Prepayment Interest Shortfalls” with respect to a Mortgage Loan and any Distribution Date is the amount by which a Prepayment Interest Shortfall for the related Due Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Servicing Agreement, to cover such shortfall for such Due Period.

•	A “Prepayment Interest Shortfall” with respect to a Mortgage Loan and any Distribution Date is the amount by which one month’s interest at the applicable Mortgage Rate on a Mortgage Loan as to which a voluntary principal prepayment in full has been made, exceeds the amount of interest actually received in connection with such prepayment.

•	The “Due Period” with respect to a Mortgage Loan and any Distribution Date is the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.
     Net Interest Shortfalls for Pool 1 and the Group 1 Certificates on any Distribution Date will be allocated among the Group 1 Certificates entitled to distributions in respect of interest proportionately based on the amount of Net Interest Shortfalls experienced by the Pool 1 and Current Interest otherwise distributable on the Group 1 Certificates on such Distribution Date.
     Net Interest Shortfalls for Pool 2A and Pool 2B on any Distribution Date will be allocated among each class of related Senior Certificates entitled to distributions in respect of interest and to all classes of Group 2 Subordinate Certificates proportionately based on (1) in the case of the Group 2A Senior Certificates and Group 2B Senior Certificates, the amount of Net Interest Shortfalls experienced by Pool 2A and Pool 2B, respectively, and Current Interest otherwise distributable thereon on such Distribution Date, and (2) in the case of Group 2 Subordinate Certificates, the amount of Net Interest Shortfalls experienced by Pool 2A and Pool 2B in the aggregate, and interest accrued on the Apportioned Principal Balances of the Group 2 Subordinate Certificates before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.
     For purposes of allocating Net Interest Shortfalls for Pool 2A and Pool 2B to the Group 2 Subordinate Certificates on any Distribution Date, the “Apportioned Principal Balance” of any class of Group 2 Subordinate Certificates for any Distribution Date will be equal to the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) for that date.
     The “Pool Subordinate Amount” with respect to each of Pool 2A and Pool 2B on any Distribution Date will equal the excess of the aggregate Principal Balance of the Mortgage Loans in such Mortgage Pool as of the first day of the month preceding the month in which such Distribution Date occurs over the sum of the Class Principal Amounts of the Group 2A Senior Certificates or the Group 2B Senior Certificates, respectively, immediately before such Distribution Date.
     If on a particular Distribution Date, the Available Distribution Amount for a Mortgage Pool applied in the order described below under “ — Priority of Distributions” is not sufficient to make a full distribution of Current Interest on the Certificates in the related Certificate Group (an “Interest Shortfall”), with respect to any Certificate Group consisting of two or more classes of Senior Certificates, interest will be distributed on each Certificate of equal priority within such Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date. An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in a Mortgage Pool were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.
     Certificate Interest Rates. The “Certificate Interest Rate” for each Accrual Period for each class of Certificates is as follows:
     Group 1 Certificates:
     (A) Certificate Interest Rates for LIBOR Certificates. The “Certificate Interest Rate” for each class of LIBOR Certificates will be the applicable annual rate described below:
•	Class 1-A1 Certificates: the least of (i) One-Month LIBOR plus [ ]% (the “1-A1 Margin”), (ii) the Net WAC for Pool 1 and (iii) 11.50%.

•	Class 1-A2 Certificates: the least of (i) One-Month LIBOR plus [ ]% (the “1-A2 Margin”), (ii) the Net WAC for Pool 1 and (iii) 11.50%.

•	Class 1-A3 Certificates: the least of (i) One-Month LIBOR plus [ ]% (the “1-A3 Margin”), (ii) the Net WAC for Pool 1 and (iii) 11.50%.

•	Class 1-B1 Certificates: the least of (i) One-Month LIBOR plus [ ]% (the “1-B1 Margin”), (ii) the Net WAC for Pool 1 and (iii) 11.50%.

•	Class 1-B2 Certificates: the least of (i) One-Month LIBOR plus [ ]% (the “1-B2 Margin”), (ii) the Net WAC for Pool 1 and (iii) 11.50%.
     As described at “The Agreements — Optional Redemption of the Certificates,” if the holder of the Class 1-LTR Certificate has not redeemed the Group 1 Certificates on or prior to the Group 1 Step-Up Date, then on the immediately following Distribution Date, the 1-A1 Margin will be increased to [ ]%, the 1-A2 Margin will be increased to [ ]%, the 1-A3 Margin will be increased to [ ]%, the 1-B1 Margin will be increased to [ ]%, the 1-B2 Margin will be increased to [ ]%, and such increased margins will remain in effect on all subsequent Distribution Dates.
     (B) Certificate Interest Rate for the Class 1-XA Certificates. The “Certificate Interest Rate” applicable to the Class 1-XA Certificates will be a per annum rate equal to the excess, if any, of the Net WAC for Pool 1 over the weighted average of the Certificate Interest Rates of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates (for the first Distribution Date only, adjusted to reflect the actual number of days in the Accrual Period).
     Notwithstanding the foregoing, on each Distribution Date, the Interest Distribution Amount that would otherwise be distributable to the holders of the Class 1-XA Certificates, based on the applicable Certificate Interest Rate described above, may be reduced by the amount, if any, that is necessary to fund payment of any Net WAC Shortfalls to the holders of the Class 1-A1, Class 1-A2 or Class 1-A3

Certificates (See “— Reserve Fund” below). The holders of the Class 1-XA Certificates will not be reimbursed for amounts distributed from the Reserve Fund to the Class 1-A1, Class 1-A2 or Class 1-A3 Certificates.
     (C) Certificate Interest Rate for the Class 1-XB Certificates. The “Certificate Interest Rate” applicable to the Class 1-XB Certificates will be a per annum rate equal to the excess, if any, of the Net WAC for Pool 1 over the weighted average of the Certificate Interest Rates of the Class 1-B1 and Class 1-B2 Certificates (for the first Distribution Date only, adjusted to reflect the actual number of days in the Accrual Period).
     Notwithstanding the foregoing, on each Distribution Date, the Interest Distribution Amount that would otherwise be distributable to the holders of the Class 1-XB Certificates, based on the applicable Certificate Interest Rate described above, may be reduced by the amount, if any, that is necessary to fund payment of any Net WAC Shortfalls to the holders of the Class 1-B1 and Class 1-B2 Certificates (See “— Reserve Fund” below). The holders of the Class 1-XB Certificates will not be reimbursed for amounts distributed from the Reserve Fund to the Class 1-B1 or Class 1-B2 Certificates.
     (D) Certificate Interest Rates for the Class 1-AR, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6 and Class 1-LTR Certificates. The Certificate Interest Rate applicable to each of the Class 1-AR, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates will equal the Net WAC for Pool 1. The Class 1-LTR Certificate will not have a Certificate Interest Rate.
     Group 2A Senior Certificates:
•	Class 2A-A1 and Class 2-AR Certificates: the Net WAC for Pool 2A. The Class 2-LTR Certificates will not have an interest rate.
     Group 2B Senior Certificates:
•	Class 2B-A1 Certificates: the Net WAC for Pool 2B.
     Group 2 Subordinate Certificates:
•	Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates: the Group 2 Subordinate Net WAC.

•	The “Group 2 Subordinate Net WAC” as of any Distribution Date will equal the weighted average of the Net WAC for Pool 2A and Pool 2B, in each case weighted on the basis of the relative Pool Subordinate Amounts for such Pools, immediately prior to such Distribution Date.

     Net WAC Shortfalls. For any class of LIBOR Certificates and any Distribution Date, the “Net WAC Shortfall” for such class will equal the sum of:
(i)	the excess, if any, of an amount that would have been the Current Interest for such class if the Certificate Interest Rate for such class were calculated without regard to clause (ii) in the definition thereof (which is referred to as “basis risk”), over the actual Current Interest for such class for such Distribution Date;

(ii)	any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)	interest for the applicable Accrual Period on the amount described in clause (ii) above based on the applicable Certificate Interest Rate (determined without regard to clause (ii) in the definition thereof).
     Reserve Fund. Pursuant to the terms of the Pooling and Servicing Agreement, the Securities Administrator will establish an account (the “Reserve Fund”), which will be held in trust by the Securities Administrator on behalf of the holders of the LIBOR Certificates and the Class 1-XA and Class 1-XB Certificates. For federal income tax purposes, the Reserve Fund will not be an asset of any REMIC. The Reserve Fund will be the sole source of payments to the holders of the LIBOR Certificates with respect to any Net WAC Shortfalls on such Certificates.
     The Reserve Fund will comprise two sub accounts: the “Class 1-XA Sub Account,” and the “Class 1-XB Sub Account” (each, a “Sub Account”). On each Distribution Date, (i) Current Interest that would otherwise be distributable with respect to the Class 1-XA Certificates will be deposited instead in the Reserve Fund and credited to the Class 1-XA Sub Account and (ii) Current Interest that would otherwise be distributable with respect to the Class 1-XB Certificates will be deposited instead in the Reserve Fund and credited to the Class 1-XB Sub Account, in each case, to the extent of the applicable “Required Reserve Fund Deposit” for such class in the manner described below.
     For any Distribution Date, the “Required Reserve Fund Deposit” for the Class 1-XA Certificates will be an amount equal to the lesser of (i) the Current Interest for the Class 1-XA Certificates for such Distribution Date and (ii) the amount required to bring the balance of the Class 1-XA Sub Account up to an amount equal to the sum of (a) the Net WAC Shortfalls for such Distribution Date with respect to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates and (b) $5,000.
     For any Distribution Date, the “Required Reserve Fund Deposit” for the Class 1-XB Certificates will be an amount equal to the lesser of (i) the Current Interest for the Class 1-XB Certificates for such Distribution Date and (ii) the amount required to bring the balance of the Class 1-XB Sub Account up to an amount equal to the sum of (a) the Net WAC Shortfalls for such Distribution Date with respect to the Class 1-B1 and Class 1-B2 Certificates and (b) $5,000.
     The holders of the Class 1-XA and Class 1-XB Certificates will not be entitled to reimbursement for any related Required Reserve Fund Deposit.
     For any Distribution Date, the Securities Administrator will deposit into the Reserve Fund and credit to the appropriate Sub Account of the Reserve Fund, any Required Reserve Fund Deposit for such date.
     On any Distribution Date for which a Net WAC Shortfall exists with respect to the Class 1-A1, Class 1-A2 or Class 1-A3 Certificates, the Securities Administrator will withdraw from the Reserve Fund and debit to the Class 1-XA Sub Account, the amount of such Net WAC Shortfall for distribution on such Distribution Date as described herein under “ — Priority of Distributions.” Distributions to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates from the Class 1-XA Sub Account will be allocated among the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates pro rata, on the basis of the amount of Net WAC Shortfalls experienced by each such class of LIBOR Certificates and the aggregate amount of Net WAC Shortfalls experienced by all of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates (as a group).
     On any Distribution Date for which a Net WAC Shortfall exists with respect to the Class 1-B1 or Class 1-B2 Certificates, the Securities Administrator will withdraw from the Reserve Fund and debit to the Class 1-XB Sub Account the amount of such Net WAC Shortfall for distribution on such Distribution Date as described herein under “ — Priority of Distributions.” Distributions to the Class 1-B1 and Class 1-B2 Certificates from the Class 1-XB Sub Account will be allocated sequentially to the Class 1-B1 and Class 1-B2 Certificates, in that order.
     If, immediately after any Distribution Date, the amount credited to any Sub Account of the Reserve Fund exceeds the initial credit thereto, the Securities Administrator will distribute such excess from the Reserve Fund to the holders of the Certificates for which such amounts were credited to the relevant Sub Account.
     Determination of LIBOR. With respect to the LIBOR Certificates, on the second LIBOR Business Day preceding the commencement of each Accrual Period (each such date, a “One-Month LIBOR Determination Date”), the Securities Administrator will determine One-Month LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the One-Month LIBOR Determination Date.
     The BBA’s Interest Settlement Rates are currently displayed on the Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.
     A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
     With respect to any One-Month LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page. If either such rate is not published for the applicable One-Month LIBOR Determination Date, One-Month LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate for One-Month LIBOR, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate for One-Month LIBOR. The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (with the expense of such opinion being reimbursable to the Securities Administrator from the assets of the Issuing Entity) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

     The establishment of One-Month LIBOR on each One-Month LIBOR Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the Certificate Interest Rate applicable to each class of LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding. Notwithstanding the foregoing, One-Month LIBOR for the first Distribution Date will be determined two Business Days prior to the Closing Date.
Distributions of Principal
     General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between the Senior Certificates and the Subordinate Certificates as follows:
     Senior Principal Distribution Amount. On each Distribution Date and with respect to each Certificate Group, the related Mortgage Pool’s Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for such Certificate Group, up to the amount of the related Senior Principal Distribution Amount, will be distributed as principal on the Senior Certificates of such Certificate Group.
The “Senior Principal Distribution Amount” for the Senior Certificates of a Certificate Group for each Distribution Date is equal to the sum of:
     (1) the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;
     (2) the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Subsequent Recoveries, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period; and (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the Seller or any other person pursuant to the Mortgage Loan Purchase Agreement due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to the related Prepayment Period;
     (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Prepayment Percentage for that date and (ii) the related remaining Principal Balance of the related Mortgage Loan at the time of liquidation; and
     (4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates of a Certificate Group from prior Distribution Dates.

•	A “Scheduled Payment” with respect to a Mortgage Loan means the scheduled monthly payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the related Servicing Agreement, will give effect to any related debt service reduction and any related deficient valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.

•	The “Senior Percentage” for each Mortgage Pool for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Senior Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Principal Balance of all Mortgage Loans in that Mortgage Pool and for such Distribution Date. Since approximately 99.67% of the Mortgage Loans in Pool 1 provide for payments solely of interest (and not scheduled principal) for the first three through ten years following origination, holders of the Group 1 Senior Certificates are not expected to receive any significant payments of scheduled principal during the first three-year period and increasing, but limited payments of scheduled principal for the next seven-year period, notwithstanding the calculation of the Senior Percentage above. Since approximately 90.92% of the Mortgage Loans in Pool 2A provide for payments solely of interest (and not scheduled principal) for the first five through ten years following origination, holders of the Group 2A Senior Certificates are not expected to receive any significant payments of scheduled principal during the first five-year period and increasing, but limited payments of scheduled principal for the next five-year period, notwithstanding the calculation of the Senior Percentage above. Since approximately 91.60% of the Mortgage Loans in Pool 2B provide for payments solely of interest (and not scheduled principal) for the first ten years following origination, holders of Group 2B Senior Certificates are not expected to receive any significant payments of scheduled principal during the first ten-year period, notwithstanding the calculation of the Senior Percentage above.

•	The “Senior Termination Date” is the date on which the aggregate Class Principal Amount of the Senior Certificates related to a Mortgage Pool is reduced to zero.

•	The “Aggregate Subordinate Percentage” for any Distribution Date and Pool 1 is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Group 1 Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool 1 Balance for such Distribution Date. The “Aggregate Subordinate Percentage” for any Distribution Date and Pool 2A and Pool 2B is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Group 2 Subordinate Certificates immediately prior to that date, and the denominator of which is the sum of the Pool 2A Balance and the Pool 2B Balance for such Distribution Date.

•	The “Pool Balance” for any Distribution Date will equal the aggregate of the Principal Balances of the Mortgage Loans outstanding on the Due Date of the month preceding the month of that Distribution Date. The “Pool 1 Balance” for any Distribution Date will equal the aggregate of the Principal Balances of the Mortgage Loans in Pool 1 outstanding on the Due Date of the month preceding the month of that Distribution Date. The “Pool 2A Balance” for any Distribution Date will equal the aggregate of the Principal Balances of the

Mortgage Loans in Pool 2A outstanding on the Due Date of the month preceding the month of that Distribution Date. The “Pool 2B Balance” for any Distribution Date will equal the aggregate of the Principal Balances of the Mortgage Loans in Pool 2B outstanding on the Due Date of the month preceding the month of that Distribution Date.

•	The “Senior Prepayment Percentage” means, with respect to Pool 1, the “Group 1 Senior Prepayment Percentage” and with respect to Pool 2A and Pool 2B, the Group 2 Senior Prepayment Percentage.
     Group 1 Senior Prepayment Percentage:
     The “Group 1 Senior Prepayment Percentage for any Distribution Date occurring before the Distribution Date in June 2017 and Pool 1 is 100%. Thereafter, the Group 1 Senior Prepayment Percentage will be subject to gradual reduction as described follows:
•	for any Distribution Date occurring in or after June 2017 but before June 2018, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

•	for any Distribution Date occurring in or after June 2018 but before June 2019, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

•	for any Distribution Date occurring in or after June 2019 but before June 2020, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

•	for any Distribution Date occurring in or after June 2020 but before June 2021, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

•	for any Distribution Date occurring in June 2021 or thereafter, the related Senior Percentage for that date.
     Notwithstanding the preceding paragraphs, no decrease in the Group 1 Senior Prepayment Percentage will occur as described above unless the Group 1 Step-Down Test is satisfied on such Distribution Date.
     As to any Distribution Date, the “Group 1 Step-Down Test” will be satisfied if both of the following conditions are met:
     first, the outstanding principal balance of all Pool 1 Mortgage Loans delinquent 60 days or more (including Pool 1 Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amounts on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Group 1 Subordinate Certificates, does not equal or exceed 50%; and

     second, cumulative Realized Losses on the Pool 1 Mortgage Loans do not exceed:
•	for each Distribution Date occurring in the period from June 2017 to May 2018, 30% of the aggregate Class Principal Amount of the Group 1 Subordinate Certificates as of the Closing Date (the “Original Group 1 Subordinate Class Principal Amount”);

•	for each Distribution Date occurring in the period from June 2018 to May 2019, 35% of the Original Group 1 Subordinate Class Principal Amount;

•	for each Distribution Date occurring in the period from June 2019 to May 2020, 40% of the Original Group 1 Subordinate Class Principal Amount;

•	for each Distribution Date occurring in the period from June 2020 to May 2021, 45% of the Original Group 1 Subordinate Class Principal Amount; and

•	for the Distribution Date in June 2021 and thereafter, 50% of the Original Group 1 Subordinate Class Principal Amount.
     Notwithstanding the preceding paragraphs, if the Group 1 Two Times Test is satisfied (i) on any Distribution Date before the Distribution Date in June 2010, the Group 1 Senior Prepayment Percentage will be equal to the Group 1 Senior Percentage plus 50% of an amount equal to 100% minus the Group 1 Senior Percentage and (ii) on or after the Distribution Date in June 2010, the Group 1 Senior Prepayment Percentage will equal the related Senior Percentage. However, if, on any Distribution Date occurring on or after the Distribution Date in June 2017, the Group 1 Senior Percentage exceeds such Senior Percentage on the Closing Date, the Group 1 Senior Prepayment Percentage for that date will once again equal 100%.
The “Group 1 Two Times Test” will be satisfied on any Distribution Date if all the following conditions are met:
•	the Aggregate Subordinate Percentage for Pool 1 is at least two times the Aggregate Subordinate Percentage as of the Closing Date;

•	the condition described in clause first of the definition of “Group 1 Step-Down Test” (described above) is satisfied; and

•	on or prior to the Distribution Date in May 2010, cumulative Realized Losses with respect to Pool 1 do not exceed 20% of the aggregate Class Principal Amount of the Group 1 Subordinate Certificates as of the Closing Date and on or after the Distribution Date in June 2010, cumulative Realized Losses with respect to Pool 1 do not exceed 30% of the aggregate Class Principal Amount of the Group 1 Subordinate Certificates as of the Closing Date.

     If on any Distribution Date the allocation to the Group 1 Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.
     Group 2 Senior Prepayment Percentage:
     The “Group 2 Senior Prepayment Percentage” for any Distribution Date occurring before the Distribution Date in June 2014 and each of Pool 2A and Pool 2B is 100%. Thereafter, the Group 2 Senior Prepayment Percentage for each of Pool 2A and Pool 2B will be subject to gradual reduction as described follows:
•	for any Distribution Date occurring in or after June 2014 but before June 2015, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

•	for any Distribution Date occurring in or after June 2015 but before June 2016, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

•	for any Distribution Date occurring in or after June 2016 but before June 2017, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

•	for any Distribution Date occurring in or after June 2017 but before June 2018, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

•	for any Distribution Date occurring in June 2018 or thereafter, the related Senior Percentage for that date.
     Notwithstanding the preceding paragraphs, no decrease in the Group 2 Senior Prepayment Percentage will occur as described above unless the Group 2 Step-Down Test is satisfied on such Distribution Date.
     As to any Distribution Date, the “Group 2 Step-Down Test” will be satisfied if both of the following conditions are met:
     first, the outstanding principal balance of all Mortgage Loans in Pool 2A and Pool 2B that are delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amounts on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Group 2 Subordinate Certificates, does not equal or exceed 50%; and

     second, cumulative Realized Losses on the Mortgage Loans in Pool 2A and Pool 2B do not exceed:
•	for each Distribution Date occurring in the period from June 2014 to May 2015, 30% of the aggregate Class Principal Amount of the Group 2 Subordinate Certificates as of the Closing Date (the “Original Group 2 Subordinate Class Principal Amount”);

•	for each Distribution Date occurring in the period from June 2015 to May 2016, 35% of the Original Group 2 Subordinate Class Principal Amount;

•	for each Distribution Date occurring in the period from June 2016 to May 2017, 40% of the Original Group 2 Subordinate Class Principal Amount;

•	for each Distribution Date occurring in the period from June 2017 to May 2018, 45% of the Original Group 2 Subordinate Class Principal Amount; and

•	for the Distribution Date in June 2018 and thereafter, 50% of the Original Group 2 Subordinate Class Principal Amount.
     Notwithstanding the preceding paragraphs, if the Group 2 Two Times Test is satisfied (i) on any Distribution Date before the Distribution Date in June 2010, the Group 2 Senior Prepayment Percentage will be equal to the related Senior Percentage plus 50% of an amount equal to 100% minus the related Senior Percentage and (ii) on or after the Distribution Date in June 2010, the Group 2 Senior Prepayment Percentage will equal the related Senior Percentage. However, if, on any Distribution Date occurring on or after the Distribution Date in June 2014, the Group 2 Senior Percentage exceeds such Senior Percentage on the Closing Date, the Group 2 Senior Prepayment Percentage for that date will once again equal 100%.
The “Group 2 Two Times Test” will be satisfied on any Distribution Date if all the following conditions are met:
•	the related Aggregate Subordinate Percentage is at least two times the related Aggregate Subordinate Percentage as of the Closing Date;

•	the condition described in clause first of the definition of “Group 2 Step-Down Test” (described above) is satisfied; and

•	on or prior to the Distribution Date in May 2010, cumulative Realized Losses with respect to Pool 2A and Pool 2B do not exceed 20% of the aggregate Class Principal Amount of the Group 2 Subordinate Certificates as of the Closing Date and on or after the Distribution Date in June 2010, cumulative Realized Losses with respect to Pool 2A and Pool 2B (in the aggregate) do not exceed 30% of the aggregate Class Principal Amount of the Group 2 Subordinate Certificates as of the Closing Date.

     If on any Distribution Date the allocation to the Group 2A Senior Certificates and Group 2B Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the Group 2 Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.
     Subordinate Principal Distribution Amount for Group 1 Subordinate Certificates: Except as provided in the next paragraph, from the Available Distribution Amount remaining after the payment of interest and principal to the Group 1 Senior Certificates and any Group 1 Subordinate Certificate ranking in higher priority as described at “ — Priority of Distributions,” each class of Group 1 Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of the Subordinate Principal Distribution Amount for Pool 1. Distributions of principal with respect to the Group 1 Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of their numerical class designations, beginning with the Class 1-B1 Certificates, until each such class has received its pro rata share for that Distribution Date. Distributions to each such class’ share of the Subordinate Principal Distribution Amount for Pool 1 will be made only after payments of interest and principal to each class ranking senior to such class, and interest to such class, have been paid. See “ — Priority of Distributions.”
     With respect to each class of Group 1 Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all classes of Group 1 Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of Group 1 Subordinate Certificates, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.
•	The “Applicable Credit Support Percentage” for each class of Group 1 Subordinate Certificates and any Distribution Date will equal the sum of the Class Subordination Percentages of that class and the aggregate Class Subordination Percentage of all other classes of Group 1 Subordinate Certificates having higher numerical class designations than that class.

•	The “Class Subordination Percentage” for any Distribution Date and each class of Group 1 Subordinate Certificates will equal a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Principal Amount of all classes of Group 1 Certificates immediately before that Distribution Date.
     The approximate original Applicable Credit Support Percentages for the Group 1 Subordinate Classes of Certificates on the date of issuance of such Certificates are expected to be as follows:

Class 1-B1	2.00%
Class 1-B2	1.65%
Class 1-B3	1.35%
Class 1-B4	0.40%
Class 1-B5	0.25%
Class 1-B6	0.10%
•	The “Subordinate Principal Distribution Amount” for Pool 1 and for each Distribution Date is equal to the sum of:
     (1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in Pool 1 due during the related Due Period;
     (2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in Pool 1 during the related Prepayment Period, (ii) each other unscheduled collection, including Subsequent Recoveries, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in Pool 1 that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in Pool 1 received during the related Prepayment Period and (iii) the principal portion of the purchase price of each Mortgage Loan in Pool 1 that was purchased by the Seller or any other person pursuant to the Mortgage Loan Purchase Agreement due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in Pool 1, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in Pool 1 with respect to such Distribution Date;
     (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in Pool 1 that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and
     (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;
     Subordinate Principal Distribution Amount for Group 2 Subordinate Certificate: Except as provided in the next paragraph, from the Available Distribution Amount remaining after the payment of interest and principal to the Group 2A Senior Certificates, the Group 2B Senior Certificates and any Group 2 Subordinate Certificate ranking in higher priority as described at “ — Priority of Distributions,” each class of Group 2 Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of the aggregate of the Subordinate Principal Distribution Amounts for Pool 2A and Pool 2B. Distributions of principal with respect to the Group 2 Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of their numerical class designations, beginning with the Class 2-B1 Certificates, until each such class has received its pro rata share for that Distribution Date. Distributions to each such class’ share of the aggregate of the Subordinate Principal Distribution Amounts for Pool 2A and Pool 2B

will be made only after payments of interest and principal to each class ranking senior to such class, and interest to such class, have been paid. See “ — Priority of Distributions.”
     With respect to each class of Group 2 Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all classes of Group 2 Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of Group 2 Subordinate Certificates, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.
•	The “Applicable Credit Support Percentage” for each class of Group 2 Subordinate Certificates and any Distribution Date will equal the sum of the Class Subordination Percentages of that class and the aggregate Class Subordination Percentage of all other classes of Group 2 Subordinate Certificates having higher numerical class designations than that class.

•	The “Class Subordination Percentage” for any Distribution Date and each class of Group 2 Subordinate Certificates will equal a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Principal Amount of all classes of Group 2 Certificates immediately before that Distribution Date.
     The approximate original Applicable Credit Support Percentages for the Group 2 Subordinate Classes of Certificates on the date of issuance of such Certificates are expected to be as follows:

Class 2-B1	4.00%
Class 2-B2	2.25%
Class 2-B3	1.50%
Class 2-B4	1.00%
Class 2-B5	0.60%
Class 2-B6	0.25%
•	The “Subordinate Principal Distribution Amount” for each of Pool 2A and Pool 2B for each Distribution Date is equal to the sum of:
     (1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in Pool 2A or Pool 2B, as applicable, due during the related Due Period;
     (2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in Pool 2A or Pool 2B, as applicable, during the related Prepayment Period, (ii) each other unscheduled collection, including Subsequent Recoveries, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in Pool 2A or Pool 2B, as applicable, that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in Pool 2A or Pool 2B, as applicable, received during the related Prepayment Period and (iii) the principal portion of the purchase price of each Mortgage Loan in Pool 2A or Pool 2B, as applicable, that was purchased by the Seller or any other person pursuant to the Mortgage Loan Purchase Agreement due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in Pool 2A or Pool 2B, as applicable, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in Pool 2A or Pool 2B, as applicable, with respect to such Distribution Date;
     (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in Pool 2A or Pool 2B, as applicable, that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and
     (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;
Minus the sum of:
     (A) if the aggregate Class Principal Amount of either of Certificate Group 2A or Certificate Group 2B has been reduced to zero, principal paid from the Available Distribution Amount from the related Mortgage Pool to the other Certificate Group, as described under “ — Limited or No Cross-Collateralization”; and
     (B) the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the Group 2A Senior Certificates or Group 2B Senior Certificates related to an Undercollateralized Group, as described under “ — Limited or No Cross-Collateralization.”
Definitions Applicable to Group 1 Subordinate Certificates and Group 2 Subordinate Certificates.
•	The “Subordinate Class Percentage” for each class of the Group 1 Subordinate Certificates and the Group 2 Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Amount of such class of Subordinate Certificates immediately prior to such Distribution Date by the aggregate Class Principal Amount of all classes of Group 1 Subordinate Certificates or Group 2 Subordinate Certificates, respectively, immediately prior to such date.

•	The “Subordinate Prepayment Percentage” for any Distribution Date and for any Mortgage Pool is the difference between 100% and the related Senior Prepayment Percentage for such Mortgage Pool and such Distribution Date.

•	The “Subordinate Percentage” with respect to each Mortgage Pool and any Distribution Date will be equal to the difference between 100% and the related Senior Percentage for such Mortgage Pool on such Distribution Date.

Priority of Distributions
     Payment Priorities for Pool 1. On each Distribution Date, the Available Distribution Amount for Pool 1 will be allocated among the Group 1 Certificates in the following order of priority:
(1)	Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of the Group 1 Senior Certificates; provided, however, that on each Distribution Date, the amount of interest that would otherwise be distributable to the Class 1-XA or Class 1-XB Certificates will (A) in the case of interest otherwise distributable to the Class 1-XA Certificates, be deposited in the Reserve Fund and credited to the Class 1-XA Sub Account (for distribution to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates pro rata, on the basis of the amount of Net WAC Shortfalls experienced by each such class of LIBOR Certificates and the aggregate amount of Net WAC Shortfalls experienced by all of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates (as a group)), to the extent of the Class 1-XA Required Reserve Fund Deposit for such Distribution Date in the manner described herein and (B) in the case of interest otherwise distributable to the Class 1-XB Certificates, be deposited in the Reserve Fund and credited to the Class 1-XB Sub Account (for distribution sequentially to the Class 1-B1 and Class 1-B2 Certificates in that order), to the extent of the Class 1-XB Required Reserve Fund Deposit for such Distribution Date in the manner provided herein;

(2)	to the Class 1-AR Certificates, the Senior Principal Distribution Amount for Pool 1, until their Class Principal Amount has been reduced to zero; and

(3)	pro rata, based on their respective Class Principal Amounts, to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, the remaining Senior Principal Distribution Amount for Pool 1, until their respective Class Principal Amounts have been reduced to zero.

(4)	From the remaining Available Distribution Amount from Pool 1 remaining after application of priorities (1) through (3) above, in the following order of priority:
(a)	to the Class 1-B1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(b)	to the Class 1-B1 Certificates, such class’ Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amount for Pool 1, until its Class Principal Amount has been reduced to zero;

(c)	to the Class 1-B2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(d)	to the Class 1-B2 Certificates, such class’ Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amount for Pool 1, until its Class Principal Amount has been reduced to zero;

(e)	to the Class 1-B3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(f)	to the Class 1-B3 Certificates, such class’ Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amount for Pool 1, until its Class Principal Amount has been reduced to zero;

(g)	to the Class 1-B4 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(h)	to the Class 1-B4 Certificates, such class’ Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amount for Pool 1, until its Class Principal Amount has been reduced to zero;

(i)	to the Class 1-B5 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(j)	to the Class 1-B5 Certificates, such class’ Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amount for Pool 1, until its Class Principal Amount has been reduced to zero;

(k)	to the Class 1-B6 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

(l)	to the Class 1-B6 Certificates, such class’ Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amount for Pool 1, until its Class Principal Amount has been reduced to zero; and
(5)	To the Class 1-AR and Class 1-LTR Certificates, any remaining Available Distribution Amount from Pool 1, allocated between such classes in the manner specified in the Pooling and Servicing Agreement (with any such amounts representing net gain resulting from the sale of any REO Properties or other Liquidation Proceeds allocated solely to the Class 1-LTR Certificate).
     Payment Priorities for Pool 2A and Pool 2B. On each Distribution Date, the Available Distribution Amount from Pool 2A (in the case of the Pool 2A Senior Certificates), the Available Distribution Amount from Pool 2B (in the case of the Pool 2B Senior Certificates) and the Available Distribution Amount from Pool 2A and Pool 2B (in the aggregate) (in the case of the Group 2 Subordinate Certificates) will be allocated among the classes of Group 2A Senior Certificates, Group 2B Senior Certificates and Group 2 Subordinate Certificates in the following order of priority:
(1)	From the Available Distribution Amount for Pool 2A, concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Group 2A Senior Certificates thereof;

(2)	From the Available Distribution Amount for Pool 2A and remaining after application of priority (1) above, sequentially, to the Class 2-AR Certificates and the Class 2A-A1 Certificates, in that order, the Senior Principal Distribution Amount for Pool 2A, until their respective Class Principal Amounts have been reduced to zero;

(3)	From the Available Distribution Amount for Pool 2B, concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Group 2B Senior Certificates thereof;

(4)	From the Available Distribution Amount for Pool 2B and remaining after application of priority (3) above, to the Class 2B-A1 Certificates, the Senior Principal Distribution Amount for Pool 2B, until its Class Principal Amount has been reduced to zero;

(5)	From the remaining Available Distribution Amount from Pool 2A and Pool 2B in the aggregate remaining after application of priorities (1), (2), (3) and (4) above, in the following order of priority:
(a)	to the Class 2-B1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(b)	to the Class 2-B1 Certificates, such class’ Subordinate Class Percentage of the aggregate of the Subordinate Principal Distribution Amounts for each of Pool 2A and Pool 2B, until its Class Principal Amount has been reduced to zero;

(c)	to the Class 2-B2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(d)	to the Class 2-B2 Certificates, such class’ Subordinate Class Percentage of the aggregate of the Subordinate Principal Distribution Amounts for each of Pool 2A and Pool 2B, until its Class Principal Amount has been reduced to zero;

(e)	to the Class 2-B3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(f)	to the Class 2-B3 Certificates, such class’ Subordinate Class Percentage of the aggregate of the Subordinate Principal Distribution Amounts for each of Pool 2A and Pool 2B, until its Class Principal Amount has been reduced to zero;

(g)	to the Class 2-B4 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(h)	to the Class 2-B4 Certificates, such class’ Subordinate Class Percentage of the aggregate of the Subordinate Principal Distribution Amounts for each of Pool 2A and Pool 2B, until its Class Principal Amount has been reduced to zero;

(i)	to the Class 2-B5 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(j)	to the Class 2-B5 Certificates, such class’ Subordinate Class Percentage of the aggregate of the Subordinate Principal Distribution Amounts for each of Pool 2A and Pool 2B, until its Class Principal Amount has been reduced to zero;

(k)	to the Class 2-B6 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(l)	to the Class 2-B6 Certificates, such class’ Subordinate Class Percentage of the aggregate of the Subordinate Principal Distribution Amounts for each of Pool 2A and Pool 2B, until its Class Principal Amount has been reduced to zero; and
(6)	To the Class 2-AR and Class 2-LTR Certificates, any remaining Available Distribution Amount from Pool 2A and Pool 2B in the aggregate, allocated between such classes in the manner specified in the Pooling and Servicing Agreement (with any such amounts representing net gain resulting from the sale of any REO Properties or other Liquidation Proceeds allocated solely to the Class 2-LTR Certificate).
     On each Distribution Date on and after the Group 2 Credit Support Depletion Date, the Available Distribution Amount for Pool 2A and Pool 2B will be combined and distributed to the remaining classes of Group 2A and Group 2B Senior Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal on a pro rata basis; and third, to the Class 2-AR Certificate, any remaining Available Distribution Amount from Pool 2A and Pool 2B (in the aggregate). The “Group 2 Credit Support Depletion Date” is the date on which the aggregate Class Principal Amount of the Group 2 Subordinate Certificates has been reduced to zero.
Limited or No Cross-Collateralization
     The priority of distributions described above in “ — Priority of Distributions” with respect to Pool 2A and Pool 2B will be subject to change if any of Pool 2A or Pool 2B is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.
     a. Cross-Collateralization Due to Rapid Prepayments in Pool 2A or Pool 2B. The priority of distributions will change on a Distribution Date in the case where Pool 2A or Pool 2B is experiencing rapid prepayments provided all the following conditions are met:
•	the aggregate Class Principal Amount of the Group 2A Senior Certificates or Group 2B Senior Certificates has been reduced to zero or will be reduced to zero after giving effect to distributions on such Distribution Date;

•	there are still Group 2 Subordinate Certificates Outstanding; and

•	either (i) the Aggregate Subordinate Percentage for the Group 2 Subordinate Certificates on that date is less than 200% of the Aggregate Subordinate Percentage for the Group 2 Subordinate Certificates as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Loans in Pool 2A or Pool 2B delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Mortgage Pool’s applicable Pool Subordinate Amount, is greater than or equal to 50%.
     When all of these three conditions are satisfied and (1) the Group 2A Senior Certificates have been paid in full, all principal received or advanced with respect to the Mortgage Loans in Pool 2A or Pool 2B will be applied as a distribution of principal to the Group 2B Senior Certificates (on a pro rata basis) rather than applied as a principal distribution to the Group 2 Subordinate Certificates or (2) the

Group 2B Senior Certificates have been paid in full, all principal received or advanced with respect to the Mortgage Loans in Pool 2A or Pool 2B will be applied as a distribution of principal to the Group 2A Senior Certificates (on a pro rata basis) rather than applied as a principal distribution to the Group 2 Subordinate Certificates. In each case, such principal would be distributed in the same priority as those Senior Certificates would receive other distributions of principal.
     b. Cross-Collateralization Due to Disproportionate Realized Losses in Pool 2A or Pool 2B. Realized losses of Pool 2A or Pool 2B are allocated generally to the Group 2 Subordinate Certificates and not just to the portion of the Group 2 Subordinate Certificates representing an interest in the Mortgage Pool that incurred the loss. Therefore, if Realized Losses of Pool 2A or Pool 2B that are allocated to the Group 2 Subordinate Certificates exceed the related Pool Subordinate Amount for that Mortgage Pool, the principal balance of the Mortgage Loans of that Mortgage Pool will be less than the principal balance of the related Certificate Group. That is, the principal balance of Mortgage Loans in that Mortgage Pool will be less than the Class Principal Amount of the Certificate Group being supported by that collateral and, therefore, the related Certificate Group is “undercollateralized.” In that situation, payments on the Mortgage Loans in the other Mortgage Pool will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group to the extent described below.
     If, on any Distribution Date, the aggregate Class Principal Amount of Certificate Group 2A or Certificate Group 2B is greater than the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool (such Certificate Group, the “Undercollateralized Group” and the other Certificate Group, an “Overcollateralized Group”), then until the occurrence of the Group 2 Credit Support Depletion Date, the priority of distributions described in this prospectus supplement under ” — Priority of Distributions” will be altered as follows:
•	the Available Distribution Amount for the Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Group will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group (the “Total Transfer Amount”) equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group will be distributed first to the Senior Certificates related to the Undercollateralized Group, in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, in the same order and priority as they would receive with respect to other distributions of principal to the extent required so that such Certificate Group will no longer qualify as an Undercollateralized Group; and (2) second, any remaining amount will be distributed pursuant to paragraph (3) under “ — Priority of Distributions” in this prospectus supplement.
     On each Distribution Date, the “Interest Transfer Amount” for an Undercollateralized Group will equal one month’s interest on the applicable Principal Transfer Amount at such Mortgage Pool’s weighted average Net Mortgage Rate, plus any shortfall of interest on the Senior Certificates of such Undercollateralized Group from prior Distribution Dates.
     On each Distribution Date, the “Principal Transfer Amount” for an Undercollateralized Group will equal the excess of the aggregate Class Principal Amount of the Senior Certificates related to that Undercollateralized Group over the aggregate Principal Balance of the Mortgage Loans in that Mortgage Pool.

     The payment of interest to the Certificates related to an Undercollateralized Group from the interest collected on the Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Group 2 Subordinate Certificates. In addition, after the aggregate of the Class Principal Amounts of the Group 2 Subordinate Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Senior Certificates related to the Undercollateralized Group.
     No such limited cross-collateralization, however, will exist between Pool 1 and any other Mortgage Pool. Interest and/or principal on the Group 1 Certificates will be payable solely from amounts collected on the Pool 1 Mortgage Loans, and principal received on Mortgage Loans from Pool 1 will not be available for distribution to the Group 2 Certificates under any circumstances.
Subordination of the Payment of the Subordinate Certificates
     The rights of the holders of the Group 1 Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Group 1 Senior Certificates and the rights of the holders of each class of Group 1 Subordinate Certificates (other than the Class 1-B1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Group 1 Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Group 1 Subordinate Certificates to the Group 1 Senior Certificates and the further subordination among the Group 1 Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.
     The rights of the holders of the Group 2 Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Group 2A Senior Certificates and Group 2B Senior Certificates and the rights of the holders of each class of Group 2 Subordinate Certificates (other than the Class 2-B1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Group 2 Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Group 2 Subordinate Certificates to the Group 2A Senior Certificates and Group 2B Senior Certificates and the further subordination among the Group 2 Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.
Allocation of Realized Losses
     If a Realized Loss occurs on the Mortgage Loans in Pool 1, then, on each Distribution Date the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Group 1 Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class 1-B6 Certificates while those Certificates are outstanding, then to the Class 1-B5 Certificates, and so forth) and second, to the Group 1 Senior Certificates, on the basis of their respective Certificate Principal Amounts. If a Realized Loss occurs on the Mortgage Loans in Pool 2A or Pool 2B, then, on each Distribution Date the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Group 2 Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class 2-B6 Certificates while those Certificates are outstanding, then to the Class 2-B5 Certificates, and so forth) and second, to the Senior Certificates related to the Mortgage Pool sustaining such losses, on the basis of their respective Certificate Principal Amounts; provided, however, that the portion of any Realized Losses calculated above that would otherwise reduce the Class Principal Amount of the Class 1-

A2 Certificates will first reduce the Class Principal Amount of the Class 1-A3 Certificates until the Class Principal Amount of the Class 1-A3 Certificates has been reduced to zero, before reducing the Class Principal Amount of the Class 1-A2 Certificates.
     The Class Principal Amount of the lowest ranking class of Group 1 Subordinate Certificates then outstanding will also be reduced by the amount, if any, by which the total Certificate Principal Amount of all the Group 1 Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Principal Balance of the Pool 1 Mortgage Loans for the related Distribution Date (a “Subordinate Certificate Writedown Amount”). The Class Principal Amount of the lowest ranking class of Group 2 Subordinate Certificates then outstanding will also be reduced by the amount, if any, by which the total Certificate Principal Amount of all the Group 2 Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Principal Balance of the Pool 2A and Pool 2B Mortgage Loans (in the aggregate) for the related Distribution Date (a “Subordinate Certificate Writedown Amount”).
•	In general, a “Realized Loss” means (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan, or (b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a “Deficient Valuation”). In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

•	A “Liquidated Mortgage Loan” generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related Servicer.
     In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan (after reimbursement of any unreimbursed advances or expenses of the Servicer), after any related Realized Loss has been allocated in reduction of the Class Principal Amount of a class of Certificates as described herein, such amount (a “Subsequent Recovery”) will be distributed to the Certificates still outstanding, in accordance with the priorities described under “ — Priority of Distributions,” and the Class Principal Amount of each class of Certificates then outstanding that has been reduced due to application of a Realized Loss will be increased, sequentially in order of seniority, by the lesser of (i) the amount of such Subsequent Recovery and (ii) the Realized Loss amount previously allocated to such class. Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Available Distribution Amount for the related Distribution Date.
STATIC POOL INFORMATION
The Sponsor
     Static pool information with respect to the Sponsor’s prior securitized pools during the period from September 1, 2002 to December 1, 2006, presented by mortgage pool, is available online at http://phx.corporate-ir.net/test/phoenix.zhtml?c=117494&p=irol-debt#. Access to this web address is unrestricted and free of charge. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.
Merrill Lynch Credit Corporation
     Static pool information with respect to the MLCC’s prior securitized pools during the period from January 1, 2004 to March 1, 2007, presented by mortgage pool, is available online at http://www.mlabsreports.ml.com by clicking on the hyperlink entitled “SEMT 2007-2. ” Access to this web address is unrestricted and free of charge.
Wells Fargo Bank, N.A.
     Certain static pool data for Wells Fargo Bank is available online at http://phx.corporate-ir.net/test/phoenix.zhtml?c=117494&p=irol-debt# by selecting “SEMT 2007-2” from the “Select a Deal” menu and selecting “Wells Fargo Static Pool Performance” from the “Select Report Type” menu and clicking on “Get Report.”
     Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage pools for which performance information is shown at the above internet addresses had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet addresses is in any way indicative of the performance of the Mortgage Loans to be held by the Issuing Entity. The Mortgage Loans will continue to be serviced in accordance with accepted servicing practices through charge-off, which we define as the ultimate liquidation of the loan or any REO acquired in respect of the loan. For purposes of Form 10-D reporting and other such reporting under the Securities Exchange Act, delinquency information on the Mortgage Loans will be provided through charge-off in thirty (30) day segments, measured as of the end of the month prior to the reporting month.
AFFILIATIONS AND RELATED TRANSACTIONS
     The Seller and Sponsor and the Depositor are both wholly owned subsidiaries of Redwood Trust, Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the Underwriters, is an affiliate of Merrill Lynch Credit Corporation (Originator and Servicer of a portion of the Mortgage Loans). Wells Fargo Bank, N.A. is the Master Servicer, Securities Administrator and Custodian for the Issuing Entity and also is an Originator and Servicer of a portion of the Mortgage Loans.
     Wells Fargo Bank, N.A. serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be held by the Issuing Entity. The terms of the Custodial Agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.
     There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the Seller, the Sponsor, the Depositor and the

Issuing Entity and (b) any of the Servicers, the Master Servicer, the Securities Administrator, the Custodian, the Trustee or any Originator of the Mortgage Loans.
MATERIAL LEGAL PROCEEDINGS
     At the Closing Date, other than litigation in the ordinary course of business involving foreclosures or other exercise of its rights as a creditor, there were no material pending proceedings to which any of the Sponsor, the Seller, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, the Securities Administrator or any Servicer or Originator were a party or of which any of their property was subject, and the Depositor is not aware of any material pending legal proceedings known to be contemplated by governmental authorities against the Sponsor, the Seller, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, the Securities Administrator or any Servicer or Originator.
THE SPONSOR
     RWT Holdings, Inc. (“RWT Holdings” or the “Seller or “Sponsor), is a Delaware corporation and wholly-owned subsidiary of Redwood Trust, Inc. and is headquartered in Mill Valley, California. RWT Holdings has acquired residential mortgage loans, directly or indirectly, from mortgage loan originators or sellers since it was organized in February 1998. RWT Holdings been active as a sponsor in the securitization market since 2002.
     As of May 1, 2007, RWT Holdings has sponsored the securitization of approximately $23.8 billion of residential mortgage loans ($4,077,538,500 in 2002, $6,198,200,700 in 2003, $10,199,107,364 in 2004, $1,440,123,400 in 2005, $1,035,362,200 in 2006 and $879,039,100 in 2007). RWT Holdings buys residential mortgage loans under several loan purchase agreements from mortgage loan originators or sellers nationwide that meet its seller/servicer eligibility requirements. We refer you to “Loan Program — Qualifications of Sellers” in the prospectus for a general description of the characteristics used to determine eligibility of collateral sellers. Prior to acquiring the mortgage loans, RWT Holdings conducts a review of the related mortgage loan seller and of the mortgage loans. RWT Holdings has developed a quality control program to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased will be subject to this quality control program. RWT Holdings in certain cases submits a sample of mortgage loans to a third party nationally recognized underwriting review for a compliance check of underwriting and review of income, asset and appraisal information. None of the Sponsor’s prior securitizations have defaulted and RWT Holdings has not experienced an early amortization triggering event in any of its prior securitizations.
     RWT Holdings acquires mortgage loans secured by first and second liens on one- to four- family residential properties. As a sponsor, RWT Holdings acquires mortgage loans in the secondary mortgage market and initiates their securitization by transferring the mortgage loans to the Depositor, which loans will ultimately be transferred to the Issuing Entity for the related securitization. On the Closing Date, RWT Holdings, as seller, will sell all of its interest in the mortgage loans to the Depositor. RWT Holdings works in coordination with the underwriters and rating agencies in structuring each securitization transaction. RWT Holdings does not currently service mortgage loans but rather contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are assessed based upon the servicing rating and the credit quality of the servicing institution, as well as for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide detailed reporting on the performance of the securitization pool.

THE DEPOSITOR
     Sequoia Residential Funding, Inc. (the “Depositor”), a Delaware corporation and indirect wholly-owned subsidiary of Redwood Trust, Inc., was organized in September 1999 and is headquartered in Mill Valley, California. The Depositor has been engaged since the end of 2001 in the securitization of mortgage loans of the types described in the accompanying prospectus. Since 2002, Sequoia Residential Funding, Inc. has been the Depositor on 33 securitization deals that have issued approximately $23.8 billion worth of residential mortgage-backed securities.
     The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the Mortgage Loans from the Sponsor/Seller and on the Closing Date will assign all of its interest in the Mortgage Loans to the Issuing Entity for the benefit of Certificateholders. In addition, after the issuance of the certificates, the Depositor will have certain obligations with respect to such certificates, such as the repurchase of Mortgage Loans as to which there is defective or incomplete documentation or a breach of a representation or warranty, and may have certain approval or consent rights as described in this prospectus supplement.
ADDITIONAL INFORMATION
     The Depositor has filed the registration statement with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-132123). The Depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the Depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System at the SEC’s website (http://www.sec.gov).
     The description in this prospectus supplement of the Issuing Entity and the Mortgaged Properties is based upon the Mortgage Pools as constituted at the close of business on the Statistical Calculation Date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the assets of the Issuing Entity as a result of incomplete documentation or otherwise, if the Depositor deems that removal necessary or appropriate. A limited number of other Mortgage Loans may be added to the assets of the Issuing Entity prior to the issuance of the Offered Certificates. The Depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the Offered Certificates are issued although the range of Mortgage Rates and maturities and some other characteristics of the Mortgage Loans held by the Issuing Entity may vary.
     A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the SEC after the initial issuance of the Offered Certificates. In the event a material number of Mortgage Loans are removed from or added to the assets of the Issuing Entity as described in the preceding paragraph, that removal or addition will be noted in the current report.
     Pursuant to the Pooling and Servicing Agreement, the Securities Administrator will prepare a monthly statement to Certificateholders containing the information described under “The Agreements — Certain Matters Under the Pooling and Servicing Agreement — Reports to Certificateholders.” The

Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website. The Securities Administrator’s website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.
     In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.
     See “Available Information” in the accompanying prospectus.
THE ORIGINATORS
American Mortgage Network, Inc. Underwriting Standards
     General. American Mortgage Network, Inc. is a Delaware corporation headquartered in San Diego and is an indirect wholly-owned subsidiary of Wachovia Bank, N.A. and Wachovia Corporation. American Mortgage Network originates loans for the national mortgage broker community through its network of branches and business-to-business over the Internet. It sells its loan production in the secondary mortgage market in servicing-released sales. It is approved to do business in 50 states and the District of Columbia either by license or exemption.
     The AmNet Mortgage Loans were originated or purchased by AmNet (either directly or through affiliates) from mortgage loan brokers. The AmNet Mortgage Loans have been originated in accordance with the underwriting criteria specified below. A majority of the AmNet Mortgage Loans were originated under one of the reduced documentation programs described below.
     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information.
     Under AmNet’s full documentation programs, as part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower’s credit history with merchants and lenders and record of bankruptcy or other public records. The borrower may be required to provide income documentation such as W-2 statements and current pay stubs to verify income and employment or verification may be obtained from an independent source (typically the borrower’s employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts or provide copies of bank statements to verify assets.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in acceptable condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports the outstanding loan balance. Appraisals in accordance with AmNet’s underwriting standards may be made on a full or a drive-by basis. AmNet may order discretionary reviews at any time to ensure the value of the properties.
     AmNet requires title insurance or coverage under a standard mortgage lien guaranty agreement for lenders for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.
     Under AmNet’s full documentation programs, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower’s monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by AmNet may be varied in appropriate cases where factors such as low loan-to-value ratios or other compensating factors exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.
     AmNet also originates mortgage loans under reduced documentation programs. These reduced documentation programs include a “Stated Income” program, where there is no verification of stated income, a “Stated Income/Stated Assets” program, where there is no verification of stated income or assets, a “No Income/No Assets/No Employment” program, where there is no verification of income, assets or employment, and a “No Ratio Documentation” program, where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender’s competitive position among other loan originators. Under a reduced documentation program, in determining the prospective borrower’s repayment ability, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification.
MLCC Underwriting Standards
     As of January 2001, MLCC retained Cendant Mortgage Corporation, now known as PHH Mortgage, to originate, process, and underwrite MLCC’s real estate based loan products on a “private-label” basis. Substantially all of the Mortgage Loans originated by MLCC in this transaction were either originated on MLCC’s behalf pursuant to this private-label relationship or acquired by MLCC pursuant to its Correspondent Lending Program (as hereinafter described). All first lien closed-end residential mortgage loans originated or acquired on this basis are serviced by PHH Mortgage at its servicing headquarters located in Mt. Laurel, New Jersey.
     MLCC underwriting guidelines are applied to evaluate an applicant’s credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property and Additional Collateral, if any, as collateral for any loan made by MLCC. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income, and expenses (except as described below), along with an authorization permitting MLCC to obtain any necessary third-party verifications, including a credit report summarizing the applicant’s credit history. Unless prohibited by applicable state law, the applicant may be required to pay an application fee to MLCC.

     In evaluating the applicant’s ability and willingness to repay the proposed loan, MLCC reviews the applicant’s credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, MLCC generally requests a written or oral verification of the balance and payment history of such debt from the servicer of such debt.
     MLCC verifies the applicant’s liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and at least two months’ worth of cash reserves.
     Except as described below, MLCC also evaluates the applicant’s income to determine its stability, probability of continuation, and adequacy to service the proposed MLCC debt payment. MLCC’s guidelines for verifying an applicant’s income and employment are generally as follows. For salaried applicants, MLCC typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent IRS forms 1040 or W-2, a current pay stub, and oral verification of employment. Oral verification of employment is typically obtained directly from the applicant’s employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. For non-salaried applicants, including self-employed applicants, MLCC requires copies of the applicant’s two most recent federal income tax returns, along with all supporting schedules. In some cases, MLCC may waive submission of such supporting schedules if this income is insignificant in relation to the applicant’s overall income, or does not affect the applicant’s ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant’s income shows significant variations from year to year.
     In determining the adequacy of the property as collateral for the loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH Mortgage on MLCC’s behalf, except as noted below. The appraiser is required to inspect the property and verify that it is in good condition and that renovation or construction, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. For certain re-finance transactions, MLCC typically will accept (a) the re-certification or appraisal update of a previously prepared appraisal if the applicant can produce an appraisal that was prepared approximately twelve months or less from the date of the application for the MLCC loan or (b) an FNMA Form 2055 “short form” appraisal (e.g., no interior inspection) if the applicant can produce an appraisal that was prepared roughly between twelve and twenty-four months from the date of the application for the MLCC loan. Most of the aforementioned appraisals may have been procured by STARS, an affiliate of PHH Mortgage.
     The applicant has the option of directly obtaining a title report or may choose to have MLCC obtain the report. Generally, all liens must be satisfied and removed prior to or upon the closing of the loan. Title insurance is required to be obtained for all first lien mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.
     Once sufficient employment, credit, and property information is obtained, the decision as to whether to approve the loan is based upon the applicant’s income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. MLCC also reviews the level of an applicant’s liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have a good credit history and a total debt-service-to-income (“DTI”) ratio that generally does not exceed 38%; however, this limit may be raised to 50% or greater if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. Generally, the DTI ratio is calculated as the ratio of the borrower’s total monthly debt obligations (including the interest-only payment that will be due on the requested loan calculated at the initial interest rate for such loan plus an additional 0.25% to 2.50%, depending upon the particular loan product requested by the applicant ), divided by the borrower’s total verified monthly income. In general, it is MLCC’s belief that the DTI ratio is only one of several factors, such as loan-to-value (“LTV”) ratio, credit history, and reserves, that should be considered in making a determination of an applicant’s ability to repay the proposed loan. As part of the underwriting process, MLCC typically reviews an applicant’s credit score. MLCC considers an applicant’s credit score in connection with other factors, including the applicant’s overall credit payment history, level of income, debts, and assets. It is not MLCC’s practice to accept or reject an application solely on the basis of the applicant’s credit score.
     Certain loans originated by MLCC were originated under loan programs that do not require verification of borrower income. In certain limited cases, MLCC may accept verification of borrower assets and/or status of credit history in addition to or in lieu of income verification, provided that the borrower meets certain standards with regard to the ratio of liquid assets to the loan amount and other compensating factors are present. MLCC’s loan origination process allows for expedited processing on certain loans based on the risk profile of the loan. During the origination process, MLCC conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. MLCC categorizes loans into different processing tracks based upon the overall risk profile of the loan, as evidenced by the LTV ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for MLCC to process the loan.
     MLCC uses a “liquidity ratio” as part of its underwriting criteria. The liquidity ratio is defined as the total amount of a borrower’s liquid assets, as verified by MLCC, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who requests a $250,000 loan amount would have a 2:1 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower’s liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, concentrated equity positions if the share price is less than $10, and any stock options or unvested shares of stock. MLCC believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income.
     The level of income documentation required by MLCC is determined by the combination of the borrower’s credit score and overall credit profile, liquidity ratio, and the LTV ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, MLCC may require the following different levels of income disclosure and verification:
     (1) no income disclosure;
     (2) debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required;
     (3) verification of income using streamlined/alternate documentation; or

     (4) full income disclosure and verification.
     A prospective borrower may apply for a loan that does not require income verification. MLCC determines if the prospective borrower would qualify for approval given no income verification based on several factors, including the borrower’s credit score and overall credit profile, the LTV ratio of the proposed loan and the amount of liquid assets, if applicable. If the borrower does not qualify for the requested loan based on no income verification underwriting, MLCC would require verification of income using streamlined/alternative documentation or full income disclosure and verification for such prospective borrower.
     MLCC also requires that the proposed loan have an LTV ratio that generally does not exceed 80%, but under certain circumstances may exceed 100%. MLCC’s practice is to continuously review LTV ratio limits and to adjust such limits where economic conditions dictate that such adjustments are appropriate. Any negative comments concerning the quality, condition, and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV ratio permitted for the loan. In the case of a loan which is a purchase money mortgage, MLCC computes the loan’s LTV ratio as the original loan balance divided by the appraised value of the property or the contract sales price, whichever is lower.
     Loans that have an LTV ratio in excess of 80% are, in general, also either (i) covered by primary mortgage insurance, (ii) secured by a security interest in Additional Collateral (normally securities) owned by the borrower (such loans being referred to as “Mortgage 100® Loans”), or (iii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in collateral (normally securities) (such loans in clause (iii) being referred to as “Parent Power® Loans”). Such loans in clauses (ii) and (iii) are also collectively referred to herein as “Additional Collateral Loans,” and the collateral referred to in clauses (ii) and (iii) is herein referred to as “Additional Collateral.” The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, MLCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of such Additional Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV ratio for such Additional Collateral Loan is reduced to MLCC’s applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by MLCC. MLCC will be obligated to make all reasonable efforts to realize on any such security interest if the related mortgage loan defaults and is accelerated or is liquidated upon default as permitted by the related pledge agreement and applicable state law. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable.
     The Depositor is assigning to the Issuing Entity its rights under a limited purpose surety bond issued to MLCC by AMBAC Assurance Corporation (the “Limited Purpose Surety Bond”), which is intended to guarantee the receipt by the Issuing Entity of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on such Additional Collateral Loan that becomes a liquidated mortgage loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Additional Collateral Loans that are recoverable or sought to be recovered as a voidable preference under applicable law. Although the

Limited Purpose Surety Bond is limited in amount, the Depositor has been advised by the surety bond provider that such amount will be sufficient to cover all potential claims on behalf of the Issuing Entity with respect to the Additional Collateral securing the Additional Collateral Loans and on behalf of other assignees of Additional Collateral securing similar Additional Collateral Loans from MLCC covered by such Limited Purpose Surety Bond.
     Loans may be made to corporations, partnerships, and trustees of certain trusts in connection with applications that have been received from individuals. Such loans are generally structured as follows: (i) the loan is made jointly to the individual applicant and the entity, and secured by a mortgage or deed from the entity; or (ii) the loan is to the entity, secured by a mortgage from the entity and guaranteed by the individual applicant; or (iii) the loan is extended to the individual guaranteed by the entity, and is secured by a mortgage or deed of trust executed solely by the entity. In such cases, MLCC applies its standard underwriting criteria to the property and the individual applicant. Such loans are categorized as owner-occupied in this Prospectus Supplement if the individual applicant states in the application that, as of the closing of the related loan, he or she will occupy the property as his or her primary residence.
     MLCC originates loans through mortgage brokers that are not affiliated with MLCC under its Mortgage Broker Program. The mortgage brokers solicit the prospective borrower and process the documentation described above for such borrower’s loan. Personnel of PHH Mortgage review such documentation and underwrite the loan in accordance with the above-described underwriting standards. In that regard, the related appraisals are either conducted or reviewed by appraisers who are approved by PHH Mortgage on MLCC’s behalf. Such loans are closed in the name of, and funded by, MLCC.
     In 1995, MLCC began purchasing mortgage loans from mortgage banking related entities under its Correspondent Lending program. In order for MLCC to approve a lender as a seller under its Correspondent Lending program, a lender must meet certain qualifying criteria. These criteria include requirements that the lender must (a) be a bank, savings and loan, or HUD-approved mortgagee which is a Fannie Mae or Freddie Mac seller in good standing; (b) demonstrate at least three years’ experience in mortgage originations; (c) have a quality control plan in place which is acceptable to MLCC; (d) show profitability for the prior two years; and (e) have a corporate net worth of at least $1.0 million and/or a corporate credit history acceptable to MLCC.
     Under MLCC’s Correspondent Lending program, the correspondent lender processes and closes the mortgage loans in its name and thereafter funds the mortgage loans from its own funds. Personnel of PHH Mortgage, or in certain cases, the correspondent lender, underwrite the loans in accordance with MLCC’s standard underwriting guidelines, as published in the MLCC Seller Guide. Certain loans are reviewed prior to MLCC purchasing loans from a correspondent lender and certain of such loans are reviewed after MLCC purchases a loan from a correspondent lender.
     The purchase price that MLCC pays for correspondent mortgage loans is typically an amount equal to the principal balance of the loans plus a premium, which is paid at the time the correspondent lender assigns the loans to MLCC.
     In 1995, MLCC began originating mortgage loans under its construction to permanent financing program. Such loans have the same terms as other loans under MLCC’s mortgage program but include certain requirements for the completion of construction, at which time such loans become permanent loans, as evidenced by a certificate of occupancy and/or appraiser’s certification of completion.
     Upon the approval of a loan, the borrower obtains the loan by paying an origination fee (employees of Merrill Lynch & Co., Inc., MLCC’s ultimate parent, and its affiliates generally pay a lower origination fee) and reimbursing MLCC for all out-of-pocket closing costs incurred by MLCC, all or part of which fees or costs may be waived by MLCC from time to time.
     The above described underwriting guidelines may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by MLCC’s underwriting personnel.
Morgan Stanley Credit Corporation Underwriting Standards
     General. Morgan Stanley Credit Corporation (“MSCC”) is an indirect wholly-owned subsidiary of Morgan Stanley. MSCC is a retail residential mortgage lender that originates and services loans for borrowers who are clients of Morgan Stanley. Clients are introduced to MSCC typically through Morgan Stanley brokerage account relationships, and through Discover® Card cardmember relationships. MSCC utilizes each of these companies’ sales forces to reinforce brand identity and customer relationships, in addition to marketing to these consumers directly through the mail, and via inserts in existing account statements.
     MSCC is structured to operate nationally on a remote basis. Clients are provided toll-free telephone number access to loan officers who will discuss alternative products to meet specific needs. Loan officers take mortgage loan applications, and lead customers through the entire mortgage loan origination process. MSCC’s loan origination, servicing, and collection systems are integrated providing a flexible, user-friendly technology foundation and enhanced customer service. In order to provide convenient customer service for all U.S. properties, MSCC maintains corporate licensing/authorization to conduct business in all 50 states. All MSCC loans are serviced and supported by MSCC’s servicing center located in Sioux Falls, South Dakota.
     Origination. MSCC’s origination guidelines for mortgage loans use a combination of automated and judgmental underwriting criteria to evaluate credit risk, and this risk assessment may affect documentation requirements. MSCC’s underwriting guidelines are primarily intended to evaluate the prospective borrower’s credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to submit an application in writing or via telephone, which elicits pertinent information about the prospective borrower including, the prospective borrower’s financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. MSCC employs underwriters to scrutinize the prospective borrower’s credit profile. If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower’s employer or through analysis of copies of borrower’s federal withholding (IRS W-2) forms and/or current payroll earnings statements. With respect to every prospective borrower, a credit report summarizing the prospective borrower’s credit history is obtained. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources, if applicable. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.
     A potential borrower’s ability to make the proposed loan payments is measured by the applicant’s income, credit, residence stability and assets. One test to determine this ability is the debt-to-income ratio, which is the borrower’s total monthly debt service divided by total monthly gross income. MSCC typically allows for a debt-to-income ratio of 50%. Debt-to-income exceptions must be approved by the appropriate level underwriter, and supported by compensating factors.
     The adequacy of the mortgaged property as security for the proposed mortgage loan will generally be determined by an appraisal or automated property valuation acceptable to MSCC.

Appraisals are conducted by independent appraisers acceptable to MSCC. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Appraisals over 180 days old will not be sufficient if conducted by an independent appraiser engaged by the potential borrower. If the proposed loan amount exceeds (x) $1,000,000, for mortgage loans originated before September 1, 2006 or (y) $1,500,000, for mortgage loans originated on or after September 1, 2006, a second appraisal will be required.
     Exceptions to these policies are typically made when other compensating factors are present, such as high net worth.
     Loans that have a loan-to-value ratio in excess of 80% are, in general, also either (i) secured by a security interest in additional collateral (generally securities) owned by the borrower or (ii) supported by a third party guarantee (generally a parent of the borrower), which in turn is secured by a security interest in collateral (generally securities). Such loans are also referred to herein as “FlexSource™ Loans”, and the collateral referred to in clauses (i) and (ii) is herein referred to as “Additional Collateral”. The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount in some cases. In limited cases, MSCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of such FlexSource™ Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such FlexSource™ Loan is reduced to MSCC’s applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by MSCC. The pledge agreement and the guaranty agreement, as applicable, and the security interest in such Additional Collateral, if any, provided in the case of a FlexSource™ Loan will be assigned to the Trustee and included in the assets of the Issuing Entity.
     No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable.
Wells Fargo Bank, N.A. Underwriting Standards
     Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.
     Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:
(1)	Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers (“Prime 30-Year Fixed-Rate Relocation Loans”);

(2)	Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans and which were not originated in connection with any relocation program (“Prime 30-Year Fixed-Rate Non-Relocation Loans”);

(3)	Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans (“Prime 15-Year Fixed-Rate Loans”); and

(4)	Adjustable-rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans (“Prime Adjustable-Rate Loans”).
     From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2004		2005		2006
				Aggregate
		Aggregate		Original		Aggregate Original
	No. of	Original Principal	No. of	Principal	No. of	Principal Balance of
Asset Type	Loans	Balance of Loans	Loans	Balance of Loans	Loans	Loans
Prime 30-Year Fixed-Rate Relocation Loans	863	$407,034,482	1,662	$834,847,437	1,795	$942,828,963

Prime 30-Year Fixed-Rate Non-Relocation Loans	24,449	$9,916,613,353	56,987	$27,717,640,372	48,644	$22,134,618,223

Prime 15-Year Fixed-Rate Loans	5,419	$2,568,468,498	5,664	$3,050,313,288	2,507	$1,230,499,787

Prime Adjustable-Rate Loans*	126,241	$54,380,648,326	133,547	$61,563,540,910	71,276	$39,675,838,574

*	Mortgage loans that Wells Fargo Bank classified as “prime” adjustable rate investment property mortgage loans were previously reported under the “Alt-A adjustable rate mortgage loans “asset type” for 2004 and 2005. In 2006, Wells Fargo Bank changed the classification of “prime” adjustable rate investment property mortgage loans so that such mortgage loans are classified as Prime Adjustable Rate Loans and are now reported under that “asset type” for all periods shown.
Wells Fargo Bank’s Mortgage Loan Programs
Mortgage Loan Production Sources
     Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet. The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “ — Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.
     Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.
     Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.
     A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.
Acquisition of Mortgage Loans from Correspondents
     In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

     The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s underwriting standards.
Mortgage Loan Underwriting
     The Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s “general” underwriting standards, (ii) Wells Fargo Bank’s “retention program,” and (iii) the underwriting standards of participants in Wells Fargo Bank’s non-agency conduit program.
     General Standards. Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.
     Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”
     The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.
     The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.
     With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “ — Acquisition of Mortgage Loans from Correspondents” above.
     A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.
     Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.
     In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.
     Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.
     Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party. The “Combined Loan-to-Value Ratio” or “CLTV” is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan or (b) the total amount of any home equity line of credit originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property.
     The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.
     Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the “Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

     The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:
Coverage Percentages

Loan-to-Value Ratios	Category I Mortgage Loans	Category II Mortgage Loans
95.01% to 97.00%	30%	25%
90.01% to 95.00%	30%	25%
85.01% to 90.00%	25%	12%
80.01% to 85.00%	12%	6%
     “Category I Mortgage Loans” includes fixed rate Mortgage Loans with terms to maturity of 25 or 30 years, balloon loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate Mortgage Loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.
     “Category II Mortgage Loans” includes fixed rate Mortgage Loans with terms to maturity of 10, 15 or 20 years.
     In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.
     Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.
     Retention Program Standards. A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank’s retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.
     Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income.

A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.
     Underwriter Discretion. During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.
THE MASTER SERVICER AND THE SERVICERS
     PHH Mortgage Corporation (“PHH Mortgage”), MSCC and First Republic will be responsible for servicing approximately 37.85%, 38.70% and 17.85% of the Pool 1 Mortgage Loans, respectively. Wells Fargo Bank and GMAC Mortgage LLC (“GMACM”) will be responsible for servicing approximately 65.64% and 30.30% of the Pool 2A Mortgage Loans, respectively. Wells Fargo Bank and GMACM will be responsible for servicing approximately 87.20% and 11.32% of the Pool 2B Mortgage Loans, respectively. The remainder of the Mortgage Loans will initially be serviced by various mortgage servicing institutions (together with PHH, MSCC, First Republic, Wells Fargo Bank and GMACM, the “Servicers” and each, a “Servicer”), each of which will service less than 10% of the Mortgage Loans in the aggregate and in any Mortgage Pool. Certain of the Mortgage Loans that MSCC is obligated to service (representing approximately 14.94% of the Pool 1 Mortgage Loans) will be directly serviced by Cenlar, FSB, which MSCC will treat for purposes of its obligations under its Servicing Agreement as a subservicer. The Servicers will initially have primary responsibility for servicing the Mortgage Loans, directly or through subservicers, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties. The Master Servicer will supervise the activities of the Servicers but will not be responsible for supervising any subservicers.
Wells Fargo Bank, N.A.
     Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.
     Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the assets of the Issuing Entity. The terms of the Custodial Agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.
     Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the assets of the Issuing Entity. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.
     Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective underlying Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to Servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any underlying Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.
     Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as Securities Administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.
     Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.
     Wells Fargo Bank is also acting as Custodian of the Mortgage Files pursuant to the Custodial Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the related Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. Wells

Fargo Bank maintains each Mortgage File is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.
GMAC Mortgage LLC
General
          GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of General Motors Acceptance LLC (“GMAC”).
          GMAC Mortgage, LLC began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.
          GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.
          In addition, GMAC Mortgage, LLC purchases mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of ResCap and GMAC, LLC, and which is an affiliate of GMAC Mortgage, LLC. Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank was organized in 2001. As of November 22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank. All of the mortgage loans that GMAC Bank originates are originated in accordance with GMAC Mortgage, LLC’s underwriting standards described below.
          The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities
          GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).
          As of December 31, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately $276 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.
          The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans

No. of Loans	1,455,919	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$203,894	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	9.41%	12.59%	7.76%	2.11%	N/A

Prime non-conforming mortgage loans

No. of Loans	67,462	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,220	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	(0.51)%	37.20%	69.36%	11.12%	N/A

Government mortgage loans

No. of Loans	181,563	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,843	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	4.12%	(1.25)%	4.17%	(16.91)%	N/A

Second-lien mortgage loans

No. of Loans	514,085	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$20,998	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	61.10%	25.64%	47.71%	5.36%	N/A

Total mortgage loans serviced

No. of Loans	2,219,029	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$275,955	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	10.43%	14.72%	13.36%	0.71%	N/A
          Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.
          A loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

          Charge offs are taken only when GMAC Mortgage, LLC has determined that it has received all payments or cash recoveries which GMAC Mortgage, LLC reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.
          As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage, LLC of any of its responsibilities or liabilities as a servicer.
Morgan Stanley Credit Corporation
          General. MSCC will be responsible for servicing the mortgage loans in a manner consistent with the terms of the related Servicing Agreement and in a manner which shall be normal and usual in its general servicing activities. The principal executive offices of MSCC are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015, and the principal servicing center is located in Sioux Falls, South Dakota. MSCC is an approved mortgage loan servicer for Fannie Mae and is licensed to service mortgage loans in each state where a license is required. MSCC is an indirect wholly-owned subsidiary of Morgan Stanley.
          Loan Servicing. MSCC has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to:
               (a) collecting, aggregating and remitting mortgage loan payments;
               (b) accounting for principal and interest;
               (c) holding escrow (impound) funds for payment of taxes and insurance, if applicable;
               (d) making inspections as required of the mortgaged properties;
               (e) preparation of tax related information in connection with the mortgage loans;
               (f) supervision of delinquent mortgage loans;
               (g) loss mitigation efforts;
               (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and
               (i) generally administering the mortgage loans, for which it receives servicing fees.
          Billing statements are mailed monthly by MSCC. For the mortgage loans with adjustable loan rates, notice of changes in the applicable loan rate are provided by MSCC to the mortgagor. To the extent permitted by the applicable Servicing Agreement, MSCC executes assumption agreements, substitution agreements and instruments of satisfaction or cancellation or of partial or full release or discharge or any other agreement contemplated by such servicing agreement.
          MSCC is authorized to engage in a wide variety of loss mitigation practices with respect to the mortgage loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements and capitalization of arrearages; provided, in any case, that MSCC determines that such action is generally consistent with the MSCC’s policies with respect to similar loans; and provided, further, that certain of such modifications (including reductions in the loan rate, partial forgiveness or a maturity extension) may only be taken if the mortgage loan is in default or if default is reasonably foreseeable. With respect to mortgage loans that come into and continue in default, MSCC may take a variety of actions including foreclosure upon the related mortgaged property, writing off the balance of the mortgage loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, arranging for a repayment plan, modifications as described above or taking an unsecured note.
     Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer’s business judgment, changes in the Servicer’s portfolio of real estate secured mortgage loans that it services for its clients, applicable laws and regulations and other considerations.
     Delinquency and Loss Experience. The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on mortgage loans that were originated or acquired by MSCC and were being serviced by MSCC on November 30, 2001, November 30, 2002, November 30, 2003, November 30, 2004 and November 30, 2005. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis.
Delinquency Experience of the MSCC Portfolio of Mortgage Loans

	Nov. 30,	Nov. 30,	Nov. 30,	Nov. 30,	Nov. 30,	Nov. 30,	Nov. 30,	Nov. 30,	Nov. 30,	Nov. 30,
	2002	2002	2003	2003	2004	2004	2005	2005	2006	2006
		By		By		By				By
	By Dollar	Number	By Dollar	Number	By Dollar	Number	By Dollar	By Number	By Dollar Amount of	Number
	Amount of Loans	of Loans	Amount of Loans	of Loans	Amount of Loans	of Loans	Amount of Loans	of Loans	Loans	of Loans
Loan Portfolio	$4,944,219,000	19,354	$7,468,471,000	27,540	$8,791,708,000	31,013	$7,737,515,000	27,834	$7,268,827,000	26,502
Period of Delinquency(1) 30 through 59 days	$3,038,000	18	$2,599,000	14	$2,296,000	15	$4,865,000	20	$7,011,000	17
60 through 89 days	$1,203,000	10	$1,965,000	9	$1,287,000	4	$3,453,000	13	$2,397,000	8
90 days or more	$2,673,000	12	$5,275,000	22	$4,825,000	22	$5,439,000	18	$10,495,000	23

Total Delinquent	$6,914,000	40	$9,839,000	45	$8,408,000	41	$13,757,000	51	$19,903,000	48

Percent of Loan Portfolio	0.14%	0.21%	0.13%	0.16%	0.10%	0.13%	0.18%	0.18%	0.27%	0.18%

(1)	Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category indicated in the chart.
     The following table sets forth certain information concerning loan loss experience of MSCC for the years ended November 30, 2002, November 30, 2003, November 30, 2004, November 30, 2005 and November 30, 2006 with respect to the mortgage loans referred to above.
Loan Loss Experience of the MSCC Portfolio of Mortgage Loans

	November 30,	November 30,	November 30,	November 30,	November 30,
Losses	2002	2003	2004	2005	2006
Average portfolio balance(1)	$3,761,663,000	$6,276,264,000	$8,198,057,000	$8,351,121,000	$7,474,781,000
Net losses(2)	$206,000	$262,000	$388,000	$262,000	$104,000
Net losses as a percentage of average portfolio balance	0.01%	0.00%	0.00%	0.00%	0.00%

(1)	Average portfolio balance is the sum of the prior year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods.

(2)	Net losses are stated after giving effect to the recovery of liquidation proceeds.
PHH Mortgage Corporation
          PHH Mortgage, a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation. PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands. PHH Mortgage’s business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans. PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.
On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation. Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began “regular way” trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation’s real estate brokerage and relocation businesses.
          PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.
          A description of the duties of PHH Mortgage under the related Servicing Agreement, including PHH Mortgage’s process for handling delinquencies, losses, bankruptcies and recoveries, may be found in “The Agreements—Mortgage Loan Servicing.”
          PHH Mortgage has been servicing residential mortgage loans since 1978. The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan servicing portfolio as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		December 31, 2005		September 30, 2006
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	783,434	$126,996	793,813	$133,816	896,745	$146,236	912,850	$148,761
Government(2)	87,420	8,908	77,591	7,978	66,501	6,851	65,794	7,288
Home Equity Lines of Credit	68,219	2,715	90,568	3,922	97,849	4,215	101,523	4,153

Total Residential Mortgage Loans	939,073	$138,619	961,972	$145,716	1,061,095	$157,302	1,080,167	$160,202

(1)	Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2)	Includes FHA and VA Loans
          PHH Mortgage has a collections department that it uses to determine the root cause or causes (“hardships”), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date. Hardships are categorized as either “short-term” or “long-term”, and based on the length of the hardship, the collections department’s representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible. All mortgage loans are scored using one of the two standard industry behavioral scoring models. These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan. PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer. In addition, inbound calls handled by PHH Mortgage’s Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent. Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage’s collections department’s system. PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency. The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted. Once all mortgage loans have had an attempt, they are recycled for additional attempts. Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date. While on any call, the collector determines the borrower’s attitude toward the delinquency and gains an understanding of the mortgagor’s hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower’s income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.
          Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon. In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC (“First American”). Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage. Employees of First American are located at PHH Mortgage’s premises and First American’s premises. First American’s operations are located in Dallas, Texas.
          On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc. (“ICT”). Pursuant to that agreement, ICT provides inbound customer service telephone response services. On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation (“WEST”). Pursuant to that agreement, WEST provides inbound customer service telephone response services. Combined, ICT and WEST handle an average of 80,000 monthly inbound calls. This represents approximately 60% of PHH Mortgage’s total monthly inbound customer service calls. ICT’s operations are located in Amherst, New York. WEST’s operations are located in Spokane, Washington.
          In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology. This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame. As of December 2005, approximately 55% of PHH Mortgage’s first lien mortgage loan portfolio and approximately 82% of PHH Mortgage’s home equity portfolio payments are processed via the ARC method on a monthly basis.
          Except as described above, there have been no other material changes to PHH Mortgage’s servicing policies or procedures.
          PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates. PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.
          The assessment of compliance with servicing criteria and related attestation report of registered public accounting firm prepared with respect to PHH Mortgage as of December 31, 2006 and for the period from January 1, 2006 through December 31, 2006 indicated the following material instances of noncompliance with the applicable servicing criteria: (i) PHH Mortgage has not instituted policies and procedures to specifically monitor performance or other triggers or events of default stated in the transaction agreements (Item 1122(d)(1)(i) of Regulation AB, (ii) during the months of July, August and September 2006, PHH Mortgage’s minimum coverage requirement exceeded its $160 million fidelity bond by amounts ranging up to approximately $1.3 million (Item 1122(d)(1)(iv) of Regulation AB), (iii) PHH Mortgage did not maintain or provide one of the required monthly reports stated in the transaction agreements during the year (Item 1122(d)(3)(i)(A) of Regulation AB) and (iv) PHH Mortgage did not perform procedures to agree the unpaid principal balance and number of loans serviced by PHH Mortgage with that of the relevant investors or trustees (Item 1122(d)(3)(i)(D) of Regulation AB). PHH Mortgage has undertaken remediation activities to address these material instances of noncompliance. In addition, effective September 27, 2006, PHH Mortgage’s fidelity bond was increased to $170 million.
          Except as described in the preceding paragraph, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.
          Recent Developments
          In a Form 12b-25 Notification of Late Filing (the “Form 12b-25”) filed on March 2, 2007, PHH Corporation (“PHH”) reported that it would be unable to file its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) by the SEC filing deadline. PHH attributed the late filing to delays in preparing its financial statements for the year ended December 31, 2006, due in part to the facts set forth below.
          On March 1, 2006, March 17, 2006, May 11, 2006, June 12, 2006, July 21, 2006, August 16, 2006, September 26, 2006, September 28, 2006, October 30, 2006 and November 22, 2006, PHH filed Current Reports on Form 8-K (collectively, the “Form 8-Ks”) with the SEC regarding the delay in filing its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) because it had not yet finalized its financial statements for the year ended December 31, 2005, and the audit of its 2005 financial statements was not complete. PHH filed its 2005 Form 10-K with the SEC on November 22, 2006. PHH also previously disclosed that the filing of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (collectively, the “2006 Form 10-Qs”) were delayed beyond their respective SEC filing deadlines, and that it expected the 2006 Form 10-K to be delayed beyond the SEC filing deadline. In the Form 12b-25, PHH reported that it was working diligently to complete the 2006 Form 10-Qs and 2006 Form 10-K, but that it was unable to provide expected filing dates for these reports. More information related to PHH’s 2006 Form 10-Qs and 2006 Form 10-K may be obtained by referring to the Current Reports on Form 8-K that PHH filed with the SEC on December 27, 2006 and January 24, 2007 (the “Additional Form 8-Ks”) regarding certain waivers extending the deadline for delivery of PHH’s 2006 quarterly and annual financial statements under certain of its financing arrangements.
          On March 30, 2007, PHH filed its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006. On April 11, 2007, PHH filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.
          PHH previously disclosed in the Form 8-Ks that it had concluded that its audited financial statements for the years ended December 31, 2001, 2002, 2003 and 2004, and its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the “Prior Financial Statements”) and the related reports of its independent registered public accounting firm should no longer be relied upon because of errors in the Prior Financial Statements. PHH reported that it had determined that the correction of these errors was material and required the restatement of certain of its Prior Financial Statements. PHH reported that the restatement adjustments which were included in its 2005 Form 10-K filed with the SEC on November 22, 2006 and would be included in its 2006 Form 10-Qs and 2006 Form 10-K when filed, correct certain historical accounting policies to conform those policies to accounting principles generally accepted in the U.S. (“GAAP”) and correct errors made in the application of GAAP, including but not limited to errors described in the Form 8-Ks.
          PHH reported that it had restated its audited financial statements and related disclosures for the years ended December 31, 2003 and 2004 in the 2005 Form 10-K. PHH reported that certain restatement adjustments affecting its audited annual financial statements for periods prior to December 31, 2003 are reflected in the Selected Consolidated Financial Data appearing in the 2005 Form 10-K. PHH reported that certain restatement adjustments also affect its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 previously filed in its Quarterly Reports on Form 10-Q. PHH reported that these restatement adjustments similarly are reflected in the Selected Unaudited Quarterly Financial Data appearing in the 2005 Form 10-K and, with respect to the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 and the year ended December 31, 2005, would be reflected in the 2006 Form 10-Qs and 2006 Form 10-K.
          In a Current Report on Form 8-K that PHH filed on February 28, 2007, it reported that, on February 22, 2007, it entered into (i) the First Amendment (the “364-Day Amendment”) to the unsecured $500 million 364-Day Revolving Credit Agreement (the “364-Day Agreement”), dated April 6, 2006, with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, the lenders referred to therein (the “Lenders”), and JPMorgan Chase Bank, N.A. (“JPMorgan”), as a Lender and administrative agent for the Lenders; and (ii) the First Amendment (the “Credit Amendment,” and together with the 364-Day Amendment, the “Amendments”) to the unsecured $750 million Credit Agreement (the “Credit Agreement,” and together with the 364-Day Agreement, the “Agreements”), dated as of July 21, 2006, among PHH, Citicorp North America, Inc. and Wachovia Bank, National Association, as syndication agents, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, the Lenders, and JPMorgan, as a Lender and as administrative agent for the Lenders. PHH reported that the Amendments (i) extended the maturity date for each of the Agreements until December 15, 2007; (ii) reduced the total commitments under the Agreements to $200 million and $415 million for the 364-Day Agreement and the Credit Agreement, respectively; and (iii) modified the interest rates paid on outstanding borrowings.
          In a Current Report on Form 8-K that PHH filed on February 28, 2007, it reported that on March 6, 2007, Chesapeake Funding LLC (“Chesapeake”), its wholly-owned subsidiary, entered into (i) an amendment (the “Series 2006-1 First Amendment”) to the Series 2006-1 Indenture Supplement, dated as of March 7, 2006 (the “Series 2006-1 Indenture Supplement”), by and among Chesapeake, as issuer, PHH Vehicle Management Services LLC (“VMS”), PHH’s wholly-owned subsidiary, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents as set forth therein, and The Bank of New York, as successor to JPMorgan, as indenture trustee (in such capacity, the “Indenture Trustee”) and (ii) an amendment (the “Series 2006-2 First Amendment”) to the Amended and Restated Series 2006-2 Indenture Supplement, dated as of December 1, 2006 (the “A&R Series 2006-2 Indenture Supplement”), by and among Chesapeake, as issuer, VMS, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents as set forth therein, and the Indenture Trustee. PHH reported that the Series 2006-1 First Amendment extended the maturity date of the available funding under the Series 2006-1 Indenture Supplement from March 6, 2007 to March 4, 2008 and increased the available funding under the Series 2006-1 Indenture Supplement from $2.7 billion to $2.9 billion to accommodate expected growth in vehicle and lease receivable assets.

          In a Current Report on Form 8-K that PHH filed on March 15, 2007, it reported that it had entered into a definitive merger agreement (the “Merger Agreement”) dated March 15, 2007 to be acquired (the “Merger”) by GE Capital Solutions, the business-to-business leasing, financing, and asset management unit of General Electric Company (“GE”), in an all cash transaction valued at approximately $1.8 billion. PHH reported that, on the unanimous recommendation of a special committee of its board of directors, which comprises all of its independent directors, the board of directors unanimously approved the Merger and recommended its approval by PHH stockholders. PHH reported that it will schedule a special meeting of its stockholders to approve the Merger at a later date.
          PHH reported that in conjunction with this transaction, GE has entered into an agreement to sell PHH’s mortgage operations to an affiliate of The Blackstone Group (“Blackstone”), a global private investment and advisory firm.
          PHH reported that the Merger is subject to approval by its stockholders, antitrust, state licensing, and other regulatory approvals, as well as various other closing conditions. PHH reported that following the closing of the Merger, shares of PHH common stock would no longer be listed on the New York Stock Exchange (“NYSE”).
          In a Current Report on Form 8-K that PHH filed on March 21, 2007, it reported that on March 19, 2007 it received a letter from the NYSE notifying PHH that it would be subject to procedures specified in the NYSE’s Listed Company Manual as a result of not meeting the deadline for filing the 2006 Form 10-K. PHH reported that it had previously notified the NYSE that it did not meet the filing deadline for its 2006 Form 10-K and that it filed a Form 12b-25 Notification of Late Filing with the SEC. The NYSE’s Listed Company Manual provides, among other things, that the NYSE will monitor PHH and the filing status of its 2006 Form 10-K, and that if PHH has not filed its 2006 Form 10-K within six months of the filing due date of the 2006 Form 10-K, the NYSE may, in its sole discretion, allow PHH’s securities to be traded for up to an additional six-month trading period or, if the NYSE determines that such additional trading period is not appropriate, it will commence suspension and delisting procedures.
          PHH reported that it had also concluded that it will be unable to satisfy the requirements of the NYSE Listed Company Manual to distribute its annual report containing its financial statements for the year ended December 31, 2006 to stockholders within 120 days of the 2006 fiscal year end. PHH reported that it was currently unable to provide an expected date for the filing of the 2006 Form 10-K.
          You can find these filings on the SEC website at www.sec.gov. The developments described in this section and in these SEC filings could have a material adverse effect on the business, liquidity and financial condition of PHH and on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the related Servicing Agreement. The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the certificates. These Form 8-K reports, the 2005 Form 10-K, the Form 12b-25, and the March 31, 2006, June 30, 2006 and September 30, 2006 Form 10-Qs shall not be deemed to be incorporated by reference into this prospectus supplement or the depositor’s registration statement.
Wells Fargo Bank, N.A.
Servicing Experience and Procedures of Wells Fargo Bank
Servicing Experience
     Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.
     Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs, or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

	As of		As of		As of
	December 31, 2004 (1)		December 31, 2005 (1)		December 31, 2006 (2)
		Aggregate		Aggregate		Aggregate
		Unpaid		Unpaid		Unpaid
		Principal		Principal		Principal
	No. of	Balance of	No. of	Balance of	No. of	Balance of
	Loans	Loans	Loans	Loans	Loans	Loans
First Lien Non-Conforming, Non-Subprime Loans	498,174	$166,028,382,042	634,103	$229,014,862,911	646,723	$258,646,782,192

(1)	Includes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus” mortgage loans.

(2)	Excludes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus”
     Servicing Procedures
     Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank’s automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.
     Wells Fargo Bank’s collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank’s Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank’s automated servicing system. If timely payment is not received, Wells Fargo Bank’s automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank’s automated loan servicing system automatically removes the Mortgage Loan from that collection queue.
     When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors’ efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models or programs that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower’s payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.
     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.
     Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.
     If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.
     Wells Fargo Bank’s loan servicing software also tracks and maintains tax and homeowners’ insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower’s expense.
     Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:
(i)	For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii)	Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose. While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney. A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.
ADMINISTRATION OF THE ISSUING ENTITY
Servicing and Administrative Responsibilities
          The Servicers, the Master Servicer, the Depositor, the Securities Administrator, the Trustee and the Custodian will have the following responsibilities with respect to the Issuing Entity:
          Servicers. Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the applicable Servicing Agreement, including, but not limited to:
•	collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Collection Account, and delivering all amounts on deposit in the Collection Account to the Securities Administrator for deposit in the Certificate Distribution Account on the Servicer Remittance Date;

•	collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•	making advances with respect to delinquent payments of principal and interest on the Mortgage Loans, to the extent the Servicer believes such advances will be recoverable;

•	paying, as servicing advances, customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage, to the extent not paid by the borrower;

•	providing monthly loan-level reports to the Master Servicer and the Securities Administrator;

•	maintaining certain insurance policies relating to the Mortgage Loans; and

•	initiating and enforcing foreclosure proceedings.
          We refer you to “The Agreements —Mortgage Loan Servicing.”
          Master Servicer. Performing the master servicing functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
•	monitoring the Servicers’ performance and enforcing the Servicers’ obligations under the Servicing Agreements;

•	gathering the monthly loan-level reports delivered by the Servicers and providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans;

•	terminating the rights and obligations of any Servicer, if in the Master Servicer’s judgment it determines that such Servicer should be terminated in accordance with the Servicing Agreements, giving notice thereof to the Trustee and the Rating Agencies and taking such other action as it deems appropriate;

•	upon the termination of a Servicer, appointing a successor Servicer or servicing the related Mortgage Loans itself, as provided in the Pooling and Servicing Agreement; and

•	upon the failure of a Servicer to make Advances with respect to a Mortgage Loan in accordance with the related Servicing Agreement, making those Monthly Advances, to the extent provided in the Pooling and Servicing Agreement.
          We refer you to “The Agreements —Mortgage Loan Servicing” below.
          Securities Administrator. Performing the Securities Administrator functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
•	acting as authentication agent, calculation agent, paying agent and certificate registrar with respect to the Certificates;

•	collecting monthly remittances from the Master Servicer and the Servicers for deposit in the Certificate Distribution Account and distributing all amounts on deposit in the Certificate Distribution Account to the Certificateholders, in accordance with the priorities described under “Descriptions of the Certificates —Priority of Distributions” on each Distribution Date;

•	preparing and distributing to Certificateholders the monthly Distribution Date statement based on Mortgage Loan data provided by the Servicers and the Master Servicer;

•	preparing and filing periodic reports with the SEC on behalf of the Issuing Entity with respect to the Certificates;

•	preparing and distributing annual investor reports necessary to enable Certificateholders to prepare their tax returns; and

•	preparing and filing annual federal and (if required) state tax returns on behalf of the Issuing Entity.
          We refer you to “The Agreements — Administration” and “— Reports to Certificateholders” below.
          Trustee. Performing certain administrative functions with respect to the Certificates, in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
•	after an Event of Default has occurred of which a responsible officer of the Trustee has actual knowledge, giving written notice thereof to the Master Servicer and the Rating Agencies; and

•	after an Event of Default has occurred of which a responsible officer of the Trustee has actual knowledge, until a successor Master Servicer is appointed, acting as successor Master Servicer in the event the Master Servicer resigns or is removed by the Trustee.
          We refer you to “The Agreements —Certain Matters Under the Pooling and Servicing Agreement—Duties of the Trustee and the Securities Administrator” below.
          Depositor. Filing certain current reports with the SEC on behalf of the Issuing Entity with respect to the Certificates.
          Custodian. Performing the custodial functions in accordance with the provisions of the Custodial Agreement, including but not limited to:
•	holding and maintaining the Mortgage Loan documents related to the applicable Mortgage Loans in a fire-resistant facility intended for the safekeeping of such Mortgage Loan files on behalf of the Issuing Entity.
          We refer you to “The Agreements—The Custodial Agreement” in the prospectus.

Trust Accounts
          All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders, be deposited in the Collection Accounts and the Certificate Distribution Account (together, the “Trust Accounts”), which are accounts established in the name of the Trustee (or the Securities Administrator, on behalf of the Trustee). Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account as described below. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:

Collection Accounts	Servicers	Any income earned will be paid as compensation to the related Servicer, as set forth under “The Agreements — Fees and Expenses of the Issuing Entity,” and will not be available for distribution to Certificateholders.

Certificate Distribution Account	Securities Administrator	Any investment earnings will be paid as compensation to the Securities Administrator, as set forth under “The Agreements — Fees and Expenses of the Issuing Entity,” and will not be available for distribution to Certificateholders.
          If funds deposited in a Collection Account or the Certificate Distribution Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.
Example of Distributions
          The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in July 2007:

June 2 through July 1	Due Period:	Payments due during the related Due Period (June 2 through July 1) from borrowers will be deposited in each Servicer’s Collection Account as received and will include scheduled principal payments due during the related Due Period and interest accrued on the ending scheduled balance from the prior Due Period.

June 1 through June 30	Prepayment Period for partial and full prepayments received from borrowers:	Partial principal prepayments received by any Servicer and principal prepayments in full received by any Servicer during the related Prepayment Period (June 1 through June 30) will be deposited into such Servicer’s Collection Account for remittance to the Securities Administrator on the Servicer Remittance Date.

June 29	Record Date for Offered Certificates Other than LIBOR Certificates	Distributions will be made to holders of record for the Offered Certificates other than the LIBOR Certificates as of the close of business on the last Business Day of the month immediately before the month of the related Distribution Date.

July 18	Servicer Remittance Date:	Each Servicer will remit collections and recoveries in respect of the Mortgage Loans to the Securities Administrator for deposit into the Certificate Distribution Account on or prior to the 18th day of each month, or if the 18th day is not a Business Day, on the next preceding Business Day, as specified in the related Servicing Agreement.

July 19	Record Date for LIBOR Certificates	Distributions will be made to holders of record for the LIBOR Certificates as of the close of business on the business day immediately before the related Distribution Date.

July 20	Distribution Date:	On the 20th day of each month (or if the 20th day is not a Business Day, the next Business Day), the Securities Administrator will make distributions to Certificateholders from amounts on deposit in the Certificate Distribution Account.
          Succeeding months follow the same pattern.
THE AGREEMENTS
General
          The following summary describes certain terms of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Servicing Agreements and the Custodial Agreement (collectively, the “Agreements”). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements. The following summary supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the accompanying prospectus.
          The Certificates will be issued pursuant to a pooling and servicing agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement), among the Depositor, Wells Fargo Bank, N.A., in the capacities of master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”). Reference is made to the accompanying prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Securities Administrator, which will serve as certificate registrar and paying agent.

Assignment of the Mortgage Loans
          Under the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor. The Seller will make certain representations, warranties and covenants relating to, among other things, certain characteristics of the Mortgage Loans. Subject to the limitations described below, the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a “Defective Mortgage Loan”). See “Loan Program — Representations by Sellers; Repurchases” in the accompanying prospectus.
          Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Issuing Entity all of its rights to the Mortgage Loans and its rights under the Mortgage Loan Purchase Agreement (including the right to enforce the Seller’s purchase obligation). The obligations of the Seller with respect to the Certificates are limited to the Seller’s obligation to purchase or substitute for Defective Mortgage Loans.
          In connection with such transfer and assignment of the Mortgage Loans, pursuant to a custodial agreement (the “Custodial Agreement) dated as of May 1, 2007, among the Seller, the Depositor, the Trustee and the Custodian, except as provided below, the Depositor will deliver or cause to be delivered to Wells Fargo Bank, N.A., as custodian (in such capacity, the “Custodian”), on behalf of the Trustee, among other things, the original promissory note (the “Mortgage Note”) (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the “Mortgage”), with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Custodian, on behalf of the Trustee as soon as the same is available to the Depositor) (collectively, the “Mortgage File”). Wells Fargo Bank, in its capacity as Servicer, will retain, on behalf of the Trustee in accordance with the related Servicing Agreement, among other Mortgage Loan documents, (1) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) and (2) the policies of title insurance issued with respect to each related Mortgage Loan. However, within sixty days of the day on which (a) Wells Fargo Bank, or any successor thereto, is no longer the Servicer of any of the Mortgage Loans, (b) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than “BBB-” by Fitch or (c) any Rating Agency requires the Servicers to deliver the Mortgage Loan documents to the Custodian, Wells Fargo Bank shall deliver such Mortgage Loan documents to the Custodian in accordance with the related Servicing Agreement and the Custodial Agreement.
          Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee’s interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.
          Pursuant to the Custodial Agreement, the Custodian will review the related Mortgage File within 270 days of the Closing Date (or promptly after the Custodian’s receipt of any document permitted to be delivered after the Closing Date) and will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such 270-day period, any document in a Mortgage File is found to be missing or defective in a material respect and the Seller does not cure such omission or defect within 180 days after its receipt of notice from the Custodian, then the Seller is obligated to purchase the related Defective Mortgage Loan from the Issuing Entity at a price equal to the sum of (a) 100% of the Principal Balance thereof, (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the borrower to the Due Date immediately preceding the repurchase and (c) any unreimbursed Monthly Advances and servicing advances not included in clauses (a) and (b) above. Rather than purchase the Defective Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Issuing Entity and substitute in its place one or more Mortgage Loans of like kind (such loan a “Replacement Mortgage Loan”); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in the imposition of a REMIC-related prohibited transaction tax under the Internal Revenue Code of 1986, as amended.
          Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Mortgage Loan Purchase Agreement:
•	have an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess (and not less than 90%) of the Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Distribution Account by the Seller not later than the succeeding determination date and held for distribution to the Certificateholders on the related Distribution Date);

•	have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum Mortgage Rate of the Deleted Mortgage Loan;

•	have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans equal to 1% or more of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan;

•	have a Loan-to-Value ratio not higher than that of the Deleted Mortgage Loan;

•	have a remaining term to maturity not greater than (and not more than one year less than) that of the Mortgage Loan;

•	not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate;

•	have the same or higher credit score;

•	have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial interest adjustment date of the Mortgage Loan;

•	be a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code; and

•	comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement.
          This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

          See “Loan Program — Representations by Sellers; Repurchases” in the accompanying prospectus.
          Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trustee will have a security interest in the Mortgage Loans transferred to it. The Trustee’s security interest will be perfected by delivery of the Mortgage Notes to the Custodian.
Representations and Warranties
          In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the Mortgage Loans from the Seller, the Seller made certain representations and warranties to the Depositor concerning the Mortgage Loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Seller. Such representations and warranties will include the representations and warranties set forth under “The Agreements—Representations and Warranties” in the prospectus. The Seller will be obligated to repurchase (or, within the period provided in the Pooling and Servicing Agreement, to substitute a Replacement Mortgage Loan for) any Mortgage Loan as to which there exists an uncured breach of certain of its representations and warranties, which breach materially and adversely affects the value of, or interest of the Certificateholders in, the Mortgage Loan.
Mortgage Loan Servicing
          Each Servicer will service the Mortgage Loans pursuant to existing servicing agreements, one between the Servicer and the Seller and another between the Servicer and the transferor to the Seller (each referred to as a “Servicing Agreement”). The rights of the Seller under the Servicing Agreements will be assigned to the Depositor, and the Depositor, in turn, will assign such rights (with certain exceptions referred to below) to the Trustee for the benefit of Certificateholders. Any further transfer of servicing to one or more successor Servicers will be subject to the conditions set forth in the Pooling and Servicing Agreement and the Servicing Agreements, as applicable.
          The Servicers will have primary responsibility for servicing the Mortgage Loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties, in accordance with the provisions of the related Servicing Agreement.
          Under the Servicing Agreements, the Master Servicer has the authority to terminate the Servicer for certain events of default which indicate that either a Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the Master Servicer terminates any Servicer, the Master Servicer will be required to appoint a successor Servicer as provided in the Pooling and Servicing Agreement.
          See “The Agreements — Certain Matters Regarding the Servicer and the Depositor” and — Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

          The Master Servicer will not be ultimately responsible for the performance of the servicing activities by any Servicer, except as described under “— Advances” below. If a Servicer fails to fulfill its obligations under the related Servicing Agreement, the Master Servicer will be obligated to terminate such Servicer and, within 90 days of such termination, appoint a successor Servicer that satisfies the eligibility requirements set forth in the related Servicing Agreement.
          The Servicers generally may not transfer the servicing to a successor Servicer without the consent of the Trustee and the Master Servicer. The Pooling and Servicing Agreement requires that, in the case of transfers to a successor Servicer, each Rating Agency confirm in writing that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.
          Waiver or Modification of Mortgage Loan Terms. The Servicers will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to Mortgage Loans that are comparable to the Mortgage Loans. Consistent with the above, the Servicers may, in their discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not consistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a borrower a schedule for the liquidation of delinquencies. The Depositor’s prior approval or consent will be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.
          Collection Account. Servicing functions to be performed by the Servicers under the Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. The Servicers may contract with subservicers to perform some or all of the Servicers’ servicing duties, but the Servicers will not thereby be released from their obligations under their respective Servicing Agreement. When used herein with respect to servicing obligations, the term Servicer includes a subservicer.
          Pursuant to the Servicing Agreements, each Servicer will deposit collections on the Mortgage Loans into the Collection Account established by it. The Collection Account is required to be kept segregated from operating accounts of each Servicer and to meet the eligibility criteria set forth in the Servicing Agreements. The Servicing Agreements in most cases provide for the investment of amounts on deposit in the Collection Account. Any interest or other income earned on deposited amounts will be for the benefit of the related Servicer. Any losses resulting from such investments are required to be reimbursed to the Collection Account by the related Servicer out of its own funds.
          On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Certificate Distribution Account into which the Servicers will remit all amounts required to be deposited therein (net of the Servicers’ servicing compensation) on the Servicer Remittance Date specified in the applicable Servicing Agreement. Generally, the Servicers will determine the amount of Monthly Advances for the related Due Period on or before the related determination date, and will furnish to the Master Servicer information with respect to loan level remittance data for such month’s remittance on the reporting date specified in the applicable Servicing Agreement.
          Prepayment Interest Shortfalls. When a borrower prepays a Mortgage Loan in full between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month’s interest may have been collected on Mortgage Loans that have been prepaid in full with respect to any Distribution Date. Pursuant to the Servicing Agreements, either (i) the related servicing fee for any month will be reduced (but not below zero) by the amount of any Prepayment Interest Shortfall or (ii) the Servicers will be required to make payments in respect of Prepayment Interest Shortfalls from their own funds with respect to the Mortgage Loans. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by any Servicer. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.
          Advances. Subject to the limitations described in the following paragraph, the Servicers will be required to advance with respect to each Distribution Date, from their own funds, or funds in the Collection Account that are not otherwise required to be remitted to the Certificate Distribution Account for such Distribution Date, an amount equal to the Scheduled Payment of interest at the related Mortgage Rate (less the applicable servicing fee rate) and scheduled principal payment on each Mortgage Loan which were due on the related Due Date and which were not received prior to the related determination date (any such advance, a “Monthly Advance”). The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so after the expiration of any applicable grace period, to the extent provided in the Pooling and Servicing Agreement and the applicable Servicing Agreement.
          Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. Any failure by a Servicer to make a Monthly Advance as required under the applicable Servicing Agreement, if not cured within any applicable grace period, will constitute a default thereunder, in which case the Master Servicer will be required, as successor Servicer, to assume the obligation to make Monthly Advances in accordance with the terms of the Pooling and Servicing Agreement and the applicable Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any determination date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer default thereunder, in which case the Trustee (subject to the terms of the Pooling and Servicing Agreement) or the successor Master Servicer will be obligated to make such Monthly Advance.
          Servicing Compensation and Payment of Expenses. Each Servicer will be entitled to receive, from interest actually collected on each Mortgage Loan serviced by it, a servicing fee (the “Servicing Fee”), equal to the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) a per annum rate (the “Servicing Fee Rate”) ranging from approximately 0.250% to 0.375% annually; provided, however, that with respect to certain Mortgage Loans serviced by First Republic, the Servicing Fee Rate may be increased (by approximately 0.60% per annum) to the extent of any increase in the related Mortgage Rate due to the borrower’s termination of an automatic payment debit election or similar event. As of the Statistical Calculation Date, the weighted average Servicing Fee Rate is approximately 0.315% per annum for Pool 1 and 0.281% per annum for Pool 2A and Pool 2B. The Servicers are also entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation in the form of prepayment premiums and any interest or other income earned on funds it has deposited in the Collection Account pending remittance to the Master

Servicer, as well as late charges and certain fees paid by borrowers and, in certain cases, REO management fees.
          As compensation for its services, the Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) with respect to each Mortgage Loan, calculated as 0.005% per annum (the “Master Servicing Fee Rate”) of the Principal Balance of each Mortgage Loan as of the first day of the related Due Period.
          The amounts of the Master Servicing Fee and the Servicers’ servicing fees are subject to adjustment with respect to prepaid Mortgage Loans, as described above under “— Prepayment Interest Shortfalls.”
          Evidence as to Compliance. The Servicing Agreements will require each Servicer to deliver to the Securities Administrator and the Master Servicer, on or before the date in each year specified in the applicable Servicing Agreement, and, if required, file with the SEC as part of a Report on Form 10-K filed on behalf of each trust, the following documents:
•	a report on its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the Servicer that are backed by the same types of assets as those backing the offered securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant SEC regulations;

•	with respect to each assessment report described in the immediately preceding bullet point, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a statement of compliance from the Servicer, and similar statements from certain other parties involved in servicing the Mortgage Loans as required by relevant SEC regulations, signed by an authorized officer, to the effect that: (a) a review of the Servicer’s activities during the reporting period and of its performance under the applicable Servicing Agreement has been made under such officer’s supervision; and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.
          The Custodial Agreement provides that the Custodian will certify to the Depositor, the Trustee, the Servicers and the Master Servicer that all information prepared by it and provided to the Master Servicer, the Servicers or the Securities Administrator relating to the Mortgage Loans serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Custodian is in compliance with its obligations to report to the Master Servicer, the Servicers and the Securities Administrator and is in compliance with its obligations under the Custodial Agreement. The Pooling and Servicing Agreement will provide that each year the Master Servicer will certify to the Depositor and the Securities Administrator that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Pooling and Servicing Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of the Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.
          The Pooling and Servicing Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as Servicer, a firm of independent accountants will furnish a statement to the Depositor and the Securities Administrator to the effect that such firm has examined certain documents and records relating to the servicing of Mortgage Loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Pooling and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.
          Events of Default. Events of default under the Servicing Agreements include (i) any failure of the Servicers to remit to the Certificate Distribution Account any required payment which continues unremedied for a specified period after such amount is due or after the giving of written notice of such failure to the Servicer; (ii) any failure by the Servicers to make a Monthly Advance as required under the applicable Servicing Agreement, unless cured as specified therein; (iii) any failure by the Servicers duly to observe or perform in any material respect any of its other covenants or agreements in the Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to such Servicer; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Servicer indicating its insolvency, reorganization or inability to pay its obligations.
          If a Servicer is in default in its obligations under the Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the Servicing Agreement and the Pooling and Servicing Agreement or succeed to the responsibilities of the terminated Servicer.
          In the event of a default by a Servicer under its Servicing Agreement, the Master Servicer will have the right to remove the Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee. In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of the Servicer and the transfer of servicing to a successor servicer.
          Limitation on Liability of the Servicers and Others. Each Servicing Agreement provides that neither the related Servicer nor any of the officers, employees or agents of the related Servicer will be under any liability to the trust for any action taken, or for refraining from taking any action, in good faith pursuant to the Servicing Agreement, or for errors in judgment. The Servicing Agreement further provides, however, that such provision will not protect the related Servicer or any such person against any breach of warranties or representations made by the Servicer in the applicable Servicing Agreement, or the failure of the related Servicer to perform its obligations in compliance with any standard of care set forth in the applicable Servicing Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of the applicable Servicing Agreement.
          Resignation of Servicers. A Servicer may not resign from its obligations and duties under the applicable Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law, (ii) in certain cases, upon the sale of substantially all of its assets or (iii) upon a sale of its servicing rights with respect to the Mortgage Loans with the prior written consent of the Depositor, which consent may not be unreasonably withheld. No such resignation will become effective until the Master Servicer or a successor servicer approved by it has assumed the Servicer’s obligations and duties under such Servicing Agreement.
          Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of such Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.
          Amendment of the Servicing Agreements. Each Servicing Agreement may generally be amended by written agreement between the related Servicer and the Trustee, as acknowledged by the Master Servicer, without notice to or consent of the Certificateholders.
Custody of the Mortgage Files
          The Servicers will generally not have responsibility for custody of the Mortgage Loan documents described under “— Assignment of Mortgage Loans” above. The Custodian will hold the related Mortgage Loan documents on behalf of the Trustee pursuant to the Custodial Agreement between the Custodian and the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by the Custodian for other transactions or investors. The Custodian will maintain the Mortgage Loan documents in a fire-resistant facility intended for the safekeeping of mortgage loan files. The Master Servicer will pay the fees of the Custodian. Wells Fargo Bank is acting as Custodian of the Mortgage Files pursuant to the Custodial Agreement. See “The Master Servicer and the Servicers—Wells Fargo Bank, N.A.” above.
Optional Redemption of the Certificates
          Group 1 Certificates. On any Distribution Date on or after the Distribution Date on which the then aggregate outstanding principal balance of the Pool 1 Mortgage Loans is equal to or less than 20% of the aggregate principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date, the holder of the Class 1-LTR Certificate has the option to redeem the Group 1 Certificates, in whole but not in part.
          If the holder of the Class 1-LTR Certificate elects to redeem the Group 1 Certificates it will deliver notice of such election to the Trustee and the Securities Administrator together with an undertaking to deposit the Redemption Price into the Distribution Account on or prior to the redemption date. In addition, if the holder of the Class 1-LTR Certificate does not exercise its option to own or resell the Group 1 Certificates as provided below, the holder of the Class 1-LTR Certificate must cause each related REMIC to adopt a plan of liquidation that meets the requirements of Section 860F(a)(4) of the Code. The “Redemption Price” must equal 100% of the then aggregate outstanding Class Principal Amount of the Group 1 Certificates, plus accrued interest thereon through the end of the Accrual Period immediately preceding the related Distribution Date (excluding the amount of any unpaid Net WAC Shortfalls). There will be no redemption premium in connection with such a redemption.
          At the option of the holder of the Class 1-LTR Certificate, such optional redemption of the Group 1 Certificates can be effected without retiring the Group 1 Certificates, so that the Holder of the Class 1-LTR Certificate has the ability to own or resell the Group 1 Certificates. Upon a redemption with retirement of the Group 1 Certificates, the assets of the Issuing Entity will be liquidated and the Issuing Entity will terminate. The payment on the final Distribution Date in connection with the redemption of the Group 1 Certificates will be in lieu of the payment otherwise required to be made on such Distribution Date in respect of the Group 1 Certificates.
          If the holder of the Class 1-LTR Certificate has not redeemed the Group 1 Certificates on or prior to the Distribution Date on which the then aggregate outstanding principal balance of the Pool 1 Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date (the “Group 1 Step-Up Date”), then on the immediately succeeding Distribution Date, the 1-A1 Margin, the 1-A2 Margin, the 1-A3 Margin, the 1-B1 Margin and the 1-B2 Margin, as applicable, with respect to each class of LIBOR Certificates will increase as described at “Description of the Certificates — Distributions of Interest,” and the increased margin will remain in effect on all subsequent Distribution Dates.
          Group 2 Certificates. On any Distribution Date on or after the Distribution Date on which the then aggregate outstanding principal balance of the Pool 2A Mortgage Loans and the Pool 2B Mortgage Loans (in the aggregate) is equal to or less than 5% of the aggregate principal balance of the Pool 2A Mortgage Loans and the Pool 2B Mortgage Loans (in the aggregate) as of the Cut-off Date, the holder of the Class 2-LTR Certificate, which may include the Depositor, has the option to redeem the Group 2 Certificates, in whole but not in part.
          If the holder of the Class 2-LTR Certificate elects to redeem the Group 2 Certificates it will deliver notice of such election to the Trustee and the Securities Administrator together with an undertaking to deposit the Redemption Price into the Distribution Account on or prior to the redemption date. In addition, if the holder of the Class 2-LTR Certificate does not exercise its option to own or resell the Group 2 Certificates as provided below, the holder of the Class 2-LTR Certificate must cause each related REMIC to adopt a plan of liquidation that meets the requirements of Section 860F(a)(4) of the Code. The “Redemption Price” must equal 100% of the then aggregate outstanding Class Principal Amount of the Group 2 Certificates, plus accrued interest thereon through the end of the Accrual Period immediately preceding the related Distribution Date. There will be no redemption premium in connection with such a redemption.
          At the option of the holder of the Class 2-LTR Certificate, such optional redemption of the Group 2 Certificates can be effected without retiring the Group 2 Certificates, so that the Holder of the Class 2-LTR Certificate has the ability to own or resell the Group 2 Certificates. Upon a redemption with retirement of the Group 2 Certificates, the assets of the Issuing Entity will be liquidated and the Issuing Entity will terminate. The payment on the final Distribution Date in connection with the redemption of the Group 2 Certificates will be in lieu of the payment otherwise required to be made on such Distribution Date in respect of the Group 2 Certificates.
          The method of calculating the Certificate Interest Rates for the Group 2 Certificates will not change if the holder of the Class 2-LTR Certificate does not elect to redeem the Group 2 Certificates.
Certain Matters Under the Pooling and Servicing Agreement
          Duties of the Trustee and the Securities Administrator. The Trustee will be required to perform only those duties specifically required of it under the Pooling and Servicing Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “ — Events of Default under the Pooling and Servicing Agreement.” Upon receipt of the various Certificates, statements, reports or other instruments required to be furnished to it, each of the Trustee and the Securities Administrator will be required to examine them to determine whether they are in the form required by the Pooling and Servicing Agreement; however, neither the Trustee nor the Securities

Administrator will be responsible for the accuracy or content of any documents furnished to such party by any other party. The Securities Administrator will not be required to verify or recompute any mortgage loan data received from the Servicers or the Master Servicer, but will be entitled to rely conclusively on such information.
          Neither the Trustee nor the Securities Administrator will have any liability arising out of or in connection with the Pooling and Servicing Agreement, except that such party may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the Trustee nor the Securities Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its corporate trust office. See “ — Events of Default Under the Pooling and Servicing Agreement” below. Neither the Trustee nor the Securities Administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.
          The Trustee will have no duties under the Pooling and Servicing Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Pooling and Servicing Agreement. None of the provisions in the Pooling and Servicing Agreement will in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer. The Trustee will not be responsible for any act or omission of the Master Servicer, the Securities Administrator, the Depositor or any other party.
          Neither the Trustee nor the Securities Administrator will be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Issuing Entity’s assets, other than from funds available in any Trust Account. The Trustee is not responsible for the validity of the Pooling and Servicing Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.
          Events of Default Under the Pooling and Servicing Agreement. An “Event of Default” under the Pooling and Servicing Agreement will generally consist of:
•	After receipt of notice from the Trustee, any failure of the Master Servicer to make any Monthly Advances when such Monthly Advances are due, which failure continues unremedied for a period of one Business Day; or

•	Any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the monthly statements to Certificateholders which failure continues unremedied for a period of one Business Day after the giving of written notice of such failure by the Trustee, the Securities Administrator or Certificateholders evidencing not less than 25% of the Class Principal Amount of each class of Certificates affected thereby; or

•	Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure by the Trustee, the Securities Administrator, or by Certificateholders evidencing more than 50% of the aggregate voting rights of the Certificates; or

•	Any impermissible dissolution, disposition of all or substantially all assets, or consolidation or merger on the part of the Master Servicer that does not meet the criteria specified in the Pooling and Servicing Agreement; or

•	Any breach of a representation or warranty set forth in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificateholders, which breach continues 30 days after the giving of written notice by the Trustee, the Securities Administrator or Certificateholders evidencing more than 50% of the aggregate voting rights of the Certificates; or

•	Any sale, pledge or assignment of the rights, or any delegation of the duties of, the Master Servicer under the Pooling and Servicing Agreement, in any manner not permitted thereunder and without the prior written consent of the Trustee and Certificateholders evidencing more than 50% of the aggregate voting rights of the Certificates; or

•	Certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.
          So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement, the Trustee may terminate the Master Servicer, whereupon the Trustee, unless a successor Master Servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable to act, appoint or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the Pooling and Servicing Agreement.
          During the continuance of an event of default under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor master servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers if the Trustee reasonably believes it may not obtain compensation or reimbursement for any expenses and liabilities that may be incurred by the Trustee by taking such action. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would be unjustly prejudicial to the non-assenting Certificateholders.
          No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal

Amount of each class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, have not given the Trustee any direction inconsistent with such request, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Pooling and Servicing Agreement has neglected or refused to institute such a proceeding.
          Expenses and Indemnities of the Trustee and the Securities Administrator. Each of the Trustee and the Securities Administrator will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by such party in accordance with the Pooling and Servicing Agreement, except for expenses, disbursements and advances incurred by such party in the routine administration of its duties under the Pooling and Servicing Agreement and except for any expenses arising from its negligence or willful misconduct. The Trustee and the Securities Administrator will also be entitled to indemnification from the Issuing Entity for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or performance of their duties under the Pooling and Servicing Agreement (and, in the case of the Trustee, in connection with the Custodial Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of its powers or duties under the Pooling and Servicing Agreement (and, in the case of the Trustee, in connection with the Custodial Agreement).
          Each of the Trustee, the Securities Administrator and the Master Servicer will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Available Funds, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $300,000 (to be paid to such parties collectively) in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and for each subsequent anniversary year thereafter, but the such parties may seek reimbursement for any unreimbursed amounts in subsequent anniversary years.
          Resignation of Trustee and Securities Administrator. Each of the Trustee and the Securities Administrator may, upon written notice to the other party and to the Depositor and the Master Servicer, resign at any time, in which event the Depositor will appoint a successor trustee or successor securities administrator. If no successor trustee or successor securities administrator has been appointed and has accepted the appointment within 30 days after the notice of resignation is given by the Trustee or the Securities Administrator, the resigning party may petition any court of competent jurisdiction for appointment of a successor trustee or successor securities administrator. The Trustee will notify the Rating Agencies of any change of Securities Administrator.
          Each of the Trustee and the Securities Administrator may be removed at any time by the Depositor if such party ceases to be eligible to continue to act as Trustee under the Pooling and Servicing Agreement or becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator is appointed, or if the continued use of the Trustee or Securities Administrator would result in a downgrading of the rating by any Rating Agency of any class of Certificates with a rating. The Trustee may be removed if a tax is imposed or threatened with respect to the Issuing Entity by any state in which the Trustee or the assets of the Issuing Entity are located The Securities Administrator may be removed if it fails to make distributions to Certificateholders, which failure continues unremedied for a period of one Business Day after the giving of written notice by the Trustee or the Depositor.
          Any resignation or removal of the Trustee or the Securities Administrator, as applicable, and appointment of a successor trustee or successor securities administrator will become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable, whereupon the predecessor Trustee or predecessor Securities Administrator, as applicable, will mail notice of the succession of such Trustee or Securities Administrator, as applicable, hereunder to all Certificateholders and to any Rating Agency. The expenses of such mailing will be borne by the Master Servicer.
          The predecessor Trustee will be required to assign to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee all of the assets of the Issuing Entity, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Depositor and the predecessor Trustee or predecessor Securities Administrator will execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations.
          Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without notice to or consent of the Certificateholders:
(1)	to cure any ambiguity or mistake;

(2)	to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)	to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; or

(4)	to comply with any requirements imposed by the Code;
          provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.
          The Pooling and Servicing Agreement may also be amended by the parties thereto, with the consent of Certificateholders evidencing not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) no amendment may reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any certificate, without the consent of the holder of such certificate or reduce the percentage required to consent to the amendment without the consent of the Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by this amendment.
Reports to Certificateholders
          On each Distribution Date, the Securities Administrator will make available to each Certificateholder and the Rating Agencies a statement (based on information received from each Servicer) generally setting forth, among other things:

•	the amount of the distributions, separately identified, with respect to each class of Certificates;

•	the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

•	the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

•	the amount of any unpaid Net Interest Shortfall, Net WAC Shortfall or unpaid Net WAC Shortfall (if applicable) and the related accrued interest thereon, with respect to each class of Certificates;

•	the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on that Distribution Date;

•	the aggregate Principal Balance of the Mortgage Loans, and the weighted average of the net Mortgage Rates of the Mortgage Loans at the end of the related Prepayment Period;

•	the Principal Balance of the Mortgage Loans whose Mortgage Rates adjust on the basis of the One-Month LIBOR index, the Six-Month LIBOR Index, the One-Year LIBOR Index, the Six-Month CMT Index, the One-Year CMT Index and any other the applicable index at the end of the related Prepayment Period;

•	the Senior Percentage and Subordinate Percentage for each Mortgage Pool for the following Distribution Date;

•	the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Pool for the following Distribution Date;

•	the amount of the Master Servicing Fee and the Servicing Fee paid to or retained by the Master Servicer and by the Servicer, respectively;

•	the amount of Monthly Advances for the related Due Period;

•	the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the MBS method (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

•	for any Mortgage Loan as to which the related Mortgaged Property was an REO property during the preceding calendar month, the loan number, the principal balance of that Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition of the REO property;

•	the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

•	the amount of Realized Losses incurred during the preceding calendar month;

•	the cumulative amount of Realized Losses incurred since the Closing Date; and

•	the Certificate Interest Rate for each class of Certificates for that Distribution Date.
Voting Rights
          The Class 1-AR, Class 2-AR, Class 1-XA and Class 1-XB Certificates will be allocated 1% of all voting rights and the other classes of Certificates will be allocated 96% of all voting rights under the Pooling and Servicing Agreement. Voting rights will be allocated among the classes of Certificates in proportion to their respective Class Principal Amounts and among Certificates of such class in proportion to their percentage interests. The “Percentage Interest” of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount, and the denominator of which is the applicable Class Principal Amount.
The Trustee
          HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be named trustee under the Pooling and Servicing Agreement. The trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The trustee’s offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.
          HSBC Bank USA, National Association, has been, and currently is serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.
          As compensation for its services, the Trustee will be paid a fixed annual fee of $3,500 by the Master Servicer from its Master Servicing Fee. The Trustee will be entitled to reimbursement for certain expenses and other amounts prior to payment of any amounts to Certificateholders.
The Securities Administrator
          Wells Fargo Bank, N.A., a national banking association organized and existing under the laws of the United States of America will act as Securities Administrator, for so long as it is Master Servicer. The Securities Administrator’s “corporate trust office” for purposes of presentment and surrender of the Certificates for final payment thereon is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Sequoia Mortgage Trust 2007-2. See “The Master Servicer and the Servicers—Wells Fargo Bank, N.A.” above.
          The Securities Administrator may be removed or may resign under the circumstances set forth in the Pooling and Servicing Agreement.
The Issuing Entity
          Sequoia Mortgage Trust 2007-2 (the “Issuing Entity”) is a common law trust formed under the laws of the State of New York by a Pooling and Servicing Agreement, dated as of May 1, 2007. The Issuing Entity was formed for the sole purpose of issuing the Certificates. The Depositor is the settlor and sole beneficiary of the Issuing Entity. The Depositor is a limited purpose finance corporation the capital stock of which is wholly owned by Redwood Trust, Inc., a Maryland corporation. None of the Depositor, Redwood Trust, or any of their respective affiliates has guaranteed or is otherwise obligated with respect to payment of the Certificates and no person or entity other than the Issuing Entity is obligated to pay the Certificates, except as specifically set forth in this prospectus supplement.
          On the Closing Date, the assets held by the Issuing Entity will be the only assets of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Pooling and Servicing Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.
          The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement, the Servicing Agreement or the Custodial Agreements, as set forth in this prospectus supplement.
          The Trustee and the Securities Administrator, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, neither the Trustee nor the Securities Administrator on behalf of the Issuing Entity will have the power to issue additional Certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity, without the amendment of the Pooling and Servicing Agreement by Certificateholders and the other parties thereto as described under “— Certain Matters Under the Pooling and Servicing Agreement — Amendment of the Pooling and Servicing Agreement.”
          If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors — Risks Related to Potential Inadequacy of Credit Enhancement” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Seller, the Depositor or the related Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.
Fees and Expenses of the Issuing Entity
          In consideration of their duties on behalf of the Issuing Entity, the Servicers, the Master Servicer, the Securities Administrator and the Trustee will receive from the assets of the Issuing Entity certain fees as set forth in the following table:

	Frequency		How and When
Fee Payable to:	of Payment:	Amount of Fee:	Fee Is Payable:

Servicers	Monthly	A monthly fee paid to each Servicer from amounts that would otherwise be distributed to Certificateholders in respect of interest, calculated on the outstanding principal balance of each Mortgage Loan, at the applicable Servicing Fee Rate, plus, all income earned on amounts on deposit in the Collection Account:	Withdrawn from the related Collection Account in respect of each Mortgage Loan serviced by that Servicer before distribution of any amounts to Certificateholders.

	Frequency		How and When
Fee Payable to:	of Payment:	Amount of Fee:	Fee Is Payable:

Master Servicer	Monthly	A monthly fee paid to the Master Servicer, from amounts that would otherwise be distributed to Certificateholders in respect of interest, calculated at a rate of 0.005% per annum on the outstanding principal balance of the Mortgage Loans.	Retained by the Master Servicer from the Certificate Distribution Account before distribution of any amounts to Certificateholders.

Securities Administrator	Monthly	A monthly fee paid to the Securities Administrator, from the Master Servicing Fee.	Paid by the Master Servicer from the Master Servicing Fee.

	Monthly	All investment earnings on amounts on deposit in the Certificate Distribution Account.	Retained by the Securities Administrator from the Certificate Distribution Account before distribution of any amounts to Certificateholders.

Trustee	Monthly	A fixed annual fee of $3,500.	Paid by the Master Servicer from the Master Servicing Fee pursuant to a separate agreement between the Trustee and the Master Servicer.

Custodian	Monthly	A monthly fee paid to the Custodian, from the Master Servicing Fee.	Paid by the Master Servicer from the Master Servicing Fee.
          The Custodian’s fees set forth in the table above may not be increased without amendment of the Custodial Agreement. The servicing fees set forth in the table above may not be increased without amendment of the applicable Servicing Agreement as described under “— Servicing — Amendment of the Servicing Agreements” above. None of the other fees set forth in the table above may be changed without amendment of the Pooling and Servicing Agreement as described under “The Agreements — Certain Matters Under the Pooling and Servicing Agreement — Amendment of the Pooling and Servicing Agreement” above.
          Expenses of the Servicers, the Master Servicer, the Securities Administrator and the Trustee will be reimbursed before distributions are made on the Certificates. Expenses of the Trustee and the Securities Administrator will be reimbursed up to $300,000 annually (to be paid to such parties collectively) before distributions of interest and principal are made on the Certificates, as described under “— Expenses and Indemnities of the Trustee and the Securities Administrator” above.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE
Yield Considerations
          The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool. Yields will also be affected by the extent to which Mortgage Loans in the related Mortgage Pool bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.
          Yields on the Group 1 Certificates will be affected by the rate of principal prepayments on the Pool 1 Mortgage Loans, and yields on the Group 2 Certificates will be affected by the rate of principal prepayments on the Pool 2A and Pool 2B Mortgage Loans. However, because there exists no cross-collateralization between the Group 1 Certificates and the Group 2 Certificates, principal prepayments experienced by Pool 1 will have no affect on the yield of the Group 2 Certificates, and principal prepayments experienced by Pool 2A and Pool 2B will have no affect on the yield of the Group 1 Certificates.
          Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. As of the Statistical Calculation Date, approximately 77.08% of the Pool 1 Mortgage Loans and all of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the Mortgaged Properties, changes in the value of the Mortgaged Properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.
          As of the Statistical Calculation Date, approximately 64.49%, 35.49%, 0.02% and 0.01% of the Mortgage Loans in Pool 1 are One-Month LIBOR, Six-Month LIBOR, One-Year CMT and Six-Month CMT, respectively, and approximately 51.40%, 48.26% and 0.33% of the Mortgage Loans in Pool 2A and Pool 2B are One-Year CMT, One-Year LIBOR and Six-Month LIBOR, respectively. Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited (except in the case of the first rate adjustment) by the maximum Mortgage Rate, the minimum Mortgage Rate and the Periodic Cap, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable gross margin. The applicable index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate Mortgage Loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate Mortgage Loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.
          The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.
          From time to time, areas of the United States may be affected by flooding, severe storms, tornadoes, hurricanes, landslides, wildfires, earthquakes or other natural disasters. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.
          Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.
          As described herein, approximately 0.70%, 18.80% and 80.17% of the Mortgage Loans in Pool 1 provide for only monthly interest payments for the first three, five and ten years, respectively, following origination, and approximately 18.53% and 72.69% of the Mortgage Loans in Pool 2A and Pool 2B provide for only monthly interest payments for the first five and ten years, respectively, following origination. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period. In addition, because no principal is due on the Mortgage Loans during the initial three-, five- or ten-year period, the Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Mortgage Loans are recalculated on the basis of a level payment amortization schedule for the remaining term of such Mortgage Loan, as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30 year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.
          As described under “Description of the Certificates — Distributions of Principal” herein, unscheduled principal payments on (1) the Mortgage Loans in Pool 1 will generally be allocated disproportionately to the Group 1 Senior Certificates during the first ten years and (2) the Mortgage Loans in Pool 2A and Pool 2B will generally be allocated disproportionately to the Group 2 Senior Certificates during the first seven years , in each case, following the Closing Date (except as described herein) or if certain conditions are met. Such allocation will initially accelerate the amortization of the Senior Certificates.
          The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls. The Certificate Interest Rates and the yields on each class of Offered Certificates will be affected by the Mortgage Rates of the Mortgage Loans in the related Mortgage Pool from time to time, as described under “Risk Factors — Your Yield May Be Affected by Changes in Interest Rates.” No prediction can be made as to future levels of One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR, Six-Month CMT or One-Year CMT as to the timing of any changes therein.
          The yields to investors in the Group 1 Certificates and the Group 2 Certificates may be significantly affected by the exercise by the holder of the Class 1-LTR or Class 2-LTR Certificate, respectively, to redeem such Certificates, as described herein. See “The Agreements — Optional Redemption of the Certificates.” If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.
          As described in this prospectus supplement, interest will accrue on each class of offered certificates, other than the LIBOR certificates and the interest-only certificates on the basis of the Net WACs of the related Pool of Mortgage Loans (or Pool 2A and Pool 2B in the aggregate, in the case of the Group 2 Subordinate Certificates). The Certificate Interest Rates of the Group 2A Senior Certificates, the Group 2B Senior Certificates and the Group 2 Subordinate Certificates will, therefore, reflect the Net Mortgage Rates of the related Mortgage Loans at any time. Since the Pool 2A and Pool 2B Mortgage Loans are “hybrid” (that is they generally provide for fixed payments during an initial period and adjustable rates thereafter), the Net WACs will initially be based on fixed Mortgage Rates and, subsequently, adjustable rates. See “Description of the Mortgage Pools” in this prospectus supplement for a description of the Mortgage Rates in such periods. Investors should also consider that their Certificate Interest Rates will be reduced to the extent Mortgage Loans with higher Net Mortgage Rates are prepaid. All things being equal, investors might expect Mortgage Loans with higher Mortgage Rates to be more likely to be prepaid than loans with lower such rates.
          If the purchaser of a Class 1-XA or Class 1-XB Certificate or another Certificate offered at a premium, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. The effective yield to holders of the Offered Certificates (other than the LIBOR Certificates) will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 20th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

          Prospective purchasers of the Class 1-XA and Class 1-XB Certificates should carefully consider the risk that a rapid rate of principal prepayments on the Mortgage Loans in Pool 1 could result in the failure of such purchasers to recover their initial investments.
Subordination of the Offered Subordinate Certificates
          On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any class of Certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the Class 1-B1, Class 1-B2, Class 1-B3, Class 2-B1, Class 2-B2 and Class 2-B3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.
          As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans will be allocated first to the lower ranking class of related Subordinate Certificates, then to the higher ranking class of related Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the related Senior Certificates. In addition, if the Pool 1 Mortgage Loans experience losses after the aggregate Class Principal Amount of the Group 1 Subordinate Certificates has been reduced to zero, then the portion of any Realized Losses allocable to the Class 1-A2 Certificates will first be allocated to the Class 1-A3 Certificates until the Class Principal Amount of the Class 1-A3 Certificates has been reduced to zero. The interest portion of Realized Losses on the Mortgage Loans will reduce the amount available for distribution on the related Distribution Date to the lowest ranking related class outstanding on such date.
Weighted Average Life
          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.
          For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see “Risk Factors — Prepayments are Unpredictable and Affect Yield” in the accompanying prospectus.
          Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The models used in this prospectus supplement for the Mortgage Loans are Constant Prepayment Rate (“CPR”) and Constant Prepayment to Balloon (“CPB”). CPR represents an assumed constant rate of prepayment each month, relative to the then outstanding principal balance of a pool of mortgage loans, for the life of such mortgage loans. CPB assumes that mortgage loans are prepaid in full upon the expiration of their initial fixed rate period, if applicable, or, with respect to mortgage loans without an initial fixed rate period or as to which the initial fixed rate period has ended, that such mortgage loans are prepaid in full on their next mortgage rate adjustment date.
          Neither CPR nor CPB purport to be either a historical description of the prepayment experience of any pool of Mortgage Loans or a prediction of the anticipated rate of prepayment of any pool of Mortgage Loans, including the Mortgage Loans.

     The following tables were prepared on the basis of the following assumptions (collectively, the “Structuring Assumptions”): (i) distributions in respect of the Certificates are received in cash on the 20th day of each month commencing in June 2007, (ii) the Mortgage Loans prepay at the indicated percentages of CPR, (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans, and no shortfalls are incurred due to the application of the Relief Act, (iv) the Seller is not required to purchase or substitute for any Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in June 2007 and are computed prior to giving effect to any prepayments received in the prior month, (vi) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vii) prepayments represent voluntary prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in May 2007 and include 30 days’ interest, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (xiv) below such that each such Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity (taking into account any interest-only period), (ix) interest accrues on each class of Certificates at the applicable Certificate Interest Rate described under “Description of the Certificates — Distributions of Interest” in this prospectus supplement, (x) the initial Class Principal Amount of each class of Certificates is as described in this prospectus supplement, (xi) One-Month LIBOR is equal to 5.321%, Six-Month LIBOR is equal to 5.364%, One-Year LIBOR is equal to 5.273%, Six-Month CMT is equal to 5.071% and One-Year CMT is equal to 5.012% at all times; (xii) no exercise of any optional redemption will occur, (xiii) the Closing Date of the sale of the Offered Certificates is May 25, 2007; and (xiv) the Mortgage Loans in each Mortgage Pool are aggregated into assumed mortgage loans having the following characteristics:

Pool 1 Assumed Mortgage Loan Characteristics

								Original				Initial
			Current	Servicing	Original	Remaining		Interest-		Minimum	Maximum	Periodic	Periodic	Next Rate	Rate
		Principal	Mortgage	Fee	Term to	Term to		Only	Gross	Mortgage	Mortgage	Rate	Rate	Adjustment	Adjustment	Prepay
	Product	Balance	Rate	Rate	Maturity	Maturity	Age	Term	Margin	Rate	Rate	Cap	Cap	Period	Frequency	Term
Pool	Type	($)	(%)	(%)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	(%)	(Months)	(Months)	(Months)	Index

1	One-Month LIBOR	931,156.71	7.37500	0.30500	360	310	50	0	2.05000	2.05000	12.95000	0.00000	0.00000	1	1	0	One-Month LIBOR
1	One-Month LIBOR	1,201,708.88	6.76138	0.30500	360	322	38	0	1.40098	1.40098	11.93848	0.00000	0.00000	1	1	48	One-Month LIBOR
1	One-Month LIBOR IO	3,231,096.62	7.42409	0.30500	360	309	51	36	2.06963	2.06963	12.95000	0.00000	0.00000	1	1	48	One-Month LIBOR
1	Six-Month LIBOR IO	463,522.26	7.37500	0.25500	360	297	63	36	2.00000	2.00000	10.00000	1.00000	1.00000	3	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	525,646.97	7.37500	0.25500	360	299	61	36	2.00000	2.00000	11.00000	1.00000	1.00000	5	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	321,032.60	7.37500	0.25500	360	300	60	36	2.00000	2.00000	11.00000	1.00000	1.00000	6	6	0	Six-Month LIBOR
1	One-Month LIBOR IO	3,959,433.29	7.32254	0.38000	360	300	60	60	1.94754	1.94754	12.00000	0.00000	0.00000	1	1	0	One-Month LIBOR
1	One-Month LIBOR IO	289,586.88	7.25000	0.38000	360	300	60	60	1.87500	1.87500	12.00000	0.00000	0.00000	1	1	36	One-Month LIBOR
1	Six-Month LIBOR IO	447,079.12	7.22793	0.38000	360	298	62	60	1.85293	1.85293	12.00000	0.00000	0.00000	4	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	714,305.20	7.50000	0.38000	360	299	61	60	2.12500	2.12500	12.00000	0.00000	0.00000	5	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	3,019,791.24	7.35006	0.38000	360	300	60	60	1.97506	1.97506	12.00000	0.00000	0.00000	6	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	291,651.07	7.50000	0.38000	360	297	63	60	2.12500	2.12500	12.00000	0.00000	0.00000	3	6	36	Six-Month LIBOR
1	Six-Month LIBOR IO	995,113.45	6.95409	0.38000	360	300	60	60	1.57909	1.57909	12.00000	0.00000	0.00000	6	6	36	Six-Month LIBOR
1	One-Month LIBOR IO	8,176,393.39	7.24768	0.38000	360	306	54	60	1.87268	1.87268	12.00000	0.00000	0.00000	1	1	0	One-Month LIBOR
1	One-Month LIBOR IO	3,346,664.64	7.09450	0.38000	360	316	44	60	1.71950	1.71950	12.00000	0.00000	0.00000	1	1	36	One-Month LIBOR
1	Six-Month LIBOR IO	5,586,090.64	7.29841	0.38000	360	305	55	60	1.92341	1.92341	12.00000	0.00000	0.00000	1	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	8,154,431.15	7.34861	0.38000	360	319	41	60	1.97361	1.97361	12.00000	0.00000	0.00000	2	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	3,951,525.63	7.32611	0.38000	360	318	42	60	1.95111	1.95111	12.00000	0.00000	0.00000	3	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	4,065,922.35	7.30183	0.38000	360	308	52	60	1.92683	1.92683	12.00000	0.00000	0.00000	4	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	22,019,669.95	7.26899	0.38000	360	310	50	60	1.89399	1.89399	12.00000	0.00000	0.00000	5	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	17,430,384.68	7.28380	0.38000	360	308	52	60	1.90880	1.90880	12.00000	0.00000	0.00000	6	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	2,948,621.10	7.27055	0.38000	360	309	51	60	1.89555	1.89555	12.00000	0.00000	0.00000	1	6	36	Six-Month LIBOR
1	Six-Month LIBOR IO	7,352,432.37	7.17073	0.38000	360	320	40	60	1.79573	1.79573	12.00000	0.00000	0.00000	2	6	36	Six-Month LIBOR
1	Six-Month LIBOR IO	6,324,427.98	7.35450	0.38000	360	318	42	60	1.97950	1.97950	12.00000	0.00000	0.00000	3	6	36	Six-Month LIBOR
1	Six-Month LIBOR IO	4,602,355.06	7.09370	0.38000	360	313	47	60	1.71870	1.71870	12.00000	0.00000	0.00000	4	6	36	Six-Month LIBOR
1	Six-Month LIBOR IO	10,718,942.98	7.19210	0.38000	360	310	50	60	1.81710	1.81710	12.00000	0.00000	0.00000	5	6	36	Six-Month LIBOR
1	Six-Month LIBOR IO	7,473,448.63	7.25056	0.38000	360	310	50	60	1.87556	1.87556	12.00000	0.00000	0.00000	6	6	36	Six-Month LIBOR
1	Six-Month LIBOR IO	103,395.56	7.50000	0.38000	360	330	30	60	2.00000	2.00000	11.00000	1.00000	1.00000	6	6	36	Six-Month LIBOR
1	Six-Month LIBOR IO	107,606.95	7.37500	0.38000	360	314	46	60	2.00000	2.00000	12.00000	0.00000	0.00000	2	6	60	Six-Month LIBOR
1	Six-Month LIBOR IO	143,094.03	7.25000	0.38000	360	316	44	60	1.87500	1.87500	12.00000	0.00000	0.00000	4	6	60	Six-Month LIBOR
1	One-Month LIBOR IO	1,099,011.76	7.19055	0.25500	300	158	142	120	1.82960	1.82960	12.58733	0.00000	0.00000	1	1	0	One-Month LIBOR

Pool 1 Assumed Mortgage Loan Characteristics (continued)

								Original				Initial
			Current	Servicing	Original	Remaining		Interest-		Minimum	Maximum	Periodic	Periodic	Next Rate	Rate
		Principal	Mortgage	Fee	Term to	Term to		Only	Gross	Mortgage	Mortgage	Rate	Rate	Adjustment	Adjustment	Prepay
	Product	Balance	Rate	Rate	Maturity	Maturity	Age	Term	Margin	Rate	Rate	Cap	Cap	Period	Frequency	Term
Pool	Type	($)	(%)	(%)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	(%)	(Months)	(Months)	(Months)	Index

1	Six-Month CMT IO	47,940.40	7.50000	0.25500	300	166	134	120	2.50000	2.50000	12.37500	0.00000	0.00000	4	6	0	Six-Month CMT
1	Six-Month LIBOR IO	1,586,586.66	7.32248	0.25500	300	155	145	120	1.88968	1.88968	13.20021	0.00000	0.00000	1	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	226,823.93	7.37500	0.25500	300	146	154	120	2.00000	2.00000	12.87500	0.00000	0.00000	2	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	1,340,320.76	7.01626	0.25500	300	161	139	120	1.64126	1.64126	12.42020	0.00000	0.00000	3	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	117,376.99	7.62500	0.25500	300	160	140	120	2.25000	2.25000	13.18800	0.00000	0.00000	4	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	1,808,864.22	7.00771	0.25500	300	143	157	120	1.50771	1.50771	12.00000	0.00000	0.00000	5	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	321,980.94	7.27039	0.25500	300	152	148	120	1.83995	1.83995	13.66005	0.00000	0.00000	6	6	0	Six-Month LIBOR
1	One-Year CMT IO	101,694.90	7.62500	0.25500	300	158	142	120	2.50000	2.50000	13.12500	0.00000	0.00000	2	12	0	One-Year CMT
1	One-Month LIBOR IO	234,974,713.18	6.61919	0.29231	304	281	23	120	1.24696	1.24696	12.01063	0.00000	0.00000	1	1	0	One-Month LIBOR
1	One-Month LIBOR IO	62,726,937.61	6.37297	0.25500	301	291	10	120	1.00752	1.00212	12.00000	3.00000	0.00000	1	1	0	One-Month LIBOR
1	One-Month LIBOR IO	914,555.65	6.70112	0.30500	360	314	46	120	1.35873	1.35873	12.29776	0.00000	0.00000	1	1	12	One-Month LIBOR
1	One-Month LIBOR IO	6,276,163.22	6.75987	0.32101	360	323	37	120	1.38963	1.38963	11.96068	0.00000	0.00000	1	1	36	One-Month LIBOR
1	One-Month LIBOR IO	89,222,543.91	6.99304	0.30500	360	321	39	120	1.62719	1.61473	12.00016	0.00000	0.00000	1	1	48	One-Month LIBOR
1	One-Month LIBOR IO	2,842,136.34	7.21584	0.30500	360	322	38	120	1.82267	1.82267	11.95000	0.00000	0.00000	1	1	60	One-Month LIBOR
1	Six-Month LIBOR IO	31,517,332.36	7.09752	0.36629	300	251	49	120	1.72810	1.72810	11.92519	0.00000	0.00000	1	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	14,270.50	6.75000	0.25500	300	277	23	120	1.37500	1.37500	12.00000	3.00000	0.00000	1	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	5,778,672.70	7.21105	0.36925	304	266	38	120	1.79929	1.79929	11.87474	0.00000	0.00000	2	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	3,532,173.32	7.07332	0.30868	307	274	33	120	1.68559	1.68559	12.22650	0.00000	0.00000	3	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	13,107,208.20	7.14504	0.33477	301	257	44	120	1.76849	1.76849	12.01399	0.00000	0.00000	4	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	119,301.64	7.37500	0.25500	300	286	14	120	2.00000	2.00000	12.00000	3.00000	0.00000	4	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	27,957,693.00	7.18104	0.36469	301	250	51	120	1.70078	1.70078	11.96863	0.00000	0.00000	5	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	34,884,885.14	7.06507	0.37267	301	248	53	120	1.69007	1.69007	11.99985	0.00000	0.00000	6	6	0	Six-Month LIBOR
1	Six-Month LIBOR IO	508,314.74	7.45191	0.38000	360	341	19	120	2.07691	2.07691	12.00000	0.00000	0.00000	5	6	36	Six-Month LIBOR
1	Six-Month LIBOR IO	75,966.55	6.87500	0.38000	360	336	24	120	1.50000	1.50000	12.00000	0.00000	0.00000	6	6	36	Six-Month LIBOR

Pool 2A and Pool 2B Assumed Mortgage Loan Characteristics

								Original				Initial
			Current	Servicing	Original	Remaining		Interest-		Minimum	Maximum	Periodic	Periodic	Next Rate	Rate
		Principal	Mortgage	Fee	Term to	Term to		Only	Gross	Mortgage	Mortgage	Rate	Rate	Adjustment	Adjustment	Prepay
	Product	Balance	Rate	Rate	Maturity	Maturity	Age	Term	Margin	Rate	Rate	Cap	Cap	Period	Frequency	Term
Pool	Type	($)	(%)	(%)*	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	(%)	(Months)	(Months)	(Months)	Index

2A	5/1 Year LIBOR	13,853,559.69	5.83370	0.30908	360	352	8	0	2.25700	2.25736	10.83400	5.00000	2.00000	52	12	0	One-Year LIBOR
2A	5/1 Year CMT	7,046,216.00	6.03579	0.25500	360	359	1	0	2.75000	2.75000	11.03600	5.00000	2.00000	59	12	0	One-Year CMT
2A	5/1 Year LIBOR IO	28,632,628.39	6.10468	0.28229	360	358	2	60	2.25000	2.25000	11.10500	5.00000	2.00000	58	12	0	One-Year LIBOR
2A	5/1 Year CMT IO	47,019,311.75	6.13279	0.25500	360	359	1	60	2.75000	2.75000	11.13300	5.00000	2.00000	59	12	0	One-Year CMT
2A	5/1 Year LIBOR IO	106,409,199.26	6.14719	0.33147	360	358	2	120	2.25000	2.24926	11.14700	5.00000	2.00000	58	12	0	One-Year LIBOR
2A	5/1 Year CMT IO	27,289,844.00	6.12820	0.25500	360	359	1	120	2.75000	2.75000	11.12800	5.00000	2.00000	59	12	0	One-Year CMT
2B	10/1 Year LIBOR	2,624,039.64	5.90353	0.32079	360	352	8	0	2.25000	2.25000	10.90400	5.00000	2.00000	112	12	0	One-Year LIBOR
2B	10/1 Year CMT	12,332,749.49	6.28626	0.25500	360	358	2	0	2.75000	2.75000	11.28600	5.00000	2.00000	118	12	0	One-Year CMT
2B	10/1 Year LIBOR IO	45,537,642.94	6.24967	0.31003	360	358	2	120	2.24400	2.23581	11.25300	5.00000	2.00000	118	12	0	One-Year LIBOR
2B	10/1 Year CMT IO	116,184,028.18	6.35505	0.25500	360	359	1	120	2.75000	2.75000	11.35500	5.00000	2.00000	119	12	0	One-Year CMT
2B	10/6 Month LIBOR IO	1,364,400.00	6.37500	0.38000	360	358	2	120	2.25000	2.00000	11.37500	5.00000	1.00000	118	6	0	Six-Month LIBOR

*	Includes a Master Servicing Fee Rate of 0.005%.

     The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.
     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates (other than the Class 1-AR and Class 2-AR Certificates) and set forth the percentages of the initial Class Principal Amounts of such Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.
     The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of CPR

	Class 1-A1, Class 1-A2 and Class 1-A3 Certificates
Distribution Date	0%	10%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
May 2008	100	90	79	74	69	59	49
May 2009	100	80	63	55	48	35	24
May 2010	99	72	50	41	33	21	12
May 2011	99	64	40	30	23	12	6
May 2012	98	57	32	23	16	7	3
May 2013	98	51	25	17	11	4	1
May 2014	97	45	20	13	8	3	1
May 2015	95	40	16	9	5	2	*
May 2016	92	35	12	7	4	1	*
May 2017	88	30	9	5	2	1	*
May 2018	84	26	7	3	2	*	*
May 2019	80	22	5	2	1	*	*
May 2020	75	19	4	2	1	*	*
May 2021	70	16	3	1	*	*	*
May 2022	65	13	2	1	*	*	*
May 2023	59	11	2	1	*	*	*
May 2024	53	9	1	*	*	*	*
May 2025	47	7	1	*	*	*	*
May 2026	40	5	1	*	*	*	*
May 2027	33	4	*	*	*	*	*
May 2028	25	3	*	*	*	*	*
May 2029	19	2	*	*	*	*	*
May 2030	12	1	*	*	*	*	*
May 2031	7	1	*	*	*	*	*
May 2032	4	*	*	*	*	*	*
May 2033	1	*	*	*	*	*	*
May 2034	*	*	*	*	*	*	0
May 2035	*	*	*	*	*	0	0
May 2036	0	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0

Weighted Average Life in Years to maturity	16.91	7.53	4.23	3.36	2.74	1.93	1.43

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of CPR

	Class 2A-A1 Certificates
Distribution Date	0%	10%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
May 2008	100	89	79	74	69	58	48
May 2009	100	80	62	54	47	34	23
May 2010	100	72	49	40	32	20	11
May 2011	99	64	39	30	22	12	5
May 2012	99	57	31	22	16	7	3
May 2013	99	51	25	17	11	4	1
May 2014	98	45	20	12	8	3	1
May 2015	97	40	16	9	5	1	*
May 2016	97	36	12	7	4	1	*
May 2017	96	32	10	5	3	1	*
May 2018	94	28	8	4	2	*	*
May 2019	91	25	6	3	1	*	*
May 2020	89	22	5	2	1	*	*
May 2021	86	19	4	1	1	*	*
May 2022	83	16	3	1	*	*	*
May 2023	80	14	2	1	*	*	*
May 2024	77	12	2	1	*	*	*
May 2025	73	10	1	*	*	*	*
May 2026	69	9	1	*	*	*	*
May 2027	65	8	1	*	*	*	*
May 2028	60	6	1	*	*	*	*
May 2029	55	5	*	*	*	*	*
May 2030	50	4	*	*	*	*	*
May 2031	44	3	*	*	*	*	*
May 2032	38	3	*	*	*	*	*
May 2033	31	2	*	*	*	*	*
May 2034	24	1	*	*	*	*	*
May 2035	16	1	*	*	*	*	*
May 2036	8	*	*	*	*	*	*
May 2037	0	0	0	0	0	0	0

Weighted Average Life in Years to maturity	21.69	8.06	4.27	3.35	2.71	1.89	1.39

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of CPR

	Class 2B-A1 Certificates
Distribution Date	0%	10%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
May 2008	100	89	79	74	69	58	48
May 2009	100	80	62	54	47	34	23
May 2010	100	72	49	40	32	20	11
May 2011	100	64	39	30	22	12	5
May 2012	99	57	31	22	16	7	3
May 2013	99	51	25	17	11	4	1
May 2014	99	45	20	13	8	3	1
May 2015	99	41	16	9	5	2	*
May 2016	99	37	13	7	4	1	*
May 2017	98	33	10	5	3	1	*
May 2018	96	29	8	4	2	*	*
May 2019	94	25	6	3	1	*	*
May 2020	91	22	5	2	1	*	*
May 2021	89	19	4	2	1	*	*
May 2022	86	17	3	1	*	*	*
May 2023	82	15	2	1	*	*	*
May 2024	79	13	2	1	*	*	*
May 2025	75	11	1	*	*	*	*
May 2026	71	9	1	*	*	*	*
May 2027	67	8	1	*	*	*	*
May 2028	62	7	1	*	*	*	*
May 2029	57	5	*	*	*	*	*
May 2030	52	4	*	*	*	*	*
May 2031	46	3	*	*	*	*	*
May 2032	39	3	*	*	*	*	*
May 2033	32	2	*	*	*	*	*
May 2034	25	1	*	*	*	*	*
May 2035	17	1	*	*	*	*	*
May 2036	8	*	*	*	*	*	*
May 2037	0	0	0	0	0	0	0

Weighted Average Life in Years to maturity	22.15	8.16	4.29	3.36	2.72	1.89	1.39

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of CPR

	Class 1-B1, Class 1-B2 and Class 1-B3 Certificates
Distribution Date	0%	10%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	86	71
May 2010	99	99	99	91	83	66	50
May 2011	99	99	82	68	58	40	25
May 2012	98	98	65	51	40	24	12
May 2013	98	98	52	38	28	14	6
May 2014	97	92	41	28	19	8	3
May 2015	95	82	32	21	13	5	1
May 2016	92	71	25	15	9	3	1
May 2017	88	61	19	11	6	2	*
May 2018	84	53	15	8	4	1	*
May 2019	80	45	11	5	3	1	*
May 2020	75	38	8	4	2	*	*
May 2021	70	32	6	3	1	*	*
May 2022	65	27	5	2	1	*	*
May 2023	59	22	3	1	*	*	*
May 2024	53	18	2	1	*	*	*
May 2025	47	14	2	1	*	*	*
May 2026	40	11	1	*	*	*	*
May 2027	33	8	1	*	*	*	*
May 2028	25	6	*	*	*	*	*
May 2029	19	4	*	*	*	*	*
May 2030	12	2	*	*	*	*	*
May 2031	7	1	*	*	*	*	*
May 2032	4	1	*	*	*	*	*
May 2033	1	*	*	*	*	*	0
May 2034	*	*	*	*	*	0	0
May 2035	*	*	*	*	*	0	0
May 2036	0	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0

Weighted Average Life in Years to maturity	16.91	12.34	7.23	6.00	5.18	4.02	3.19

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of CPR

	Class 2-B1, Class 2-B2 and Class 2-B3 Certificates
Distribution Date	0%	10%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	86	73
May 2010	100	100	100	92	83	67	52
May 2011	100	100	83	69	58	40	26
May 2012	99	99	66	51	41	24	13
May 2013	99	99	53	38	28	14	6
May 2014	99	94	42	29	20	9	3
May 2015	98	85	33	21	14	5	2
May 2016	98	76	27	16	10	3	1
May 2017	97	68	21	12	7	2	*
May 2018	95	59	16	9	5	1	*
May 2019	92	52	13	6	3	1	*
May 2020	90	46	10	5	2	*	*
May 2021	87	40	8	3	1	*	*
May 2022	84	35	6	2	1	*	*
May 2023	81	30	5	2	1	*	*
May 2024	78	26	4	1	*	*	*
May 2025	74	22	3	1	*	*	*
May 2026	70	19	2	1	*	*	*
May 2027	66	16	2	*	*	*	*
May 2028	61	13	1	*	*	*	*
May 2029	56	11	1	*	*	*	*
May 2030	51	9	1	*	*	*	*
May 2031	45	7	*	*	*	*	*
May 2032	38	6	*	*	*	*	*
May 2033	32	4	*	*	*	*	*
May 2034	24	3	*	*	*	*	*
May 2035	16	2	*	*	*	*	*
May 2036	8	1	*	*	*	*	0
May 2037	0	0	0	0	0	0	0

Weighted Average Life in Years to maturity	21.89	13.73	7.47	6.12	5.25	4.05	3.26

*	Indicates a value between 0.0% and 0.5%.

Sensitivity of the Class 1-XA and Class 1-XB Certificates
     The yield to maturity of the Class 1-XA and Class 1-XB Certificates will be sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Pool 1 Mortgage Loans, which may fluctuate significantly from time to time. An investor should fully consider the associated risks, including the risk that a relatively fast rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Pool 1 Mortgage Loans will have a material negative effect on the yield to investors in the Class 1-XA and Class 1-XB Certificates and could result in the failure of investors in such Certificates to recoup their initial investment.
     The following tables (the “Yield Tables”) were prepared on the basis of the Structuring Assumptions (except for the pricing assumptions that are listed below) and demonstrate the sensitivity of the pre-tax yields on the Class 1-XA and Class 1-XB Certificates to various constant rates of prepayment by projecting the aggregate payments of interest on such Certificates and the corresponding pre-tax yields on a corporate bond equivalent (“CBE”) basis, assuming distributions on the Mortgage Loans are made as set forth in the Pooling and Servicing Agreement.
Pre-Tax Yield (%) on the Class 1-XA Certificates
(Priced to Maturity)

Percentage of CPR
Assumed
Purchase Price (%)*	10%	15%	20%	25%	30%	35%	40%	50%

*	The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above.
Pre-Tax Yield (%) on the Class 1-XB Certificates
(Priced to Maturity)

Percentage of CPR
Assumed
Purchase Price (%)*	10%	15%	20%	25%	30%	35%	40%	50%

*	The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above.
     Based upon the above assumptions, at approximately [ ]% CPR (at an assumed purchase price of [ ]% of the related Class Notional Amount, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield) and [ ]% CPR (at an assumed purchase price of [ ]% of the related Class Notional Amount, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield), the pre-tax yield to maturity of the Class 1-XA and Class 1-XB Certificates will be less than 0%, respectively. If the rate of prepayments on the Pool 1 Mortgage Loans were to exceed the applicable levels for as little as one month, while equaling such level for all other months, the Class 1-XA and Class 1-XB Certificateholders would not fully recoup their initial investment.
     The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 1-XA and Class 1-XB Certificates, would cause the discounted present value of such assumed stream of cash flows to the Closing Date to equal the assumed purchase prices (plus accrued interest), and converting such monthly rates to CBE rates. Such calculation does not take into account the interest rates at which funds received by Certificateholders as distributions on the Class 1-XA and Class 1-XB Certificates may be reinvested and consequently does not purport to reflect the return on any investment in such Certificates when such reinvestment rates are considered.
     It is highly unlikely that the Pool 1 Mortgage Loans will prepay at the same rate until maturity or that all of the Pool 1 Mortgage Loans will prepay at the same rate or time or that prepayments will be spread evenly among Pool 1 Mortgage Loans with differing gross margins. As a result of these factors, the pre-tax yields on the Class 1-XA and Class 1-XB Certificates are likely to differ from those shown in such tables, even if all of the Pool 1 Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Pool 1 Mortgage Loans (or the Mortgage Rates thereon) for any period or over the lives of the Class 1-XA and Class 1-XB Certificates or as to the yields on such Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase such Certificates.
USE OF PROCEEDS
     The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See “Use of Proceeds” in the accompanying prospectus and “Method of Distribution” in this prospectus supplement.
FEDERAL INCOME TAX CONSEQUENCES
     For federal income tax purposes the Issuing Entity, exclusive of the rights in the Additional Collateral, will comprise multiple REMICs in one or more tiered structures. Elections will be made to treat each such REMIC as a REMIC for federal income tax purposes. The Offered Certificates, other than the Residual Certificates, will represent ownership of one or more regular interests. Each Residual Certificate will represent ownership of the sole residual interest in one or more REMICs. All prospective investors should review the discussion under “Federal Income Tax Consequences” in the accompanying prospectus.
     The Interest Only Certificates will, and certain other certificates may, be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is a CPR of 20% with respect to the Group 1 Certificates and a CPR of 25% with respect to the Group 2 Certificates. No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate.
     Under federal income tax law, a Certificateholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to backup withholding at a rate generally equal to the fourth lowest rate of income tax then in effect. See “Federal Income Tax Consequences — Backup Withholding” in the accompanying prospectus for a general discussion of the mechanics of backup withholding.

Additional Tax Considerations Applicable to the LIBOR Certificates
     In addition to representing ownership of one or more regular interests in a REMIC, each LIBOR Certificate will represent a beneficial interest in the right to receive payments from the Reserve Fund pursuant to the provisions of the Pooling and Servicing Agreement. Solely for information reporting purposes, the Securities Administrator will treat the entitlement to such payments as an interest in interest rate cap contracts (or notional principal contracts) written by each of the Class 1-XA and Class 1-XB Certificateholders in favor of the holders of the related LIBOR Certificates (the “Interest Rate Cap Agreements”), and, under the terms of the Pooling and Servicing Agreement, each holder of a LIBOR Certificate and the Class 1-XA and Class 1-XB Certificateholders will agree, by virtue of their purchase of such Certificates, to adopt a tax reporting position consistent with that characterization. Moreover, the Reserve Fund will be treated as an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) that is beneficially owned by the Class 1-XA and Class 1-XB Certificateholders. Alternative characterizations of such rights are, however, possible. For instance, the right to receive such payments could be classified for federal income tax purposes as an interest in a partnership formed among the affected Certificateholders to share cash flows from the Class 1-XA and Class 1-XB Certificates. Such an alternative characterization would result in tax treatment of payments of Net WAC Shortfalls that would differ from that which is described below. Prospective investors in the LIBOR Certificates should consult their tax advisors regarding the tax treatment of the rights of the holders of such Certificates to receive payments in respect of Net WAC Shortfalls.
     A holder of a LIBOR Certificate must allocate its purchase price for such Certificate between its two components — the regular interest component and the Interest Rate Cap Agreements component. For information reporting purposes, the Securities Administrator will assume that, with respect to a LIBOR Certificate, the Interest Rate Cap Agreements component will have only nominal value relative to the value of the regular interest component. The Internal Revenue Service could argue, however, that the Interest Rate Cap Agreements component has significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of original issue discount (“OID”) (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See “Federal Income Tax Consequences — REMIC Securities — Taxation of Regular Interest Securities — Original Issue Discount” in the accompanying prospectus.
     Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the two components of such Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a capital asset within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreements component should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Except for any amounts of accrued but unrecognized market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of the regular interest component of a LIBOR Certificate realized by an investor who holds such Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if the Certificate is held as part of a conversion transaction, as described in Code Section 1258(c), up to the amount of interest that would have accrued on the holder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Certificate. In addition, gain or loss recognized from the sale of a LIBOR Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers are subject to a lower minimum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.
     As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Interest Rate Cap Agreements component of such Certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreements component must be amortized over the life of such LIBOR Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method — the level yield constant interest method — the price paid for an interest rate cap contract is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Certificateholders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreements component of a LIBOR Certificate.
     Any payments received by a holder of a LIBOR Certificate from the Reserve Fund will be treated as periodic payments received from an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceed that year’s amortized cost of the Interest Rate Cap Agreements component, such excess is ordinary income. If for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. A beneficial owner’s ability to recognize a net deduction with respect to the Interest Rate Cap Agreement component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts, REMICs and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly-offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Interest Rate Cap Agreement component in computing the beneficial owner’s alternative minimum tax liability.
     The regular interest component of each LIBOR Certificate will be treated as (i) assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) “real estate assets” under Section 856(c)(4)(A) of the Code, in the same proportion that the assets of the Issuing Entity, exclusive of the Reserve Fund, would be so treated. The Interest Rate Cap Agreements component of the LIBOR Certificates will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code.
Additional Tax Considerations Applicable to the Notional Certificates
     For federal income tax purposes, the Class 1-XA Certificates will represent (i) ownership of a REMIC regular interest and (ii) the obligation to make payments on a notional principal contract benefiting the holders of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates.

     For federal income tax purposes, the Class 1-XB Certificates will represent (i) ownership of a REMIC regular interest and (ii) the obligation to make payments on a notional principal contract benefiting the Class 1-B1 and Class 1-B2 Certificateholders.
Special Considerations with respect to the Class 1-AR and Class 2-AR Certificates
     Special tax considerations apply to an investment in the Class 1-AR and Class 2-AR Certificates. In certain circumstances, the Class 1-AR and Class 2-AR Certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the Class 1-AR or Class 2-AR Certificates were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Class 1-AR or Class 2-AR Certificates were “excess inclusion” income. See “Federal Income Tax Consequences —REMIC Securities—Taxation of Holders of Residual Interest Securities” in the prospectus.
     Under applicable Treasury regulations, if a Class 1-AR or Class 2-AR Certificate is a “noneconomic residual interest,” as described in the prospectus, the transfer of a Class 1-AR or Class 2-AR Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment of collection of tax. The prospectus describes a safe harbor set out under existing regulations under which certain transfers of the Class 1-AR or Class 2-AR Certificates would be presumed not to have a significant purpose of impeding the assessment or collection of tax. See “Federal Income Tax Consequences — REMIC Securities — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities” in the prospectus. Under final regulations issued by the Treasury Department on July 19, 2002 (the “Final Regulations”) a transfer of a noneconomic residual interest will not qualify under this safe harbor unless either (a) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses, or (b) the transfer is to certain domestic taxable corporations with sufficient amounts of both gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the “safe harbor” provisions. Part (b) of this safe harbor is not available if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the non-economic residual interest will not be paid. In addition, under the Final Regulations, the safe harbor applies only if the transferee represents that income from the Class 1-AR or Class 2-AR Certificates will not be attributed to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer. The Final Regulations apply to transfers of non-economic residual interests on or after August 19, 2002, and thus will apply to transfers of the Class 1-AR or Class 2-AR Certificates. The Final Regulations contain additional detail regarding their application, and prospective investors in the Class 1-AR or Class 2-AR Certificates are encouraged to consult their own tax advisors regarding the application of the Final Regulations to a transfer of the Class 1-AR or Class 2-AR Certificates.
     Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

     Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.
     Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.
     Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.
Tax Return Disclosure Requirements
     Recent legislation and Treasury Department pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a “reportable transaction” (as defined under Section 6011 of the Code). Pursuant to recent legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction.” The rules defining “reportable transactions” are complex and include, among other categories of transactions, transactions that result in certain losses that exceed threshold amounts. Holders of Certificates are encouraged to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.
ERISA MATTERS
     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose requirements on certain employee benefit plans — and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested — and on persons who are fiduciaries with respect to these types of plans and arrangements (together, “Plans”).
     ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Certificates. See “ERISA Considerations” in the accompanying prospectus.
     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.
     Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.
     The U.S. Department of Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated and to NationsBank Corporation (predecessor in interest to Bank of America Corporation, an affiliate of Banc of America Securities LLC) Prohibited Transaction Exemption (“PTE”) 93-31 (Exemption Application No. D-9105, 58 Fed. Reg. 28620 (1993)) and PTE 93-31 (Exemption Application No. D-9105, 58 Fed. Reg 28620 (1993)), respectively, as most recently amended and restated by PTE 2007-5 (72 Fed. Reg. 13130 (March 20, 2007)), which exempts from the application of the prohibited transaction rules transactions relating to:
•	the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America Securities LLC or any of their affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

•	the servicing, operation and management of such trusts,
provided that the general conditions and certain other requirements set forth in the exemption are satisfied.
     Among the conditions which must be satisfied for the exemption to apply are:
•	The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.

•	The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as DBRS Limited, DBRS, Inc., Fitch Ratings, Moody’s Investors Service, Inc. or S&P.

•	The Trustee must not be an affiliate of any other member of the “restricted group” (defined below in the second following paragraph), other than the Underwriters.

•	The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for Underwriting the Offered Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the Issuing Entity represents not more than the fair market value of such assets; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer’s services under the related Servicing Agreement and reimbursements of such person’s reasonable expenses in connection therewith.

•	The Plan investing in the Offered Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

•	The Issuing Entity must also meet each of the requirements listed below:

•	Assets of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools.

•	Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan’s acquisition of Offered Certificates.

•	Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.
     Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire indebtedness of a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:
•	in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust is acquired by persons independent of the restricted group;

•	such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

•	the Plan’s investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

•	immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.
This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the Depositor, the Master Servicer, any Servicer, the Trustee, any indemnitor or any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, or any affiliate of these parties.
     It is expected that the exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for the Class 1-AR and Class 2-AR Certificates) and that all conditions of the exemption other than those within the control of the investors will be met.
     The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least “BBB-” or its equivalent, Certificates of that class will no longer be eligible for relief under the exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the exemption to dispose of it). However, certain insurance company general accounts may be eligible to purchase Offered Certificates pursuant to Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.
     BECAUSE THE CHARACTERISTICS OF THE CLASS 1-AR AND CLASS 2-AR CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF THE CLASS 1-AR OR CLASS 2-AR CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE INITIAL ACQUISITION AND TRANSFER OF THE CLASS 1-AR AND CLASS 2-AR CERTIFICATES WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:
•	a representation from the acquiror or transferee of the Class 1-AR or Class 2-AR Certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or

•	if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the Class 1-AR or Class 2-AR Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class 1-AR or Class 2-AR Certificate are covered under Sections I and III of PTCE 95-60 or

•	an opinion of counsel satisfactory to the certificate registrar to the effect that the purchase and holding of such a Certificate by the acquirer or transferee will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the certificate registrar, the Trustee, the Master Servicer, the Depositor or the

Securities Administrator to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.
     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.
METHOD OF DISTRIBUTION
     Subject to the terms and conditions set forth in the Underwriting Agreement among the Seller, the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (together, the “Underwriters”), the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the initial Class Principal Amount of each class of Offered Certificates, as set forth below. Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

Merrill Lynch, Pierce,
	Fenner & Smith	Banc of America
Class	Incorporated	Securities LLC
1-A1
1-A2
1-A3
1-AR
1-XA
1-XB
1-B1
1-B2
1-B3
2A-A1
2B-A1
2-AR
2-B1
2-B2
2-B3
     The Underwriters intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.
     The Depositor and the Seller have agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.
     Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[ ].

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the Underwriters, is an affiliate of Merrill Lynch Credit Corporation (Originator of a portion of the Mortgage Loans).
LEGAL MATTERS
     The validity of the Certificates will be passed upon for the Depositor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon for the Depositor by Chapman and Cutler LLP, San Francisco, California. McKee Nelson LLP, Washington, DC, will act as counsel for the Underwriters.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to incorporate by reference some of the information filed with it, which means that important information can be disclosed by referring to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for all purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement. Neither the Depositor nor the Securities Administrator intends to file with the SEC periodic reports with respect to the issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.
     All documents filed by or on behalf of the Issuing Entity referred to in this prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the Offered Certificates issued by the Issuing Entity shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of the filing of those documents.
RATINGS
     It is a condition of the issuance of the Offered Certificates that they receive ratings from Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P,” and collectively with Fitch and Moody’s, the “Rating Agencies”) not lower than the ratings indicated under “Initial Certificate Ratings” in the table on page S-1.
     The ratings assigned to mortgage pass-through Certificates address the likelihood of the receipt of all payments on the Mortgage Loans by the related Certificateholders under the agreements pursuant to which such Certificates are issued. Such ratings take into consideration the credit quality of the related mortgage loans, including any credit support providers, structural and legal aspects associated with such Certificates, and the extent to which the payment stream on the trust assets is adequate to make the payments required by such Certificates. Ratings on such Certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.
     The ratings do not address the possibility that as a result of principal prepayments, the yield on the Offered Certificates may be lower than anticipated.
     The ratings do not address the likelihood that any Net WAC Shortfalls or unpaid Net WAC Shortfalls will be repaid to holders of the LIBOR Certificates.

     The ratings do not address the possibility that, as a result of Net WAC Shortfalls, current interest otherwise payable to the Class 1-XA or Class 1-XB Certificates will instead be used to pay such amounts to the LIBOR Certificates.
     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.
     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.
     There will be no arrangement to have the ratings monitored while the Certificates are outstanding.

INDEX OF CERTAIN DEFINITIONS

1-A1 Margin	S-49
1-A2 Margin	S-49
1-A3 Margin	S-49
1-B1 Margin	S-49
1-B2 Margin	S-49
Accrual Period	S-46
Additional Collateral	S-35
Additional Collateral Loans	S-35
Aggregate Subordinate Percentage	S-54
Agreements	S-106
AmNet	S-33
Applicable Credit Support Percentage	S-59
Apportioned Principal Balance	S-48
Available Distribution Amount	S-44
BBA	S-52
BBAM	S-52
Beneficial Owner	S-40
Book-Entry Certificates	S-40
Business Day	S-39
CBE	S-138
Certificate Distribution Account	S-44
Certificate Distribution Amount	S-44
Certificate Group	S-39
Certificate Interest Rate	S-49
Certificate Principal Amount	S-46
Certificateholder	S-39
Class 1-XA Sub Account	S-51
Class 1-XB Sub Account	S-51
Class Notional Amount	S-46
Class Principal Amount	S-46
Class Subordination Percentage	S-59
Clearstream Luxembourg	S-40
Clearstream Luxembourg Participants	S-42
Closing Date	S-32
Code	S-141
Collection Account	S-44
contract underwriters	S-84
Correspondents	S-82
CPB	S-127
CPR	S-127
Current Interest	S-46
Custodial Agreement	S-107
Custodian	S-107
Cut-off Date	S-32
Defective Mortgage Loan	S-107
Deficient Valuation	S-69
Definitive Certificates	S-40
Delegated Underwriting	S-83
Deleted Mortgage Loan	S-108
Depositor	S-72
Designated Telerate Page	S-52
Distribution Date	S-39
DTC	S-40
DTI	S-75
Due Date	S-34
Due Period	S-48
Effective Loan-to-Value Ratio	S-35
ERISA	S-143
Euroclear	S-40
Euroclear Operator	S-42
Euroclear Participants	S-42
European Depositaries	S-40
Event of Default	S-116
Expense Rate	S-47
FICO Score	S-83
Final Regulations	S-142
Financial Intermediary	S-40
First Lien Home Mortgage Loans	S-81
First Republic	S-33
Fitch	S-148
FlexSourceTM Loans	S-35
FlexSource™ Loans	S-80
GMAC	S-90
GMACM	S-88
GreenPoint	S-33
Group 1 Certificates	S-38
Group 1 Senior Certificates	S-38
Group 1 Senior Prepayment Percentage	S-55
Group 1 Step-Down Test	S-55
Group 1 Step-Up Date	S-115
Group 1 Subordinate Certificates	S-38
Group 1 Two Times Test	S-56
Group 2 Certificates	S-38
Group 2 Credit Support Depletion Date	S-66
Group 2 Senior Prepayment Percentage	S-57

I-1

Group 2 Step-Down Test	S-57
Group 2 Subordinate Certificates	S-38
Group 2 Two Times Test	S-58
Group 2A Senior Certificates	S-38
Group 2B Senior Certificates	S-38
Home Asset ManagementSM Account Loan	S-85
Insurance Proceeds	S-45
Interest Distribution Amount	S-46
Interest Only Certificates	S-38
Interest Rate Cap Agreements	S-140
Interest Shortfall	S-48
Interest Transfer Amount	S-67
Interest-Only Mortgage Loans	S-33
Issuing Entity	S-121
Joint Ventures	S-82
LIBOR Business Day	S-52
LIBOR Certificates	S-38
LIBOR01	S-52
Limited Purpose Surety Bond	S-36
Liquidated Mortgage Loan	S-69
Liquidation Proceeds	S-45
Loan Stores	S-81
Loan-to-Value Ratio	S-35
LTV	S-76
Master Servicer	S-106
Master Servicing Fee	S-112
Master Servicing Fee Rate	S-112
MLCC	S-33
Monthly Advance	S-111
Moody’s	S-148
Mortgage	S-107
Mortgage 100® Loans	S-77
Mortgage File	S-107
Mortgage Loan Purchase Agreement	S-34
Mortgage Loans	S-32
Mortgage Pool	S-32
Mortgage Rate	S-47
Mortgage Score	S-83
Mortgaged Property	S-32
MSCC	S-33
Net Interest Shortfall	S-47
Net Mortgage Rate	S-47
Net Prepayment Interest Shortfalls	S-48
Net WAC	S-47
Net WAC Shortfall	S-51
Offered Certificates	S-38
OID	S-140
One-Month LIBOR	S-37
One-Month LIBOR Determination Date	S-52
One-Year CMT	S-37
One-Year LIBOR	S-37
Original Group 1 Subordinate Class Principal Amount	S-56
Original Group 2 Subordinate Class Principal Amount	S-58
Originators	S-33
Overcollateralized Group	S-67
Parent Power® Loans	S-77
Participant	S-40
Percentage Interest	S-121
PHH Mortgage	S-88
Plans	S-143
Pool 1	S-32
Pool 1 Balance	S-54
Pool 1Mortgage Loans	S-32
Pool 2A	S-32
Pool 2A Balance	S-54
Pool 2A Mortgage Loans	S-32
Pool 2B	S-32
Pool 2B Balance	S-55
Pool 2B Mortgage Loans	S-32
Pool Balance	S-54
Pool Percentage	S-45
Pool Subordinate Amount	S-48
Pooling and Servicing Agreement	S-106
Prepayment Interest Shortfall	S-48
Prepayment Period	S-45
Prime 15-Year Fixed-Rate Loans	S-81
Prime 30-Year Fixed-Rate Non-Relocation Loans	S-81
Prime 30-Year Fixed-Rate Relocation Loans	S-80
Prime Adjustable-Rate Loans	S-81
Principal Balance	S-47
Principal Transfer Amount	S-67
Privately-Offered Certificates	S-38
PTCE	S-146
PTE	S-144
Rating Agencies	S-148
Realized Loss	S-69

I-2

Record Date	S-39
Relevant Depositary	S-40
Relief Act	S-47
Relief Act Reduction	S-47
Replacement Mortgage Loan	S-108
Required Reserve Fund Deposit	S-51
ResCap	S-90
Reserve Fund	S-51
Residual Certificates	S-38
retention program	S-83
Rules	S-40
S&P	S-148
Scheduled Payment	S-54
Securities Administrator	S-106
Seller	S-71
Senior Certificates	S-38
Senior Percentage	S-54
Senior Prepayment Percentage	S-55
Senior Principal Distribution Amount	S-53
Senior Termination Date	S-54
Servicer	S-88
Servicer Remittance Date	S-44
Servicers	S-88
Servicing Agreement	S-109
Servicing Fee	S-111
Servicing Fee Rate	S-111
Six-Month CMT	S-37
Six-Month LIBOR	S-37
Sponsor	S-71
Statistical Calculation Date	S-32
Structuring Assumptions	S-128
Sub Account	S-51
Subordinate Certificate Writedown Amount	S-69
Subordinate Certificates	S-38
Subordinate Class Percentage	S-62
Subordinate Classes	S-38
Subordinate Net WAC	S-50
Subordinate Percentage	S-62
Subordinate Prepayment Percentage	S-62
Subordinate Principal Distribution Amount	S-60
Subsequent Recovery	S-69
Terms and Conditions	S-42
Total Transfer Amount	S-67
Trust Accounts	S-105
Trustee	S-106
Undercollateralized Group	S-67
Underwriters	S-147
VRU	S-101
Wells Fargo Bank	S-33
Yield Tables	S-138

I-3

ANNEX A
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES
     Except in certain limited circumstances, the globally offered Sequoia Mortgage Trust 2007-2 Mortgage Pass-Through Certificates (the “Global Certificates”) will be available only in book-entry form. Investors in the Global Certificates may hold such Global Certificates through any of DTC, Clearstream Luxembourg or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
     Secondary market trading between investors holding Global Certificates through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurocertificate practice (i.e., seven calendar day settlement).
     Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage certificate issues.
     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.
     A holder that is not a United States person (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
     All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.
     Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
     Investors electing to hold their Global Certificates through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurocertificates, except that there will be no temporary global certificate and no “lock-up” or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

S-A-1

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage certificate issues in same-day funds.
     Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurocertificates in same-day funds.
     Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream I-1 Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.
     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Certificates are credited to their accounts one day later.
     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.
     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

S-A-2

     Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Certificates to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, I-2 when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.
     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Certificates from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
1.	borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

2.	borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Certificates sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

3.	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.
Certain U.S. Federal Income Tax Documentation Requirements
     A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Securities Administrator or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:
     I. the Securities Administrator, on behalf of the Trustee or the U.S. withholding agent receives a statement —

S-A-3

     (a) from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that —
     (i) is signed by the certificateholder under penalty of perjury,
     (ii) certifies that such owner is not a United States person, and (iii) provides the name and address of the certificateholder, or
     (b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that —
     (i) is signed under penalties of perjury by an authorized representative of the financial institution,
     (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),
     (iii) provides the name and address of the certificateholder, and
     (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;
     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Securities Administrator or the U.S. withholding agent;
     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Securities Administrator or the U.S. withholding agent; or
     IV. the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Securities Administrator or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.
     A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.
     In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

S-A-4

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;
     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or
     III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.
     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.
     The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also will be considered United States persons.

S-A-5

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ANNEX B
Certain Characteristics of the Mortgage Loans
     The statistical information presented in this Annex B is based on the principal balance of the Mortgage Loans as of April 1, 2007 (the “Statistical Calculation Date”), unless otherwise specified. Prior to the issuance of the Certificates, Mortgage Loans may be removed from any Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.
     Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Statistical Calculation Date (except as otherwise indicated). All percentages of the Mortgage Loans are approximate percentages by total Principal Balance of the applicable Mortgage Loans (or the related Mortgage Pool(s)) as of the Statistical Calculation Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Mortgage Loans are as of the Statistical Calculation Date. In some instances, percentages may not add to 100% due to rounding.

S-B-1

Original Stated Principal Balance(1)— Pool 1

					Percent of
				Pool 1	Pool 1		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Original			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Stated Principal Balances ($)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0.01	—	50,000.00	8	$323,668.93	0.05%	$40,458.62	717	7.161%	50.74%
50,000.01	—	100,000.00	130	9,419,294.74	1.44	72,456.11	729	7.076	58.68
100,000.01	—	150,000.00	177	19,887,686.46	3.04	112,359.81	715	7.071	66.00
150,000.01	—	200,000.00	193	31,049,661.64	4.75	160,879.08	723	7.026	67.73
200,000.01	—	250,000.00	152	32,379,683.10	4.95	213,024.23	728	6.975	67.91
250,000.01	—	300,000.00	146	37,191,945.39	5.69	254,739.35	735	6.967	67.13
300,000.01	—	350,000.00	109	33,224,532.71	5.08	304,812.23	728	6.918	66.82
350,000.01	—	400,000.00	72	24,892,376.76	3.81	345,727.46	710	6.968	67.67
400,000.01	—	450,000.00	78	31,921,773.20	4.88	409,253.50	732	6.957	64.34
450,000.01	—	500,000.00	75	31,904,566.63	4.88	425,394.22	734	6.921	63.58
500,000.01	—	550,000.00	45	22,650,945.93	3.46	503,354.35	739	6.803	69.81
550,000.01	—	600,000.00	38	20,632,699.38	3.16	542,965.77	725	6.869	60.03
600,000.01	—	650,000.00	47	26,824,697.26	4.10	570,738.24	738	6.847	67.71
650,000.01	—	700,000.00	25	14,916,882.42	2.28	596,675.30	731	6.791	60.88
700,000.01	—	750,000.00	21	15,066,126.74	2.30	717,434.61	733	6.761	62.94
750,000.01	—	800,000.00	16	11,136,868.90	1.70	696,054.31	723	6.833	70.59
800,000.01	—	850,000.00	13	9,975,000.58	1.53	767,307.74	759	6.839	53.83
850,000.01	—	900,000.00	20	15,066,360.38	2.30	753,318.02	762	6.717	75.16
900,000.01	—	950,000.00	12	9,695,499.23	1.48	807,958.27	757	6.868	62.53
950,000.01	—	1,000,000.00	53	50,063,967.98	7.66	944,603.17	738	6.788	50.98
1,000,000.01	—	1,500,000.00	78	85,394,074.32	13.06	1,094,795.82	739	6.798	63.33
1,500,000.01	—	2,000,000.00	29	45,207,258.18	6.91	1,558,870.97	756	6.768	59.69
2,000,000.01	—	2,500,000.00	13	25,381,754.92	3.88	1,952,442.69	748	6.726	64.82
2,500,000.01	—	3,000,000.00	9	22,675,239.13	3.47	2,519,471.01	770	7.011	52.85
3,000,000.01	or Greater		5	26,917,000.00	4.12	5,383,400.00	725	6.873	40.37

Total			1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the average original stated principal balance of the Pool 1 Mortgage Loans at origination is approximately $458,026.

S-B-1

Statistical Calculation Date Stated Principal Balance(1) — Pool 1

					Percent of
				Pool 1	Pool 1		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Statistical Calculation Date			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Stated Principal Balances ($)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0.01	—	50,000.00	49	$1,619,558.96	0.25%	$33,052.22	755	7.111%	51.80%
50,000.01	—	100,000.00	157	12,522,615.80	1.92	79,761.88	740	7.076	58.22
100,000.01	—	150,000.00	182	22,737,864.74	3.48	124,933.32	722	7.072	66.92
150,000.01	—	200,000.00	200	35,372,193.05	5.41	176,860.97	727	7.010	67.23
200,000.01	—	250,000.00	140	31,755,910.01	4.86	226,827.93	726	6.979	67.61
250,000.01	—	300,000.00	145	39,965,820.62	6.11	275,626.35	734	6.956	66.12
300,000.01	—	350,000.00	99	32,358,586.46	4.95	326,854.41	725	6.877	66.48
350,000.01	—	400,000.00	66	24,891,450.59	3.81	377,143.19	715	7.035	65.95
400,000.01	—	450,000.00	74	31,468,686.74	4.81	425,252.52	733	6.945	66.76
450,000.01	—	500,000.00	65	31,159,984.74	4.77	479,384.38	733	6.909	63.82
500,000.01	—	550,000.00	41	21,648,776.17	3.31	528,018.93	736	6.789	70.21
550,000.01	—	600,000.00	43	25,007,067.50	3.82	581,559.71	725	6.895	60.86
600,000.01	—	650,000.00	40	25,064,014.06	3.83	626,600.35	743	6.821	69.15
650,000.01	—	700,000.00	20	13,645,868.56	2.09	682,293.43	725	6.845	59.25
700,000.01	—	750,000.00	23	16,805,569.33	2.57	730,676.93	741	6.744	63.82
750,000.01	—	800,000.00	15	11,653,545.65	1.78	776,903.04	725	6.804	70.26
800,000.01	—	850,000.00	12	9,913,708.88	1.52	826,142.41	752	6.854	55.94
850,000.01	—	900,000.00	18	15,878,950.89	2.43	882,163.94	768	6.680	73.82
900,000.01	—	950,000.00	11	10,189,599.92	1.56	926,327.27	741	6.862	54.19
950,000.01	—	1,000,000.00	53	52,570,514.66	8.04	991,896.50	739	6.807	52.84
1,000,000.01	—	1,500,000.00	68	80,442,122.70	12.30	1,182,972.39	740	6.782	64.12
1,500,000.01	—	2,000,000.00	24	44,059,622.10	6.74	1,835,817.59	752	6.729	57.69
2,000,000.01	—	2,500,000.00	7	16,272,999.90	2.49	2,324,714.27	756	6.737	63.49
2,500,000.01	—	3,000,000.00	7	19,877,532.88	3.04	2,839,647.55	770	7.030	54.13
3,000,000.00	or Greater		5	26,917,000.00	4.12	5,383,400.00	725	6.873	40.37

Total			1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the average stated principal balance of the Pool 1 Mortgage Loans is approximately $418,030.

S-B-2

Current Mortgage Rates(1)— Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Current Mortgage Rates (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
5.251 — 5.500	1	$1,100,000.00	0.17%	$1,100,000.00	741	5.375%	75.86%
5.501 — 5.750	7	5,216,657.27	0.80	745,236.75	761	5.750	50.69
5.751 — 6.000	9	8,068,561.45	1.23	896,506.83	765	5.973	56.79
6.001 — 6.250	161	90,242,019.81	13.80	560,509.44	758	6.230	56.67
6.251 — 6.500	66	40,113,490.61	6.14	607,780.16	753	6.406	69.02
6.501 — 6.750	169	85,586,918.16	13.09	506,431.47	752	6.652	56.62
6.751 — 7.000	541	208,240,066.94	31.85	384,916.94	730	6.932	63.91
7.001 — 7.250	291	95,050,957.00	14.54	326,635.59	728	7.173	65.25
7.251 — 7.500	269	96,828,226.48	14.81	359,956.23	713	7.418	63.35
7.501 — 7.750	47	22,781,040.66	3.48	484,702.99	699	7.631	70.22
7.751 — 8.000	3	571,626.53	0.09	190,542.18	800	7.978	58.79

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the weighted average Mortgage Rate of the Pool 1 Mortgage Loans is approximately 6.875% per annum.
Remaining Term(1)— Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Remaining Term (Months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
121 — 180	18	$6,689,476.55	1.02%	$371,637.59	726	7.164%	73.27%
181 — 240	40	11,130,948.51	1.70	278,273.71	670	7.170	71.94
241 — 300	953	400,867,777.69	61.31	420,637.75	740	6.720	62.94
301 — 360	553	235,111,362.16	35.96	425,156.17	730	7.117	60.78

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Cut-off Date, the weighted average remaining term of the Pool 1 Mortgage Loans is approximately 288 months.
Original Term— Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Original Term (Months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
300	973	$405,155,331.57	61.97%	$416,398.08	738	6.718%	63.28%
360	591	248,644,233.34	38.03	420,717.82	729	7.129	61.03

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

S-B-3

Seasoning of the Mortgage Loans as of the Cut-off Date(1)— Pool 1

					Percent of
				Pool 1	Pool 1		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Seasoning			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
(in months)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
1	—	12	377	$212,997,570.36	32.58%	$564,980.29	755	6.420%	58.27%
13	—	24	68	28,300,586.42	4.33	416,185.09	736	6.868	66.81
25	—	36	30	24,119,578.05	3.69	803,985.94	743	7.321	59.16
37	—	48	318	156,872,605.90	23.99	493,310.08	716	7.103	59.55
49	—	60	708	211,474,310.27	32.35	298,692.53	729	7.073	67.72
61	—	72	45	13,345,437.36	2.04	296,565.27	688	7.364	69.65
121	—	132	2	170,634.86	0.03	85,317.43	635	7.682	84.36
133	—	144	9	3,276,238.19	0.50	364,026.47	764	7.189	81.67
145	—	156	4	1,194,209.22	0.18	298,552.31	692	7.219	75.05
157	—	168	3	2,048,394.28	0.31	682,798.09	687	7.049	57.87

Total			1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Cut-off Date, the weighted average seasoning of the Pool 1 Mortgage Loans is approximately 35 months.
Original Loan-to-Value Ratios(1)— Pool 1

					Percent of
				Pool 1	Pool 1		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Original Loan-to-Value			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Ratios (%)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0.01	—	10.00	3	$491,175.63	0.08%	$163,725.21	797	6.924%	6.19%
10.01	—	20.00	35	16,254,311.13	2.49	464,408.89	769	6.796	17.25
20.01	—	30.00	60	30,578,692.45	4.68	509,644.87	743	6.707	24.72
30.01	—	40.00	115	53,758,720.02	8.22	467,467.13	752	6.723	35.64
40.01	—	50.00	177	80,100,268.69	12.25	452,543.89	751	6.845	45.81
50.01	—	60.00	172	90,815,833.13	13.89	527,999.03	747	6.840	55.33
60.01	—	70.00	281	117,252,244.62	17.93	417,267.77	733	6.945	66.10
70.01	—	80.00	586	210,113,895.28	32.14	358,556.14	721	6.946	77.16
80.01	—	90.00	30	12,288,714.79	1.88	409,623.83	714	7.014	86.96
90.01	—	100.00	105	42,145,709.17	6.45	401,387.71	730	6.755	98.01

Total			1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the weighted average original Loan-to-Value Ratio of the Pool 1 Mortgage Loans is approximately 62.42%. See “Description of the Mortgage Pool — The Mortgage Loans” herein.

S-B-4

Current Loan-to-Value Ratios(1)— Pool 1

					Percent of
				Pool 1	Pool 1		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Current Loan-to-Value			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Ratios (%)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0.01	—	10.00	32	$2,525,928.77	0.39%	$78,935.27	772	6.948%	30.21%
10.01	—	20.00	77	22,801,325.63	3.49 2	96,121.11	766	6.844	24.48
20.01	—	30.00	82	38,506,387.12	5.89 4	69,590.09	743	6.768	31.41
30.01	—	40.00	147	70,945,665.06	10.85 4	82,623.57	754	6.762	42.19
40.01	—	50.00	170	84,633,861.14	12.94 4	97,846.24	753	6.821	48.59
50.01	—	60.00	177	79,791,658.22	12.20 4	50,800.33	743	6.870	57.74
60.01	—	70.00	275	123,001,905.35	18.81 4	47,279.66	732	6.932	68.64
70.01	—	80.00	486	186,501,982.95	28.53 3	83,748.94	718	6.942	77.72
80.01	—	90.00	40	14,110,991.77	2.16 3	52,774.79	728	7.095	90.67
90.01	—	100.00	78	30,979,858.90	4.74 3	97,177.68	720	6.702	98.02

Total			1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the weighted average current Loan-to-Value Ratio of the Pool 1 Mortgage Loans is approximately 59.40%. See “Description of the Mortgage Pool — The Mortgage Loans” herein.
Current Credit Score(1)— Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Current Credit Score	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Not Available	71	$55,564,873.95	8.50%	$782,603.86	NA	6.973%	54.64%
441 — 460	2	754,878.48	0.12	377,439.24	452	7.181	78.63
461 — 480	4	898,373.55	0.14	224,593.39	470	7.165	70.71
481 — 500	7	1,877,334.42	0.29	268,190.63	493	7.187	71.59
501 — 520	10	1,903,781.14	0.29	190,378.11	514	7.178	67.44
521 — 540	19	4,664,771.49	0.71	245,514.29	532	7.261	76.90
541 — 560	13	2,939,335.59	0.45	226,102.74	552	7.262	74.90
561 — 580	15	4,316,490.21	0.66	287,766.01	574	7.090	75.18
581 — 600	17	3,698,639.19	0.57	217,567.01	591	7.263	75.74
601 — 620	36	12,498,264.51	1.91	347,174.01	612	6.971	63.06
621 — 640	42	14,054,617.91	2.15	334,633.76	628	7.068	75.85
641 — 660	43	16,890,858.32	2.58	392,810.66	652	7.099	74.74
661 — 680	85	42,669,952.34	6.53	501,999.44	671	7.005	61.25
681 — 700	109	42,748,493.88	6.54	392,188.02	691	6.914	61.64
701 — 720	136	58,221,319.50	8.91	428,097.94	710	6.952	69.13
721 — 740	133	63,624,802.12	9.73	478,381.97	731	6.892	64.33
741 — 760	152	61,781,782.16	9.45	406,459.09	753	6.726	66.08
761 — 780	227	104,336,972.95	15.96	459,634.24	771	6.824	60.32
781 — 800	264	96,851,343.61	14.81	366,861.15	791	6.791	58.41
801 — 820	165	57,876,132.64	8.85	350,764.44	808	6.725	59.36
821 — 840	14	5,626,546.95	0.86	401,896.21	824	6.554	45.11

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the weighted average credit score of the Pool 1 Mortgage Loans having credit scores is approximately 735. See “Description of the Mortgage Pools — The Mortgage Loans” herein.

S-B-5

Geographic Distribution of Mortgaged Properties(1)— Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
State	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Alabama	12	$3,166,770.78	0.48%	$263,897.57	737	6.793%	68.55%
Arizona	46	10,577,955.20	1.62	229,955.55	738	7.015	61.06
Arkansas	4	2,113,895.55	0.32	528,473.89	774	6.449	97.03
California	226	151,225,191.80	23.13	669,138.02	742	6.925	54.48
Colorado	58	22,535,147.22	3.45	388,537.02	719	6.768	68.46
Connecticut	30	22,954,790.91	3.51	765,159.70	751	6.773	47.93
Delaware	6	1,083,749.15	0.17	180,624.86	731	6.981	72.87
District of Columbia	2	1,987,674.80	0.30	993,837.40	706	6.899	52.29
Florida	202	61,490,983.99	9.41	304,410.81	734	7.010	64.48
Georgia	124	41,135,860.00	6.29	331,740.81	723	6.946	70.75
Hawaii	6	3,503,579.02	0.54	583,929.84	723	6.859	63.57
Idaho	3	2,147,500.00	0.33	715,833.33	763	7.424	62.19
Illinois	78	33,968,928.64	5.20	435,499.09	738	6.542	65.23
Indiana	3	951,281.66	0.15	317,093.89	703	7.051	62.73
Iowa	2	241,463.39	0.04	120,731.70	794	6.625	72.83
Kansas	9	4,352,377.72	0.67	483,597.52	717	6.543	76.64
Kentucky	2	652,000.00	0.10	326,000.00	750	6.351	97.01
Louisiana	10	2,821,509.91	0.43	282,150.99	737	6.791	72.71
Maine	1	385,640.52	0.06	385,640.52	454	6.875	77.32
Maryland	23	8,419,058.21	1.29	366,046.01	709	7.016	69.92
Massachusetts	32	20,220,696.77	3.09	631,896.77	730	6.867	65.67
Michigan	58	16,878,243.79	2.58	291,004.20	730	6.925	73.70
Minnesota	12	2,450,299.97	0.37	204,191.66	764	6.947	73.63
Mississippi	4	1,714,228.06	0.26	428,557.02	766	6.889	78.70
Missouri	12	3,146,027.81	0.48	262,168.98	734	6.787	73.64
Montana	2	1,371,812.66	0.21	685,906.33	780	6.474	46.12
Nebraska	2	1,119,000.00	0.17	559,500.00	688	6.820	81.22
Nevada	20	6,193,855.85	0.95	309,692.79	710	7.027	64.86
New Hampshire	4	1,504,737.65	0.23	376,184.41	733	7.042	65.83
New Jersey	70	29,159,737.42	4.46	416,567.68	724	6.880	57.12
New Mexico	8	1,816,914.18	0.28	227,114.27	693	7.310	78.04
New York	85	60,748,067.91	9.29	714,683.15	734	6.944	54.76
North Carolina	60	16,490,336.60	2.52	274,838.94	736	6.997	64.04
Ohio	52	11,418,125.26	1.75	219,579.33	730	6.922	76.70
Oklahoma	9	3,066,556.99	0.47	340,728.55	750	6.521	81.97
Oregon	9	2,701,726.94	0.41	300,191.88	784	6.616	62.74
Pennsylvania	38	9,811,347.89	1.50	258,193.37	732	6.865	70.31
Rhode Island	3	806,757.85	0.12	268,919.28	639	7.052	83.46
South Carolina	29	7,873,123.81	1.20	271,487.03	771	6.948	67.43
South Dakota	1	120,000.00	0.02	120,000.00	698	7.000	80.00
Tennessee	29	8,102,407.22	1.24	279,393.35	742	6.679	72.49
Texas	100	43,179,208.98	6.60	431,792.09	740	6.687	67.53
Utah	14	6,011,932.79	0.92	429,423.77	745	6.543	58.29
Vermont	2	651,819.80	0.10	325,909.90	705	6.883	44.24
Virginia	30	11,301,996.67	1.73	376,733.22	734	7.015	66.60
Washington	20	6,479,092.57	0.99	323,954.63	742	6.824	69.13
West Virginia	1	91,467.72	0.01	91,467.72	802	6.875	77.39
Wisconsin	11	3,654,683.28	0.56	332,243.93	779	6.548	77.90

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	No more than approximately 1.50% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties in any one postal zip code area.

S-B-6

Occupancy Type(1) — Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Occupancy Type	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Primary	1,280	$548,643,824.09	83.92%	$428,627.99	734	6.871%	62.28%
Second Home	177	79,435,730.15	12.15	448,789.44	746	6.858	64.68
Investment	107	25,720,010.67	3.93	240,373.93	728	7.006	58.48

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	Based upon representations of the related borrowers at the time of origination.
Property Type — Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Property Type	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Single Family	915	$407,744,742.77	62.37%	$445,622.67	735	6.863%	61.59%
Planned Unit Development	419	163,296,314.68	24.98	389,728.67	732	6.846	64.37
Condominium	178	51,127,152.02	7.82	287,231.19	734	6.946	67.55
Cooperative	24	18,483,079.16	2.83	770,128.30	764	7.065	50.19
Two-Four Family	27	13,038,207.44	1.99	482,896.57	750	7.050	61.20
Manufactured Housing	1	110,068.84	0.02	110,068.84	804	6.875	80.00

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

Loan Purpose — Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Loan Purpose	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Refinance (Cash-out).	583	$235,536,661.94	36.03%	$404,008.00	729	6.892%	59.69%
Refinance (Rate-Term)	578	233,965,139.46	35.79	404,783.98	744	6.821	57.73
Purchase	403	184,297,763.51	28.19	457,314.55	733	6.921	71.86

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

S-B-7

Prepayment Penalty — Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Prepayment Penalty (months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Not Applicable	1,295	$503,958,937.48	77.08%	$389,157.48	735	6.820%	63.67%
12	2	919,901.67	0.14	459,950.84	NA	6.701	76.74
36	172	51,606,999.01	7.89	300,040.69	710	7.154	68.05
48	91	94,202,810.31	14.41	1,035,195.72	755	7.005	52.20
60	4	3,110,916.44	0.48	777,729.11	742	7.223	72.19

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

Loan Documentation — Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Loan Documentation	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Full Documentation	774	$371,943,391.60	56.89%	$480,547.02	736	6.880%	63.31%
Reduced/Limited Documentation	781	278,578,194.85	42.61	356,694.23	734	6.865	61.04
No Documentation	9	3,277,978.46	0.50	364,219.83	736	7.011	78.37
Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%
Indices— Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Index	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
One—Month LIBOR	765	$421,642,483.01	64.49%	$551,166.64	748	6.701%	58.54%
Six—Month LIBOR	797	232,006,571.91	35.49	291,099.84	714	7.189	69.48
One—Year Treasury	1	102,289.36	0.02	102,289.36	632	7.625	73.83
Six—Month Treasury	1	48,220.63	0.01	48,220.63	N/A	7.500	70.00

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

S-B-8

Margin(1)— Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Margin (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0.000	1	$1,100,000.00	0.17%	$1,100,000.00	741	5.375%	75.86%
0.251 — 0.500	9	6,932,087.98	1.06	770,232.00	757	5.781	51.70
0.501 — 0.750	13	16,905,419.69	2.59	1,300,416.90	762	6.078	55.83
0.751 — 1.000	200	107,553,745.93	16.45	537,768.73	756	6.279	59.91
1.001 — 1.250	163	79,467,694.32	12.15	487,531.87	754	6.601	59.31
1.251 — 1.500	270	123,630,239.05	18.91	457,889.77	737	6.858	60.36
1.501 — 1.750	456	155,643,911.03	23.81	341,324.37	727	7.038	66.33
1.751 — 2.000	283	101,832,126.12	15.58	359,830.83	713	7.316	63.30
2.001 — 2.250	154	54,782,986.57	8.38	355,733.68	715	7.535	67.31
2.251 — 2.500	12	5,300,562.74	0.81	441,713.56	688	7.499	58.29
2.501 — 2.750	2	532,784.64	0.08	266,392.32	803	7.986	59.51
3.001 — 3.250	1	118,006.84	0.02	118,006.84	768	7.000	66.49

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the weighted average margin of the Pool 1 Mortgage Loans is approximately 1.498%.
Minimum Mortgage Rate(1)— Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Minimum Mortgage Rate (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0.000	1	$1,100,000.00	0.17%	$1,100,000.00	741	5.375%	75.86%
0.251 — 0.500	9	6,932,087.98	1.06	770,232.00	757	5.781	51.70
0.501 — 0.750	13	16,905,419.69	2.59	1,300,416.90	762	6.078	55.83
0.751 — 1.000	200	107,553,745.93	16.45	537,768.73	756	6.279	59.91
1.001 — 1.250	163	79,467,694.32	12.15	487,531.87	754	6.601	59.31
1.251 — 1.500	272	125,658,634.88	19.22	461,980.28	737	6.858	60.42
1.501 — 1.750	456	155,643,911.03	23.81	341,324.37	727	7.038	66.33
1.751 — 2.000	282	100,922,126.12	15.44	357,879.88	713	7.320	63.24
2.001 — 2.250	154	54,782,986.57	8.38	355,733.68	715	7.535	67.31
2.251 — 2.500	11	4,182,166.91	0.64	380,196.99	688	7.666	57.94
2.501 — 2.750	2	532,784.64	0.08	266,392.32	803	7.986	59.51
3.001 — 3.250	1	118,006.84	0.02	118,006.84	768	7.000	66.49

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the weighted average minimum Mortgage Rate of the Pool 1 Mortgage Loans is approximately 1.496% per annum.

S-B-9

Maximum Mortgage Rate(1)— Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Maximum Mortgage Rate (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
7.001 — 7.250	1	$499,258.21	0.08%	$499,258.21	688	7.000%	44.44%
9.751 — 10.000	3	1,318,073.32	0.20	439,357.77	692	7.537	76.05
10.751 — 11.000	4	955,628.78	0.15	238,907.20	647	7.389	74.83
11.251 — 11.500	2	535,056.37	0.08	267,528.19	657	7.258	68.74
11.751 — 12.000	1,511	627,118,382.86	95.92	415,035.33	735	6.857	62.45
12.001 — 12.250	4	1,902,565.21	0.29	475,641.30	666	7.233	83.59
12.251 — 12.500	20	12,253,337.65	1.87	612,666.88	753	7.233	52.18
12.751 — 13.000	12	6,570,310.29	1.00	547,525.86	760	7.408	58.61
13.001 — 13.250	3	1,508,282.48	0.23	502,760.83	706	6.985	86.15
13.501 — 13.750	1	285,021.18	0.04	285,021.18	792	7.188	73.39
14.251 — 14.500	2	730,797.25	0.11	365,398.63	742	7.585	100.00
14.501 — 14.750	1	122,851.31	0.02	122,851.31	761	7.938	100.00

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the weighted average maximum Mortgage Rate of the Pool 1 Mortgage Loans is approximately 12.009% per annum.
Next Note Rate Adjustment Date(1) — Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Next Note Rate Adjustment Date	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
June 1, 2007	903	$463,538,865.67	70.90%	$513,332.08	745	6.741%	59.82%
July 1, 2007	64	21,848,635.64	3.34	341,384.93	683	7.254	70.15
August 1, 2007	52	15,996,585.38	2.45	307,626.64	683	7.260	66.50
September 1, 2007	87	22,782,679.64	3.48	261,869.88	712	7.170	70.40
October 1, 2007	238	64,629,029.53	9.89	271,550.54	716	7.215	69.20
November 1, 2007	220	65,003,769.05	9.94	295,471.68	726	7.160	67.86

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the weighted average months to the next adjustment date of the Pool 1 Mortgage Loans is approximately 2 months.

S-B-10

Periodic Caps(1)— Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Periodic Cap (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0.000	1,559	$652,377,704.36	99.78%	$418,459.08	735	6.873%	62.40%
1.000	5	1,421,860.55	0.22	284,372.11	680	7.384	72.91

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the weighted average Periodic Cap of the Pool 1 Mortgage Loans with Periodic Caps is approximately 1.000% per annum.
Original Interest-Only Periods of the Interest-Only Mortgage Loans(1)— Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
Interest-Only Term	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
(months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0	4	$2,145,333.22	0.33%	$536,333.31	821	7.029%	56.70%
36	7	4,567,844.54	0.70	652,549.22	749	7.410	59.17
60	451	122,936,816.30	18.80	272,587.18	713	7.262	67.18
120	1,102	524,149,570.85	80.17	475,634.82	741	6.778	61.36

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the weighted average original interest-only term of the Pool 1 Mortgage Loans that are Interest-Only Mortgage Loans is approximately 108 months.

S-B-11

Remaining Interest-Only Terms of the Interest-Only Mortgage Loans(1)— Pool 1

					Percent of
Remaining				Pool 1	Pool 1		Weighted	Weighted	Weighted
Interest-Only			Number of	Principal	Principal	Average	Average	Average	Average
Term			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
(months)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Not Applicable			60	$23,176,414.90	3.54%	$386,273.58	727	7.260%	66.20%
1	—	10	225	59,417,591.85	9.09	264,078.19	737	7.241	65.80
11	—	20	170	47,092,187.43	7.20	277,012.87	690	7.266	68.57
21	—	30	25	6,653,276.43	1.02	266,131.06	662	7.352	70.36
51	—	60	43	13,572,198.51	2.08	315,632.52	682	7.226	68.98
61	—	70	443	133,816,612.16	20.47	302,069.10	726	6.994	69.09
71	—	80	109	89,345,557.31	13.67	819,684.01	738	7.030	56.07
81	—	90	37	37,528,293.06	5.74	1,014,278.19	751	7.109	54.34
91	—	100	27	8,278,677.21	1.27	306,617.67	712	7.174	70.11
101	—	110	140	86,336,485.79	13.21	616,689.18	748	6.515	62.38
111	—	120	285	148,582,270.26	22.73	521,341.30	757	6.422	57.03

Total			1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	As of the Statistical Calculation Date, the non-zero weighted average remaining interest-only term of the Pool 1 Mortgage Loans that are Interest-Only Mortgage Loans in their interest-only period is approximately 76 months.
Servicers — Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Servicers	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
MSCC(1)	853	$253,005,772.73	38.70%	$296,607.00	720	7.107%	67.33%
PHH	475	247,471,159.27	37.85	520,991.91	751	6.518	60.39
First Republic	113	116,701,040.97	17.85	1,032,752.57	757	7.005	53.88
Other	123	36,621,591.94	5.60	297,736.52	690	7.260	69.48

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	Includes 363 Pool 1 Mortgage Loans with an aggregate principal balance of $97,688,370.91 (14.94% of the outstanding Pool 1 principal balance) subserviced by Cenlar FSB on behalf of MSCC.

S-B-12

Originators — Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Originators	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
MLCC	463	$242,842,750.12	37.14%	$524,498.38	752	6.506%	60.14%
MSCC	490	155,317,401.82	23.76	316,974.29	720	7.010	67.46
GreenPoint	458	124,055,467.18	18.97	270,863.47	714	7.262	67.23
First Republic	113	116,701,040.97	17.85	1,032,752.57	757	7.005	53.88
Other	40	14,882,904.82	2.28	372,072.62	711	7.214	73.98

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

Product Type — Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Product Type	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
One—Month ARM (One—Month LIBOR)	4	$2,145,333.22	0.33%	$536,333.31	821	7.029%	56.70%
One—Month ARM IO (One—Month LIBOR)	761	419,497,149.79	64.16	551,244.61	748	6.699	58.55
Six—Month ARM IO (Six—Month LIBOR)	797	232,006,571.91	35.49	291,099.84	714	7.189	69.48
Six—Month ARM IO (Six—Month CMT)	1	48,220.63	0.01	48,220.63	0	7.500	70.00
Six—Month ARM IO (One-Year CMT)	1	102,289.36	0.02	102,289.36	632	7.625	73.83

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

Interest Only — Pool 1

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Interest Only	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Interest Only	1,560	$651,654,231.69	99.67%	$417,727.07	735	6.874%	62.44%
Non-Interest Only	4	2,145,333.22	0.33	536,333.31	821	7.029	56.70

Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

S-B-13

30-59 Day Delinquencies — Pool 1(1)

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
Number of Times Delinquent 30-59 Days in the	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
12 Months Preceding the Cut-off Date	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0	1,314	$578,811,581.28	88.53%	$440,495.88	744	6.829%	61.49%
1	142	44,117,908.88	6.75	310,689.50	708	7.213	68.47
2	36	9,606,898.68	1.47	266,858.30	658	7.285	72.59
3	15	4,378,537.93	0.67	291,902.53	622	7.176	68.43
4 or more	19	4,651,341.42	0.71	244,807.44	571	7.233	72.20
60-89 Day Delinquencies — Pool 1(1)

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
Number of Times Delinquent 60-89 Days in the	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
12 Months Preceding the Cut-off Date	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
1	13	$4,448,154.66	0.68%	$342,165.74	602	7.154%	64.72%
2 or more	10	2,982,258.68	0.46	298,225.87	592	7.307	70.84
90 or More Day Delinquencies — Pool 1(1)

			Percent of
		Pool 1	Pool 1		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
Number of Times Delinquent 90 or More Days in	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
the 12 Months Preceding the Cut-off Date	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
1 or more	15	$4,802,883.38	0.73%	$320,192.23	531	7.224%	76.59%
Total	1,564	$653,799,564.91	100.00%	$418,030.41	735	6.875%	62.42%

(1)	The delinquency information shown above is for the previous 12 months or, where mortgage payment information is not available for the full 12 months for any Mortgage Loan, over the period for which mortgage payment information is available for that Mortgage Loan. As of the Cut-off Date, none of the Pool 1 Mortgage Loans will have payment histories reflecting that such Mortgage Loans have been 30 to 59 days delinquent more than 4 times, 60 to 89 days delinquent more than 2 times or 90 days or more delinquent more than 1 time, in each case during the past 12 months.

S-B-14

Original Stated Principal Balance(1)— Pool 2A and Pool 2B (Aggregate)

					Percent of
				Pool 2A and Pool 2B	Pool 2A and Pool 2B
				(Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Original			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Stated Principal Balances ($)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0.01	—	50,000.00	1	$38,700.00	0.01%	$38,700.00	788	6.875%	90.00%
50,000.01	—	100,000.00	9	718,850.00	0.18	79,872.22	756	6.876	79.36
100,000.01	—	150,000.00	23	2,977,227.57	0.73	129,444.68	730	6.586	72.20
150,000.01	—	200,000.00	40	6,885,780.80	1.69	172,144.52	718	6.477	79.22
200,000.01	—	250,000.00	54	12,167,223.86	2.98	225,318.96	735	6.399	78.34
250,000.01	—	300,000.00	39	10,712,311.27	2.62	274,674.65	728	6.389	77.71
300,000.01	—	350,000.00	30	9,722,896.69	2.38	324,096.56	739	6.314	73.51
350,000.01	—	400,000.00	23	8,800,843.90	2.16	382,645.39	736	6.443	74.91
400,000.01	—	450,000.00	59	25,394,431.98	6.22	430,414.10	745	6.141	75.32
450,000.01	—	500,000.00	96	46,126,816.94	11.30	480,487.68	738	6.224	74.80
500,000.01	—	550,000.00	87	45,762,382.62	11.21	526,004.40	738	6.193	75.41
550,000.01	—	600,000.00	76	43,782,053.32	10.72	576,079.65	738	6.108	73.52
600,000.01	—	650,000.00	46	28,429,598.14	6.96	618,034.74	737	6.257	73.60
650,000.01	—	700,000.00	29	19,648,000.16	4.81	677,517.25	743	6.073	75.74
700,000.01	—	750,000.00	19	13,886,142.00	3.40	730,849.58	732	5.925	74.09
750,000.01	—	800,000.00	16	12,397,417.85	3.04	774,838.62	748	6.235	71.42
800,000.01	—	850,000.00	6	4,978,000.00	1.22	829,666.67	757	6.212	59.06
850,000.01	—	900,000.00	12	10,404,150.00	2.55	867,012.50	780	6.112	61.96
900,000.01	—	950,000.00	16	14,886,600.00	3.65	930,412.50	737	6.314	69.44
950,000.01	—	1,000,000.00	34	33,624,670.44	8.24	988,960.90	736	6.056	65.36
1,000,000.01	—	1,500,000.00	14	17,290,100.00	4.23	1,235,007.14	749	6.188	68.09
1,500,000.01	—	2,000,000.00	8	14,498,421.80	3.55	1,812,302.73	742	6.167	60.15
2,000,000.01	—	2,500,000.00	2	4,900,000.00	1.20	2,450,000.00	790	6.311	56.54
2,500,000.01	—	3,000,000.00	3	8,421,000.00	2.06	2,807,000.00	707	6.343	73.17
3,000,000.01	or greater		3	11,840,000.00	2.90	3,946,666.67	758	6.348	55.22

Total			745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the average original stated principal balance of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) at origination is approximately $549,100.

S-B-15

Statistical Calculation Date Stated Principal Balance(1) — Pool 2A and Pool 2B (Aggregate)

					Percent of
					Pool 2A and
				Pool 2A and Pool	Pool 2B
				2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Statistical Calculation Date			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Stated Principal Balances ($)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0.01	—	50,000.00	1	$38,700.00	0.01%	$38,700.00	788	6.875%	90.00%
50,000.01	—	100,000.00	9	718,850.00	0.18	79,872.22	756	6.876	79.36
100,000.01	—	150,000.00	24	3,094,169.59	0.76	128,923.73	732	6.578	72.50
150,000.01	—	200,000.00	40	6,885,780.80	1.69	172,144.52	718	6.477	79.22
200,000.01	—	250,000.00	54	12,167,223.86	2.98	225,318.96	735	6.399	78.34
250,000.01	—	300,000.00	39	10,712,311.27	2.62	274,674.65	728	6.389	77.71
300,000.01	—	350,000.00	30	9,722,896.69	2.38	324,096.56	739	6.314	73.51
350,000.01	—	400,000.00	23	8,800,843.90	2.16	382,645.39	736	6.443	74.91
400,000.01	—	450,000.00	60	25,830,231.46	6.33	430,503.86	745	6.118	75.40
450,000.01	—	500,000.00	96	46,188,394.52	11.31	481,129.11	737	6.226	74.75
500,000.01	—	550,000.00	86	45,265,005.56	11.09	526,337.27	738	6.205	75.41
550,000.01	—	600,000.00	76	43,782,053.32	10.72	576,079.65	738	6.108	73.52
600,000.01	—	650,000.00	45	28,312,656.12	6.93	629,170.14	736	6.256	73.57
650,000.01	—	700,000.00	29	19,648,000.16	4.81	677,517.25	743	6.073	75.74
700,000.01	—	750,000.00	19	13,886,142.00	3.40	730,849.58	732	5.925	74.09
750,000.01	—	800,000.00	16	12,397,417.85	3.04	774,838.62	748	6.235	71.42
800,000.01	—	850,000.00	7	5,803,000.00	1.42	829,000.00	763	6.235	59.97
850,000.01	—	900,000.00	11	9,579,150.00	2.35	870,831.82	778	6.089	61.66
900,000.01	—	950,000.00	16	14,886,600.00	3.65	930,412.50	737	6.314	69.44
950,000.01	—	1,000,000.00	34	33,624,670.44	8.24	988,960.90	736	6.056	65.36
1,000,000.01	—	1,500,000.00	14	17,290,100.00	4.23	1,235,007.14	749	6.188	68.09
1,500,000.01	—	2,000,000.00	8	14,498,421.80	3.55	1,812,302.73	742	6.167	60.15
2,000,000.01	—	2,500,000.00	2	4,900,000.00	1.20	2,450,000.00	790	6.311	56.54
2,500,000.01	—	3,000,000.00	3	8,421,000.00	2.06	2,807,000.00	707	6.343	73.17
3,000,000.01 or greater			3	11,840,000.00	2.90	3,946,666.67	758	6.348	55.22

Total			745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the average stated principal balance of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) is approximately $548,045.

S-B-16

Current Mortgage Rates(1)— Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Current Mortgage Rates (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
4.251 — 4.500	1	$550,326.20	0.13%	$550,326.20	805	4.500%	79.92%
4.501 — 4.750	3	1,943,306.07	0.48	647,768.69	729	4.750	75.77
4.751 — 5.000	4	1,517,416.28	0.37	379,354.07	718	4.937	79.95
5.001 — 5.250	4	1,872,274.32	0.46	468,068.58	747	5.190	75.65
5.251 — 5.500	37	20,236,083.82	4.96	546,921.18	746	5.455	70.83
5.501 — 5.750	49	31,861,379.37	7.80	650,232.23	753	5.710	74.02
5.751 — 6.000	122	76,554,966.31	18.75	627,499.72	743	5.934	72.14
6.001 — 6.250	180	103,501,463.64	25.35	575,008.13	742	6.204	69.95
6.251 — 6.500	186	104,632,349.32	25.63	562,539.51	735	6.423	71.70
6.501 — 6.750	97	46,356,006.67	11.35	477,896.98	737	6.670	71.45
6.751 — 7.000	52	16,953,397.34	4.15	326,026.87	728	6.908	74.69
7.001 — 7.250	10	2,314,650.00	0.57	231,465.00	745	7.167	79.91

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the weighted average Mortgage Rate of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) is approximately 6.203% per annum.
Remaining Term(1)— Pool 2A and Pool 2B (Aggregate)

Percent of
Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Remaining Term (Months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
301 — 360	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Cut-off Date Date, the weighted average remaining term of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) is approximately 358 months.
Original Term — Pool 2A and Pool 2B (Aggregate)

Percent of
Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Original Term (Months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
360	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

S-B-17

Seasoning of the Mortgage Loans as of the Cut-off Date(1)— Pool 2A and Pool 2B
(Aggregate)

					Percent of
					Pool 2A and
				Pool 2A and Pool	Pool 2B
				2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Seasoning			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
(in months)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
		0	17	$9,696,546.00	2.37%	$570,385.06	756	6.182%	70.32%
1	—	6	706	387,862,972.21	95.00	549,380.98	740	6.218	71.65
7	—	12	13	5,924,952.69	1.45	455,765.59	726	6.152	75.94
13	—	18	1	950,558.73	0.23	950,558.73	757	5.375	60.31
19	—	24	7	3,308,263.51	0.81	472,609.07	725	5.026	75.19
43	—	48	1	550,326.20	0.13	550,326.20	805	4.500	79.92

	Total		745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Cut-off Date, the weighted average seasoning of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) is approximately 2 months.
Original Loan-to-Value Ratios(1)— Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
Original Loan-to-Value	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Ratios (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
10.01 — 20.00	6	$2,650,500.00	0.65%	$441,750.00	761	6.455%	17.87%
20.01 — 30.00	6	3,449,920.41	0.84	574,986.74	759	6.001	24.87
30.01 — 40.00	15	13,554,000.00	3.32	903,600.00	778	6.339	36.67
40.01 — 50.00	24	22,063,650.56	5.40	919,318.77	755	6.232	44.92
50.01 — 60.00	38	28,694,227.45	7.03	755,111.25	742	6.145	56.92
60.01 — 70.00	67	47,943,512.14	11.74	715,574.81	738	6.157	66.73
70.01 — 80.00	566	282,054,308.05	69.08	498,329.17	738	6.199	78.35
80.01 — 90.00	14	5,040,245.00	1.23	360,017.50	715	6.425	89.77
90.01 — 100.00	9	2,843,255.73	0.70	315,917.30	710	6.689	94.15

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the weighted average original Loan-to-Value Ratio of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) is approximately 71.70%. See “Description of the Mortgage Pool — The Mortgage Loans” herein.

S-B-18

Current Loan-to-Value Ratios(1)— Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
Current Loan-to-Value	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Ratios (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
10.01 — 20.00	7	$2,767,442.02	0.68%	$395,348.86	761	6.452%	20.49%
20.01 — 30.00	6	3,449,920.41	0.84	574,986.74	759	6.001	24.87
30.01 — 40.00	15	13,554,000.00	3.32	903,600.00	778	6.339	36.67
40.01 — 50.00	24	22,063,650.56	5.40	919,318.77	755	6.232	44.92
50.01 — 60.00	40	30,469,786.18	7.46	761,744.65	744	6.127	57.26
60.01 — 70.00	67	46,872,568.36	11.48	699,590.57	738	6.150	66.94
70.01 — 80.00	563	281,232,751.08	68.88	499,525.31	738	6.202	78.37
80.01 — 90.00	14	5,040,245.00	1.23	360,017.50	715	6.425	89.77
90.01 — 100.00	9	2,843,255.73	0.70	315,917.30	710	6.689	94.15

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the weighted average current Loan-to-Value Ratio of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) is approximately 71.63%. See “Description of the Mortgage Pool — The Mortgage Loans” herein.
Credit Score(1)— Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Credit Score	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Not Applicable	1	$1,000,000.00	0.24%	$1,000,000.00	NA	6.375%	41.67%
621 — 640	2	1,136,232.00	0.28	568,116.00	633	6.593	86.27
641 — 660	15	5,584,012.98	1.37	372,267.53	654	6.417	74.90
661 — 680	59	32,961,517.67	8.07	558,669.79	671	6.222	72.13
681 — 700	88	48,483,712.38	11.87	550,951.28	691	6.233	74.78
701 — 720	102	49,706,407.87	12.17	487,317.72	710	6.261	73.83
721 — 740	113	63,611,372.64	15.58	562,932.50	731	6.217	74.12
741 — 760	104	49,757,855.94	12.19	478,440.92	750	6.180	72.46
761 — 780	116	66,426,087.42	16.27	572,638.68	771	6.185	71.85
781 — 800	106	66,877,731.04	16.38	630,921.99	790	6.177	64.62
801 — 820	39	22,748,689.40	5.57	583,299.73	806	6.040	71.57

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the weighted average credit score of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) having credit scores is approximately 740. See “Description of the Mortgage Pools — The Mortgage Loans” herein.

S-B-19

Geographic Distribution of Mortgaged Properties(1)— Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
State	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Arizona	43	$23,004,607.46	5.63%	$534,990.87	748	6.281%	67.39%
California	257	157,121,245.38	38.48	611,366.71	740	6.200	70.61
Colorado	28	13,874,911.44	3.40	495,532.55	759	6.259	70.48
Connecticut	8	5,328,070.69	1.30	666,008.84	712	6.059	60.07
Delaware	3	1,421,000.00	0.35	473,666.67	729	5.949	55.88
District of Columbia	4	1,429,442.02	0.35	357,360.51	779	6.537	55.86
Florida	64	32,133,340.29	7.87	502,083.44	752	6.133	72.13
Georgia	12	5,188,814.00	1.27	432,401.17	715	6.142	75.16
Hawaii	2	804,572.00	0.20	402,286.00	768	5.945	80.00
Idaho	2	708,000.00	0.17	354,000.00	688	6.383	78.77
Illinois	40	22,014,317.37	5.39	550,357.93	724	6.289	73.54
Indiana	3	1,586,610.68	0.39	528,870.23	722	6.169	72.09
Kansas	1	540,000.00	0.13	540,000.00	733	6.625	80.00
Kentucky	2	1,143,920.00	0.28	571,960.00	711	6.469	60.02
Louisiana	2	1,088,000.00	0.27	544,000.00	671	6.395	65.35
Maryland	24	12,219,053.00	2.99	509,127.21	738	6.153	68.21
Massachusetts	11	5,817,045.00	1.42	528,822.27	734	6.267	78.02
Michigan	2	1,824,900.00	0.45	912,450.00	717	6.497	47.49
Minnesota	10	8,401,840.45	2.06	840,184.05	770	6.086	74.54
Missouri	7	3,982,112.00	0.98	568,873.14	726	6.296	77.30
Montana	1	128,531.00	0.03	128,531.00	698	6.500	80.00
Nebraska	2	888,000.00	0.22	444,000.00	745	6.361	80.00
Nevada	10	3,428,335.75	0.84	342,833.58	742	5.812	78.86
New Jersey	27	17,936,726.50	4.39	664,323.20	738	6.185	73.28
New York	28	17,810,533.91	4.36	636,090.50	740	6.368	75.10
North Carolina	15	6,552,937.07	1.60	436,862.47	736	6.300	74.22
Ohio	2	304,800.00	0.07	152,400.00	770	6.875	87.32
Oregon	11	5,039,497.22	1.23	458,136.11	718	6.154	77.36
Pennsylvania	12	6,006,505.26	1.47	500,542.11	738	6.074	66.12
Rhode Island	2	768,000.00	0.19	384,000.00	744	6.479	80.00
South Carolina	7	3,072,786.00	0.75	438,969.43	749	6.328	75.70
Tennessee	5	1,738,513.42	0.43	347,702.68	743	5.962	80.00
Texas	13	6,456,396.64	1.58	496,645.90	750	6.102	75.98
Utah	7	2,437,118.07	0.60	348,159.72	732	6.285	80.46
Vermont	1	600,000.00	0.15	600,000.00	758	6.125	50.74
Virginia	31	14,973,110.72	3.67	483,003.57	734	6.012	77.63
Washington	45	19,936,026.00	4.88	443,022.80	744	6.231	73.05
Wisconsin	1	584,000.00	0.14	584,000.00	696	6.375	80.00

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	No more than approximately 1.22% of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) are secured by Mortgaged Properties in any one postal zip code area.

S-B-20

Occupancy Type(1)— Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Occupancy Type	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Primary	622	$356,482,797.54	87.31%	$573,123.47	737	6.191%	71.53%
Second Home	60	36,750,107.31	9.00	612,501.79	768	6.182	69.88
Investment	63	15,060,714.49	3.69	239,058.96	738	6.519	80.14

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	Based upon representations of the related borrowers at the time of origination.
Property Type — Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Property Type	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Single Family	560	$322,449,063.95	78.97%	$575,801.90	739	6.207%	70.56%
Condominium	146	65,741,620.43	16.10	450,285.07	749	6.208	76.36
Planned Unit Development	19	9,825,276.96	2.41	517,119.84	755	5.904	74.34
Two-Four Family	18	9,105,578.00	2.23	505,865.44	704	6.348	74.89
Cooperative	2	1,172,080.00	0.29	586,040.00	740	6.189	76.15

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

Loan Purpose — Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Loan Purpose	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Purchase	400	$206,038,983.06	50.46%	$515,097.46	745	6.170%	75.98%
Refinance (Rate-Term)	171	102,509,916.00	25.11	599,473.19	736	6.235	68.10
Refinance (Cash-out).	174	99,744,720.28	24.43	573,245.52	735	6.236	66.55

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

S-B-21

Prepayment Penalty — Pool 2A and Pool 2B (Aggregate)

Percent of
Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Prepayment Penalty (months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

Loan Documentation — Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Loan Documentation	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Reduced/Limited Documentation	461	$250,470,204.12	61.35%	$543,319.31	743	6.227%	70.29%
Full Documentation	282	156,448,415.22	38.32	554,781.61	735	6.167	74.07
No Documentation	2	1,375,000.00	0.34	687,500.00	795	5.800	58.26

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

Indices — Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Index	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
One—Year CMT	354	$209,872,149.42	51.40%	$592,859.18	743	6.261%	71.29%
One—Year LIBOR	390	197,057,069.92	48.26	505,274.54	737	6.139	72.07
Six—Month LIBOR	1	1,364,400.00	0.33	1,364,400.00	777	6.375	80.00

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

S-B-22

Margin(1)— Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Margin (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
1.875	3	$1,369,900.00	0.34%	$456,633.33	759	6.586%	79.37%
2.250	384	195,679,965.99	47.93	509,583.24	738	6.137	72.05
2.500	3	1,167,700.00	0.29	389,233.33	663	6.179	73.53
2.750	355	210,076,053.35	51.45	591,763.53	743	6.261	71.32

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the weighted average margin of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) is approximately 2.507%.
Minimum Mortgage Rate(1)— Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Minimum Mortgage Rate (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
1.751 — 2.000	6	$4,219,300.00	1.03%	$703,216.67	767	6.431%	77.83%
2.001 — 2.250	381	192,830,565.99	47.23	506,116.97	737	6.134	71.97
2.251 — 2.500	3	1,167,700.00	0.29	389,233.33	663	6.179	73.53
2.501 — 2.750	355	210,076,053.35	51.45	591,763.53	743	6.261	71.32

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the weighted average minimum Mortgage Rate of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) is approximately 2.505% per annum.

S-B-23

Maximum Mortgage Rate(1)— Pool 2A and Pool 2B (Aggregate)

					Percent of
					Pool 2A and
				Pool 2A and Pool	Pool 2B
				2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Maximum Mortgage Rate (%)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
9.251	—	9.500	1	$550,326.20	0.13%	$550,326.20	805	4.500%	79.92%
9.501	—	9.750	3	1,943,306.07	0.48	647,768.69	729	4.750	75.77
9.751	—	10.000	4	1,517,416.28	0.37	379,354.07	718	4.937	79.95
10.001	—	10.250	4	1,872,274.32	0.46	468,068.58	747	5.190	75.65
10.251	—	10.500	37	20,236,083.82	4.96	546,921.18	746	5.455	70.83
10.501	—	10.750	49	31,861,379.37	7.80	650,232.23	753	5.710	74.02
10.751	—	11.000	122	76,554,966.31	18.75	627,499.72	743	5.934	72.14
11.001	—	11.250	180	103,501,463.64	25.35	575,008.13	742	6.204	69.95
11.251	—	11.500	186	104,632,349.32	25.63	562,539.51	735	6.423	71.70
11.501	—	11.750	97	46,356,006.67	11.35	477,896.98	737	6.670	71.45
11.751	—	12.000	52	16,953,397.34	4.15	326,026.87	728	6.908	74.69
12.001	—	12.250	10	2,314,650.00	0.57	231,465.00	745	7.167	79.91

Total			745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the weighted average maximum Mortgage Rate of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) is approximately 11.203% per annum.

S-B-24

Next Note Rate Adjustment Date(1)— Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Next Note Rate Adjustment Date	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
July 2008	1	$550,326.20	0.13%	$550,326.20	805	4.500%	79.92%
July 2010	3	1,747,602.35	0.43	582,534.12	700	4.774	78.29
August 2010	1	497,377.06	0.12	497,377.06	679	5.125	75.00
March 2011	1	950,558.73	0.23	950,558.73	757	5.375	60.31
June 2011	1	572,000.00	0.14	572,000.00	777	6.500	80.00
July 2011	2	686,753.24	0.17	343,376.62	688	6.572	68.81
August 2011	4	1,500,000.00	0.37	375,000.00	723	6.693	75.97
September 2011	2	1,073,575.58	0.26	536,787.79	702	6.517	77.14
October 2011	2	782,962.50	0.19	391,481.25	774	5.027	73.32
November 2011	6	2,823,890.78	0.69	470,648.46	743	5.851	75.42
December 2011	2	320,845.95	0.08	160,422.98	732	6.454	88.27
January 2012	8	3,914,500.60	0.96	489,312.58	735	6.098	78.30
February 2012	80	35,087,514.45	8.59	438,593.93	728	6.239	73.47
March 2012	53	25,802,032.65	6.32	486,830.80	734	6.219	72.29
April 2012	259	148,572,407.00	36.39	573,638.64	739	6.097	71.42
May 2012	9	5,368,412.00	1.31	596,490.22	751	6.061	72.42
July 2015	1	454,237.26	0.11	454,237.26	802	5.250	68.32
August 2015	1	439,431.89	0.11	439,431.89	772	5.500	72.00
October 2015	1	169,614.95	0.04	169,614.95	789	5.500	70.42
June 2016	1	559,661.37	0.14	559,661.37	723	5.750	80.00
October 2016	1	750,000.00	0.18	750,000.00	719	5.375	77.32
November 2016	2	885,912.23	0.22	442,956.12	736	5.754	67.54
December 2016	2	1,322,487.45	0.32	661,243.73	770	6.245	62.14
January 2017	7	15,123,621.80	3.70	2,160,517.40	754	6.316	54.53
February 2017	12	3,811,201.03	0.93	317,600.09	725	6.518	69.36
March 2017	29	12,503,630.27	3.06	431,159.66	735	6.475	77.71
April 2017	246	137,694,928.00	33.72	559,735.48	744	6.315	72.53
May 2017	8	4,328,134.00	1.06	541,016.75	762	6.331	67.71

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the weighted average months to the next adjustment date of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) is approximately 84 months.

S-B-25

Periodic Caps(1)— Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Periodic Cap (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
1.000	1	$1,364,400.00	0.33%	$1,364,400.00	777	6.375%	80.00%
2.000	744	406,929,219.34	99.67	546,947.88	740	6.202	71.67

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the weighted average Periodic Cap of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) with Periodic Caps is approximately 1.997% per annum.
Initial Periodic Caps(1)— Pool 2A and Pool 2B (Aggregate)

Percent of
Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Initial Periodic Cap (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
5.000	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the weighted average initial Periodic Cap of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) with initial Periodic Caps is approximately 5.000% per annum.
Original Interest-Only Periods of the Interest-Only Mortgage Loans(1)— Pool 2A and Pool
2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
Interest-Only Term	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
(months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0	64	$35,856,564.82	8.78%	$560,258.83	735	6.034%	71.72%
60	125	75,651,940.14	18.53	605,215.52	740	6.122	70.43
120	556	296,785,114.38	72.69	533,786.18	741	6.244	72.02
Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the weighted average original interest-only term of the Pool 2A Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) that are Interest-Only Mortgage Loans is approximately 108 months.

S-B-26

Remaining Interest-Only Terms of the Interest-Only Mortgage Loans(1) —
Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
Remaining		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
Interest-Only	Number of	Principal	Principal	Average	Average	Average	Average
Term	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
(months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Not Applicable	64	$35,856,564.82	8.78%	$560,258.83	735	6.034%	71.72%
31 — 40	1	339,296.28	0.08	339,296.28	668	4.875	80.00
41 — 50	2	1,059,999.98	0.26	529,999.99	723	6.500	80.00
51 — 60	122	74,252,643.88	18.19	608,628.23	741	6.122	70.25
101 — 110	2	729,276.32	0.18	364,638.16	738	5.692	77.77
111 — 120	554	296,055,838.06	72.51	534,396.82	741	6.245	72.01

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

(1)	As of the Statistical Calculation Date, the non-zero weighted average remaining interest-only term of the Pool 2A and Mortgage Loans and Pool 2B Mortgage Loans (in the aggregate) that are Interest-Only Mortgage Loans in their interest-only period is approximately 106 months.
Servicers — Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Servicers	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Wells Fargo Bank	565	$306,386,767.71	75.04%	$542,277.46	739	6.268%	72.10%
GMACM	162	89,906,507.82	22.02	554,978.44	744	6.075	70.32
Other	18	12,000,343.81	2.94	666,685.77	737	5.502	71.86

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

Originators — Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Originators	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Wells Fargo Bank	565	$306,386,767.71	75.04%	$542,277.46	739	6.268%	72.10%
AmNet	114	63,763,569.00	15.62	559,329.55	749	6.060	68.82
Other	66	38,143,282.63	9.34	577,928.52	735	5.920	73.31

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

S-B-27

Product Type — Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Product Type	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
5/1 Year LIBOR	28	$13,853,559.69	3.39%	$494,769.99	730	5.834%	74.28%
5/1 Year LIBOR IO	272	135,041,827.65	33.07	496,477.31	735	6.138	71.50
5/1 Year CMT	13	7,046,216.00	1.73	542,016.62	757	6.036	74.54
5/1 Year CMT IO	121	74,309,155.75	18.20	614,125.25	739	6.131	72.72
10/6 Month LIBOR IO	1	1,364,400.00	0.33	1,364,400.00	777	6.375	80.00
10/1 Year LIBOR	5	2,624,039.64	0.64	524,807.93	766	5.904	73.38
10/1 Year LIBOR IO	85	45,537,642.94	11.15	535,736.98	743	6.250	73.01
10/1 Year CMT	18	12,332,749.49	3.02	685,152.75	719	6.286	66.86
10/1 Year CMT IO	202	116,184,028.18	28.46	575,168.46	747	6.355	70.66

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

Interest Only — Pool 2A and Pool 2B (Aggregate)

			Percent of
			Pool 2A and
		Pool 2A and Pool	Pool 2B
		2B (Aggregate)	(Aggregate)		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Interest Only	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Interest Only	681	$372,437,054.52	91.22%	$546,897.29	741	6.219%	71.70%
Not Interest Only	64	35,856,564.82	8.78	560,258.83	735	6.034	71.72

Total	745	$408,293,619.34	100.00%	$548,045.13	740	6.203%	71.70%

S-B-28

Original Stated Principal Balance(1) — Pool 2A

					Percent of
				Pool 2A	Pool 2A		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Original			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Stated Principal Balances ($)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0.01	—	50,000.00	1	$38,700.00	0.02%	$38,700.00	788	6.875%	90.00%
50,000.01	—	100,000.00	3	212,800.00	0.09	70,933.33	772	6.671	78.85
100,000.01	—	150,000.00	14	1,804,965.57	0.78	128,926.11	729	6.604	75.81
150,000.01	—	200,000.00	14	2,432,432.33	1.06	173,745.17	732	6.405	76.38
200,000.01	—	250,000.00	27	6,073,188.86	2.64	224,932.92	722	6.348	78.32
250,000.01	—	300,000.00	19	5,137,804.27	2.23	270,410.75	723	6.253	78.45
300,000.01	—	350,000.00	14	4,451,816.69	1.93	317,986.91	725	6.120	73.57
350,000.01	—	400,000.00	11	4,238,644.90	1.84	385,331.35	719	6.310	77.81
400,000.01	—	450,000.00	39	16,788,771.86	7.29	430,481.33	745	6.144	75.35
450,000.01	—	500,000.00	65	31,302,639.68	13.60	481,579.07	735	6.197	75.93
500,000.01	—	550,000.00	55	28,821,694.84	12.52	524,030.82	738	6.116	75.51
550,000.01	—	600,000.00	55	31,702,293.95	13.77	576,405.34	736	6.074	73.79
600,000.01	—	650,000.00	29	17,682,498.14	7.68	609,741.32	732	6.171	73.76
650,000.01	—	700,000.00	18	12,264,447.16	5.33	681,358.18	742	5.960	73.27
700,000.01	—	750,000.00	13	9,538,792.00	4.14	733,753.23	730	5.835	72.71
750,000.01	—	800,000.00	6	4,629,167.85	2.01	771,527.98	720	6.063	70.07
800,000.01	—	850,000.00	4	3,308,000.00	1.44	827,000.00	760	6.129	60.02
850,000.01	—	900,000.00	8	6,904,150.00	3.00	863,018.75	773	6.123	67.16
900,000.01	—	950,000.00	9	8,378,500.00	3.64	930,944.44	731	6.266	64.37
950,000.01	—	1,000,000.00	20	19,724,750.99	8.57	986,237.55	729	5.906	67.14
1,000,000.01	—	1,500,000.00	6	7,144,700.00	3.10	1,190,783.33	753	6.091	58.49
1,500,000.01	—	2,000,000.00	4	7,670,000.00	3.33	1,917,500.00	754	6.128	53.84

Total			434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the average original stated principal balance of the Pool 2A Mortgage Loans at origination is approximately $532,156.

S-B-29

Statistical Calculation Date Stated Principal Balance(1) — Pool 2A

					Percent of
				Pool 2A	Pool 2A		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Statistical Calculation Date			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Stated Principal Balances ($)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0.01	—	50,000.00	1	$38,700.00	0.02%	$38,700.00	788	6.875%	90.00%
50,000.01	—	100,000.00	3	212,800.00	0.09	70,933.33	772	6.671	78.85
100,000.01	—	150,000.00	15	1,921,907.59	0.83	128,127.17	731	6.590	76.06
150,000.01	—	200,000.00	14	2,432,432.33	1.06	173,745.17	732	6.405	76.38
200,000.01	—	250,000.00	27	6,073,188.86	2.64	224,932.92	722	6.348	78.32
250,000.01	—	300,000.00	19	5,137,804.27	2.23	270,410.75	723	6.253	78.45
300,000.01	—	350,000.00	14	4,451,816.69	1.93	317,986.91	725	6.120	73.57
350,000.01	—	400,000.00	11	4,238,644.90	1.84	385,331.35	719	6.310	77.81
400,000.01	—	450,000.00	40	17,224,571.34	7.48	430,614.28	746	6.109	75.47
450,000.01	—	500,000.00	65	31,364,217.26	13.62	482,526.42	734	6.200	75.85
500,000.01	—	550,000.00	54	28,324,317.78	12.30	524,524.40	739	6.134	75.52
550,000.01	—	600,000.00	55	31,702,293.95	13.77	576,405.34	736	6.074	73.79
600,000.01	—	650,000.00	28	17,565,556.12	7.63	627,341.29	732	6.170	73.72
650,000.01	—	700,000.00	18	12,264,447.16	5.33	681,358.18	742	5.960	73.27
700,000.01	—	750,000.00	13	9,538,792.00	4.14	733,753.23	730	5.835	72.71
750,000.01	—	800,000.00	6	4,629,167.85	2.01	771,527.98	720	6.063	70.07
800,000.01	—	850,000.00	5	4,133,000.00	1.79	826,600.00	768	6.178	61.11
850,000.01	—	900,000.00	7	6,079,150.00	2.64	868,450.00	770	6.089	67.39
900,000.01	—	950,000.00	9	8,378,500.00	3.64	930,944.44	731	6.266	64.37
950,000.01	—	1,000,000.00	20	19,724,750.99	8.57	986,237.55	729	5.906	67.14
1,000,000.01	—	1,500,000.00	6	7,144,700.00	3.10	1,190,783.33	753	6.091	58.49
1,500,000.01	—	2,000,000.00	4	7,670,000.00	3.33	1,917,500.00	754	6.128	53.84

Total			434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the average stated principal balance of the Pool 2A Mortgage Loans is approximately $530,532.

S-B-30

Current Mortgage Rates(1) — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Current Mortgage Rates (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
4.251 — 4.500	1	$550,326.20	0.24%	$550,326.20	805	4.500%	79.92%
4.501 — 4.750	3	1,943,306.07	0.84	647,768.69	729	4.750	75.77
4.751 — 5.000	4	1,517,416.28	0.66	379,354.07	718	4.937	79.95
5.001 — 5.250	1	497,377.06	0.22	497,377.06	679	5.125	75.00
5.251 — 5.500	31	18,003,935.44	7.82	580,772.11	745	5.459	70.24
5.501 — 5.750	38	21,730,588.00	9.44	571,857.58	746	5.710	72.94
5.751 — 6.000	90	54,694,824.86	23.75	607,720.28	740	5.928	72.44
6.001 — 6.250	104	59,840,073.84	25.99	575,385.33	737	6.197	71.34
6.251 — 6.500	88	42,574,009.60	18.49	483,795.56	731	6.410	69.47
6.501 — 6.750	44	18,355,022.67	7.97	417,159.61	728	6.682	76.26
6.751 — 7.000	25	9,048,839.07	3.93	361,953.56	723	6.897	78.09
7.001 — 7.250	5	1,495,040.00	0.65	299,008.00	747	7.178	80.00

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the weighted average Mortgage Rate of the Pool 2A Mortgage Loans is approximately 6.114% per annum.
Remaining Term(1) — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Remaining Term (Months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
301 — 360	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Cut-off Date, the weighted average remaining term of the Pool 2A Mortgage Loans is approximately 358 months.
Original Term — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Original Term (Months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
360	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

S-B-31

Seasoning of the Mortgage Loans as of the Cut-off Date(1)— Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
Seasoning	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
(in months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0	9	$5,368,412.00	2.33%	$596,490.22	751	6.061%	72.42%
1 — 6	408	216,521,191.43	94.04	530,689.19	737	6.132	72.06
7 — 12	11	4,615,291.32	2.00	419,571.94	728	6.327	75.22
13 — 18	1	950,558.73	0.41	950,558.73	757	5.375	60.31
19 — 24	4	2,244,979.41	0.98	561,244.85	695	4.852	77.56
43 — 48	1	550,326.20	0.24	550,326.20	805	4.500	79.92

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Cut-off Date, the weighted average seasoning of the Pool 2A Mortgage Loans is approximately 2 months.
Original Loan-to-Value Ratios(1)— Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
Original Loan-to-Value	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Ratios (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
10.01 — 20.00	2	1,062,000.00	0.46%	$531,000.00	773	6.428%	16.98%
20.01 — 30.00	6	3,449,920.41	1.50	574,986.74	759	6.001	24.87
30.01 — 40.00	7	4,498,000.00	1.95	642,571.43	777	6.223	36.63
40.01 — 50.00	12	11,743,228.76	5.10	978,602.40	756	6.172	44.40
50.01 — 60.00	22	15,490,740.00	6.73	704,124.55	741	5.957	56.78
60.01 — 70.00	37	24,898,215.19	10.81	672,924.73	739	6.043	66.73
70.01 — 80.00	337	165,916,888.80	72.06	492,334.98	733	6.125	78.30
80.01 — 90.00	7	1,915,942.00	0.83	273,706.00	701	6.427	89.41
90.01 — 100.00	4	1,275,823.93	0.55	318,955.98	735	6.680	94.25

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the weighted average original Loan-to-Value Ratio of the Pool 2A Mortgage Loans is approximately 72.16%. See “Description of the Mortgage Pool — The Mortgage Loans” herein.

S-B-32

Current Loan-to-Value Ratios(1)— Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
Current Loan-to-Value	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Ratios (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
10.01 — 20.00	3	$1,178,942.02	0.51%	$392,980.67	771	6.423%	23.23%
20.01 — 30.00	6	3,449,920.41	1.50	574,986.74	759	6.001	24.87
30.01 — 40.00	7	4,498,000.00	1.95	642,571.43	777	6.223	36.63
40.01 — 50.00	12	11,743,228.76	5.10	978,602.40	756	6.172	44.40
50.01 — 60.00	24	17,266,298.73	7.50	719,429.11	745	5.945	57.39
60.01 — 70.00	36	23,657,656.46	10.27	657,157.12	737	6.029	67.11
70.01 — 80.00	335	165,264,946.78	71.78	493,328.20	733	6.129	78.32
80.01 — 90.00	7	1,915,942.00	0.83	273,706.00	701	6.427	89.41
90.01 — 100.00	4	1,275,823.93	0.55	318,955.98	735	6.680	94.25

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the weighted average current Loan-to-Value Ratio of the Pool 2A Mortgage Loans is approximately 72.06%. See “Description of the Mortgage Pool — The Mortgage Loans” herein.
Credit Score(1)— Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Credit Score	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
621 — 640	1	$712,232.00	0.31%	$712,232.00	634	6.500%	90.00%
641 — 660	8	3,271,499.98	1.42	408,937.50	654	6.306	72.06
661 — 680	45	21,553,317.46	9.36	478,962.61	671	6.094	73.05
681 — 700	56	29,392,922.09	12.77	524,873.61	691	6.126	75.14
701 — 720	57	31,131,948.13	13.52	546,174.53	710	6.189	73.83
721 — 740	62	34,814,682.73	15.12	561,527.14	731	6.194	74.18
741 — 760	60	28,509,961.90	12.38	475,166.03	749	6.069	73.19
761 — 780	67	37,096,351.02	16.11	553,676.88	771	6.120	70.81
781 — 800	59	33,579,076.64	14.58	569,136.89	790	6.007	64.95
801 — 820	19	10,188,767.14	4.43	536,250.90	806	5.999	74.17

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the weighted average credit score of the Pool 2A Mortgage Loans having credit scores is approximately 737. See “Description of the Mortgage Pools — The Mortgage Loans” herein.

S-B-33

Geographic Distribution of Mortgaged Properties(1) — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
State	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Arizona	33	$18,854,458.46	8.19%	$571,347.23	746	6.256%	66.99%
California	149	84,968,064.85	36.90	570,255.47	735	6.088	72.29
Colorado	14	6,936,730.00	3.01	495,480.71	739	6.230	77.02
Connecticut	6	3,185,664.89	1.38	530,944.15	724	5.909	63.17
Delaware	1	585,000.00	0.25	585,000.00	738	5.625	65.00
District of Columbia	1	116,942.02	0.05	116,942.02	759	6.375	80.00
Florida	34	18,385,581.49	7.99	540,752.40	753	6.000	73.58
Georgia	6	2,728,262.00	1.18	454,710.33	728	6.005	77.23
Hawaii	1	231,200.00	0.10	231,200.00	785	5.500	80.00
Idaho	2	708,000.00	0.31	354,000.00	688	6.383	78.77
Illinois	26	12,181,077.37	5.29	468,502.98	723	6.236	74.32
Indiana	2	1,138,819.99	0.49	569,410.00	711	6.186	76.35
Kentucky	2	1,143,920.00	0.50	571,960.00	711	6.469	60.02
Maryland	12	6,297,200.00	2.73	524,766.67	751	6.006	59.34
Massachusetts	5	2,432,090.00	1.06	486,418.00	727	6.108	77.32
Michigan	2	1,824,900.00	0.79	912,450.00	717	6.497	47.49
Minnesota	2	744,450.00	0.32	372,225.00	742	6.458	79.62
Missouri	4	1,557,370.00	0.68	389,342.50	749	6.204	77.58
Montana	1	128,531.00	0.06	128,531.00	698	6.500	80.00
Nevada	8	2,736,525.75	1.19	342,065.72	732	5.841	78.58
New Jersey	14	8,035,515.50	3.49	573,965.39	740	6.004	68.28
New York	12	7,081,343.91	3.08	590,111.99	729	6.276	74.79
North Carolina	7	3,539,051.25	1.54	505,578.75	724	6.293	74.47
Oregon	9	4,326,497.22	1.88	480,721.91	710	6.182	76.92
Pennsylvania	9	5,535,705.26	2.40	615,078.36	743	6.026	66.02
Rhode Island	2	768,000.00	0.33	384,000.00	744	6.479	80.00
South Carolina	3	1,262,000.00	0.55	420,666.67	686	6.373	73.01
Tennessee	3	1,066,513.42	0.46	355,504.47	729	5.645	80.00
Texas	6	3,499,596.64	1.52	583,266.11	771	5.933	77.68
Utah	7	2,437,118.07	1.06	348,159.72	732	6.285	80.46
Virginia	18	9,028,510.00	3.92	501,583.89	730	5.963	79.29
Washington	32	16,202,120.00	7.04	506,316.25	744	6.176	71.81
Wisconsin	1	584,000.00	0.25	584,000.00	696	6.375	80.00

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	No more than approximately 1.46% of the Pool 2A Mortgage Loans are secured by Mortgaged Properties in any one postal zip code area.

S-B-34

Occupancy Type(1) — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Occupancy Type	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Primary	368	$200,906,669.18	87.26%	$545,942.04	733	6.104%	72.14%
Second Home	35	21,547,660.42	9.36	615,647.44	765	6.126	69.21
Investment	31	7,796,429.49	3.39	251,497.73	750	6.341	80.64

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	Based upon representations of the related borrowers at the time of origination.
Property Type — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Property Type	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Single Family Residence	335	$180,541,673.50	78.41%	$538,930.37	735	6.128%	71.23%
Condominium	72	36,497,480.63	15.85	506,909.45	748	6.075	76.15
Planned Unit Development	17	8,340,276.96	3.62	490,604.53	755	5.910	73.60
Two-Four Family	9	4,271,328.00	1.86	474,592.00	695	6.277	74.35
Cooperative	1	600,000.00	0.26	600,000.00	750	6.250	72.73

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

Loan Purpose — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Loan Purpose	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Purchase	217	$108,592,436.33	47.16%	$500,425.97	743	6.073%	76.86%
Refinance — Rate Term	113	63,565,044.71	27.61	562,522.52	733	6.168	68.71
Refinance — Cashout	104	58,093,278.05	25.23	558,589.21	730	6.134	67.13

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

S-B-35

Prepayment Penalty — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Prepayment Penalty (months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

Loan Documentation — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Loan Documentation	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Reduced/Limited Documentation	264	$146,239,766.53	63.51%	$553,938.51	740	6.141%	71.01%
Full Documentation	169	83,190,992.56	36.13	492,254.39	731	6.072	74.31
No Documentation	1	820,000.00	0.36	820,000.00	787	5.750	58.57

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

Indices — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Index	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
One–Year LIBOR	300	$148,895,387.34	64.67%	$496,317.96	735	6.110%	71.76%
One–Year CMT	134	81,355,371.75	35.33	607,129.64	741	6.123	72.87

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

S-B-36

Margin(1) — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Margin (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
1.875	2	$595,900.00	0.26%	$297,950.00	733	6.535%	78.55%
2.250	295	147,079,883.41	63.88	498,575.88	735	6.108	71.70
2.500	2	1,015,700.00	0.44	507,850.00	661	6.075	72.57
2.750	135	81,559,275.68	35.42	604,142.78	740	6.124	72.92

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the weighted average margin of the Pool 2A Mortgage Loans is approximately 2.427%.
Minimum Mortgage Rate(1) — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Minimum Mortgage Rate (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
1.751 — 2.000	3	$1,030,900.00	0.45%	$343,633.33	715	6.415%	76.20%
2.001 — 2.250	294	146,644,883.41	63.69	498,792.12	735	6.107	71.70
2.251 –– 2.500	2	1,015,700.00	0.44	507,850.00	661	6.075	72.57
2.501 — 2.750	135	81,559,275.68	35.42	604,142.78	740	6.124	72.92

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the weighted average minimum Mortgage Rate of the Pool 2A Mortgage Loans is approximately 2.427% per annum.
Maximum Mortgage Rate(1) — Pool 2A

					Percent of
				Pool 2A	Pool 2A		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Maximum Mortgage Rate (%)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
9.251	—	9.500	1	$550,326.20	0.24%	$550,326.20	805	4.500%	79.92%
9.501	—	9.750	3	1,943,306.07	0.84	647,768.69	729	4.750	75.77
9.751	—	10.000	4	1,517,416.28	0.66	379,354.07	718	4.937	79.95
10.001	—	10.250	1	497,377.06	0.22	497,377.06	679	5.125	75.00
10.251	—	10.500	31	18,003,935.44	7.82	580,772.11	745	5.459	70.24
10.501	—	10.750	38	21,730,588.00	9.44	571,857.58	746	5.710	72.94
10.751	—	11.000	90	54,694,824.86	23.75	607,720.28	740	5.928	72.44
11.001	—	11.250	104	59,840,073.84	25.99	575,385.33	737	6.197	71.34
11.251	—	11.500	88	42,574,009.60	18.49	483,795.56	731	6.410	69.47
11.501	—	11.750	44	18,355,022.67	7.97	417,159.61	728	6.682	76.26
11.751	—	12.000	25	9,048,839.07	3.93	361,953.56	723	6.897	78.09
12.001	—	12.250	5	1,495,040.00	0.65	299,008.00	747	7.178	80.00

Total			434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the weighted average maximum Mortgage Rate of the Pool 2A Mortgage Loans is approximately 11.114% per annum.

S-B-37

Next Note Rate Adjustment Date(1) — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Next Note Rate Adjustment Date	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
July 2008	1	$550,326.20	0.24%	$550,326.20	805	4.500%	79.92%
July 2010	3	1,747,602.35	0.76	582,534.12	700	4.774	78.29
August 2010	1	497,377.06	0.22	497,377.06	679	5.125	75.00
March 2011	1	950,558.73	0.41	950,558.73	757	5.375	60.31
June 2011	1	572,000.00	0.25	572,000.00	777	6.500	80.00
July 2011	2	686,753.24	0.30	343,376.62	688	6.572	68.81
August 2011	4	1,500,000.00	0.65	375,000.00	723	6.693	75.97
September 2011	2	1,073,575.58	0.47	536,787.79	702	6.517	77.14
October 2011	2	782,962.50	0.34	391,481.25	774	5.027	73.32
November 2011	6	2,823,890.78	1.23	470,648.46	743	5.851	75.42
December 2011	2	320,845.95	0.14	160,422.98	732	6.454	88.27
January 2012	8	3,914,500.60	1.70	489,312.58	735	6.098	78.30
February 2012	80	35,087,514.45	15.24	438,593.93	728	6.239	73.47
March 2012	53	25,802,032.65	11.21	486,830.80	734	6.219	72.29
April 2012	259	148,572,407.00	64.53	573,638.64	739	6.097	71.42
May 2012	9	5,368,412.00	2.33	596,490.22	751	6.061	72.42

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the weighted average months to the next adjustment date of the Pool 2A Mortgage Loans is approximately 58 months.

S-B-38

Periodic Caps(1) — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Periodic Cap (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
2.000	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the weighted average Periodic Cap of the Pool 2A Mortgage Loans with Periodic Caps is approximately 2.000% per annum.
Initial Periodic Caps(1) — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Initial Periodic Cap (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
5.000	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the weighted average initial Periodic Cap of the Pool 2A Mortgage Loans with initial Periodic Caps is approximately 5.000% per annum.
Original Interest-Only Periods of the Interest-Only Mortgage Loans(1) — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
Interest-Only Term	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
(months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0	41	$20,899,775.69	9.08%	$509,750.63	739	5.902%	74.37%
60	125	75,651,940.14	32.86	605,215.52	740	6.122	70.43
120	268	133,699,043.26	58.07	498,877.03	735	6.143	72.79

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the weighted average original interest-only term of the Pool 2A Mortgage Loans that are Interest-Only Mortgage Loans is approximately 98 months.

S-B-39

Remaining Interest-Only Terms of the Interest-Only Mortgage Loans(1) — Pool 2A

					Percent of
Remaining				Pool 2A	Pool 2A		Weighted	Weighted	Weighted
Interest-Only			Number of	Principal	Principal	Average	Average	Average	Average
Term			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
(months)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Not Applicable			41	$20,899,775.69	9.08%	$509,750.63	739	5.902%	74.37%
31	—	40	1	339,296.28	0.15	339,296.28	668	4.875	80.00
41	—	50	2	1,059,999.98	0.46	529,999.99	723	6.500	80.00
51	—	60	122	74,252,643.88	32.25	608,628.23	741	6.122	70.25
111	—	120	268	133,699,043.26	58.07	498,877.03	735	6.143	72.79

Total			434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

(1)	As of the Statistical Calculation Date, the non-zero weighted average remaining interest-only term of the Pool 2A Mortgage Loans that are Interest-Only Mortgage Loans in their interest-only period is approximately 97 months.
Servicers — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Servicers	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Wells Fargo Bank	290	$151,135,809.52	65.64%	$521,157.96	734	6.180%	73.40%
GMACM	131	69,756,057.82	30.30	532,488.99	743	6.054	69.62
Other	13	9,358,891.75	4.06	719,914.75	736	5.516	71.01

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

Originators — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Originators	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Wells Fargo Bank	290	$151,135,809.52	65.64%	$521,157.96	734	6.180%	73.40%
AmNet	92	50,492,269.00	21.93	548,829.01	749	6.034	68.36
Other	52	28,622,680.57	12.43	550,436.16	732	5.912	72.30

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

S-B-40

Product Type — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Product Type	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
5/1 Year LIBOR	28	$13,853,559.69	6.02%	$494,769.99	730	5.834%	74.28%
5/1 Year LIBOR IO	272	135,041,827.65	58.65	496,477.31	735	6.138	71.50
5/1 Year CMT	13	7,046,216.00	3.06	542,016.62	757	6.036	74.54
5/1 Year CMT IO	121	74,309,155.75	32.27	614,125.25	739	6.131	72.72

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

Interest Only — Pool 2A

			Percent of
		Pool 2A	Pool 2A		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Interest Only	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Interest Only	393	$209,350,983.40	90.92%	$532,699.70	737	6.136%	71.93%
Not Interest Only	41	20,899,775.69	9.08	509,750.63	739	5.902	74.37

Total	434	$230,250,759.09	100.00%	$530,531.70	737	6.114%	72.16%

S-B-41

Original Stated Principal Balance(1) — Pool 2B

					Percent of
				Pool 2B	Pool 2B		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Original			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Stated Principal Balances ($)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
50,000.01	—	100,000.00	6	$506,050.00	0.28%	$84,341.67	748	6.962%	79.58%
100,000.01	—	150,000.00	9	1,172,262.00	0.66	130,251.33	732	6.558	66.66
150,000.01	—	200,000.00	26	4,453,348.47	2.50	171,282.63	711	6.516	80.77
200,000.01	—	250,000.00	27	6,094,035.00	3.42	225,705.00	747	6.451	78.37
250,000.01	—	300,000.00	20	5,574,507.00	3.13	278,725.35	733	6.515	77.03
300,000.01	—	350,000.00	16	5,271,080.00	2.96	329,442.50	750	6.477	73.46
350,000.01	—	400,000.00	12	4,562,199.00	2.56	380,183.25	751	6.566	72.21
400,000.01	—	450,000.00	20	8,605,660.12	4.83	430,283.01	744	6.135	75.26
450,000.01	—	500,000.00	31	14,824,177.26	8.33	478,199.27	744	6.280	72.41
500,000.01	—	550,000.00	32	16,940,687.78	9.51	529,396.49	738	6.324	75.24
550,000.01	—	600,000.00	21	12,079,759.37	6.78	575,226.64	744	6.198	72.80
600,000.01	—	650,000.00	17	10,747,100.00	6.04	632,182.35	744	6.397	73.34
650,000.01	—	700,000.00	11	7,383,553.00	4.15	671,232.09	743	6.261	79.83
700,000.01	—	750,000.00	6	4,347,350.00	2.44	724,558.33	735	6.121	77.12
750,000.01	—	800,000.00	10	7,768,250.00	4.36	776,825.00	765	6.338	72.22
800,000.01	—	850,000.00	2	1,670,000.00	0.94	835,000.00	751	6.375	57.15
850,000.01	—	900,000.00	4	3,500,000.00	1.97	875,000.00	793	6.090	51.71
900,000.01	—	950,000.00	7	6,508,100.00	3.66	929,728.57	746	6.377	75.96
950,000.01	—	1,000,000.00	14	13,899,919.45	7.81	992,851.39	746	6.269	62.83
1,000,000.01	—	1,500,000.00	8	10,145,400.00	5.70	1,268,175.00	746	6.257	74.86
1,500,000.01	—	2,000,000.00	4	6,828,421.80	3.84	1,707,105.45	727	6.210	67.24
2,000,000.01	—	2,500,000.00	2	4,900,000.00	2.75	2,450,000.00	790	6.311	56.54
2,500,000.01	—	3,000,000.00	3	8,421,000.00	4.73	2,807,000.00	707	6.343	73.17
3,000,000.01 or greater			3	11,840,000.00	6.65	3,946,666.67	758	6.348	55.22

Total			311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the average original stated principal balance of the Pool 2B Mortgage Loans at origination is approximately $572,745.

S-B-42

Statistical Calculation Date Stated Principal Balance(1) — Pool 2B

					Percent of
				Pool 2B	Pool 2B		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Statistical Calculation Date			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Stated Principal Balances ($)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
50,000.01	—	100,000.00	6	$506,050.00	0.28%	$84,341.67	748	6.962%	79.58%
100,000.01	—	150,000.00	9	1,172,262.00	0.66	130,251.33	732	6.558	66.66
150,000.01	—	200,000.00	26	4,453,348.47	2.50	171,282.63	711	6.516	80.77
200,000.01	—	250,000.00	27	6,094,035.00	3.42	225,705.00	747	6.451	78.37
250,000.01	—	300,000.00	20	5,574,507.00	3.13	278,725.35	733	6.515	77.03
300,000.01	—	350,000.00	16	5,271,080.00	2.96	329,442.50	750	6.477	73.46
350,000.01	—	400,000.00	12	4,562,199.00	2.56	380,183.25	751	6.566	72.21
400,000.01	—	450,000.00	20	8,605,660.12	4.83	430,283.01	744	6.135	75.26
450,000.01	—	500,000.00	31	14,824,177.26	8.33	478,199.27	744	6.280	72.41
500,000.01	—	550,000.00	32	16,940,687.78	9.51	529,396.49	738	6.324	75.24
550,000.01	—	600,000.00	21	12,079,759.37	6.78	575,226.64	744	6.198	72.80
600,000.01	—	650,000.00	17	10,747,100.00	6.04	632,182.35	744	6.397	73.34
650,000.01	—	700,000.00	11	7,383,553.00	4.15	671,232.09	743	6.261	79.83
700,000.01	—	750,000.00	6	4,347,350.00	2.44	724,558.33	735	6.121	77.12
750,000.01	—	800,000.00	10	7,768,250.00	4.36	776,825.00	765	6.338	72.22
800,000.01	—	850,000.00	2	1,670,000.00	0.94	835,000.00	751	6.375	57.15
850,000.01	—	900,000.00	4	3,500,000.00	1.97	875,000.00	793	6.090	51.71
900,000.01	—	950,000.00	7	6,508,100.00	3.66	929,728.57	746	6.377	75.96
950,000.01	—	1,000,000.00	14	13,899,919.45	7.81	992,851.39	746	6.269	62.83
1,000,000.01	—	1,500,000.00	8	10,145,400.00	5.70	1,268,175.00	746	6.257	74.86
1,500,000.01	—	2,000,000.00	4	6,828,421.80	3.84	1,707,105.45	727	6.210	67.24
2,000,000.01	—	2,500,000.00	2	4,900,000.00	2.75	2,450,000.00	790	6.311	56.54
2,500,000.01	—	3,000,000.00	3	8,421,000.00	4.73	2,807,000.00	707	6.343	73.17
3,000,000.01 or greater			3	11,840,000.00	6.65	3,946,666.67	758	6.348	55.22

Total			311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the average stated principal balance of the Pool 2B Mortgage Loans is approximately $572,485.

S-B-43

Current Mortgage Rates(1) — Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Current Mortgage Rates (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
5.001 — 5.250	3	$1,374,897.26	0.77%	$458,299.09	771	5.213%	75.88%
5.251 — 5.500	6	2,232,148.38	1.25	372,024.73	747	5.425	75.60
5.501 — 5.750	11	10,130,791.37	5.69	920,981.03	767	5.710	76.34
5.751 — 6.000	32	21,860,141.45	12.28	683,129.42	751	5.948	71.41
6.001 — 6.250	76	43,661,389.80	24.52	574,491.97	748	6.213	68.05
6.251 — 6.500	98	62,058,339.72	34.86	633,248.36	738	6.432	73.23
6.501 — 6.750	53	28,000,984.00	15.73	528,320.45	743	6.663	68.30
6.751 — 7.000	27	7,904,558.27	4.44	292,761.42	733	6.921	70.80
7.001 — 7.250	5	819,610.00	0.46	163,922.00	741	7.148	79.74

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the weighted average Mortgage Rate of the Pool 2B Mortgage Loans is approximately 6.317% per annum.
Remaining Term(1) — Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Remaining Term (Months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
301 — 360	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Cut-off Date, the weighted average remaining term of the Pool 2B Mortgage Loans is approximately 358 months.
Original Term — Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Original Term (Months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
360	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

S-B-44

Seasoning of the Mortgage Loans as of the Cut-off Date(1) — Pool 2B

					Percent of
				Pool 2A	Pool 2A		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Seasoning			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
(in months)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
		0	8	$4,328,134.00	2.43%	$541,016.75	762	6.331%	67.71%
1	—	6	298	171,341,780.78	96.24	574,972.42	744	6.328	71.14
7	—	12	2	1,309,661.37	0.74	654,830.69	721	5.535	78.47
19	—	24	3	1,063,284.10	0.60	354,428.03	788	5.393	70.18

	Total		311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately 2 months.
Original Loan-to-Value Ratios(1) — Pool 2B

					Percent of
				Pool 2B	Pool 2B		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Original Loan-to-Value			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Ratios (%)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
10.01	—	20.00	4	$1,588,500.00	0.89%	$397,125.00	754	6.473%	18.46%
30.01	—	40.00	8	9,056,000.00	5.09	1,132,000.00	778	6.397	36.68
40.01	—	50.00	12	10,320,421.80	5.80	860,035.15	753	6.299	45.51
50.01	—	60.00	16	13,203,487.45	7.42	825,217.97	743	6.365	57.08
60.01	—	70.00	30	23,045,296.95	12.94	768,176.57	738	6.279	66.73
70.01	—	80.00	229	116,137,419.25	65.23	507,150.30	744	6.304	78.43
80.01	—	90.00	7	3,124,303.00	1.75	446,329.00	724	6.424	90.00
90.01	—	100.00	5	1,567,431.80	0.88	313,486.36	689	6.697	94.06

Total			311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the weighted average original Loan-to-Value Ratio of the Pool 2B Mortgage Loans is approximately 71.11%. See “Description of the Mortgage Pool — The Mortgage Loans” herein.

S-B-45

Current Loan-to-Value Ratios(1) — Pool 2B

					Percent of
				Pool 2B	Pool 2B		Weighted	Weighted	Weighted
			Number of	Principal	Principal	Average	Average	Average	Average
Current Loan-to-Value			Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Ratios (%)			Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
10.01	—	20.00	4	$1,588,500.00	0.89%	$397,125.00	754	6.473%	18.46%
30.01	—	40.00	8	9,056,000.00	5.09	1,132,000.00	778	6.397	36.68
40.01	—	50.00	12	10,320,421.80	5.80	860,035.15	753	6.299	45.51
50.01	—	60.00	16	13,203,487.45	7.42	825,217.97	743	6.365	57.08
60.01	—	70.00	31	23,214,911.90	13.04	748,868.13	738	6.273	66.75
70.01	—	80.00	228	115,967,804.30	65.13	508,630.72	744	6.305	78.45
80.01	—	90.00	7	3,124,303.00	1.75	446,329.00	724	6.424	90.00
90.01	—	100.00	5	1,567,431.80	0.88	313,486.36	689	6.697	94.06

Total			311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the weighted average current Loan-to-Value Ratio of the Pool 2B Mortgage Loans is approximately 71.08%. See “Description of the Mortgage Pool — The Mortgage Loans” herein.
Credit Score(1) — Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Credit Score	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Not Available	1	$1,000,000.00	0.56%	$1,000,000.00	NA	6.375%	41.67%
621 — 640	1	424,000.00	0.24	424,000.00	632	6.750	80.00
641 — 660	7	2,312,513.00	1.30	330,359.00	654	6.574	78.91
661 — 680	14	11,408,200.21	6.41	814,871.44	669	6.465	70.40
681 — 700	32	19,090,790.29	10.72	596,587.20	690	6.396	74.22
701 — 720	45	18,574,459.74	10.43	412,765.77	710	6.381	73.84
721 — 740	51	28,796,689.91	16.17	564,640.98	731	6.245	74.06
741 — 760	44	21,247,894.04	11.93	482,906.68	750	6.331	71.47
761 — 780	49	29,329,736.40	16.47	598,566.05	771	6.268	73.17
781 — 800	47	33,298,654.40	18.70	708,482.01	790	6.349	64.29
801 — 820	20	12,559,922.26	7.05	627,996.11	806	6.073	69.46

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the weighted average credit score of the Pool 2B Mortgage Loans having credit scores is approximately 745. See “Description of the Mortgage Pools — The Mortgage Loans” herein.

S-B-46

Geographic Distribution of Mortgaged Properties(1)– Pool 2B

			Percent of
	Number	Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
State	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Arizona	10	$4,150,149.00	2.33%	$415,014.90	757	6.397%	69.19%
California	108	72,153,180.53	40.53	668,085.00	745	6.332	68.64
Colorado	14	6,938,181.44	3.90	495,584.39	780	6.288	63.94
Connecticut	2	2,142,405.80	1.20	1,071,202.90	694	6.282	55.47
Delaware	2	836,000.00	0.47	418,000.00	722	6.176	49.50
District of Columbia	3	1,312,500.00	0.74	437,500.00	781	6.551	53.71
Florida	30	13,747,758.80	7.72	458,258.63	752	6.310	70.19
Georgia	6	2,460,552.00	1.38	410,092.00	702	6.294	72.87
Hawaii	1	573,372.00	0.32	573,372.00	761	6.125	80.00
Illinois	14	9,833,240.00	5.52	702,374.29	725	6.356	72.58
Indiana	1	447,790.69	0.25	447,790.69	750	6.125	61.27
Kansas	1	540,000.00	0.30	540,000.00	733	6.625	80.00
Louisiana	2	1,088,000.00	0.61	544,000.00	671	6.395	65.35
Maryland	12	5,921,853.00	3.33	493,487.75	724	6.309	77.65
Massachusetts	6	3,384,955.00	1.90	564,159.17	739	6.381	78.53
Minnesota	8	7,657,390.45	4.30	957,173.81	773	6.050	74.05
Missouri	3	2,424,742.00	1.36	808,247.33	711	6.355	77.13
Nebraska	2	888,000.00	0.50	444,000.00	745	6.361	80.00
Nevada	2	691,810.00	0.39	345,905.00	782	5.695	80.00
New Jersey	13	9,901,211.00	5.56	761,631.62	736	6.332	77.34
New York	16	10,729,190.00	6.03	670,574.38	747	6.429	75.31
North Carolina	8	3,013,885.82	1.69	376,735.73	751	6.309	73.94
Ohio	2	304,800.00	0.17	152,400.00	770	6.875	87.32
Oregon	2	713,000.00	0.40	356,500.00	770	5.987	79.99
Pennsylvania	3	470,800.00	0.26	156,933.33	688	6.641	67.26
South Carolina	4	1,810,786.00	1.02	452,696.50	792	6.297	77.57
Tennessee	2	672,000.00	0.38	336,000.00	766	6.464	80.00
Texas	7	2,956,800.00	1.66	422,400.00	724	6.302	73.96
Vermont	1	600,000.00	0.34	600,000.00	758	6.125	50.74
Virginia	13	5,944,600.72	3.34	457,276.98	740	6.088	75.10
Washington	13	3,733,906.00	2.10	287,223.54	741	6.471	78.44

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	No more than approximately 2.81% of the Pool 2B Mortgage Loans are secured by Mortgaged Properties in any one postal zip code area.

S-B-47

Occupancy Type(1)– Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Occupancy Type	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Primary	254	$155,576,128.36	87.38%	$612,504.44	743	6.304%	70.74%
Second Home	25	15,202,446.89	8.54	608,097.88	772	6.262	70.84
Investment	32	7,264,285.00	4.08	227,008.91	725	6.711	79.60

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	Based upon representations of the related borrowers at the time of origination.
Property Type – Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Property Type	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Single Family Residence	225	$141,907,390.45	79.70%	$630,699.51	744	6.307%	69.72%
Condominium	74	29,244,139.80	16.43	395,191.08	750	6.374	76.62
Two-Four Family	9	4,834,250.00	2.72	537,138.89	713	6.410	75.36
Planned Unit Development	2	1,485,000.00	0.83	742,500.00	756	5.870	78.51
Cooperative	1	572,080.00	0.32	572,080.00	729	6.125	79.73

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

Loan Purpose – Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Loan Purpose	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Purchase	183	$97,446,546.73	54.73%	$532,494.79	747	6.279%	75.00%
Refinance – Cash-out	70	41,651,442.23	23.39	595,020.60	740	6.379	65.74
Refinance – Rate-Term	58	38,944,871.29	21.87	671,463.30	743	6.346	67.10

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

S-B-48

Prepayment Penalty– Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Prepayment Penalty (months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

Loan Documentation – Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Loan Documentation	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Reduced/Limited Documentation	197	$104,230,437.59	58.54%	$529,088.52	748	6.348%	69.29%
Full Documentation	113	73,257,422.66	41.15	648,295.78	739	6.276	73.80
No Documentation	1	555,000.00	0.31	555,000.00	808	5.875	57.81

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

Indices– Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Index	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
One–Year CMT	220	$128,516,777.67	72.18%	$584,167.17	744	6.348%	70.29%
One–Year LIBOR.	90	48,161,682.58	27.05	535,129.81	745	6.231	73.03
Six–Month LIBOR	1	1,364,400.00	0.77	1,364,400.00	777	6.375	80.00

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

S-B-49

Margin(1) — Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Margin (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
1.875	1	$774,000.00	0.43%	$774,000.00	778	6.625%	80.00%
2.250	89	48,600,082.58	27.30	546,068.34	745	6.227	73.09
2.500	1	152,000.00	0.09	152,000.00	678	6.875	80.00
2.750	220	128,516,777.67	72.18	584,167.17	744	6.348	70.29

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the weighted average margin of the Pool 2B Mortgage Loans is approximately 2.609%.
Minimum Mortgage Rate(1) — Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Minimum Mortgage Rate (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
1.751 — 2.000	3	$3,188,400.00	1.79%	$1,062,800.00	784	6.436%	78.35%
2.001 — 2.250	87	46,185,682.58	25.94	530,869.91	743	6.219	72.84
2.251 — 2.500	1	152,000.00	0.09	152,000.00	678	6.875	80.00
2.501 — 2.750	220	128,516,777.67	72.18	584,167.17	744	6.348	70.29

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the weighted average minimum Mortgage Rate of the Pool 2B Mortgage Loans is approximately 2.605% per annum.
Maximum Mortgage Rate(1) — Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Maximum Mortgage Rate (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
10.001 — 10.250	3	$1,374,897.26	0.77%	$458,299.09	771	5.213%	75.88%
10.251 — 10.500	6	2,232,148.38	1.25	372,024.73	747	5.425	75.60
10.501 — 10.750	11	10,130,791.37	5.69	920,981.03	767	5.710	76.34
10.751 — 11.000	32	21,860,141.45	12.28	683,129.42	751	5.948	71.41
11.001 — 11.250	76	43,661,389.80	24.52	574,491.97	748	6.213	68.05
11.251 — 11.500	98	62,058,339.72	34.86	633,248.36	738	6.432	73.23
11.501 — 11.750	53	28,000,984.00	15.73	528,320.45	743	6.663	68.30
11.751 — 12.000	27	7,904,558.27	4.44	292,761.42	733	6.921	70.80
12.001 — 12.250	5	819,610.00	0.46	163,922.00	741	7.148	79.74

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the weighted average maximum Mortgage Rate of the Pool 2B Mortgage Loans is approximately 11.318% per annum.

S-B-50

Next Note Rate Adjustment Date(1) – Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Next Note Rate Adjustment Date	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
July 2015	1	$454,237.26	0.26%	$454,237.26	802	5.250%	68.32%
August 2015	1	439,431.89	0.25	439,431.89	772	5.500	72.00
October 2015	1	169,614.95	0.10	169,614.95	789	5.500	70.42
June 2016	1	559,661.37	0.31	559,661.37	723	5.750	80.00
October 2016	1	750,000.00	0.42	750,000.00	719	5.375	77.32
November 2016	2	885,912.23	0.50	442,956.12	736	5.754	67.54
December 2016	2	1,322,487.45	0.74	661,243.73	770	6.245	62.14
January 2017	7	15,123,621.80	8.49	2,160,517.40	754	6.316	54.53
February 2017	12	3,811,201.03	2.14	317,600.09	725	6.518	69.36
March 2017	29	12,503,630.27	7.02	431,159.66	735	6.475	77.71
April 2017	246	137,694,928.00	77.34	559,735.48	744	6.315	72.53
May 2017	8	4,328,134.00	2.43	541,016.75	762	6.331	67.71

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the non-zero weighted average months to the next adjustment date of the Pool 2B Mortgage Loans is approximately 118 months.

S-B-51

Periodic Caps(1) – Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Periodic Cap (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
1.000	1	$1,364,400.00	0.77%	$1,364,400.00	777	6.375%	80.00%
2.000	310	176,678,460.25	99.23	569,930.52	744	6.316	71.04

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the weighted average Periodic Cap of the Pool 2B Mortgage Loans with Periodic Caps is approximately 1.992% per annum.
Initial Periodic Caps(1) — Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Initial Periodic Cap (%)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
5.000	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the weighted average initial Periodic Cap of the Pool 2B Mortgage Loans with initial Periodic Caps is approximately 5.000% per annum.
Original Interest-Only Periods of the Interest-Only Mortgage Loans(1) — Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
Interest-Only Term	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
(months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
0	23	$14,956,789.13	8.40%	$650,295.18	728	6.219%	68.00%
120	288	$163,086,071.12	91.60%	$566,271.08	746	6.326%	71.39%

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the weighted average original interest-only term of the Pool 2B Mortgage Loans that are Interest-Only Mortgage Loans is approximately 120 months.

S-B-52

Remaining Interest-Only Terms of the Interest-Only Mortgage Loans(1)– Pool 2B

			Percent of
Remaining		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
Interest-Only	Number of	Principal	Principal	Average	Average	Average	Average
Term	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
(months)	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Not Applicable	23	$14,956,789.13	8.40%	$650,295.18	728	6.219%	68.00%
101 — 110	2	729,276.32	0.41	364,638.16	738	5.692	77.77
111 — 120	286	162,356,794.80	91.19	567,681.10	746	6.329	71.36

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

(1)	As of the Statistical Calculation Date, the weighted average remaining interest-only term of the Pool 2B Mortgage Loans that are Interest-Only Mortgage Loans in their interest-only period is approximately 119 months.
Servicers – Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Servicers	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Wells Fargo Bank	275	$155,250,958.19	87.20%	$564,548.94	744	6.353%	70.83%
GMACM	31	20,150,450.00	11.32	650,014.52	748	6.149	72.72
Other	5	2,641,452.06	1.48	528,290.41	743	5.454	74.90

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

Originators – Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Originators	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Wells Fargo Bank	275	$155,250,958.19	87.20%	$564,548.94	744	6.353%	70.83%
AmNet	22	13,271,300.00	7.45	603,240.91	751	6.159	70.56
Other	14	9,520,602.06	5.35	680,043.00	743	5.943	76.33

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

S-B-53

Product Type – Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Product Type	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
10/6 Month LIBOR IO	1	$1,364,400.00	0.77%	$1,364,400.00	777	6.375%	80.00%
10/1 Year LIBOR	5	2,624,039.64	1.47	524,807.93	766	5.904	73.38
10/1 Year LIBOR IO.	85	45,537,642.94	25.58	535,736.98	743	6.250	73.01
10/1 Year CMT	18	12,332,749.49	6.93	685,152.75	719	6.286	66.86
10/1 Year CMT IO	202	116,184,028.18	65.26	575,168.46	747	6.355	70.66

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

Interest Only – Pool 2B

			Percent of
		Pool 2B	Pool 2B		Weighted	Weighted	Weighted
	Number of	Principal	Principal	Average	Average	Average	Average
	Mortgage	Balance	Balance	Principal	Credit	Mortgage	Original
Interest Only	Loans	Outstanding	Outstanding	Balance	Score	Rate	LTV
Interest Only	288	$163,086,071.12	91.60%	$566,271.08	746	6.326%	71.39%
Not Interest Only	23	14,956,789.13	8.40	650,295.18	728	6.219	68.00

Total	311	$178,042,860.25	100.00%	$572,485.08	745	6.317%	71.11%

S-B-54

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

Sequoia Mortgage Funding Corporation
or
Sequoia Residential Funding, Inc.
(Depositor)

RWT Holdings, Inc.
(Sponsor)
$5,977,140,636
(Aggregate Amount)

Asset-Backed Securities
(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 1.

The securities will represent obligations of or interests in the related issuing entity only and do not represent an interest in or obligation of either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., as the depositor, RWT Holdings, Inc., as the sponsor, or any of their affiliates.

The Issuing Entities

Each issuing entity will be established to hold the assets transferred to it by the depositor, either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc. The assets of each issuing entity will be specified in the prospectus supplement and may consist of:

•	residential mortgage loans secured by senior and junior liens on one-to-four family residential properties, including closed-end and/or revolving home equity loans or specified balances thereof and cooperative dwelling loans;

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

•	private mortgage-backed securities;

•	various forms of credit enhancement of the types described in this base prospectus; and

•	other related assets described in this base prospectus.

The Securities

The depositor, either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will consist of either certificates representing interests in the assets of the related issuing entity or notes or bonds secured by the issuing entity assets.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

The SEC and state securities regulators have not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offence.

July 26, 2006

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents.

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specified terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

You can find a listing of the pages on which many of the terms used in this prospectus are defined under “Index of Defined Terms” beginning on page I-1 of this prospectus.

i

Page

RISK FACTORS	1
Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies	1
Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types	2
Risks Related to Mortgage Loans with Interest-Only Payments	4
Risks Related to Mortgage Loans that Provide for Negative Amortization	4
Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future	5
Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss	5
Special Default Risk of Second Lien Mortgage Loans	6
Risks Relating to Declines in Property Values and Second Lien Mortgage Loans	6
Risks Related to Simultaneous Second Liens and Other Borrower Debt	6
Geographic Concentration of Mortgage Loans	6
Balloon Loans	7
Default Risk on High Balance Mortgage Loans	7
Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities	7
Potential Inadequacy of Credit Enhancement	8
Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities	10
Risks Related to Any Interest Rate Swap Agreement	10
Effect of Creditworthiness of Swap Counterparty on Ratings of Securities	10
Special Risks for Certain Classes of Securities	11
Military Action and Terrorist Attacks	11
Unpredictability and Effect of Prepayments	11
Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Balance	12
The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage Loans	12
Delinquencies Due to Servicing Transfers	12
Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans	13
Predatory Lending Laws/High Cost Loans	13
Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities	14
Risks Related to Amounts in Pre-Funding Account(s) being Applied to Pay Principal on the Securities	14
The Addition of Subsequent Mortgage Collateral to the Pre-Funding Account(s) During the Funding Period may Adversely Affect the Performance of the Securities	14
Risks Related to Owning Book-Entry Securities	14
Limited Ability to Resell Securities	14
Limited Obligations	15
Ratings on the Securities are Dependent on Assessments by the Rating Agencies	15
The Securities May Not Be Suitable Investments	15
Owners of Original Issue Discount Securities Should Consider Federal Income Tax Consequences	15

v

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the related prospectus supplement.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans assigned or pledged to the trust may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal Quality.  During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the lender, the appraiser may feel pressure from that lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. In addition, in some cases, the lender may not require a full appraisal for the prospective mortgaged property or it may use an automated valuation model, which is a computer generated appraisal report created using formulas based on various factors, including sales trends, title records, neighborhood analysis, tax assessments and other available information regarding the prospective mortgaged property. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated Income Underwriting Guidelines.  Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically, no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the issuing entity.

Underwriting Guideline Exceptions.  Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner Occupied Properties.  Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher frequency of default and/or higher loss severities than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Fraud.  Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to obtain a mortgage loan in an amount or with terms for which the borrower would not otherwise qualify. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. You should consider the potential effect of fraud by borrowers and other third parties on the yield on your securities.

Self-employed Borrowers.  Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt.

Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the issuing entity.

First-time Borrowers.  First-time homebuyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans to first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the issuing entity, unless specified in the prospectus supplement.

See “Loan Program — Underwriting Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable rate mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable rate mortgage loans, or ARMs, may include any of the following types of loans:

•	mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment occurring after a specified period of time from origination of the related mortgage loan and adjustments occurring periodically at specified intervals thereafter; these loans may or may not have a low introductory interest rate;

•	“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index plus a margin;

•	“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•	“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index plus a margin; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•	“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the issuing entity may include significant concentrations of these types of adjustable rate mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable rate mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable rate mortgage loan products than if they used a fixed rate mortgage loan.

In addition, a substantial number of these adjustable rate mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years and major metropolitan areas in other states. Many borrowers in these markets have used adjustable rate mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable rate mortgage loans will likely be exposed to increased monthly payments (1) if interest rates rise significantly, (2) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (3) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable rate or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable rate mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable rate mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable rate mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above As a consequence, defaults on adjustable rate mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

Several types of adjustable rate mortgage loans discussed above, in particular “option” ARMs and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “— Risks Related to Mortgage Loans with Interest-Only Payments” and “— Risks Related to Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Risks Related to Mortgage Loans with Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the issuing entity may, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the issuing entity. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “— Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the issuing entity may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the payment adjustment date, this index may continue to adjust up or down throughout the course of the period in which the monthly payments do not adjust.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on a payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “— Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the issuing entity may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second Lien Mortgage Loans

If the related prospectus supplement specifies that the issuing entity includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Relating to Declines in Property Values and Second Lien Mortgage Loans

An overall decline in residential real estate prices could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior lien mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the second lien mortgage loan was originated. If there is a reduction in the value of a mortgaged property, the ratio of the sum of the principal balances of the second lien mortgage loan and the related first lien mortgage loan to the value of the mortgaged property may increase, reducing the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of the senior lien. In addition, because the second lien mortgage loans provide for interest only payments for the first ten years after origination, there will be no principal amortization of the second lien mortgage loans and consequent reduction in the combined loan-to-value ratio during that period.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the issuing entity , the originators or other lenders may also have made second lien loans to the same borrowers that may or may not be included in the issuing entity . In addition, other borrowers whose first lien loans are included in the issuing entity may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the issuing entity . Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the issuing entity may be affected by any associated second lien loans.

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the issuing entity may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

•	weak economic conditions in these locations or any other location (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time, particularly in the case of “option ARMs”, interest-only loans and loans that provide for negative amortization;

•	properties in certain jurisdictions may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•	declines in the residential real estate market of a particular jurisdiction may reduce the values of properties located in that jurisdiction, which would result in an increase in the loan-to-value ratios or combined loan-to-value ratios, as the case may be, particularly in the case of “option ARMs”, interest-only loans and loans that provide for negative amortization; and

•	any increase in the market value of properties located in a particular jurisdiction would reduce the loan-to-value ratios or combined loan-to-value ratios, as the case may be, of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the issuing entity, see the geographic distribution table or tables in the related prospectus supplement.

Balloon Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the issuing entity may include balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the issuing entity may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the issuing entity as a whole.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the issuing entity or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the issuing entity and any payments owed on derivative instruments. The mortgage loans to be included in the issuing entity will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the issuing entity may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the issuing entity may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that:

•	if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the issuing entity and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•	if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced to zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the issuing entity and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

Overcollateralization.  If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the issuing entity and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

Limited Cross-Support.  The issuing entity may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements.  If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

Primary Mortgage Insurance.  If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower- or lender- paid primary mortgage insurance policies. The existing borrower- or lender- paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage or percentages specified in the related prospectus supplement.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the issuing entity from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage specified in the related prospectus supplement.

However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the issuing entity may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the issuing entity from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

Risks Related to Any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the issuing entity or related supplemental interest issuing entity includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the issuing entity makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, in the event that the issuing entity , after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination) — the yield you will receive if you hold a security until it has been paid in full — that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

•	in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the issuing entity ; and

•	in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the issuing entity .

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the issuing entity or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the issuing entity may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, the sponsor, as the seller of the mortgage loans to the depositor, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the issuing entity in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•	If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the issuing entity may differ significantly from that of other first and second lien residential mortgage loans.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the issuing entity . For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the issuing entity ’s receipt of interest or principal payments.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the pooling and servicing agreement or sale and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

•	the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “Loan Program — Representations by Sellers; Repurchases” in this prospectus.

Predatory Lending Laws/High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the issuing entity , as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent that the issuing entity does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the issuing entity that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the issuing entity includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the issuing entity due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to the sponsor (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed securities, from the depositor to the issuing entity , will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Risks Related to Amounts in Pre-Funding Account(s) being Applied to Pay Principal on the Securities

Amounts remaining in any pre-funding account at the end of the related funding period will be distributed as prepayment of principal to investors on the distribution date immediately following the end of the funding period in the manner specified in the related prospectus supplement. Any such payment will reduce the weighted average life of the securities and may adversely affect the yield of the securities. Securityholders will bear any reinvestment risk resulting from such prepayment, such risk being the inability to invest such early payment at a yield that is at least equal to the yield on the securities.

The Addition of Subsequent Mortgage Collateral to the Pre-Funding Account(s) During the Funding Period may Adversely Affect the Performance of the Securities

Although subsequent mortgage collateral must satisfy the characteristics described in the related prospectus supplement, subsequent mortgage collateral may have different characteristics, including, without limitation, a more recent origination date than the initial mortgage collateral. As a result, the addition of subsequent mortgage collateral to the pre-funding account may adversely affect the performance of the related securities.

Risks Related to Owning Book-Entry Securities

Limited Liquidity of Securities.  Issuance of the securities in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Limited Ability to Transfer or Pledge Securities.  Since transactions in the book-entry securities can be effected only through the Depository Trust Company (“DTC”), participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry security to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such securities, may be limited due to lack of a physical certificate.

Delays in Distributions.  You may experience some delay in the receipt of distributions on book-entry securities because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations

The assets of the issuing entity are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities are Dependent on Assessments by the Rating Agencies

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the issuing entity , any credit enhancement and the ability of the servicers and the master servicer to service the loans.

The ratings of the securities by the rating agencies:

•	only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•	do not take into consideration any of the tax aspects associated with the securities;

•	do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•	do not address the payment of any basis risk shortfalls with respect to the securities; and

•	do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the issuing entity may include a substantial proportion of loans whose future performance is difficult to predict, such as adjustable rate mortgage loans interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Owners of Original Issue Discount Securities Should Consider Federal Income Tax Consequences

An investor owning a security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on accrual securities will be treated as original issue discount for this federal income tax purpose. (See “Material Federal Income Tax Consequences — Taxation of Debt Securities Generally — Original Issue Discount.”)

THE SPONSOR

RWT Holdings, Inc. (“RWT Holdings” or the “Sponsor”) is a Delaware corporation and wholly-owned subsidiary of Redwood Trust, Inc. and is headquartered in Mill Valley, California. RWT Holdings has acquired residential mortgage loans, directly or indirectly, from the originators since it was organized in February 1998. RWT Holdings has been active as a sponsor in the securitization market since 2002. As a sponsor, RWT Holdings acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

As of December 31, 2005, RWT Holdings has sponsored the securitization of approximately $22 billion of residential mortgage loans ($4,077,538,500 in 2002, $6,198,200,700 in 2003, $10,199,107,364 in 2004 and $1,440,123,400 in 2005). RWT Holdings buys residential mortgage loans under several loan purchase agreements from mortgage loan originators or sellers nationwide that meet its seller/servicer eligibility requirements. See “Loan Program — Qualifications of Sellers” in this prospectus for a general description of the characteristics used to determine eligibility of collateral sellers. Prior to acquiring the mortgage loans, RWT Holdings conducts a review of the related mortgage loan seller and of the mortgage loans. RWT Holdings has developed a quality control program to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased will be subject to this quality control program. RWT Holdings in certain cases submits a sample of mortgage loans to a third party nationally recognized underwriting review for a compliance check of underwriting and review of income, asset and appraisal information. None of the Sponsor’s prior securitizations have defaulted and the Sponsor has not experienced an early amortization triggering event in any of its prior securitizations.

RWT Holdings acquires mortgage loans secured by first and second liens on one- to four-family residential properties. As a sponsor, RWT Holdings acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. On the closing date for each series of securities, RWT Holdings, as seller, will sell all of its interest in the related mortgage loans to the depositor. RWT Holdings works in coordination with the underwriters and rating agencies in structuring each securitization transaction. RWT Holdings does not currently service mortgage loans but rather contracts with third-party servicers for servicing the mortgage loans that it acquires. Third-party servicers are assessed based upon the servicing rating and credit quality of the servicing institution, as well as for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide detailed reporting on the performance of the securitization pool.

THE DEPOSITORS

The prospectus supplement will identify whether the depositor is Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc. Sequoia Mortgage Funding Corporation is a Delaware corporation organized on January 31, 1997 and Sequoia Residential Funding, Inc., is a Delaware corporation organized on September 1, 1999, in each case for the limited purpose of acquiring, owning and transferring trust assets and selling interests therein or bonds secured thereby. Sequoia Mortgage Funding Corporation is a qualified REIT subsidiary of Redwood Trust, Inc. Sequoia Residential Funding, Inc. is a subsidiary of RWT Holdings, Inc. RWT Holdings, Inc. is a taxable REIT subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. is a publicly owned real estate investment trust and is listed on the New York Stock Exchange under the symbol “RWT.” Each depositor maintains its principal office at One Belvedere Place, Mill Valley, California 94941. The telephone number is (415) 389-7373.

Each depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, mortgage loans. Each depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with mortgage loans. Each depositor generally acquires mortgage loans from the sponsor, or if specified in the prospectus supplement, from another seller of mortgage loans, in each case in privately negotiated transactions.

The certificate of incorporation of each depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. After the issuance of the securities, the related depositor may be required (to the extent specified in the related agreements) to perform certain actions on a continual basis, including but not limited to:

•	upon the discovery of the breach of any representation or warranty made by the seller in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to cause the seller to repurchase the mortgage loan from the trustee, or deliver a substitute mortgage loan as described herein;

•	to make all initial filings establishing or creating a security interest over the mortgage loans and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the trustee’s security interest in or lien on the mortgage loans;

•	to arrange for replacement interest rate cap contracts, interest rate swap agreements and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•	to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue servicing in such capacity under the related agreement;

•	to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

•	to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements;

•	to exercise any approval or consent rights retained under the servicing agreements; and

•	to provide the trustee, the securities administrator and the master servicer with any information it may reasonable require to comply with the terms of the agreements.

THE ISSUING ENTITIES AND THE ISSUING ENTITY ASSETS

General

Either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., the depositor, will establish a trust as the issuing entity for each series of asset-backed securities and convey to the related trustee certain assets, as specified in the prospectus supplement. Each issuing entity will be created as of the first day of the month in which the securities are issued or another date which will be specified in the prospectus supplement (the “cut-off date”). All references in this prospectus to “pool,” “certificates,” “notes,” “bonds,” “securities,” “depositor” or “securityholders” should be deemed to apply to one specific series, issuing entity and prospectus supplement, unless otherwise noted.

The certificates of a series (“certificates”) will represent interests in the assets of the issuing entity related to that series and the notes or bonds of a series (“notes” or “bonds”) will be secured by the pledge of the issuing entity assets related to that series. The issuing entity assets for each series will be held by the trustee for the benefit of the related securityholders. The securities will be entitled to payment from the assets of the issuing entity or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of the assets of any other issuing entity established by the depositor.

The issuing entity assets will be acquired by the depositor, either directly or through affiliates, from one or more sellers which may be affiliates of the depositor, and conveyed without recourse (except as herein described) by the depositor to the issuing entity . Each seller will have originated or acquired the loans as described in the prospectus supplement. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described under “Loan Program — Underwriting Standards” or as otherwise described in the prospectus supplement.

The depositor will cause the issuing entity assets to be assigned or pledged to the trustee named in the prospectus supplement for the benefit of the holders of the securities (“certificateholders,” “noteholders,” or “bondholders,” as the case may be). For a fee, one or more servicers named in the prospectus supplement will service the issuing entity assets, either directly or through other servicing institutions, or subservicers, pursuant to servicing agreements assigned to the trustee. With respect to loans serviced by a servicer through a subservicer, such servicer will remain liable for its servicing obligations under the related agreement as if the servicer were servicing such loans.

With respect to each issuing entity , prior to the initial offering of the securities, the issuing entity will have no assets or liabilities. No issuing entity is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets specified in the prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No issuing entity is expected to have any source of capital other than its assets and any related credit enhancement.

If specified in the applicable prospectus supplement, the issuing entity for a series will be a special purpose statutory trust organized under the laws of the State of Delaware or such other state as is specified.

The property of the issuing entity for each series of securities will generally consist of (including any combination of):

•	mortgage loans secured by properties of the types described in this prospectus;

•	agency and/or private mortgage-backed securities of the types described in this prospectus;

•	amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•	mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement.

•	any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in this prospectus and specified in the prospectus supplement;

•	any servicing agreements relating to mortgage loans in the issuing entity , to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies or limited purpose surety bonds relating to mortgage loans in the issuing entity ; and

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a mortgage loan will not be sold by the depositor or by the seller of the mortgage loan, but will be retained by that party (the “retained interest”).

Therefore, amounts received with respect to retained interest in a mortgage loan included in the issuing entity for a series will not be included in the issuing entity but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the agreements.

If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor or an unaffiliated loan seller will have the right or obligation to purchase, or to substitute a replacement mortgage loan that satisfies the substitution criteria specified in the related prospectus supplement for, mortgage loans due to breaches of representations and warranties, defaults or such other reason as is specified in the prospectus supplement. If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor, as servicer or the master servicer will have the right to purchase a specified amount or percentage of the mortgage loans, or specified mortgage loans, under the circumstances described in the prospectus supplement.

The Loans

General.  The loans included in an issuing entity will be mortgage loans secured by one-to-four-family residential properties. The loans may be either first or junior lien loans and may be either closed-end loans or revolving credit line loans. As described in the prospectus supplement, the loans may be underwritten to “A” quality standards or to standards below “A” quality (e.g., Alt-A, A minus or subprime).

The loans will have monthly payments due on the first day of each month or on such other day of the month specified in the prospectus supplement. The payment terms of the loans to be included in an issuing entity will be described in the prospectus supplement and may include any of the following features (or combination thereof):

•	Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is convertible from an adjustable rate to a fixed rate, or a rate that is convertible from one index to another, in each case as specified in the prospectus supplement. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the prospectus supplement.

•	Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Certain loans may provide for monthly payments of interest but no payments of principal for either the first five or ten years or any other period specified after origination. Certain loans may require payment of all or a substantial portion of the principal upon maturity, commonly referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period.

•	Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•	Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may change over time. Certain loans may permit prepayments after expiration of certain periods, commonly referred to as “lockout periods”. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable standards set forth in the underlying loan documents.

Types of adjustable rate mortgage loans with the above features that may be included in an issuing entity include the following:

•	“standard” adjustable rate mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring one year or less after origination of the related mortgage loan and adjustments occurring periodically thereafter;

•	“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related index;

•	“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable interest rate borne by such mortgage loan;

•	“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum or specified monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•	“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

An issuing entity may contain buydown loans. A buydown loan includes provisions whereby a third party partially subsidizes the monthly payments of the borrower on the related loan during the early years of repayment under the loan, the partial subsidy being made from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of a buydown plan is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able personally to make the full loan payments at the end of the buydown period without the continued assistance of the partial subsidy. To the extent that this assumption as to increased income is not fulfilled, the possibility of default on a buydown loan is increased. The prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

If provided for in the applicable prospectus supplement, an issuing entity may contain mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable (“GPM loans”). GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time. If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (“a GPM fund”). In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

If specified in the related prospectus supplement, an issuing entity may contain re-performing loans, which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears. An issuing entity will not contain any non-performing loans as of the related cut-off date.

If specified in the applicable prospectus supplement, the mortgage loans may include “step-down” mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

The interest rate of an adjustable rate mortgage loan in an issuing entity may adjust in accordance with one or more of the following indices as specified in the applicable prospectus supplement:

•	U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England, lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•	London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•	Constant Maturity Treasury (“CMT”) Indices, which is the weekly or monthly average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•	Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate, which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•	Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

•	Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•	Cost of Funds Index (“COFI”), which is the monthly weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly the 11th District members of the Federal Home Loan Bank of San Francisco.

The Indices described above which are applicable to the mortgage loans for a particular issuing entity will be disclosed in the related prospectus supplement.

If stated in the applicable prospectus supplement, an issuing entity may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

The real property that secures repayment of the loans is referred to in this prospectus as the mortgaged properties. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Some liens will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. The properties relating to loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes, individual units in planned unit developments, and certain other dwelling units. Such properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. The loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary lease or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ building. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the prospectus supplement.

The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the prospectus supplement.

Certain loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related servicer.

Each prospectus supplement will contain information to the extent then specifically known to the depositor, with respect to the loans contained in the pool, generally including:

•	the original principal balance of the mortgage loans;

•	the total principal balance of the mortgage loans as of the applicable cut-off date (and if there is more than one servicer, the balance by servicer);

•	the types and percentages of mortgaged properties securing the mortgage loans;

•	the range of original terms to maturity of the mortgage loans;

•	the range of remaining terms to maturity of the mortgage loans;

•	the average life of the mortgage loans (based on different prepayment assumptions);

•	the range of ages of the mortgage loans;

•	mortgage loan purpose (e.g., whether a purchase or refinance);

•	the range of original and remaining amortization period for the mortgage loans;

•	the range of principal balances and average principal balance of the mortgage loans;

•	the earliest origination date and latest maturity date of the mortgage loans;

•	the loan-to-value and debt service coverage ratios, as applicable;

•	mortgage loans having loan-to-value ratios at origination exceeding 80%;

•	the number of fixed rate mortgage loans and the number of adjustable rate mortgage loans;

•	the interest rate or range of interest rates borne by the mortgage loans;

•	the weighted average of interest rate borne by the mortgage loans;

•	the geographical distribution of the mortgage loans;

•	the total principal balance of buydown loans or GPM loans, if applicable;

•	the total principal balance of mortgage loans that are subject to negative amortization, if applicable;

•	the delinquency status of the mortgage loans as of the cut-off date;

•	with respect to adjustable rate mortgage loans, the adjustment dates, the relevant indices, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans; and

•	whether the mortgage loan provides for an interest-only period and whether the principal balance of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The total principal balance of the mortgage loans in an issuing entity as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

The “loan-to-value ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan and the denominator of which is the collateral value of the property. The “combined loan-to-value ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the principal balance of the loan and (b) the outstanding principal balance of any senior mortgage loan(s) to (ii) the collateral value of the property. The “effective loan-to-value ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan, less the amount secured by additional collateral, if any, and the denominator of which is the collateral value of the property.

The “collateral value” of a property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “refinance loan”), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such loan and (b) the sales price for the property if the proceeds of the loan are used to purchase the related property. In the case of a refinance loan, the collateral value of the related property is the appraised value of the property as determined by an appraisal obtained at the time of refinancing.

No assurance can be given that collateral values of the properties have remained or will remain at the levels at which they are originally calculated. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses experienced with respect to that pool could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne by the securityholders of the affected series to the extent that the credit enhancement provisions relating to the series do not protect the securityholders from such losses.

Home Equity Revolving Credit Loans.  The home equity revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each home equity revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each home equity revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. Some home equity revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

The borrower for each home equity revolving credit loan may draw money (a “draw”), in most cases with either checks or credit cards, on such home equity revolving credit loan at any time during the period specified in the related credit line agreement, which period we refer to in this prospectus as the “draw period.” If the draw period is less than the full term of the home equity revolving credit loan, the borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each home equity revolving credit loan will be obligated to make monthly payments on the home equity revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a home equity revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

The borrower for each home equity revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any home equity revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the servicer or other entity specified in the accompanying prospectus supplement.

For each home equity revolving credit loan:

•	the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day’s principal balance;

•	the account balance on any day in most cases will be the aggregate of the unpaid principal of the home equity revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as “additional charges,” that are due on the home equity revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day; and

•	the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the home equity revolving credit loan.

Payments made by or on behalf of the borrower for each home equity revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the home equity revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

The mortgaged property securing each home equity revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion of draw, if any, that is not included in the related pool, whether made on or before the related cut-off date or after that cut-off date. The lien will be the same rank as the lien created by the mortgage relating to the home equity revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the home equity revolving credit loan will be allocated as described in the related prospectus supplement among the home equity revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated third party may have an interest in any draw or portion of draw excluded from the pool. If any entity with an interest in a draw or portion of draw excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code or the subject of a receivership or conservatorship and regardless of whether the transfer of the related home equity revolving credit loan constitutes an absolute assignment, a party in interest (including such entity itself) could assert that such entity retains rights in the related home equity revolving credit loan and attempt to force the sale of such home equity revolving credit loan over the objection of the issuing entity and the securityholders. If that occurs, delays and reductions in payments to the issuing entity and the securityholders could result.

In most cases, each home equity revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the home equity revolving credit loan.

The mortgage note or mortgage related to each home equity revolving credit loan will usually contain a customary “due-on-sale” clause.

As to each home equity revolving credit loan, the borrower’s rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

•	a materially adverse change in the borrower’s financial circumstances;

•	a decline in the value of the mortgaged property below its appraised value at origination; or

•	a payment default by the borrower.

However, as to each home equity revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The servicer will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower’s ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a home equity revolving credit loan, at the discretion of the servicer, the home equity revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

•	the borrower’s failure to make any payment as required;

•	any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

•	any fraud or material misrepresentation by a borrower in connection with the loan.

The servicer will have the option to allow an increase in the credit limit applicable to any home equity revolving credit loan in certain limited circumstances.

The proceeds of the home equity revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans from time to time during the time period specified in the related prospectus supplement. Prior to the application of amounts on deposit in the related pre-funding account to purchase additional mortgage loans, those amounts may be invested in one or more investments permitted under the applicable agreements. See “The Agreements — Servicing Provisions — Investment of Funds” for a description of the types of eligible investments that may be permitted under the applicable agreements.

Additional mortgage loans that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans will be consistent with the eligibility criteria of the mortgage loans included in the related issuing entity as of the closing date subject to the exceptions stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•	the period during which additional mortgage loans may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

•	the additional mortgage loans to be acquired by the related issuing entity will be subject to the same representations and warranties as the mortgage loans included in the related issuing entity on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans may be purchased exceed one year. In addition, no more than 50% of the proceeds of the offering of a particular series may be used to fund the pre-funding account.

Revolving Period

If provided in the related prospectus supplement for a series, the trustee may establish and maintain an account (the “Revolving Account”) for the purpose of acquiring additional mortgage loans. On each distribution date, the trustee will deposit certain amounts in respect of principal and/or excess interest received from the mortgage loans in the issuing entity in the percentages specified in the related prospectus supplement that would otherwise be distributed to securityholders. The depositor will subsequently convey to the issuing entity additional mortgage loans or additional advances in respect of mortgage loans that comprise existing mortgage loans (“Revolving Mortgage Loans”) following the date on which the securities are issued (a “Revolving Period Arrangement”). The Revolving Period Arrangement will require that any Revolving Mortgage Loans included in the issuing entity conform to the requirements and conditions provided in the related Agreements. The issuing entity will acquire Revolving Mortgage Loans in exchange for the release of money from the Revolving Account. The Revolving Period Arrangement will be limited to a specified period specified in the related prospectus supplement, not to exceed three years, during which time any transfers of Revolving Mortgage Loans must occur.

If any of the funds deposited in the Revolving Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of securities, or as otherwise specified in the prospectus supplement. Although we expect that substantially all of the funds in the Revolving Account will be used to acquire Revolving Mortgage Loans, so that there will be no material principal distributions from amounts remaining on deposit in the Revolving Account, we cannot assure you that such a distribution will not occur on the distribution date following the end of the Revolving Period Arrangement.

Amounts on deposit in the Revolving Account will be invested as provided in the related Agreements in investments permitted by the rating agencies. See “THE AGREEMENTS — Servicing Provisions — Investment of Funds” for a description of the types of eligible investments in which amounts on deposit in a Revolving Account may be invested.

Agency Securities

Ginnie Mae.  Ginnie Mae, formerly the Government National Mortgage Association, is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates.  Each Ginnie Mae certificate held in an issuing entity will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae certificates may be either Ginnie Mae I certificates issued under the Ginnie Mae I program or Ginnie Mae II certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each such mortgage is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one-to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in an issuing entity, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae certificate held in an issuing entity will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in an issuing entity or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the regulated escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-“buydown” mortgage loans are available in respect of graduated payment or “buydown” mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

If specified in a prospectus supplement, Ginnie Mae certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

Freddie Mac.  Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans, or participation interests in the mortgage loans, and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.  Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or its Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by an issuing entity will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac certificate may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac pool. Under the Guarantor Program, however, the pool of loans backing a Freddie Mac certificate may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder’s pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate.

Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the related seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of Freddie Mac certificates.

Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac certificateholders in accordance with the holders’ instructions.

Fannie Mae.  Fannie Mae, formerly the Federal National Mortgage Association, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates.  Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by an issuing entity will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae certificates, distributions will be made by check.

Stripped Mortgage-Backed Securities.  Agency securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each agency security of this type will represent an undivided interest in all or part of the principal distributions — but not the interest distributions, or the interest distributions — but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped agency security to the same extent as such entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities.  If specified in the related prospectus supplement, an issuing entity may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of agency securities may be held in an issuing entity.

Private Mortgage-Backed Securities

General.  Private mortgage-backed securities may consist of:

•	pass-through certificates or participation certificates evidencing an undivided interest in a pool of single family loans, home equity loans, multifamily loans, manufactured housing contracts or home improvement contracts,

•	collateralized mortgage obligations secured by single family loans, home equity loans, multifamily loans, manufactured housing contracts or home improvement contracts, or

•	other private mortgage-backed securities.

Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions — but not the interest distributions, or the interest distributions — but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying loans will have entered into a private mortgage-backed securities agreement with a trustee under that agreement. The trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed securities. The loans underlying the private mortgage-backed securities will be serviced by a servicer directly or by one or more subservicers which may be subject to the supervision of the servicer. Unless otherwise specified in the related prospectus supplement, the private mortgage- backed securities servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as an FHA mortgagee.

The private mortgage-backed securities issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the issuer may be an affiliate of the depositor. The obligations of the issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the governing agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the trustee or the servicer. The issuer or the servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a particular date or under other circumstances specified in the related prospectus supplement.

Underlying Loans.  The loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five- to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

Credit Support Relating to Private Mortgage-Backed Securities.  Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the governing securities agreement, letters of credit, surety bonds, or insurance policies may be provided with respect to the loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

Additional Information.  If the issuing entity for a series of securities includes private mortgage-backed securities, the related prospectus supplement will generally specify:

•	the aggregate approximate principal amount and type of private mortgage-backed securities to be included in the issuing entity,

•	the maximum original term-to-stated maturity of the private mortgage-backed securities,

•	the weighted average term-to-stated maturity of the private mortgage-backed securities,

•	the pass-through or certificate rate of the private mortgage-backed securities,

•	the weighted average pass-through of interest rate of the private mortgage-backed securities,

•	the issuer, the servicer (if other than the issuer) and the trustee,

•	certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the private mortgage-backed securities themselves,

•	the terms on which the loans underlying the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities, and

•	the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the private mortgage-backed securities, generally including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the loans, and

•	the minimum and maximum stated maturities of the underlying loans at origination.

SEC Rule 190

Offerings backed by agency securities or private mortgage-backed securities will be subject to the SEC’s Rule 190, which addresses registration of the underlying securities in asset-backed transactions. Under Rule 190, each underlying security included in an asset pool is deemed to be offered through the offering of the asset-backed securities backed by that asset pool. Accordingly, unless the underlying securities are themselves exempt from registration under Section 3 of the Securities Act of 1933, as amended (the “Securities Act”) or satisfy the conditions described in the following paragraph, the offering of such underlying securities must be registered as a primary offering of such securities pursuant to the provisions of Rule 190.

Under Rule 190, the offering of underlying securities would not be required to be registered as a primary offering if all of the following are true:

(1) Neither the issuer of the underlying securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the underlying securities and the asset-backed transaction;

(2) Neither the issuer of the underlying securities nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the asset-backed securities transaction; and

(3) The depositor would be free to publicly resell the underlying securities without registration under the Securities Act.

With respect to any securities offered hereby that are backed by agency securities or private mortgage-backed securities, each underlying security will either be exempt from registration under Section 3 of the Securities Act or will satisfy the conditions set forth in the preceding paragraph or the offering of such underlying security will be registered as a primary offering in accordance with the provisions of Rule 190.

USE OF PROCEEDS

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of issuing entity assets and payment of related expenses or will be used by the depositor for general corporate purposes. Each depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of issuing entity assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

LOAN PROGRAM

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. Unless otherwise specified in the prospectus supplement, the loans acquired by the depositor will have been originated in accordance with the underwriting criteria described below.

Underwriting Standards

Each seller will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards described in the prospectus supplement.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy or other significant public records. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

•	to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance), and

•	to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by a seller, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low combined loan-to-value ratios or other favorable credit aspects exist.

If specified in the prospectus supplement, a portion of the loans in the pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The prospectus supplement will indicate the types of limited documentation programs pursuant to which the loans were originated and the underwriting standards applicable to such limited documentation programs.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the related mortgage note.

Certain of the types of loans that may be included in an issuing entity may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower’s income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of combined loan-to-value ratios or other favorable credit factors.

Qualifications of Sellers

Except as otherwise set forth in the prospectus supplement, each seller must be an institution experienced in originating and servicing loans of the type contained in the pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans; each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac; and each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

Quality Control

A quality control program has been developed to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased will be subject to this quality control program. A legal document review of each loan acquired will be conducted to verify the accuracy and completeness of the information contained in the mortgage notes, security instruments and other pertinent documents in the file. A sample of loans to be acquired, selected by focusing on those loans with higher risk characteristics, will normally be submitted to a third party nationally recognized underwriting review firm for a compliance check of underwriting and review of income, asset and appraisal information.

Representations by Sellers; Repurchases

In the mortgage loan purchase and sale agreement, pursuant to which the depositor will purchase the mortgage loans from the seller, the seller will make certain representations and warranties to the depositor concerning the mortgage loans. The trustee will be assigned all right, title and interest in the mortgage loan purchase and sale agreement insofar as they relate to such representations and warranties made by the seller. The seller will be obligated to repurchase (or, within the period provided in the Agreement, to substitute a replacement mortgage loan for) any mortgage loan as to which there exists an uncured breach of certain of its representations and warranties, which breach materially and adversely affects the value of, or interest of the securityholders in, the mortgage loan.

These representations and warranties will include the following as to each mortgage loan, among others, unless otherwise specified in the prospectus supplement:

•	The information set forth in the mortgage loan schedule is true and correct in all material respects and the information provided to the rating agencies, including the loan level detail, is true and correct according to the rating agency requirements;

•	Immediately prior to the sale of the mortgage loan pursuant to the mortgage loan purchase and sale agreement, the seller was a sole owner and holder of the mortgage loan. The mortgage loan is not assigned or pledged, and the seller has good and marketable title thereto, and has full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related mortgage loan schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan pursuant to the terms of the mortgage loan purchase and sale agreement;

•	The mortgage is a valid, existing and enforceable first lien on the mortgaged property, including all improvements on the mortgaged property, subject only to (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the mortgage loan and that do not adversely affect the appraised value (as evidenced by an appraisal referred to in such definition) of the mortgaged property; and (iii) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

•	As of the closing date, there is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and the seller and its affiliates have not waived any default, breach, violation or event permitting acceleration;

•	No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the mortgage loan has taken place on the part of the seller or any originator or servicer or the mortgagor or on the part of any other party involved in the origination of the mortgage loan;

•	Each mortgage loan secured by a first priority mortgage is covered by an ALTA lender’s title insurance policy acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the mortgaged property is located;

•	All payments due on each mortgage loan have been made and no mortgage loan was delinquent months (i.e., was more than 30 days past due) more than once in the preceding 12 months and any such delinquency did not exceed one payment;

•	There are no delinquent assessments or taxes outstanding against any mortgaged property;

•	There is no offset, defense, counterclaim to any mortgage note, except as stated in the mortgage loan purchase and sale agreement;

•	Each mortgaged property is free of material damage and in good repair;

•	Each mortgage loan at the time of origination complied in all material respects with applicable state and federal laws including truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the mortgage loan;

•	Each mortgage loan with a loan-to-loan value ratio at origination in excess of 80% is and will be subject to a primary mortgage insurance policy, which provides coverage in an amount at least equal to that which would be required by Fannie Mae. All provisions of such mortgage insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid;

•	All hazard insurance or other insurance required under the mortgage loan sale agreement has been validly issued and remains in full force and effect;

•	The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

•	Each mortgage loan is a “qualified mortgage” within Section 860G(a)(3) of the Code;

•	The seller has not used selection procedures that identified the mortgage loans as being less desirable or valuable other than comparable mortgage loans in the seller’s portfolio at the cut-off date;

•	None of the mortgage loans are high-cost as defined by the applicable local, state and federal predatory and abusive lending laws; and

•	Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal predatory and abusive lending laws.

The seller may also repurchase a mortgage loan as to which there exists an uncured breach of certain representations and warranties made by the party from which the seller acquired the mortgage loan.

The servicer or the trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. Unless otherwise specified in the prospectus supplement, if such seller cannot cure such breach within the time period specified in the prospectus supplement following notice from the servicer or the trustee, as the case may be, then such seller will be obligated to repurchase such loan from the issuing entity at a purchase price equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan rate (less any advances or amount payable as related servicing compensation if the seller is the servicer) and may elect to substitute for such loan a replacement loan that satisfies the criteria specified in the prospectus supplement.

If an election is being made to treat the issuing entity as a “real estate mortgage investment conduit” or “REMIC,” the servicer, the trustee or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that any such substitution will not cause the issuing entity to lose its status as a REMIC or otherwise subject the issuing entity to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

Status of the Mortgage Loans and Related Assets in the Event of Insolvency of the Seller

Each transfer of a mortgage loan to the applicable seller, from the seller to the depositor and from the depositor to the issuing entity, will have been intended to be an absolute and unconditional sale of such mortgage loan. However, in the event of bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by such insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

DESCRIPTION OF THE SECURITIES

Each series of securities issued in the form of certificates will be issued pursuant to a pooling and servicing agreement among the depositor, a master servicer and the trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement. The loans will be serviced pursuant to one or more servicing agreements assigned to the trustee. A form of pooling and servicing agreement and servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. Each series of securities issued in the form of notes or bonds will be issued pursuant to an indenture between the related issuing entity (formed by a trust agreement) and the entity named in the prospectus supplement as trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement, and the related loans will be serviced by the servicer pursuant to a servicing agreement or a sale and servicing agreement. A form of indenture, trust agreement, servicing agreement and sale and servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part.

As used in this prospectus, “Agreement” means, with respect to a series consisting of certificates, the pooling and servicing agreement and related servicing agreements, and, with respect to a series consisting of notes or bonds, the trust agreement, the indenture and the related servicing agreements or sale and servicing agreements, or, in either case, such other agreements containing comparable provisions as set forth in the prospectus supplement as the context requires.

The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement. References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the pooling and servicing agreement trustee, indenture trustee or owner trustee, as applicable, unless the context requires otherwise.

A series of securities may consist of both notes or bonds and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the issuing entity. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the specific Agreements applicable to series of securities. The sponsor will provide a copy of the Agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to the sponsor, One Belvedere Place, Suite 310 Mill Valley, California 94941, Attention: Secretary.

General

Unless otherwise described in the prospectus supplement the securities of each series:

•	will be issued in book-entry or fully registered form, in the authorized denominations specified in the prospectus supplement;

•	will, in the case of certificates, evidence specified beneficial ownership interests in the assets of the issuing entity;

•	will, in the case of notes or bonds, be secured by the assets of the issuing entity; and

•	will not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor.

Unless otherwise specified in the prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor. Certain of the loans may be guaranteed or insured as set forth in the prospectus supplement. Each issuing entity will consist of, to the extent provided in the related Agreement:

•	mortgage loans secured by properties of the types described in this prospectus;

•	agency and/or private mortgage-backed securities of the types described in this prospectus supplement;

•	amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•	mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement.

•	any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in this prospectus and specified in the prospectus supplement;

•	any servicing agreements relating to mortgage loans in the issuing entity, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies or limited purpose surety bonds relating to mortgage loans in the issuing entity;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•	any other asset, instrument or agreement relating to the issuing entity described in this prospectus and specified in the prospectus supplement.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related issuing entity assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in the prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related issuing entity assets, in each case as specified in the prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee or the payment agent on each payment date in proportion to the percentages described in the prospectus supplement. Payment dates will occur either monthly, quarterly, semi-annually or at other specified intervals and will occur on the dates as are described in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the record date relating to payment date. Distributions will be made in the manner described in the prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for securityholders; provided, however, that, unless otherwise provided in the prospectus supplement, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

The sale or transfer of certain classes of securities to employee benefit plans and retirement arrangements that are subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), may be restricted. The prospectus supplement for each series of securities will describe any such restrictions.

As to each series, an election may be made to treat the related issuing entity or designated portions thereof as one or more REMICs as defined in the Code. The prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series of securities may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the prospectus supplement. If such an election is made with respect to a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC. All other classes of securities in such a series will constitute regular interests in the REMIC. As to each series of securities with respect to which a REMIC election is to be made; the servicer, the trustee and/or a holder of the residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

Distributions on Securities

General.  In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related collection account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any payment date will be applied as specified in the prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

Available Funds.  All distributions on the securities of each series on each payment date will be made from the available funds described below, in accordance with the terms described in the prospectus supplement and specified in the Agreement. Available funds for each payment date will generally equal the amount on deposit in the related Collection Account on such payment date (net of related fees and expenses payable by the related issuing entity) other than amounts to be held therein for distribution on future payment dates.

Distributions of Interest.  Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “class security balance”) entitled to interest from the date, at the pass-through rate or interest rate, as applicable, and for the periods specified in the related prospectus supplement. The pass-through rate or interest rate applicable to each class of securities will be specified in the related prospectus supplement as either a fixed rate or adjustable rate. Any interest rate will be a conventional rate of interest on debt and will not be calculated with reference to a commodities or securities index. Other than with respect to a class of securities that provides for interest that accrues but is not currently payable (“accrual securities”), to the extent funds are available for the payment of interest on a class of securities, interest accrued during each specified period on that class of securities entitled to interest will be distributable on the payment dates specified in the prospectus supplement until the aggregate class security balance of those securities has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the prospectus supplement. Except in the case of the accrual securities, the original class security balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a payment date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues over a period ending two or more days prior to a payment date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such payment date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, as specified in the prospectus supplement, any interest that has accrued but is not paid on a given payment date may be added to the aggregate class security balance of such class of securities on that payment date and thereafter may itself accrue interest as part of the aggregate class security balance. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to the occurrence of those specified events, the beneficial ownership interest in the issuing entity or the principal balance, as applicable, of such class of accrual securities, as reflected in the aggregate class security balance of such class of accrual securities, will increase on each payment date by the amount of interest that accrued on that class of accrual securities during the preceding interest accrual period.

Distributions of Principal.  The prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each payment date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will equal the aggregate original class security balance specified in the related prospectus supplement for that class, reduced by all distributions allocable to principal previously made to the holders of that class of securities and by any allocations of realized losses to that class, and, in the case of accrual securities, increased by all interest accrued but not then distributable on such accrual securities, as specified in the prospectus supplement. The aggregate class security balance for adjustable rate securities may also be subject to the effects of negative amortization.

If so provided in the prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal prepayments made with respect to a payment date in the percentages and under the circumstances or for the periods specified in that prospectus supplement. This allocation of principal prepayments to that class or those classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities issued by the related trust. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by those other classes of securities.

Unscheduled Distributions.  If specified in the prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled payment date under the circumstances and in the manner described below and in such prospectus supplement. If applicable, the trustee will be required to make these unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal (including principal prepayments, redemptions of securities or termination of the issuing entity) on the issuing entity assets, the trustee or the servicer determines that the funds available or anticipated to be available from the collection account and, if applicable, any reserve account, on the next scheduled payment date may be insufficient to make required distributions on the securities on that payment date. Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next payment date. Unless otherwise specified in the prospectus supplement, the unscheduled distributions will include interest at the applicable pass-through rate, if any, or interest rate, if any, on the portion of the unscheduled distribution that is allocable to principal for the period and to the date specified in the prospectus supplement.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes generally fall into different categories. The following chart identifies and generally defines certain of the more typical categories of security classes. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes	Definition

PRINCIPAL TYPES
Accretion Directed	A class that receives principal payments that are funded from collections that would have otherwise funded interest payments on the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the issuing entity assets.

Categories of Classes	Definition

Component Securities	A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.
Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class or PACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the issuing entity assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of such series.
Scheduled Principal Class	A class that is designated to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the issuing entity assets. Theses two rates are the endpoints for the “structuring range” for the scheduled principal class.
Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that receive payments of principal, when amounts are available to make payments of principal, continuously from the first payment date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.
Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the issuing entity assets. The constant proportion of such principal payments may or may not vary for each asset included in the issuing entity and will be calculated in the manner described in the prospectus supplement. These classes may also receive payments of interest.
Support Class (or companion class)	A class that receives principal payments on any payment date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes

Categories of Classes	Definition

Targeted Principal Class	A class that is designated to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the issuing entity assets.

INTEREST TYPES
Accrual	A class that adds accrued interest otherwise distributable on the class to the principal balance of the class on each applicable payment date. The accretion may continue until some specified event has occurred or until the class is retired.
Fixed Rate	A class with a pass-through rate or interest rate that is fixed throughout the life of the class.
Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index.
Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.
Interest Only or IO	A class that receives some or all of the interest payments made on the issuing entity assets and little or no principal. Interest only certificates have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is an amount used as a reference to calculate the amount of interest due on an interest only security but is never actually paid out as principal on the class.
Partial Accrual	A class that adds a portion of the amount of accrued interest thereon to the principal balance of the class on each applicable payment date, with the remainder of the accrued interest to be distributed currently as interest on the class on each applicable payment date. The accretion of designated amounts of the interest may continue until a specified event has occurred or until the class is retired.
Principal Only or PO	A class that does not bear interest and is entitled to receive only distributions in respect of principal
Variable Rate	A class with a pass-through rate of interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the loan rates borne by the loans in the issuing entity).

Subordinate Securities.  A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series. The rights of holders of some classes of securities (the “subordinate securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “senior securities”) but only to the extent described in the prospectus supplement. If the mortgage loans are divided into separate asset groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature. This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another asset group within the issuing entity. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each a “rating agency”), subordinate securities will not be offered by this prospectus or the prospectus supplement. See “Credit Enhancement — Subordination” in this prospectus.

Home Equity Loan Securities.  For any series of securities backed by home equity revolving credit loans, the related issuing entity may hold either (i) the entire principal balance of each home equity revolving credit loan outstanding at any time, including balances attributable to draws made after the related cut-off date, or (ii) a specified portion of the total principal balance of each home equity revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance as of the cut-off date minus the portion of all payments and losses after the cut-off date that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date. The principal balance or portion of the principal balance of each home equity revolving credit loan outstanding at any time and held by the issuing entity is referred to as the “issuing entity balance.”

The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any home equity revolving credit loan will be allocated as between the issuing entity balance and any portion of the principal balance of a home equity revolving credit loan, if any, not included in the issuing entity balance at any time, which may include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date. The portion of the principal balance of each home equity revolving credit loan outstanding at any time and not held by the issuing entity is referred to as the “excluded balance.” Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated as between the issuing entity balance and any excluded balance either on a pro rata basis, or first to the issuing entity balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the issuing entity balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

Even if an issuing entity initially holds the entire principal balance of the home equity revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the issuing entity will not acquire balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

Compensating Interest

Payments may be received on loans in the issuing entity which represent either a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and which is not intended to cure a delinquency. If specified in the prospectus supplement, the servicer will be required to remit to the trustee with respect to each of these types of payments during any due period an amount equal to either (1) the excess, if any, of (a) 30 days’ interest on the principal balance of the related loan at the loan rate net of the per annum rate at which the servicer’s servicing fee accrues, over (b) the amount of interest actually received on the loan during the related due period, net of the servicer’s servicing fee or (2) such other amount as described in the prospectus supplement. This amount remitted to the trustee by the servicer will be limited to amounts otherwise payable to the servicer as servicing compensation.

Reports to Securityholders

Prior to or concurrently with each distribution on a payment date, the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

•	any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

•	the amount of cashflows received and the sources thereof for distributions, fees and expenses;

•	the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, the securities administrator, the servicers and subservicers for such distribution date;

•	the amount of payments accrued and paid with respect to credit enhancement or other support for the related transaction, including, insurance premiums and payments to swap or cap providers, the purpose of such payments and the identification of each payee;

•	the amount of the distribution with respect to each class of securities;

•	the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

•	the amount of such distributions allocable to interest;

•	the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•	the class notional balance of each class of interest-only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•	if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

•	the amount, terms and general purpose of any Advances for such distribution date, including the general use of funds advanced and the general source of funds for reimbursements, and the amount of any outstanding Advances remaining after such distribution date;

•	the purchase price deposited into the collection account with respect to any mortgage loan;

•	the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

•	the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

•	the pool balance as of such distribution;

•	any applied loss amount for any class of securities;

•	the amount of any basis risk shortfall with respect to any class of securities;

•	the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

•	the overcollateralization amount for such distribution date;

•	the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

•	any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

•	delinquency and loss information for the distribution period with respect to the mortgage loans in the pool;

•	the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the issuing entity;

•	the beginning and ending balances of the distribution account, reserve account or other transaction account and any material account activity during the related period;

•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

•	information with respect to material breaches of pool asset representations or warranties or transaction covenants;

•	information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

•	information regarding any changes to the mortgage loans in the pool, including any additions or removals in connection with a pre-funding or revolving period, repurchases or substitutions;

•	the amounts on deposit in any pre-funding account;

•	information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional mortgage loans acquired during a pre-funding or revolving period or in connection with a substitution; and

•	such other information as is required under the applicable Agreement.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year. This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an internet website. In the event that an internet website is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

Optional Termination

If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the mortgage loans of the issuing entity, or cause an early termination of the issuing entity by purchasing all of the mortgage loans from the issuing entity or directing the sale of the mortgage loans. This termination may occur on a date on or after the date on which either (1) the total principal balance of the mortgage loans is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement. If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the issuing entity. This bid process may be subject to a minimum bid price.

The optional termination described in this section will be in addition to terminations that may result from other events, such as events of default and rapid amortization events described elsewhere herein.

Optional Purchase of Securities

The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases or Redemption

If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption, in whole or in part, at the option of the issuing entity, or to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity at specified times, and under particular circumstances, set forth in the prospectus supplement (but in no event at the request or discretion of the holders of that class). The redemption price will be equal to the outstanding principal of the securities together with accrued interest thereon. The other terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

•	call protection for any class of securities of a series;

•	a guarantee of a certain prepayment rate of some or all of the mortgage loans underlying the series; or

•	certain other guarantees described in the prospectus supplement.

Book-Entry Registration of Securities

As described in the prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities, or “beneficial owners,” will hold their securities through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions for Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries. The depositaries will hold these positions in customers’ collection accounts in the depositaries names on DTC’s books. The prospectus supplement will state if the securities will be in physical rather than book-entry form.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Transfers between DTC participants will occur according to DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales or securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the

Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the Agreements. Securityholders which are not DTC participants will only be permitted to exercise their rights under the Agreements through DTC or through its participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC’s participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

DTC advises that it will take any action permitted to be taken by a securityholder under the Agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the Agreements. DTC may take conflicting actions if directed by its participants.

Any securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the Agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in this prospectus or in the Agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for re- registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the Agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

None of the depositor, the servicer, any finance subsidiary, or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

CREDIT ENHANCEMENT

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related issuing entity assets and will be described in the prospectus supplement for such series of securities. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of such series;

•	a limited financial guaranty policy issued by an entity named in the prospectus supplement;

•	the establishment of one or more reserve accounts;

•	the use of a cross-collateralization feature;

•	use of a mortgage pool insurance policy;

•	excess spread,

•	overcollateralization;

•	letter of credit or demand note;

•	guaranteed investment contract;

•	primary mortgage insurance,

•	other pledged assets,

•	corporate guarantees,

•	surety bond;

•	special hazard insurance policy;

•	bankruptcy bond;

•	derivatives; and

•	any combination of the foregoing.

Unless otherwise specified in the prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on the securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

If specified in the prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate issuing entities. If applicable, the prospectus supplement will identify the issuing entities to which such credit enhancement relates and the manner of determining the amount of coverage provided to those issuing entities by the credit enhancement and of the application of that coverage to the related issuing entities.

Subordination

If specified in the prospectus supplement, protection afforded to holders of one or more classes of securities of a series may be made by means of a subordination feature. This protection may be accomplished by providing a preferential right to holders of senior securities in a series to receive distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities in that series, under the circumstances and to the extent specified in the prospectus supplement. Subordination protection may also be afforded to the holders of senior securities by reducing the ownership interest (if applicable) of the related subordinate securities, which protection may or may not be in conjunction with the protection described in the immediately preceding sentence. Finally, protection may be afforded to the holders of senior securities by application of a subordination feature in another manner as described in the prospectus supplement.

If a subordination feature is present with respect to a given series, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and only thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinate securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinate securityholders that will be distributable to senior securityholders on any payment date all may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the related loans were to exceed the amount specified in the prospectus supplement, then holders of senior securities would experience losses.

As specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinate securities on any payment date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. The prospectus supplement will describe whether deposits are made into a reserve account on each payment date, only during specified periods, only until the balance in the related reserve account has reached a specified amount, only to replenish amounts in the related reserve account following payments from the reserve account to holders of senior securities or otherwise. Amounts on deposit in a reserve account may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

If specified in the prospectus supplement, various classes of senior securities and subordinate securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinate securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of senior securities and as between classes of subordinate securities, distributions may be allocated among the classes:

•	in the order of their scheduled final payment dates;

•	in accordance with a schedule or formula;

•	in relation to the occurrence of events; or

•	otherwise, as specified in the prospectus supplement.

As between classes of subordinate securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Derivative Instruments

The issuing entity may include one or more derivative instruments for credit enhancement purposes, as described in this section. Derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps.

For a further description of these derivative instruments, see “Derivatives” below

Insurance Policies, Surety Bonds and Guaranties

If provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or certain classes of securities will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, an issuing entity may also include a bankruptcy bond, a special hazard insurance policy or other insurance or guaranties for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the assets included in such issuing entity;

•	paying administrative expenses; or

•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Special Hazard Insurance Policies

If so specified in the applicable prospectus supplement, a separate special hazard insurance policy will be obtained for the related issuing entity from the insurer named in the prospectus supplement. The special hazard insurance policy, subject to the limitations described in the applicable prospectus supplement, will protect against loss by reason of damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Cross Support

If specified in the prospectus supplement, separate groups of assets included in an issuing entity may be evidenced by or secure only specified classes of the related series of securities. If this is the case, credit support may be provided by a cross support feature. This cross support feature would require that cashflow received with respect to a particular group of assets first be distributed as payments on the class of securities specifically related to those assets, but after the necessary payments with respect to that class were made, remaining cashflow from those assets would be available to make payments on one or more other classes issued by the same issuing entity. The prospectus supplement for a series of securities which includes a cross support feature will describe the manner and conditions for applying this cross support feature.

Reserve Accounts

If specified in the prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the related trustee, in trust, of one or more reserve accounts for the series. The prospectus supplement will specify whether or not any reserve accounts so established will be included in the issuing entity for such series.

Amounts to be deposited in the reserve account for a series will be specified in the prospectus supplement and will be funded by:

•	the retention by the servicer of certain payments on the mortgage loans;

•	the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

•	an initial deposit;

•	any combination of the foregoing; or

•	some other manner as specified in the related prospectus supplement.

Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments acceptable to the related rating agencies as being consistent with the ratings of the securities. See “The Agreements — Servicing Provisions — Investment of Funds.” Any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for securityholders, or such other entity as is specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the prospectus supplement.

Any amounts on deposit in the reserve accounts and payments on instruments deposited therein will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the prospectus supplement.

Pool Insurance Policies

If specified in the prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the credit enhancer named in the prospectus supplement. Each pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of those loans on the cut-off date. As more fully described below, the servicer will present claims under the pool insurance policy to the credit enhancer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

The pool insurance policies generally will provide that no claims may be validly presented unless:

•	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

•	hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•	if there has been physical loss or damage to the property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

•	the insured has acquired good and merchantable title to the property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the credit enhancer will have the option either:

•	to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the loan rate to the date of such purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy; or

•	to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that (a) such a restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) those expenses it incurs will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Like many primary insurance policies, the pool insurance policies may not insure against loss sustained by reason of default arising from, among other things:

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan;

•	failure to construct a property in accordance with plans and specifications or

•	losses arising from special hazards, such as earthquakes, floods, mudslides or vandalism.

A failure of coverage attributable to one of these events might result in a breach of the related seller’s representations regarding the loan and might give rise to an obligation on the part of the seller to repurchase the defaulted loan if it is unable to cure the breach. Many primary mortgage policies do not cover, and no pool insurance policy will cover, a claim in respect of a defaulted loan if the servicer of the loan was not approved by the applicable insurer either at the time of default or thereafter.

The amount of coverage available under each pool insurance policy generally will be reduced over the life of the related securities by the positive difference, if any, between the aggregate dollar amount of claims paid under the pool insurance policy minus the aggregate of the net amounts realized by the credit enhancer upon disposition of the related foreclosed properties. The amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent loans to the date of payment of the claim or another date set forth in the prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Bankruptcy Bonds

In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies. Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement. Subject to the terms of the bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

Overcollateralization

Overcollateralization exists when the principal balance of the loans supporting a class or classes of securities exceeds the principal balance of the class or classes of securities themselves. If provided for in the prospectus supplement, a portion of the interest payment received on the loans during a due period may be paid to the securityholders on the related payment date as an additional distribution of principal on a certain class or classes of securities. This payment of interest as principal would accelerate the rate of payment of principal on the class or classes of securities relative to the principal balance of the loans in the related issuing entity and thereby create or increase overcollateralization.

Letter of Credit or Demand Note

If so specified in the prospectus supplement, a letter of credit or demand note may be obtained as credit enhancement for the offered securities. Letters of credit differ from demand notes primarily in form only. A letter of credit is generally in the form of a letter from a financial institution addressed to the issuing entity setting forth the terms on which draws may be made thereunder. A demand note generally is in the form of a promissory note issued by a financial institution in favor of the issuing entity which contains the terms under which draws may be made thereunder.

The letter of credit or demand note, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the prospectus supplement. Under the letter of credit or demand note, the issuing bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit or demand note may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit or demand note will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the issuing Bank under the letter of credit or demand note for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the issuing entity.

Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit or demand note must look to the credit of the issuing bank or financial institution, to the extent of its obligations under the letter of credit or demand note, in the event of default by obligors on the assets in the issuing entity. If the amount available under the letter of credit or demand note is exhausted, or the issuing bank or financial institution becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans for recovery of the outstanding principal and unpaid interest.

DERIVATIVES

If specified in the related prospectus supplement, the issuing entity may include one or more derivative instruments for credit enhancement purposes, as described in this section. Derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options, and (3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, collar or floor is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above. The counterparty under a floor agreement may be an affiliate of the depositor.

The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of securities of any series.

A market value swap might be used in a structure in which the pooled assets are mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the securities. Any market value swaps used will be limited to use in connection with auctions and will be consistent with the requirements of the SEC’s Regulation AB.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. The terms of any derivatives and information regarding the counterparties will be set forth in the prospectus supplement.

There can be no assurance that the issuing entity will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the issuing entity will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.

YIELD AND PREPAYMENT CONSIDERATIONS

Yield

The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the related mortgage loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. This is particularly true for interest-only securities. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed. This is particularly true for principal-only securities. The effect of principal prepayments, liquidations and purchases of mortgage loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all. A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable interest rate may be calculated by reference to an index or otherwise.

The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of mortgage loans in the event of breaches of representations made for the loans by the seller and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. An issuing entity may include mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans with document deficiencies may be higher than for mortgage loans with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under “The Agreements,” in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans may be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower’s circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity. Those loans pose a greater risk of default than fully amortizing loans, because the borrower’s ability to make such a substantial payment at maturity will in most cases depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

If stated in the accompanying prospectus supplement, an issuing entity may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination. Borrowers may be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

If credit enhancement for a series of securities is provided by a letter of credit, demand note, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, demand note, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the mortgage loans underlying a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan, the borrower under the mortgage loan is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate by 365. Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the related servicer will be required to pay from its own funds the portion of any interest at the related mortgage rate, in each case less the servicing fee rate, that is not so received, up to a maximum amount equal to the servicer’s servicing fee. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. To the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities. See “— Maturity and Prepayment” below.

Maturity and Prepayment

The original terms to maturity of the loans in a given issuing entity will vary depending on the types of loans included in that issuing entity. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related issuing entity. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of some of the factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in borrowers’ housing needs;

•	job transfers;

•	unemployment;

•	borrowers’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans. The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

The inclusion in an issuing entity of mortgage loans with a negative amortization feature may affect the yields on the securities of the related series, because the amount of the borrower’s monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date. The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans. Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

The addition of any deferred interest to the principal balance of any related class of securities may lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans with fixed interest rates generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans where the proposed buyer meets the underwriting standards applicable to that mortgage loan. This assumption would have the effect of extending the average life of the mortgage loan.

An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities.

The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See “The Agreements — Servicing Provisions — Due on Sale Clauses; Assumptions” and “Certain Legal Aspects of Mortgage Loans” in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related pool and a prepayment of the affected mortgage loan will occur. A borrower may be legally entitled to require the servicer to allow a refinancing. Any such repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related issuing entity under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the issuing entity as a REMIC (as defined herein), any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a “qualifying liquidation” thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related issuing entity. The sellers will also have certain repurchase obligations or options, as more fully described in this prospectus.

THE AGREEMENTS

Set forth below is a description of the material provisions of the Agreements which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. As specified in the related prospectus supplement, certain of the rights of securityholders described below may be exercised by the credit enhancer for the related series of securities without the consent of the securityholders and certain rights of securityholders may not be exercised without the written consent of the credit enhancer.

Assignment of the Issuing Entity Assets

Assignment of the Loans.  At the time of issuance of the securities, the applicable seller or sellers will convey the mortgage loans to the depositor and the depositor will cause the loans to be assigned or pledged to the trustee for the benefit of the securityholders, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any amounts specified in the prospectus supplement. Concurrently with this sale, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan rate or annual percentage rate, the maturity of the loan, the loan-to-value ratios, combined loan-to-value ratios or effective loan-to-value ratios, as applicable, at origination and certain other information.

Unless otherwise specified in the prospectus supplement, the related Agreement will require that, within the time period specified therein, the depositor will also deliver or cause to be delivered to the trustee or, if so indicated in the prospectus supplement, a separate custodian appointed by the trustee pursuant to a custodial agreement, as to each mortgage loan or home equity loan, among other things:

•	the mortgage note or credit line agreement endorsed without recourse in blank or to the order of the trustee;

•	the mortgage, deed of trust or similar instrument with evidence of recording indicated thereon, except that in the case of any mortgage not returned form the public recording office, the depositor will deliver or cause to be delivered a copy of such mortgage together with a certificate that the original of the mortgage was delivered to such recording office;

•	an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

•	all other security documents, including those relating to any senior interests in the property, that are specified in the prospectus supplement or the related Agreement.

Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent or custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. A financing statement will be filed in the appropriate office evidencing the trustee’s security interest in each cooperative loan.

If specified in the prospectus supplement, the depositor will promptly cause the assignments of the loans to be recorded in the appropriate public office for real property records. If specified in the prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of certain events specified in the prospectus supplement.

In lieu of delivering the mortgage or deed of trust and an assignment of the mortgage to the trustee, for any loans registered on the MERS® System the depositor will cause the trustee to be recorded as the beneficial owner of the loans pursuant to the MERS rules for electronically tracking changes in ownership rights.

The trustee or the appointed custodian will review the loan documents within the time period specified in the prospectus supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Unless otherwise specified in the prospectus supplement, if any loan document is found to be missing or defective in any material respect, the trustee or the custodian, as appropriate, will notify the servicer and the depositor, and the servicer will notify the related seller. If the related seller cannot cure the omission or defect within the time period specified in the prospectus supplement after receipt of notice from the servicer, the seller will be obligated to either purchase the related loan from the issuing entity at the purchase price or, if so specified in the prospectus supplement, remove such loan from the issuing entity and substitute in its place one or more other loans that meets certain requirements as set forth in the prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a loan document.

Notwithstanding the foregoing provisions, with respect to an issuing entity for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

No Recourse to Sellers; Depositor or Servicer.  As described above under “— Assignment of the Loans,” the depositor will cause the loans comprising the issuing entity to be assigned or pledged to the trustee, without recourse. However, each seller will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described in this prospectus under “Assignment of the Loans” and “Loan Program — Representations by Sellers; Repurchases.” These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

Assignment of Agency Securities and Private Mortgage-Backed Securities.  To the extent the assets backing a series of securities includes agency securities or private mortgage-backed securities, such assets will be assigned or pledged to the trustee in accordance with applicable federal or state regulations governing the transfer of record title to such assets.

Servicing Provisions

Payments on Loans; Deposits to Collection Account.  The servicer will establish and maintain or cause to be established and maintained with respect to the each issuing entity a separate account or accounts for the collection of payments on the assets in the issuing entity (the “collection account”). The prospectus supplement may provide for other requirements for the collection account, but if it does not, then the collection account must be either:

•	maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the rating agency that rated one or more classes of the related series of securities;

•	an account or accounts the deposits in which are fully insured by the FDIC;

•	an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing those funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained; or

•	an account or accounts otherwise acceptable to the rating agency.

The collateral eligible to secure amounts in the collection account is limited to eligible investments. See “— Investment of Funds” below. A collection account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding payment date in eligible investments. The servicer, the trustee or any other entity described in the prospectus supplement may be entitled to receive interest or other income earned on funds in the collection account as additional compensation and will be obligated to deposit in the collection account the amount of any loss when realized. The collection account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

The servicer or trustee will deposit or cause to be deposited in the collection account for each issuing entity, to the extent applicable and unless otherwise specified in the prospectus supplement and provided in the related Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than certain payments due on or before the cut-off date and any excluded amounts):

•	all payments on account of principal and interest (which may be net of the applicable servicing compensation), including principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties, on the loans;

•	all net insurance proceeds, less any incurred and unreimbursed advances made by the servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer’s normal servicing procedures;

•	all proceeds received in connection with the liquidation of defaulted loans, less any expenses of liquidation and any unreimbursed advances made by the servicer with respect to the liquidated loans;

•	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•	all advances as described in this prospectus under “Description of the Securities — Advances”;

•	all proceeds of any loan or property in respect thereof repurchased by any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Issuing Entity Assets” above and all proceeds of any loan repurchased in connection with termination of the issuing entity;

•	all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

•	any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the collection account and, to the extent specified in the prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the collection account pursuant to the related agreement.

The servicer or the depositor, as applicable, may from time to time direct the institution that maintains the collection account to withdraw funds from the collection account for the following purposes:

•	to transfer funds to an account created by the trustee for distribution of payments due on the securities and other purposes set forth in the prospectus supplement (the “distribution account”);

•	to pay to the servicer the purchase price of any additional balances transferred to the trustee resulting from draws under revolving lines of credit as set forth in the prospectus supplement;

•	to pay to the servicer the servicing fees described in the prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the collection account credited thereto;

•	to reimburse the servicer for advances made with respect to a loan, but only from amounts received that represent late payments of principal on, late payments of interest on, insurance proceeds received with respect to or liquidation proceeds received with respect to the same loan;

•	to reimburse the servicer for any advances previously made which the servicer has determined to be nonrecoverable;

•	to reimburse the servicer from insurance proceeds for expenses incurred by the servicer and covered by insurance policies;

•	to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which the original advances were made;

•	to pay to the servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of that repurchased loan,

•	to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

•	pay or reimburse the trustee or any other party as provided in the prospectus supplement;

•	to withdraw any amount deposited in the collection account that was not required to be deposited therein; and

•	to clear and terminate the collection account upon termination of the Agreement.

In addition, unless otherwise specified in the prospectus supplement, on or prior to the business day immediately preceding each payment date, the servicer shall withdraw from the collection account the amount of available funds, to the extent on deposit, for deposit in the distribution account maintained by the trustee.

The applicable Agreement may require the servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the property and to clear and terminate any of the escrow accounts. The servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such accounts when a deficiency exists therein.

Investment of Funds.  Funds on deposit in the collection account and the distribution account, and any other accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), may be invested only in “eligible investments” acceptable to each rating agency, which may include, without limitation:

•	direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or banker’s acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•	commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each rating agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the rating agencies.

Eligible investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the collection account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the distribution account for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from a collection account, the distribution account or other account may be property of the master servicer, a servicer, the trustee or another party and not available for distributions to securityholders.

Subservicing by Sellers.  The servicer may enter into subservicing agreements with any servicing entity which will act as the subservicer for the loans, which subservicing agreements will not contain any terms inconsistent with the related Agreement. While each subservicing agreement will be a contract solely between the servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the servicer for that series of securities is no longer the servicer of the loans, the trustee or any successor servicer must recognize the subservicer’s rights and obligations under the related subservicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the servicing agreement as if the servicer alone were servicing the loans.

Collection Procedures.  The servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow those collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the servicer may, in its discretion:

•	waive any prepayment charge, assumption fee, late payment or other charge in connection with a loan; and

•	to the extent not inconsistent with the rules applicable to REMIC, and with the coverage of an individual loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payment on the loan for a period of up to six months, or arrange with the related borrower a schedule for the liquidation of delinquencies.

The servicer’s obligation, if any, to make or cause to be made advances on a loan will remain during any period of this type of arrangement.

Due on Sale Clauses; Assumptions.  Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the reconveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any “due-on-sale” clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, (2) in certain cases, the servicer determines that such enforcement would adversely affect collectability of the mortgage loans or would not be in the best economic interest of the securityholders. In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related primary mortgage insurance policy. In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower. Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note. See “Certain Legal Aspects of Mortgage Loans — Due-on-Sale Clauses.”

Prepayment Investment Shortfalls.  When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month’s interest, the applicable servicer (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency. Unless otherwise provided in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer’s servicing fee for the related period or to some lesser amount. Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

Advances.  Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a “delinquency advance”); provided, however, that with respect to delinquent balloon payments a servicer’s obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan. References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses. The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act or similar legislation or regulations.

The servicers generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney’s fees (collectively, “servicing advances”). Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

We refer to delinquency advances and servicing advances collectively as “Advances.” If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement, the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer’s determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicers out of any funds in the collection account prior to remittance to the trustee or master servicer and reimbursed to the master servicer out of any funds in the distribution or collection account prior to distribution on the securities.

To the extent provided in the prospectus supplement, the servicer will be required to advance all funds required for draws by borrowers under revolving lines of credit.

Hazard Insurance.  Except as otherwise specified in the prospectus supplement, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary for the type of property in the state in which such property is located. This hazard insurance coverage will be in an amount that is at least equal to the lesser of:

•	the maximum insurable value of the improvements securing the loan from time to time; and

•	either the combined principal balance owing on the loan and any mortgage loan senior to such loan or an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or obligor and/or the lender from becoming a co-insurer, whichever is greater.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the servicer’s normal servicing procedures) will be deposited in the related collection account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of an issuing entity, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. If the blanket policy relating to an issuing entity contains a deductible clause, the servicer will be required to deposit from its own funds into the collection account an amount equal to the amount which would have been deposited therein but for the deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions listed in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of these types of policies are dictated by respective state laws, and most hazard policies typically do not cover (among other things) any physical damage resulting from the following:

•	war;

•	revolution;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mud flows;

•	nuclear reactions;

•	wet or dry rot;

•	vermin, rodents, insects or domestic animals; or

•	theft and, in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

If, however, any mortgaged property at the time of origination of the related loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Any flood insurance policy so maintained will provide coverage in an amount at least equal to the lesser of the principal balance of the loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis. The amount of coverage provided will not be greater than the maximum amount of flood insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of (a) the replacement costs of the improvements less physical depreciation and (b) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing a loan declines as the principal balances owing on the loan itself decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

Primary Mortgage Insurance.  The servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each loan for which that coverage is required. Unless required by law, the servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the loan and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

•	hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the loan;

•	amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

•	claim payments previously made by the insurer; and

•	unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the loan;

•	failure to construct the property subject to the loan in accordance with specified plans;

•	physical damage to the property; and

•	the related subservicer not being approved as a servicer by the insurer.

Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the loan. The servicer, on behalf of itself, the trustee and the securityholders, is required to present claims to the insurer under any primary mortgage insurance policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted loans. Amounts collected by the servicer on behalf of the servicer, the trustee and the securityholders shall be deposited in the related collection account for distribution as set forth above.

Claims Under Insurance Policies and Other Realization Upon Defaulted Loans.  The servicer or subservicers, on behalf of the trustee and securityholders, will present claims to the insurer under any applicable insurance policies. If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) that the expenditure will be recoverable by it from related insurance proceeds or liquidation proceeds.

If recovery on a defaulted loan under any insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures that it deems necessary or advisable to realize upon the defaulted loan. If the net proceeds after reimbursable expenses of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the issuing entity will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement.

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•	first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the servicer with respect to the loan;

•	second, to reimburse the servicer for any unreimbursed advances with respect to the loan;

•	third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

•	fourth, as a recovery of principal of the loan.

The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, a corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing and Other Compensation and Payment of Expenses.  The servicer’s primary compensation for its activities as servicer will come from the payment to it, with respect to each interest payment on a loan, of the amount specified in the prospectus supplement. As principal payments are made on the loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the servicer will decrease as the loans amortize. Prepayments and liquidations of loans prior to maturity will also cause servicing compensation to the servicer to decrease. Subservicers, if any, will be entitled to a monthly servicing fee as described in the prospectus supplement in compensation for their servicing duties. In addition, the servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable collection account (unless otherwise specified in the prospectus supplement).

The servicer will pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and only if specified in the prospectus supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances.

Evidence as to Compliance.  The applicable agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the mortgage loans or any pool of mortgage loans to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Errors and Omissions Coverage.  The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Certain Matters Regarding the Servicer, the Master Servicer and the Depositor.  The servicer under each pooling and servicing agreement or servicing agreement, as applicable, will be named in the prospectus supplement. The entity serving as servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that neither the master servicer nor the servicer may resign from its obligations and duties under the Agreement except upon (a) appointment of a successor entity and receipt by the trustee of a letter from the applicable rating agency or rating agencies that the resignation and the successor entity’s appointment will not result in a downgrade of the securities or (b) a determination that its performance of its duties thereunder is no longer permissible under applicable law. The master servicer or servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the master servicer or the servicer will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

Each Agreement generally will further provide that neither the servicer, the master servicer, the depositor, nor any director, officer, employee, or agent of the servicer, the master servicer or the depositor (each, an “indemnified party”) will be under any liability to the related issuing entity or securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement generally will further provide that each indemnified party will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities for the related series, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that indemnified party’s duties thereunder or by reason of reckless disregard by that indemnified party of obligations and duties thereunder. In addition, each Agreement generally will provide that neither the servicer, the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer, the master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity, and the servicer, the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those costs and liabilities out of funds which would otherwise be distributed to securityholders.

Except as otherwise specified in the prospectus supplement, any person into which the servicer or master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer or master servicer , will be the successor of the servicer or master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac. Furthermore, the merger, consolidation or succession may not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights Upon Event of Default

Servicer Default.  Servicer events of default under each Agreement will be specified in the prospectus supplement and may include:

•	any failure by the servicer to make an Advance which continues unremedied for one business day;

•	any failure by the servicer to make or cause to be made any other required payment pursuant to the Agreement which continues unremedied for one business day after written notice of such failure to the servicer in the manner specified in the Agreement;

•	any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after written notice of the failure to the servicer in the manner specified in the Agreement; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

Unless otherwise provided in the prospectus supplement, so long as a servicer event of default under an Agreement remains unremedied, the master servicer shall terminate all of the rights and obligations of the servicer under the Agreement relating to such issuing entity and in and to the related issuing entity assets, whereupon the master servicer will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the master servicer is unwilling or unable to act as successor to the servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer with a net worth of a least $15,000,000 to act as successor to the servicer under the Agreement. Pending the appointment of a successor servicer, the master servicer is obligated to act in such capacity. The master servicer and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

Master Servicer Default.  A “master servicer event of default” under the Agreement will consist of: (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the distribution account; (2) after receipt of notice from the trustee, any failure of the master servicer to make any monthly advances when such monthly advances are due, which failure continues unremedied for a period of one business day; (3) any failure by the master servicer to furnish the issuing entity administrator the mortgage loan data sufficient to prepare the monthly statements to securityholders which failure continues unremedied for a period of one business day after the giving of written notice thereof as provided in the Agreement; (4) any failure by the master servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the Agreement; (5) any impermissible dissolution, disposition of all or substantially all assets, or consolidation or merger on the part of the master servicer that does not meet the criteria specified in the Agreement; (6) any breach of a representation or warranty set forth in the Agreement that materially and adversely affects the interests of the securityholders, which breach continues 30 days after the giving of written notice thereof as provided in the Agreement; (7) any sale, pledge or assignment of the rights, or any delegation of the duties of, the master servicer under the Agreement, in any manner not permitted thereunder and without the prior written consent of parties as provided in the Agreement; (8) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer indicating its insolvency, reorganization or inability to pay its obligations, and (9) any failure by the master servicer to deliver a report expressly required by the Agreement, and the continuation of such failure for a period of three business days after the date upon which written notice of such failure has been given to the master servicer by the seller, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default.  So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing more than 50% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the Agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee, unless a successor master service is appointed as provided below, shall succeed to all the responsibilities, duties and liabilities of the master servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the Agreement to act as successor to the master servicer. Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity. The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the Agreement.

During the continuance of a master servicer event of default under the pooling and servicing agreement, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing more than 50% of the class principal amount (or percentage interest) of each class of securities affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the securityholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting securityholders.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the class principal amount (or percentage interest) of each class of securities affected thereby have made a written request upon the trustee to institute a proceeding in its own name as trustee thereunder, and have offered to the trustee reasonable indemnity, and the trustee for the number of days specified in the pooling and servicing agreement has neglected or refused to institute such a proceeding.

The Pooling and Servicing Agreement

Amendment.  In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error, (iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iii) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the issuing entity, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

The pooling and servicing agreement may also be amended by the parties and, if applicable the credit enhancer, with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the mortgage loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage. If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the proposed amendment will not cause such issuing entity to fail to qualify as a REMIC.

Optional Purchase or Substitution of Assets; Termination.  To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the issuing entity and/or another specified party will have the right to purchase all of the property of the issuing entity on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the mortgage loans or securities to a specified level. The purchase price will be specified in the applicable prospectus supplement. In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the issuing entity to the highest bidder. This auction may or may not be subject to a minimum bid price.

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain mortgage loans or a specified proportion of mortgage loans, or to substitute new loans for certain mortgage loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights.  Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement. If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders.  Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not less than 51% of the voting rights. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks.  If the master servicer or servicer were to become a debtor in a bankruptcy or insolvency proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the Bankruptcy Code or the applicable provisions of the applicable insolvency law, thus forcing the trustee to appoint a successor servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the issuing entity. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

The Master Servicer.  The master servicer under each agreement will be named in the related prospectus supplement. The entity acting as master servicer under each agreement may be an affiliate of the depositor, the trustee, the servicer and any of their respective affiliates. If the related prospectus supplement does not name a master servicer, references in this prospectus supplement to master servicer may relate to obligations that will be required to be performed by the servicer or the trustee.

The Pooling and Servicing Agreement Trustee

In the case of certificates issued pursuant to a pooling and servicing agreement and unless otherwise specified in the related prospectus supplement, the following will be applicable to a trustee in connection with a pooling and servicing agreement.

Duties of the Trustee.  The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless a master servicer event of default has occurred, in which case the trustee may take such additional actions as described below under “— Rights Upon Master Servicer Event of Default.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished to the trustee by the securities or issuing entity administrator, the master servicer or any other party.

The trustee will not have any liability arising out of or in connection with the pooling and servicing agreement, except that the trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders in a master servicer event of default, and the trustee will not be deemed to have notice of any master servicer event of default unless an officer of the trustee has actual knowledge of the master servicer event of default or written notice of a master servicer event of default is received by the trustee at its corporate trust office. See “— Master Servicer Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will have no duties under the pooling and servicing agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any mortgage loan under the pooling and servicing agreement; however, the trustee will remit to the master servicer any claim or notice it may receive which is delivered to the trustee’s corporate trust office and which contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a mortgaged property. None of the provisions in the pooling and servicing agreement shall in any event require the trustee to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer. The trustee will not be responsible for any act or omission of the master Servicer, any securities or issuing entity administrator, the depositor or any other party.

The trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the certificates, (b) the payment of any insurance related to the certificates or the mortgage loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the issuing entity, other than from funds available in any issuing entity account. The trustee is not responsible for the validity of the pooling and servicing agreement or the certificates or the validity, priority, perfection or sufficiency of the security for the certificates.

Expenses and Indemnities of the Trustee.  Unless otherwise specified in the related prospectus supplement, the trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by the trustee in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the issuing entity for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement or any custodial agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the pooling and servicing agreement.

The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections, prior to distribution of any amounts to certificateholders.

Resignation of Trustee.  The trustee may, upon written notice to the depositor, the master servicer and any securities or issuing entity administrator, resign at any time, in which event the depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the trustee’s notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may be removed at any time by the depositor if (a) the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement, (b) the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee is appointed, (c) a tax is imposed or threatened with respect to the issuing entity by any state in which the trustee or the trust fund held by the trustee is located or (d) the continued use of the trustee would result in a downgrading of the rating by any rating agency of any class of certificates. In addition, the trustee may be removed at any time by holders of more than 50% of the class principal amount (or percentage interest) of each class of certificates upon 30 days’ written notice to the trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all mortgage loan files, and will be required to assign and pay over to the successor trustee the entire trust, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the master servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

The Indenture

Modification of Indenture.  If an issuing entity has issued notes or bonds pursuant to an indenture, the issuing entity and the indenture trustee may, with the consent of holders of 66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding notes or bonds of the related series (or of one or more specified classes of notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the securityholders or bondholders, as the case may be.

Without the consent of securityholders, the issuing entity and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). However, without the consent of each noteholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

•	change the amount of, or delay the timing of, payments on any note or bond;

•	alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the sale and servicing agreement or the applicable Agreement;

•	reduce the proportion of notes or bonds required to consent to a supplemental indenture; or

•	permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture.  Except as otherwise specified in the prospectus supplement, events of default or rapid amortization events under the indenture for each series of notes or bonds include:

•	a default in the payment of any principal of or interest on any note or bond as specified in the prospectus supplement;

•	failure to perform in any material respect any other covenant of the depositor or the issuing entity in the indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity; or

•	any other event of default provided with respect to notes or bonds of that series including, but not limited to, certain defaults on the part of the issuing entity under any credit enhancement instrument supporting such notes or bonds.

If an event of default with respect to the notes or bonds of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes or bonds of that series or the credit enhancer of that series, if any, may declare the principal amount (or, if the notes or bonds have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of that series, as provided in the prospectus supplement) of all the notes or bonds of that series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the bonds of the related series. Rapid amortization events will trigger an accelerated rate of payment of principal on the notes or bonds, as described in the related prospectus supplement.

If, following an event of default with respect to any series of notes or bonds, the notes or bonds of that series have been declared to be due and payable and the prospectus supplement and applicable Agreement so provide, the trustee may, in its discretion, notwithstanding the acceleration of the notes or bonds, elect to maintain possession of the collateral securing the notes or bonds of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes or bonds of that series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes or bonds of a series following an event of default or a rapid amortization event, unless:

•	the holders of 100% of the outstanding notes or bonds of such series consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes or bonds of the series at the date of the sale; or

•	the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes or bonds as those payments would have become due if the notes or bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate voting rights of the notes or bonds of that series.

In the event that the trustee liquidates the collateral in connection with an event of default or a rapid amortization event, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default or rapid amortization event, the amount available for distribution to the noteholders or bondholders could be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders or bondholders after the occurrence of an event of default or rapid amortization event.

Except as otherwise specified in the prospectus supplement, in the event the principal of the notes or bonds of a series is declared due and payable, as described above, the holders of any of the notes or bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default or a rapid amortization event shall occur and be continuing with respect to a series of notes or bonds, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes or bonds of the series, unless those holders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with their request or direction. Subject to these provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes or bonds of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes or bonds of the series, and the holders of a majority of the then aggregate outstanding amount of the notes or bonds of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes or bonds of the series affected thereby.

Covenants.  Each indenture will provide generally that the related issuing entity will not, among other things:

•	so long as any notes or bonds are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

•	except as expressly permitted by the indenture or other applicable Agreement, sell, transfer or otherwise dispose of the assets of the issuing entity, unless directed to do so by the trustee;

•	permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations under the indenture, except as expressly provided by the indenture;

•	permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

•	take any other action that may cause the issuing entity to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the indenture trustee, the owner trustee, the master servicer or any securities or issuing entity administrator in their respective individual capacities, or any holder of a certificate representing an ownership interest in the issuing entity or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in any indenture.

Annual Compliance Statement.  Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

Indenture Trustee’s Annual Report.  To the extent required under the Trust Indenture Act, the indenture trustee for each applicable issuing entity will be required to send to all related securityholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related notes or bonds and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An indenture will be discharged with respect to the collateral securing the related notes or bonds upon the delivery to the indenture trustee for cancellation of all of those securities or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the securities.

Redemption.  The notes or bonds will be subject to redemption under the circumstances described in the related prospectus supplement.

The Indenture Trustee

In the case of notes or bonds issued pursuant to an indenture and unless otherwise specified in the related prospectus supplement, the following will be applicable to an indenture trustee in connection with an indenture.

Duties of the Indenture Trustee.  If no indenture default has occurred, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement. As described under “— The Trustees; Agents” below, a securities administrator may perform on behalf of the indenture trustee certain administrative functions required under the indenture and the sale and servicing agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the indenture trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the indenture trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the issuer, the depositor, a securities administrator, if any, the master servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The indenture trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the indenture trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an indenture default, and the indenture trustee will not be deemed to have notice of any indenture default unless an officer of the indenture trustee has actual knowledge of the indenture default or written notice of an indenture default is received by the indenture trustee at its corporate trust office. The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Expenses and Indemnities of the Indenture Trustee.  The indenture trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the indenture or the sale and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the indenture and the sale and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The indenture trustee will also be entitled to indemnification from the issuing entity for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the issuing entity and the performance of its duties under the indenture the sale and servicing agreement or any other document or agreement to which the indenture trustee is a party.

The indenture trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to noteholders.

Resignation or Removal of Indenture Trustee.  The indenture trustee may, upon 90 days’ advance written notice to the depositor, the issuer, each noteholder and each rating agency, resign at any time, in which event the issuer will appoint a successor indenture trustee that satisfies the eligibility requirements provided in the indenture. The indenture trustee may also be removed at any time by the issuer if (a) the indenture trustee ceases to be eligible to continue to act as indenture trustee under the indenture; (b) the indenture trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the indenture trustee otherwise becomes incapable of acting. If the indenture trustee is removed the issuer will promptly appoint a successor indenture trustee. If a successor indenture trustee does not take office within 30 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or the holders of more than 50% of the aggregate class principal amount of the outstanding notes may petition any court of competent jurisdiction for appointment of a successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee, whereupon the successor indenture trustee will mail notice of its succession to all noteholders. The predecessor indenture trustee will be required to transfer all property held by it as indenture trustee to the successor indenture trustee.

Any fees and expenses owed to the retiring indenture trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Trust Agreement

Each issuing entity that is an obligor on notes issued under an indenture will be organized pursuant to a deposit trust agreement (the “trust agreement”) as a statutory trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

•	issuing notes or bonds pursuant to an indenture and to conducting an offering of the notes or bonds;

•	issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

•	acquiring mortgage loans and other property from the depositor and, pursuant to an indenture, pledging the mortgage loans to the indenture trustee as security for the issuing entity’s obligations under the notes or bonds;

•	entering into and performing its obligations under the sale and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the custodial agreement, the administration agreement and any other applicable agreements;

•	entering into any applicable interest rate cap or swap agreements;

•	such other purposes as are described in the applicable prospectus supplement;

•	engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

•	engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each issuing entity will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the sale and servicing agreement and related documents.

Duties of the Owner Trustee.  The owner trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and any other document or agreement to which the issuer or the owner trustee is a party and will administer the trust in the interest of the holder of the ownership certificate issued pursuant to the trust agreement, in accordance with the provisions of the trust agreement. As described in the related prospectus supplement, the securities or issuing entity administrator, the indenture trustee and the depositor will perform on behalf of the owner trustee and the issuing entity certain administrative functions required under the trust agreement, the indenture and the sale and servicing agreement.

The owner trustee, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as owner trustee; provided, however, that the owner trustee, in its individual capacity, will not be liable for any error of judgment made in good faith by an officer of the owner trustee or with respect to any action taken or omitted to be taken by the owner trustee in accordance with the instructions of the holder of the ownership certificate. The owner trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the owner trustee’s duties under the trust agreement or any other document or agreement to which the issuer or the owner trustee is a party, or in the exercise of any of the owner trustee’s rights or powers, if the owner trustee has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee.  The owner trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the trust agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders. The owner trustee will also be entitled to indemnification from the issuing entity for any claim, loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the trust agreement or any other document or agreement to which the issuer or the owner trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from the owner trustee’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the trust agreement. Unless otherwise provided in the prospectus supplement, any amounts payable in connection with such indemnification will be paid from the distribution account prior to payment of any amounts distributable to the ownership certificate under the sale and servicing agreement.

Resignation or Removal of Owner Trustee.  The owner trustee may, upon 30 days’ advance written notice to the depositor, the holder of the ownership certificate and the indenture trustee, resign at any time, in which event the depositor will appoint a successor owner trustee that satisfies the eligibility requirements provided in the trust agreement. The owner trustee may also be removed at any time by the depositor if (a) the owner trustee ceases to be eligible to continue to act as owner trustee under the trust agreement, (b) the owner trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the owner trustee or its property. If the owner trustee is removed the depositor will promptly appoint a successor owner trustee. If a successor owner trustee does not take office within 30 days after the retiring owner trustee resigns or is removed, the retiring owner trustee may petition any court of competent jurisdiction for appointment of a successor owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee, whereupon the securities or issuing entity administrator will provide notice of such resignation and appointment to the holder of the ownership certificate, the indenture trustee, the securityholders and the rating agencies.

Any fees and expenses owed to the retiring owner trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Custodial Agreement

Unless otherwise specified in the related prospectus supplement, in connection with the sale of the mortgage loans by the depositor to the issuing entity on the related closing date, the depositor will be required to deliver a loan file to the custodian with respect to each mortgage loan consisting of, as to each mortgage loan:

•	the original mortgage note endorsed to the order of the trustee or in blank, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements;

•	the original recorded mortgage, or if the original mortgage has been submitted for recordation but has not been returned by the applicable public recording office, a certified copy thereof;

•	for any mortgage loan not recorded with MERS(R) System, the original assignment of the mortgage to the trustee or in blank, in recordable form (except as described in the related prospectus supplement);

•	each original recorded intervening assignment of the mortgage as may be necessary to show a complete chain of title to the trustee, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

•	the original of the policy or certificate of primary mortgage guaranty insurance, to the extent available, or a copy of such policy certified as true and correct by the insurer;

•	the original title insurance policy, note of title insurance or written commitment, or a copy of such policy certified as true and correct by the insurer; and

•	the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian will hold the related mortgage loan documents on behalf of the trustee pursuant to the custodial agreement. The mortgage loan documents related to a mortgage loan will be held separate from other mortgage loan files held by the custodian. The custodian will maintain the mortgage loan documents in a fireproof facility intended for the safekeeping of mortgage loan files.

The Trustees; Agents

The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement. References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the pooling and servicing agreement trustee, indenture trustee or owner trustee, as applicable, unless the context requires otherwise.

Each trustee’s liability in connection with the issuance and sale of securities of a series and its administration of the issuing entity will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related issuing entity for losses and expenses it may incur, to the extent provided in the applicable agreements. Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee. A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee. Such a party will be entitled to compensation as described in the prospectus supplement. In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

Loss Mitigation Advisor; Investment Manager; Other Parties

The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of mortgage loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, which may be an affiliate of the depositor, for the limited purposes described in the prospectus supplement, or (3) such other parties performing such other functions as are described in the prospectus supplement. Such parties will be entitled to compensation as described in the prospectus supplement.

CERTAIN LEGAL ASPECTS OF THE LOANS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because these legal aspects are governed primarily by applicable state law and because the applicable state laws may differ substantially from state to state, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

Deeds of Trust and Mortgages.  The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans.  Some of the loans may be cooperative loans. A cooperative is owned by tenant-stockholders, who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. The cooperative owns the real property and the specific units and is responsible for management of the property. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.

Foreclosure/Repossession

Deed of Trust.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, these foreclosures also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, including California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages.  Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where deficiency judgments are available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have eliminated the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statue. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 also provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. Please refer to the discussion under the heading “Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to environmental risks. Such risks, among other things, could substantially impair a borrower’s ability to repay a loan, result in substantial diminution in the value of the property pledged as collateral to secure the loan and/or give rise to liability which could exceed the value of such property or the principal balance of the related loan.

Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean up. In several states this type of lien has priority over the lien of an existing mortgage against the related property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the United States Environmental Protection Agency (“EPA”) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property and related costs, even though the environmental damage or threat was caused by a prior or current owner or operator or another third party. CERCLA imposes liability for these costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who, without participating in the management of a facility or property, holds indicia of ownership primarily to protect its security interest (the “secured creditor exclusion”). Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

If a lender is or becomes liable, it may be entitled to bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup and the diminution in value of contaminated property and related liabilities or losses may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as the holder does not exercise decision-making control over the borrower’s enterprise, participate in the management or control of decision-making relating to the operation of a tank, as long as petroleum is not added to, stored in or dispensed from the tank, or as long as holder does not deviate from certain other requirements specified in the rule. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, similar protections to those accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower’s business to deny the protection of the secured creditor exemption to the lender, regardless of whether lender actually exercised such influence.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. The legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property. As noted above, the secured creditor exclusion does not govern liability for cleanup costs except under the federal laws discussed above. In addition, certain other environmental conditions may be required to be addressed under other federal, state or local laws or in order to improve the marketability of a property. Therefore, under certain circumstances, including but not limited to after foreclosure, a lender may incur costs under applicable laws or in order to improve the marketability of a property in connection with environmental conditions associated with that property, such as the presence or release of regulated materials in underground storage tanks, asbestos-containing material, lead paint or radon gas. If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. It is conceivable that the costs arising from such circumstances would result in a loss to securityholders.

Except as otherwise specified in the prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the properties were conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non- judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

With respect to “additional collateral loans,” realization upon the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in some circumstances, including those in which the disposition of the additional collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens upon additional collateral consisting of some types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws other than the UCC, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any additional collateral is governed by the UCC or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such limitations may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both such mortgaged properties and the additional collateral concurrently.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of payments. See “Bankruptcy Laws” below.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Bankruptcy Laws

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien. Certain of the mortgaged properties may have a junior “wraparound” mortgage or deed of trust encumbering such mortgaged property. In general terms, a “wraparound” mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

A “deficient valuation” with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the “outstanding balance”), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used in this prospectus, “deficient valuation” means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof. If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan’s revised amortization schedule). A “debt service reduction” with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3) to the extent other collateral may be substituted for the rents.

To the extent a borrower’s ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.

In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee’s poor financial condition. In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease. Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor’s mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is “adequate protection” of the existing mortgagee’s interest. To the extent that a mortgage loan is secured only by a mortgage on the debtor’s principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such “superpriority” status pursuant to a reorganization plan under chapter 11 or chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

Due-on-Sale Clauses

Each conventional loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in

August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (a) originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (b) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St. Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Prepayment Charges and Prepayments

Applicable regulations prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a mortgage loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered will be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”) permits the collection of prepayment charges in connection with some types of mortgage loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Acct or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees with respect to Parity Act loans originated on or after July 1, 2003. Accordingly, it is possible that prepayment charges may not be collected on some mortgage loans that provide for the payment of these charges. Any prepayment charges collected on mortgage loans may be available for distribution only to a specific class of securities or may not be available for distribution to any class of securities. If so specified in the accompanying prospectus supplement, prepayment charges may be retained by the servicer or by sub-servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Alternative Mortgage Instruments

ARM Loans and home equity revolving credit loans originated by nonfederally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

•	state-chartered banks may originate alternative mortgage instruments, including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations

•	promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

•	all other nonfederally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of these provisions. Several states have taken this type of action.

All of the ARM Loans and home equity revolving credit loans held by a trust that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans and home equity revolving credit loans held by a trust that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act formerly known as the Soldiers’ and Sailors’ Relief Act of 1940, (the “Relief Act”), a borrower who enters military service after the origination of his or her loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of his or her active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is affected by the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the issuing entity for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the issuing entity (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a future advance clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage may be included in the issuing entity. The priority of the lien securing any advance made under a future advance clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws

The Reigle Community Development and Regulatory Improvement Act of 1994 (the “Reigle Act”) incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act (“TILA”). These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans. In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Mortgage loans are also subject to various other federal laws, including (1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers’ credit experience. Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the issuing entity to damages.

State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans. Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the issuing entity to damages.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute (“RICO”) may be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (2) the lender was at the time of execution of the mortgage “reasonably without cause to believe” that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities based on the advice of Chapman and Cutler LLP, special tax counsel to the depositor. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations (including regulations promulgated under sections 860A through 860G of the

Code, the “REMIC Regulations”), rulings and decisions all as in effect as of the date of this prospectus, and all of which are subject to change, possibly retroactively.

This summary does not address federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors subject to special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under section 163(d)(4)(B)(iii) of the Code. In addition, this summary is limited to investors who will hold the securities as “capital assets” (generally, property held for investment) as defined in section 1221 of the Code.

Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. As applied to any particular class or series of securities, the summary is subject to further discussion or change as provided in the related prospectus supplement.

Types of Securities

This discussion addresses the following types of securities:

•	REMIC securities (“REMIC Securities”)

•	securities issued by issuing entities for which a REMIC election is not made and which are treated as indebtedness of the issuer for federal income tax purposes (“Non-REMIC Debt Securities”)

The prospectus supplement for each series of securities will indicate the applicable tax characterization for each security issued pursuant to that supplement. Set forth below is a general description of each type of security and the anticipated material federal income tax consequences of investing in such security. The discussions under “— Special Tax Attributes,” “— Withholding With Respect to Certain Foreign Investors,” “— Backup Withholding” and “— Tax Return Disclosure Requirements” below relate to all types of securities discussed herein.

Taxation of Debt Securities Generally

When we refer to a “Debt Security” or “Debt Securities” in the discussion that follows, we mean (1) REMIC securities that are “regular interest securities,” as defined below and (2) Non-REMIC Debt Securities. This discussion is based in part on the rules governing original issue discount as set forth in Code sections 1271 through 1273, 1275 and 1281 through 1283, the regulations issued thereunder (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service (“IRS”) will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Original Issue Discount.  Some classes of Debt Securities offered in a series may be issued with OID. Holders of any class of Debt Securities having OID must generally include OID in ordinary gross income for federal income tax purposes as it accrues, in accordance with the constant yield method, in advance of receipt of the cash attributable to such income. When required by the Code and/or applicable regulations, the Issuer will indicate on the face of each Debt Security issued by it information concerning the application of the OID rules to such Debt Security and certain other information that may be required. The Issuer will report annually to the IRS and to holders of record of such Debt Securities information with respect to the OID accruing on such Debt Securities during the reporting period.

In general, each Debt Security will be treated as a single installment obligation for purposes of determining the OID includible in a holder’s income. The amount of OID on such a Debt Security is the excess of the stated redemption price at maturity of the Debt Security over its issue price. The issue price of a Debt Security is the initial offering price to the public at which a substantial amount of the securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the prospectus supplement for a series of securities. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the date of the their initial issuance, the issue price for such class will likely be treated as equal to its fair market value on the closing date. The portion of the initial offering price which consists of payment for interest accrued on the Debt Securities prior to the closing date generally may, at the option of the initial holders, be subtracted from the issue price of the securities and treated as an offset to interest received on the first payment date.

The stated redemption price at maturity of a Debt Security is equal to the total of all payments to be made on the Debt Security other than “qualified stated interest payments.” “Qualified stated interest payments” are payments on the Debt Securities which are paid at least annually and are based on either a fixed rate or a “qualified variable rate.” Under the OID Regulations, interest is treated as payable at a “qualified variable rate” and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the Debt Security does not exceed the total noncontingent principal payments and (iii) interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on such security. Generally, the stated redemption price at maturity of a Debt Security (other than an “accrual security,” as described below) is its stated principal amount; the stated redemption price at maturity of an accrual security is the sum of all payments (regardless of how denominated) scheduled to be received on such accrual security under the Tax Prepayment Assumption (as defined below). Any payment denominated as interest that does not constitute a qualified stated interest payment is generally referred to as a “contingent interest payment.” The related prospectus supplement will discuss whether the payments on a Debt Security denominated as interest are qualified stated interest payments and the treatment for federal income tax purposes of any contingent interest payments.

Notwithstanding the general definition of OID above, any OID with respect to a Debt Security will be considered to be zero if such discount is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by its weighted average life (a “de minimis” amount). The weighted average life of a Debt Security for this purpose is the sum of the following amounts (computed for each payment included in the stated redemption price at maturity of the Debt Security): (i) the number of complete years (rounded down for partial years) from the closing date until the date on which each such payment is scheduled to be made under the Tax Prepayment Assumption, multiplied by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the Debt Security’s stated redemption price at maturity. Holders of Debt Securities generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all interest on a Debt Security, including de minimis OID and market discount and as adjusted by any premium, under a constant yield method.

The Code requires that the amount and rate of accrual of OID be calculated based on a reasonable assumed prepayment rate for the mortgage loans, the mortgage loans underlying any mortgaged-backed securities and/or other mortgage collateral securing the Debt Securities (the “Tax Prepayment Assumption”) and prescribes a method for adjusting the amount and rate of accrual of such discount if actual prepayment rates exceed the Tax Prepayment Assumption. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for OID previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption is required to be determined in the manner prescribed by regulations that have not yet been issued. It is anticipated that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such securities. The related prospectus supplement for each series of securities will specify the Tax Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of OID. No representation is made that the mortgage collateral will prepay at the Tax Prepayment Assumption or at any other rate.

Generally, a holder of a Debt Security must include in gross income the sum of the “daily portions,” as determined below, of the OID that accrues on a Debt Security for each day the holder owns the Debt Security, including the purchase date but excluding the disposition date. In the case of an original holder of a Debt Security, a calculation will be made of the portion of the OID that accrues during each successive period (or shorter period from date of original issue) (an “accrual period”) that ends on the day in the calendar year corresponding to each of the payment dates on the Debt Securities (or the date prior to each such date). This will be done, in the case of each full accrual period, by:

(1) adding (A) the present value at the end of the accrual period of all remaining payments to be received on the Debt Securities, computed taking into account (i) the yield to maturity of the Debt Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Tax Prepayment Assumption, and (B) any payments received during such accrual period, other than payments of qualified stated interest, and

(2) subtracting from that total the “adjusted issue price” of the Debt Securities at the beginning of such accrual period. The adjusted issue price of a Debt Security at the beginning of the initial accrual period is its issue price; the adjusted issue price of a Debt Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to such accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during such accrual period. The OID accrued during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID must be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the Debt Securities.

With respect to any Debt Security that is a variable rate debt instrument, the sum of the daily portions of OID that is includible in the holder’s gross income is determined under the same principles described above, with the following modifications: the yield to maturity on the Debt Securities should be calculated as if the interest index remained at its value as of the issue date of such Debt Securities. Because the proper method of adjusting accruals of OID on a variable rate debt instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such Debt Securities for federal income tax purposes.

A subsequent purchaser of a Debt Security issued with OID who purchases the Debt Security at a cost less than the remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such Debt Security is held, the sum of the daily portions of OID on the Debt Security. In computing the daily portions of OID with respect to a Debt Security for such a subsequent purchaser, however, the daily portion for any day shall be reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Debt Security exceeds its adjusted issue price (the “acquisition premium”), and the denominator of which is the amount by which the remaining stated redemption price at maturity exceeds the adjusted issue price.

Amortizable Bond Premium.  A holder who purchases a Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity generally will be considered to have purchased the Debt Security at a premium, which it may, under section 171 of the Code, elect to amortize as an offset to interest income on such Debt Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Debt Securities have been issued, the relevant legislative history under section 171 of the Code indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Debt Securities of a series will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election under section 171 of the Code to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Debt Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

Market Discount.  The Debt Securities are subject to the market discount provisions of Code sections 1276 through 1278. These rules provide that if a subsequent holder of a Debt Security purchases it at a market discount, some or all of any principal payment or of any gain recognized upon the disposition of the Debt Security will be taxable as ordinary interest income. Market discount on a Debt Security means the excess, if any, of (1) the sum of its issue price and the aggregate amount of OID includible in the gross income of all holders of the Debt Security prior to the acquisition by the subsequent holder (presumably adjusted to reflect prior principal payments), over (2) the price paid by the holder for the Debt Security. Market discount on a Debt Security will be considered to be zero if such discount is less than .25% of the stated redemption price at maturity of such Debt Security multiplied by its weighted average life, which presumably would be calculated in a manner similar to weighted average life (described above), taking into account distributions (including prepayments) prior to the date of acquisition of such Debt Security by the subsequent purchaser. If market discount on a Debt Security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such Debt Security and when each such distribution is made, gain equal to the discount allocated to such distribution will be recognized.

Any principal payment (whether a scheduled payment or a prepayment) or any gain on the disposition of a market discount Debt Security is to be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the Debt Securities is to be reduced by the amount so treated as ordinary income.

The 1986 Act grants authority to the U.S. Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the U.S. Treasury, certain rules described in the Conference Committee Report to the 1986 Act will apply. Under those rules, the holder of a market discount Debt Security may elect to accrue market discount either on the basis of a constant interest rate or using one of the following methods. For Debt Securities issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Debt Securities issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Debt Securities) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID shall apply. Regulations are to provide similar rules for computing the accrual of amortizable bond premium on instruments payable in more than one principal installment. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter. In addition, accrual method holders may elect to accrue all interest on a Debt Security, including de minimis OID and market discount and as adjusted by any premium, under a constant yield method.

A subsequent holder of a Debt Security who acquired the Debt Security at a market discount also may be required to defer, until the maturity date of the Debt Security or the earlier disposition of the Debt Security in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Debt Security in excess of the aggregate amount of interest (including OID) includible in his or her gross income for the taxable year with respect to such Debt Security. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Debt Security for the days during the taxable year on which the subsequent holder held the Debt Security, and the amount of such deferred deduction to be taken into account in the taxable year in which the Debt Security is disposed of in a transaction in which gain or loss is not recognized in whole or in part is limited to the amount of gain recognized on the disposition. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

Because the regulations described above with respect to market discounts and bond premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Debt Security purchased at a discount or premium in the secondary market.

Election to Treat All Interest as Original Issue Discount.  The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market discount or OID) and bond premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Securities acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest or discount and the election to amortize bond premium on a constant yield method with respect to a security are each irrevocable without IRS consent.

Effects of Defaults and Delinquencies.  Certain series of Debt Securities may contain one or more classes of subordinated Debt Securities, and in the event there are defaults or delinquencies on the mortgage assets, amounts that would otherwise be distributed on the subordinated Debt Securities may instead be distributed on the senior Debt Securities. Holders of subordinated Debt Securities nevertheless will be required to report income with respect to such subordinated Debt Securities under an accrual method without giving effect to delays and reductions in distributions on such subordinated Debt Securities attributable to defaults and delinquencies on the mortgage assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a subordinated holder of a Debt Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated Debt Security is reduced as a result of defaults and delinquencies on the mortgage assets.

Treatment of Losses.  Holders of Debt Securities using the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the issuing entity’s assets, except possibly, in the case of income that under the Code constitutes “qualified stated interest”, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the security is disposed of in a taxable transaction or becomes worthless in accordance with the rules under section 166 of the Code. As a result, the amount of income required to be reported by a holder in any period could exceed the amount of cash distributed to such holder in that period.

Although not entirely clear, it appears that (i) holders of Debt Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Debt Securities becoming wholly or partially worthless and (ii) holders of Debt Securities that are not corporations generally should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Debt Securities becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Debt Securities may be allowed a bad debt deduction at such time that the principal balance of any such Debt Security is reduced to reflect realized losses resulting from any liquidated mortgage assets. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage assets remaining in the related issuing entity have been liquidated or the Debt Securities of the related series have been otherwise retired. Potential investors and holders of the Debt Securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Debt Securities, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Debt Securities.

REMIC Securities

With respect to each series of REMIC securities, Chapman and Cutler LLP will deliver an opinion generally to the effect that, under existing law, assuming timely filing of a REMIC election and ongoing compliance with all provisions of the related Agreements, all or a portion of the trust estate securing such series of securities will qualify as one or more “real estate mortgage investment conduits” (“REMIC”) within the meaning of section 860D of the Code.

The securities in such series will be designated either as one or more “regular interests” in a REMIC, which generally are treated as debt for federal income tax purposes, or the sole class of “residual interest” in a REMIC, which generally is not treated as debt for such purposes but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The prospectus supplement for such series will indicate which classes of securities are being designated as regular interests (“regular interest securities”) and which class is being designated as the residual interest (“residual interest securities”).

For certain series of securities, multiple separate elections may be made to treat designated portions of the related trust estate as REMICs (referred to as the “Upper Tier REMIC” and the “Lower Tier REMIC(s)” respectively) for federal income tax purposes. Upon the issuance of any such series of securities, Chapman and Cutler LLP will deliver its opinion generally to the effect that, under existing law, assuming timely filing of applicable REMIC elections and ongoing compliance with all provisions of the related Agreements, the Upper Tier REMIC and each Lower Tier REMIC will each qualify as a REMIC for federal income tax purposes. In certain cases, a single residual interest security may represent the residual interest in both the Upper Tier REMIC and each Lower Tier REMIC. In such case, the discussion of residual interest securities set forth below should be interpreted as applying to each residual interest separately.

Taxation of Regular Interest Securities

Treatment of REMIC Regular Interests Generally.  Except as otherwise stated in this discussion, regular interest securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of regular interest securities that otherwise report income under a cash method of accounting will be required to report income with respect to regular interest securities under an accrual method.

To the extent provided in the applicable prospectus supplement, a regular interest security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the issuing entity but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”). The outside reserve fund typically would be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Interest Income.  Although unclear at present, the depositor intends to treat interest on a regular interest security that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular interest securities will be deemed to be the index in effect through the life of the regular interest securities. It is possible, however, that the IRS may treat some or all of the interest on regular interest securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such regular interest securities.

Original Issue Discount.  Certain classes of regular interest securities may be issued with OID. The rules governing OID with respect to a regular interest security are described above under “Taxation of Debt Securities Generally — Original Issue Discount.” In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on regular interest securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of OID on such regular interest security for federal income tax purposes.

Amortizable Bond Premium.  The rules governing “premium” apply equally to regular interest securities (see above “Taxation of Debt Securities Generally — Amortizable Bond Premium”).

Market Discount.  A subsequent purchaser of a regular interest security may also be subject to the market discount provisions of Code sections 1276 through 1278. These rules are described above under “Taxation of Debt Securities Generally — Market Discount.”

Sale or Exchange.  If a regular interest security is sold, exchanged, redeemed or retired, the holder will recognize gain or loss equal to the difference, if any, between the amount realized on such disposition and the adjusted basis in the regular interest security. Similarly, a holder who receives a payment denominated as principal with respect to a regular interest security will recognize gain equal to the excess, if any, of the amount of such payment over his adjusted basis in the regular interest security. A holder that receives a final payment that is less than the holder’s adjusted basis in a regular interest security will generally recognize a loss. The adjusted basis of a regular interest security generally will equal the cost of the regular interest security to the holder, increased by any OID or market discount previously included in the holder’s gross income with respect to the regular interest security, and reduced by payments (other than payments of qualified stated interest) previously received by the holder on the regular interest security and by any amortized premium.

Except as note above with respect to market discount and except as noted below, any such gain or loss on a regular interest security generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the regular interest security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

If the holder of a regular interest security is a bank, a mutual savings bank, a thrift institution, or a similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of the regular interest security will be treated as ordinary income or loss.

In the case of other types of holders, gain from the disposition of a regular interest security that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the regular interest security by the holder during his holding period is less than the amount that would have been includible in income if the yield on that regular interest security during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the holder acquired the regular interest security. Although the relevant legislative history indicates that the portion of the gain from disposition of a regular interest security that will be recharacterized as ordinary income is limited to the amount of OID (if any) on the regular interest security that was not previously includible in income, the applicable Code provision contains no such limitation.

Taxation of Holders of Residual Interest Securities

The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See “— Prohibited Transactions and Contributions Tax” below. Instead, the original holder of a security representing a residual interest (a “residual interest security”) will report on its federal income tax return, as ordinary income, the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the residual interest securities in proportion to their respective holdings on such day.

The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of residual interest securities without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual interest securities will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the residual interest securities will be subject to tax rules, described below, that differ from those that would apply if the residual interest securities were treated for federal income tax purposes as direct ownership interests in the mortgage assets or as debt instruments issued by the REMIC.

The holder of a residual interest security may be required to include taxable income from the residual interest security in excess of the cash distributed. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate security or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of such a security or instrument.

A subsequent residual interest securityholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such residual interest securityholder owns such residual interest security. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual interest securityholder, as described above. The legislative history to the Code provisions governing this matter indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual interest security that purchased such residual interest security at a price greater than (or less than) the adjusted basis such residual interest security would have in the hands of an original residual interest securityholder. See “— Sale or Exchange” below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Limitation on Losses.  The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which such loss arises. A holder’s basis in a residual interest security will initially equal such holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

Distributions.  Distributions on a residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of such payment exceeds a holder’s adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of such excess.

Excess Inclusions.  The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of (a) REMIC taxable income for the quarterly period allocable to a residual interest security, over (b) the daily accruals for such quarterly period. For this purpose, daily accruals are determined by allocating to each day in the calendar quarter its ratable portion of the “adjusted issue price” of the residual interest security at the beginning of such quarterly period and 120% of the long term applicable federal rate in effect on the date the residual interest security is issued. The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the U.S. Treasury, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

The portion of the REMIC taxable income of a holder of a residual interest security consisting of “excess inclusion” income will be subject to federal income tax in all events and may not be offset by unrelated deductions or losses, including net operating losses, on such holder’s federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code section 511, such holder’s excess inclusion income will be treated as unrelated business taxable income of such holder. If a residual interest security is owned by a foreign person, excess inclusion income is subject to U.S. withholding tax which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) has eliminated the special rule permitting section 593 institutions (“thrift institutions”) to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual securities that have “significant value” within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual securities continuously held by a thrift institution since November 1, 1995.

In the case of any residual interest securities held by a REIT, the Code provides that under regulations to be issued the aggregate excess inclusions with respect to such residual interest securities, reduced (but not below zero) by the REIT taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual interest security as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules. No such regulations have been issued to date and it is unclear how this provision would be applied in practice.

In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

Sale or Exchange.  A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and such holder’s adjusted basis in the residual interest security at the time of such sale or exchange. In general, any such gain or loss will be capital gain or loss provided the residual interest security is held as a capital asset. However, residual interest securities will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a residual interest security by a bank or thrift institution to which such section applies would be ordinary income or loss. Any loss upon disposition of a residual interest security may be disallowed if, within six months before of after the disposition of the residual interest security, the selling holder acquires any residual interest in a REMIC or any interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) which is comparable to a residual interest in a REMIC. In that event, any loss will increase such regular interest securityholder’s adjusted basis in the newly acquired interest.

Disqualified Organizations.  As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any “disqualified organization.” Disqualified organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, REIT, regulated investment company, or any person holding as nominee), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

Transfers of Noneconomic Residual Interests.  Under the REMIC Regulations, if a residual interest security is a “noneconomic residual interest,” as described below, such transfer of a residual interest security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual interest security is a “noneconomic residual interest” unless at the time of the transfer (i) the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under final regulations issued by the Treasury Department on July 19, 2002, a transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the financial condition of the transferee, (ii) the transferee acknowledges to the transferor that the residual interest security may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest security as they become due, (iii) the transferee represents that it will not cause income from the residual interest security to be attributable to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer and (iv) the transfer satisfies either an “asset test” or “formula test.” The “asset test” requires that the transfer be to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the aforementioned “safe harbor.” The asset test is not satisfied if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the residual interest security will not be paid. Meanwhile, the “formula test” requires that the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of (i) the present value of any consideration given to the transferee to acquire the interest, (ii) the present value of the expected future distributions on the interest, and (iii) the present value of any anticipated tax savings associated with holding the interest as the REMIC generates losses. If a transfer of a “noneconomic residual security” is disregarded, the transferor would continue to be treated as the owner of the residual interest security and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors.  The REMIC Regulations provide that the transfer of a residual interest security that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee’s income in respect of the residual interest security is effectively connected with the conduct of a United Sates trade or business. A residual interest security is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the residual interest security to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreements will provide that no residual interest security may be transferred to a non-U.S. Person. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is not a Non-U.S. Person.

The Agreements provide that any attempted transfer or pledge in violation of the transfer restrictions discussed above shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual interest securities are advised to consult their own tax advisors with respect to transfers of the residual interest securities and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Inducement Fees.  The REMIC Regulations (i) require transferees of noneconomic residual interests that receive payments made to induce the acquisition of such interests (“inducement fees”) to recognize such fees as income over the expected remaining life of the acquired REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding the residual interests, and (ii) specify that inducement fees constitute income from sources within the United States. These regulations will apply to any inducement fee received in connection with the acquisition of a residual interest security.

Mark-to-Market Rule.  Prospective purchasers of a residual interest security should be aware that such a security acquired after January 3, 1995 cannot be marked-to-market.

Taxation of the REMIC

Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, regular interests issued by a REMIC are treated as debt of the REMIC.

Qualification as a REMIC.  The issuing entity’s trust estate or, alternatively, each of one or more designated pools of the assets of the trust estate, may elect to be treated under the Code as a REMIC. The regular interest securities and residual interest securities will constitute the “regular interests” and “residual interests,” respectively, in a REMIC if an election is in effect and certain tests concerning (i) the composition of the REMIC’s assets and (ii) the nature of the holders’ interests in the REMIC are met on a continuing basis. A loss of REMIC status could have a number of consequences for holders. If, as the result of REMIC disqualification, the trust estate were treated as an association taxable as a corporation, distributions on the security could be recharacterized in part as dividends from a non-includible corporation and in part as returns of capital. Alternatively, distributions on a regular interest security could continue to be treated as comprised of interest and principal notwithstanding REMIC disqualification, in which case a cash-basis holder might not be required to continue to recognize interest and market discount with respect to the security on a accrual basis. Under the first alternative, a loss of REMIC status would, and under the second alternative, a loss of REMIC status could cause the securities and the associated distributions not to be qualified assets and income for the various purposes of domestic building and loan associations and REITs described under “Special Tax Attributes — REMIC Securities” below, although such a loss would not affect the status of the securities as “government securities” for REITs. The securities should continue to qualify as “government securities” for regulated investment companies, regardless of whether REMIC status is lost.

Calculation of REMIC Income.  The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a residual interest security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including REITs) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of such holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the “startup day” (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code and the OID regulations apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which securityholders accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities Generally” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax.  The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to limited exceptions, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of residual interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Administrative Matters.  The books of a REMIC must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. A REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Non-REMIC Debt Securities

If a REMIC election is not made on behalf of the issuing entity’s trust estate, Chapman and Cutler LLP will deliver its opinion generally to the effect that (i) although no regulations, published rulings or judicial decisions exist that specifically discuss the characterization for federal income tax purposes of securities with terms substantially the same as the non-REMIC debt securities, in its opinion such securities will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the collateral or an equity interest in the issuer, and (ii) either (A) the issuer will not be a taxable mortgage pool or (B) the issuer may be a taxable mortgage pool but will not subject to federal income tax as a corporation so long as all of the securities classified as equity interests in the issuer for federal income tax purposes are held by an entity that qualifies as a REIT, or are held directly or indirectly through one or more wholly owned “qualified REIT subsidiaries,” each as defined under section 856 of the Code.

Interest on Non-REMIC Debt Securities.  Except as described with respect to OID, market discount or premium, interest paid or accrued on non-REMIC debt securities generally will be treated as ordinary income to the holder, and will be includible in income in accordance with such holder’s regular method of accounting.

Original Issue Discount.  Certain classes of non-REMIC debt securities may be issued with OID. The rules governing OID with respect to a regular interest security are described above under “Taxation of Debt Securities Generally — Original Issue Discount.” In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on non-REMIC debt securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of OID on such non-REMIC debt securities for federal income tax purposes.

Amortizable Bond Premium.  The rules governing “premium” apply equally to non-REMIC debt securities (see above “Taxation of Debt Securities Generally — Amortizable Bond Premium”).

Market Discount.  A subsequent purchaser of a non-REMIC debt security may also be subject to the market discount provisions of Code sections 1276 through 1278. These rules are described above under “Taxation of Debt Securities Generally — Market Discount.”

Sale or Redemption.  If a security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller’s adjusted basis in the security. Such adjusted basis generally will equal the cost of the security to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the security and reduced by payments, other than payments of qualified stated interest, previously received by the seller and by any amortized premium. If a securityholder is a bank, thrift or similar institution described in section 582(c) of the Code, gain or loss realized on the sale or exchange of a security will be taxable as ordinary income or loss. Any such gain or loss recognized by any other seller generally will be capital gain or loss provided that the security is held by the seller as a “capital asset” (generally, property held for investment) within the meaning of Code section 1221. Such gain or loss will be long-term gain or loss if the security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

Special Tax Attributes

Certain securities carry additional special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities Except to the extent otherwise provided in the related prospectus supplement: (i) REMIC securities held by a “domestic building and loan association” will constitute assets described in Code section 7701(a)(19)(C)(xi); and (ii) REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Code section 856(c)(5)(B) and interest on such securities will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B), subject to the limitation as set forth below. REMIC securities held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code section 582(c)(1).

In the case of items (i) and (ii) above, if less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the REMIC securities will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. Additionally, in the case of a REIT, the same limitation described in the preceding sentence shall apply for the purpose of treating income on such REMIC securities as “interest on obligations secured by mortgages on real property.” If a series of securities employs a multi-tier REMIC structure, both the Upper Tier REMIC and the Lower Tier REMIC will be treated as a single REMIC for purposes of determining the extent to which the related REMIC securities and the income thereon will be treated as such assets and income.

Regular interest securities held by other REMICs generally also qualify as “qualified mortgages” within the meaning of section 860G(a)(3) of the Code, provided such securities are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The SBJPA of 1996 repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under section 856(c)(5)(B) of the Code.

Non-REMIC Debt Securities.  Non-REMIC debt securities will be treated as indebtedness of the issuer for federal income tax purposes and as such, (i) securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v), (ii) interest on non-REMIC debt securities held by a REIT will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code section 856(c)(3)(B), and non-REMIC debt securities will not constitute “real estate assets” or “government securities” within the meaning of Code section 856(c)(4)(A), and (iii) non-REMIC debt securities held by a regulated investment company will not constitute “government securities” within the meaning of Code section 851(b)(4)(A)(i).

Withholding With Respect to Certain Foreign Investors

Interest (including OID) paid to or accrued by a beneficial owner of a security who is a not a U.S. Person (a “foreign person”) generally will be considered “portfolio interest” and generally will not be subject to U.S. federal income and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the depositor or its affiliates or a controlled foreign corporation with respect to which the depositor or its affiliates is a related person (all within the meaning of the Code) and (ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the securities (the “withholding agent”) with an appropriate statement on Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding), or an applicable successor form. If a security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If interest on the securities is not portfolio interest, then interest (including OID) will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a security through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

For purposes of this discussion, the term “U.S. Person” means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.

Backup Withholding

Under federal income tax law, a securityholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to “backup withholding” under certain circumstances. Backup withholding may apply to such person who is a United States person if such person, among other things, (i) fails to furnish his social security number or other taxpayer identification number, (ii) furnishes an incorrect taxpayer identification number, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number provided is correct and that such person is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a securityholder who is a Non-U.S. Person if the securityholder fails to provide securities broker with a Foreign Person Certification. Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of regular interest securities or residual interest securities. The backup withholding rate is generally the fourth lowest rate of income tax as in effect from time to time. Backup withholding, however, does not apply to payments on a security made to certain exempt recipients, such as tax-exempt organizations, and to certain Non-U.S. Persons. Securityholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a security.

Tax Return Disclosure Requirements

Recent legislation and Treasury Department pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Taxpayers are required to report certain information on IRS Form 8886 if they participate in a “reportable transaction” (as defined under Treasury regulations promulgated under Section 6011 of the Code). Pursuant to recent legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction.” The rules defining “reportable transactions” are complex and include, among other categories of transactions, transactions that result in certain losses that exceed threshold amounts. Holders of certificates are encouraged to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

The following describes certain considerations under ERISA and Section 4975 of the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such securities.

ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and certain Keogh plans, and on collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons (“Parties in Interest”) having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an “equity” interest could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances unless certain exceptions apply.

Under the Plan Asset Regulation, the term “equity” interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” If the securities of a series consist of notes or bonds that are not treated as equity interests in the issuing entity for purposes of the Plan Asset Regulation, a Plan’s investment in such notes or bonds would not cause the issuing entity assets to be deemed Plan assets. However, the depositor, the servicer, the trustee and the underwriter may be the depositor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes or bonds, the purchase of notes or bonds using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, notes or bonds may not be purchased using the assets of any Plan if the depositor, the servicer, the trustee, the underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

In addition, the issuing entity or an affiliate might be considered or might become a Party in Interest with respect to a Plan. Also, any holder of certificates issued by the issuing entity, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans depositored by such holder. In either case, the acquisition or holding of notes by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

•	Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”;

•	PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

•	PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers.”

The prospectus supplement for a series of securities may require that Plans investment in notes or bonds represent that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

The Plan Asset Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors,” which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan’s investment in the entity.

If no exception under the Plan Asset Regulation applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in an issuing entity established for a series of securities, then the issuing entity assets would be considered to be assets of the Plan. Because the loans held by the issuing entity may be deemed Plan assets of each Plan that purchases equity securities, an investment in the securities by a Plan might be a prohibited transaction under Sections 406 and 407 of ERISA and subject to an excise tax under Section 4975 of the Code and may cause transactions undertaken in the course of operating the issuing entity to constitute prohibited transactions, unless a statutory or administrative exemption applies.

The DOL has issued PTCE 83-1, which exempts from ERISA’s prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of “mortgage pool pass-through certificates” in the initial issuance of such certificates. If the general conditions (discussed below) of PTEC 83-1 are satisfied, investments by a Plan in certificates that provide for pass-through payments of principal and interest and represent beneficial undivided fractional interests in a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash (“single family securities”) will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the single family securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool depositor, the Plan does not purchase more than 25% of all single family securities, and at least 50% of all single family securities are purchased by persons independent of the pool depositor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities.

The discussion in this and the next succeeding paragraph applies only to single family securities. PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

•	the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

•	the existence of a pool trustee who is not an affiliate of the pool depositor; and

•	a limitation on the amount of the payment retained by the pool depositor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool depositor to the pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under “Credit Enhancement” in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See “Description of the Securities” in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold single family securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The DOL has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of securities issued by the investment pools whose assets consist of:

certain types of secured receivables, secured loans and other secured obligations, including home equity loans, obligations secured by shares issued by a cooperative housing association, and obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multi-family residential real property (including obligations secured by leasehold interests on residential real property);

•	property securing a permitted obligation;

•	undistributed cash, cash credited to a “pre-funding account” or a “capitalized interest account”, and certain temporary investments made therewith; and

•	certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of an issuing entity (including a grantor trust, owner trust or REMIC) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such issuing entity.

Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

•	the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•	the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a “designated transaction”;

•	at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard and Poor’s Rating Services, Moody’s Investors Service, Inc. or Fitch Ratings, each referred to herein as a “rating agency”;

•	the trustee must not be an affiliate of any other member of the “restricted group”;

•	the sum of all payments made to and retained by the underwriter must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer’s depositor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

•	the plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

•	in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

The issuer must also meet the following requirements:

•	the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

•	securities evidencing interests in other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan’s acquisition of securities; and

•	investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan’s acquisition of securities.

For purposes of the underwriter exemptions, the term “designated transaction” includes any securitization transaction in which the assets of the issuer consist solely of home equity loans, obligations secured by shares issued by a cooperative housing association and/or obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multi-family residential real property (including obligations secured by leasehold interests on residential real property). Such home equity loans and residential mortgage loans may be less than fully secured, provided that:

•	the securities acquired by a plan in the designated transaction are not subordinated to any other class of securities issued by the same issuer;

•	at the time of acquisition, the securities acquired by the plan must have received a rating in one of the two highest generic rating categories from a rating agency; and

•	the obligations must be secured by collateral whose fair market value on the closing date of the designated transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the obligation and (ii) the outstanding principal balance of any other obligations of higher priority (whether or not held by the issuer) which are secured by the same collateral.

The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

•	the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

•	the plan’s investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

•	immediately after the plan acquires the securities, no more than twenty-five percent of the plan’s assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The underwriter exemptions do not apply to plans depositored by a member of the restricted group, which includes the depositor, the servicer (and any subservicer), the trustee, the underwriter, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer’s assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer’s assets. As with certificates, exemptive relief would not be available for plans depositored by a member of the restricted group.

The prospectus supplement will provide further information that plans should consider before purchasing the securities. Any plan fiduciary that proposes to cause a plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any underwriter exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and composition of the plan’s investment portfolio.

LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of this type of legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractually commitment was made or such securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by NCUA Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a mortgage related security).

The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled “Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities,” or “TB 13a,” which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives; and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as “complex securities.” The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The predecessor to the OTS issued a bulletin entitled “Mortgage Derivative Products and Mortgage Swaps” applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise “troubled” institutions. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Investors should consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

METHOD OF DISTRIBUTION

Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters. The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or re-allowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Generally, the underwriters will be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased. The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of those sales.

One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to an issuing entity.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

Redwood Trust, Inc. or other affiliates of the depositor may purchase securities offered hereby and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the securities, from time to time, either directly or indirectly through one or more underwriters, underwriting syndicates or designated agents. This prospectus may be used in connection with any such pledge or sale. In addition, in connection with any offering of securities backed by private mortgage-backed securities, this prospectus may be used for both the offering of such securities and any offering of the underlying securities deemed to occur under applicable SEC rules. The prospectus supplement relating to any offering of securities backed by private mortgage-backed securities will identify the issuing entity, depositor, sponsor and each underwriter as an underwriter for the offering of the underlying securities.

If a series is offered other than through underwriters, the prospectus supplement relating to that series will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

LEGAL MATTERS

The validity of the securities will be passed upon for the depositor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the securities will be passed upon for the depositor by Chapman and Cutler LLP, San Francisco, California.

FINANCIAL INFORMATION

Each depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus. The securities will not represent an interest in or an obligation of either depositor.

A new issuing entity will be formed for each series of securities, and no issuing entity will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series. Accordingly, no financial statements for any issuing entity will be included in this prospectus or in the applicable prospectus supplement.

STATIC POOL INFORMATION

Static pool information with respect to the sponsor’s prior securitized pools , presented by pool, or the portfolio of mortgage loans originated or purchased by the sponsor or its affiliates, presented by vintage year, will, to the extent material, be available online at an internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool data related to an issuing entity will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any issuing entity that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any issuing entity established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

AVAILABLE INFORMATION

The depositors have filed the registration statement with the Securities and Exchange Commission (Registration No. 333-132123). The depositors are also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositors under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s web site (http://www.sec.gov).

The depositors’ annual reports on Form 10-K, the distribution reports on Form 10-D, current reports on Form 8-K and any amendments to those reports will be filed with the Securities and Exchange Commission (333-132123-04). These reports will be made available at www.ctslink.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and exchange Commission (the “SEC”) allows each depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the issuing entity for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the issuing entity for any series of securities will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of securities include an insurer’s financial statements, a surety policy, mortgage pool policy, computational materials, collateral term sheets, the related agreement and amendments thereto, and other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related issuing entity.

Each depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to the Sponsor at One Belvedere Place, Suite 310, Mill Valley, California 94941.

RATING

It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they will have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying mortgage loans. These ratings address such factors as:

•	structural and legal aspects associated with the securities;

•	the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

•	the credit quality of the credit enhancer or guarantor, if any.

•	Ratings on the securities do not, however, constitute a statement regarding:

•	the likelihood of principal prepayments by borrowers;

•	the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

•	whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

Accretion Directed	40
Accrual	41
Accrual Securities	39
Additional Charges	23
Additional Collateral Loans	85
Adjustable Rate Mortgage Loans (ARMs)	2
Advances	65
Agreement	36
Available Funds	38
Backup Withholding	92
Balloon Payment	19
Beneficial Owners	45
Bondholders	17
Bonds	17
Book-Entry Securities	45
Buydown	27
CERCLA	83
Certificateholders	17
Certificates	17
Class Security Balance	38
Clearstream	46
CMT	21
Code	38
COFI	21
Collateral Value	22
Collection Account	61
Combined Loan-to-Value Ratio	22
Component Securities	40
Cut-Off Date	3
Daily Portions	93
Debt Security	92
Debt Service Reduction	86
Deficient Valuation	86
Delinquency Advance	65
Depositor	12
Distribution Account	63
DOL	107
Draw Period	23
Draws	23
DTC	14
Due On Sale	19
Effective Loan-to-Value Ratio	22
Eligible Investments	61
EPA	83

ERISA	38
Euroclear	46
Exchange Act	108
Excluded Balance	43
Federal Funds Rate	21
Fixed Rate	39
Floating Rate	41
Foreign Person	101
Garn-St. Germain Act	87
Government Securities	102
GPM Fund	20
GPM Loans	20
Home Equity Revolving Credit Loans	23
Hybrid	2
Indemnified Party	69
Indenture	74
Indenture Trustee	74
Indirect Participants	46
Interest-Only	2
Interest Only (IO)	42
Inverse Floating Rate	41
IRS	92
LIBOR	20
LIBORSWAP	20
Loan-to-Value Ratio	21
Lockout Periods	19
Lower Tier REMICs	96
Master Servicer Event of Default	70
MERS	60
MTA	21
NCUA	111
Negative Amortization	2
1986 Act	92
Non-REMIC Debt Securities	92
Noteholders	17
Notes	17
Notional Amount Securities	40
OID	92
OID Regulations	92
Option ARMs	2
Outside Reserve Fund	97
Overcollateralization	6
Owner Trustee	76
Parity Act	88
Partial Accrual	42

Parties in Interest	107
Plans	107
Plan Asset Regulation	107
Planned Principal Class (PACs)	40
Pool	17
Portfolio Income	98
Prime Rate	21
Principal Only (PO)	38
PTCEs	107
Qualified Mortgage	35
Qualified Mortgages	97
Rating Agency	42
RCRA	83
Refinance Loan	22
Regular Interest Securities	92
Reigle Act	90
Relief Act	89
REMIC	96
REMIC Regulations	91
REMIC Securities	91
Residual Interest Securities	96
Revolving Account	25
Revolving Mortgage Loans	25
Revolving Period Arrangement	25
RICO	91
RWT Holdings	15
SBJPA of 1996	99
SEC Rule 190	32
Scheduled Principal Class	41
Secured Creditor Exclusion	83
Securities	15
Securityholders	17
Senior Securities	42
Sequential Pay	41
Servicing Advances	65
SMMEA	111
Sponsor	15
Standard	19
Step-Down	20
Strip	41
Subordinate Securities	42
Support Class	41
Targeted Principal Class	41
Tax Prepayment Assumption	93
T-Bill	21

TILA	90
Terms and Conditions	45
Thrift Institutions	99
Title V	88
Trust Agreement	78
Trustee	80
Trust Indenture Act	74
Upper Tier REMICs	96
U.S. Person	101
Variable Rate	42
Withholding Agent	105
Wraparound	86

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information or to make any representations not contained in this prospectus supplement and the prospectus. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.
$1,051,609,200
(Approximate)
SEQUOIA MORTGAGE TRUST 2007-2
Mortgage Pass-Through Certificates
Sequoia Residential Funding, Inc.
Depositor
PROSPECTUS SUPPLEMENT

MERRILL LYNCH & CO.	Banc of America Securities LLC
May    , 2007
     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.